Exhibit 4

Companhia Brasileira de Distribuição

CNPJ/ME 47.508.411/0001-56

NIRE 35.300.089.901

Management Proposal and Participation Manual for the Extraordinary General Meeting to be held on December 31, 2020

São Paulo, December 14, 2020.

Table of Contents

1. INTRODUCTION
2. SHAREHOLDER PARTICIPATION
3. MANAGEMENT PROPOSAL
I. Approval of the Sendas Spin-off
II. Approval of the CBD Spin-off
III. Approval of the Amendments and Restatement of the Company's Bylaws
Exhibit I- Annex 20-A of CVM Instruction 481 (Information on Mergers and Spin-offs of Controlled Companies)
Exhibit II - Annex 20 of CVM Instruction 481 (Information on Valuation Experts)
Exhibit II(a) - Proposal for the Work and Remuneration of the Valuation Experts Recommended
Exhibit III - Protocol and Justification for the Sendas Spin-off
- Exhibit to the Protocol and Justification: Sendas Valuation Report
Exhibit IV - Protocol and Justification for the CBD Spin-off
- Exhibit to the Protocol and Justification: CBD Valuation Report
Exhibit V - Sendas Pro Forma Financial Information
Exhibit VI - Pro Forma Company Financial Information
Exhibit VII(a) - Report Detailing the Origin and Justification of the Proposed Amendments
Exhibit VII(b) - Amended and restated bylaws of the Company, reflecting the amendments proposed
Exhibit VIII –Model of Power of Attorney

1.              INTRODUCTION

Dear Shareholders,

The management of Companhia Brasileira de Distribuição (the "Company") hereby presents below information on the matters to be resolved on per a proposal by the Management at the Company's Extraordinary General Meeting (the "Meeting") exclusively digital and remote, inclusive for voting purpose, in accordance with Comissão de Valores Mobiliários (“CVM”) Instruction No. 481 of December 17, 2009 (“ICVM 481”), to be held on December 31, 2020, at 10 o’clock, as well as the clarifications required for shareholder participation.

The Company has prepared this Management Proposal and Participation Manual (the "Proposal"), in compliance with good corporate governance and transparency practices, in order to guide and provide clarification to all its Shareholders regarding the matters that will be resolved on, making its Investor Relations Office fully available to clarify any additional questions.

The following matters on the agenda shall be discussed at the Meeting:

I.	Ratify the appraisal firm’s appointment and contracting of Magalhães Andrade S/S Auditores Independentes, enrolled with CNPJ/ME under No. 62.657.242/0001-00 (“Appraisal Firm”), for the evaluation of the spun-off portion of Sendas Distribuidora S.A., enrolled with CNPJ/ME under No. 06.057.223/0001-71 (“Sendas”) to be merged into the Company (“Sendas’s Spun-off Portion”);

II.	Approve Sendas’ Spun-off Portion appraisal report prepared by Appraisal Firm (“Sendas’ Appraisal Report”);

III.	Ratify the “Partial Spin-off Protocol of Sendas with the Merger of the Spun-off Portion into the Company” (“Sendas’ Protocol”);

IV.	Approve the merger of the Sendas’ Spun-off Portion into the Company, as well as other procedures set forth in the Sendas’ Protocol, as per the terms of the Sendas’s Protocol (“Sendas’ Spin-off”).

V.	Authorize the Company’s Executive Board’s members to undertake any necessary, useful and/or convenient acts deemed necessary for the implementation of the Sendas’ Spin-off, as well as other procedures described in the Sendas Protocol, pursuant to the Sendas Protocol;

VI.	Ratify the appointment and contracting of the Appraisal Firm for the evaluation of the spun-off portion of the Company to be merged into Sendas (“CBD’s Spun-off Portion”);

VII.	Approve the CBD’s Spun-off Portion appraisal report prepared by Appraisal Firm;

VIII.	Ratify the signature of the “Partial Spin-off Protocol of the Company with the Merger of the Spun-off Portion into Sendas” (“CBD’s Protocol”);

IX.	Approve the Company’s partial spin-off with the merger of the CBD’s Spun-off Portion into Sendas, as well as other procedures set forth in the CBD’s Protocol, as per the terms of the CBD’s Protocol (“CBD’s Spin-off”);

X.	Authorize the Company’s Executive Board’s members to undertake any necessary, useful and/or convenient acts deemed necessary for the implementation of the CBD’s Spin-off;

XI.	Approve the amendment to Article 4 of the Company's Bylaws as a result of the capital reduction resulting from the CBD’s Spin-off, under the terms and conditions indicated in the CBD’s Protocol, if approved, as well as to reflect the capital increase approved at the meeting of the Board of Directors of Company held on October 28, 2020; and

XII.	Approve the consolidation of the Company’s Bylaws to include the abovementioned changes.

2.              SHAREHOLDER PARTICIPATION

According to the guidelines below, the Company will admit the participation of the Shareholder through voting via videoconferencing system during the Meeting.

The Shareholder who participates in the Meeting through the digital platform will be considered present and subscribed to the minutes and the attendance book of the shareholders.

2.1.        Participation and Voting during the Meeting

The Meeting will be held in an exclusively digital and remote way with an access link to be made available by the Company to Shareholders who send the following documents to the email address societario@multivarejogpa.com.br, up to 2 days before the Meeting, with the following information:

(a)           accounting documents that prove the status as a shareholder of the Company, pursuant to article 126, II, of Law No. 6,404, of December 15, 1976, as amended ("Law No. 6,404/76");

(b)           for individuals, identity document with a photograph of the shareholder;

(c)           for legal entities, (i) bylaws or amended and restated articles of association and corporate documents evidencing the legal representation of the shareholder; and (ii) identity document with a photograph of the legal representative;

(d)           for investment funds, (i) amended and restated fund bylaws; (ii) bylaws or articles of association of its administrator or manager, as the case may be, observing the fund's voting policy and corporate documents evidencing the powers of representation; and (iii) identity document with a photograph of the legal representative;

(e)           in case any of the Shareholders indicated in items (a) to (c) above will be represented by a proxy, in addition to the respective documents indicated above, they must send (i) a power of attorney with specific powers for their representation at the Meeting; (ii) identity documents of the attorney-in-fact present, as well as, in the case of a legal entity or fund, copies of the identity document and minutes of election of the legal representative who signed the representation mandate that proves the powers of representation. For this Meeting, the Company will accept proxies granted by Shareholders by electronic means; and

(f)            confirmation of the e-mail address to which the individual invitation to attend the Meeting must be sent.

The Company shall not require a sworn translation of documents that were originally drawn up in Portuguese, French, English, or Spanish or that are accompanied by the respective translation into those same languages; in all other cases, they shall be required. The following identity documents shall be accepted, provided that they have a photograph and are valid: RG, RNE, CNH, passport, or officially recognized professional class cards.

After completing the Shareholder registration, the Company will send the instructions for accessing the electronic system and the respective password for participation in the Meeting at the electronic address indicated in item “f”, as well as the telephone and password for accessing the Meeting’s conference call. The Company also notes that access to the Meeting's electronic system will be restricted to Shareholders who accredit within two (2) prior days to the Meeting, and if the Company receives the documentation once the term has passed, for operational reasons, it may not be possible to guarantee the Shareholder's participation in the Meeting.

The Company will not be responsible for connection problems of the Shareholders or their representatives, or any other situation that is not under its control. Shareholders who do not receive the link and password to participate or have any other questions should contact the Investor Relations Department by calling (11) 3886-0421 or through the e-mail gpa.ri@gpabr.com.

On the date of the Meeting, the link to the digital platform will be available 30 (thirty) minutes before the start time of the Meeting, and the registration of the Shareholder's presence via the electronic system will only be done via link, as instructed here. The Company recommends that shareholders access the digital platform for participation in the Meeting at least 15 (fifteen) minutes in advance.

2.2.        Representation by Power of Attorney

In order to facilitate participation in the Meeting, the Company's management makes available to its shareholders, as a mere courtesy and without a formal request commitment, the power of attorney model set out in Annex VIII as a text suggestion and the appointment of a lawyer of the Company therein indicated, if the shareholder has no one to indicate.

Thus, you should consider that such a suggestion of text does not constitute a public proxy request for the purposes of Chapter IV of CVM Instruction 481, but rather a facility that the Company makes available to its shareholders.

3.              MANAGEMENT PROPOSAL

As disclosed in the Company’s material fact on September 9, 2020, the Company intends to segregate its cash and carry unit (self-service wholesale activity) operated under the brand “Assai” by Sendas Distribuidora S/A, enrolled with CNPJ/ME under No. 06.057.223/0001-71 (“Sendas” or “Assaí”), wholly owned subsidiary of the Company, of the other traditional retail activities, explored by the Company. Thus, the Company's management submits to the meeting the proposal for a partial spin-off of Sendas in order to segregate Sendas' interest in Almacenes Éxito SA (“Éxito”) and transfer certain operating assets (“Sendas Spun-off Portion”), with the merger the collection spun off by the Company (“Sendas Spin-off”); and (ii) the partial spin-off of the Company, aiming to segregate the total shareholding interest that the Company holds in Sendas (“CDB Spun-off Portion”) with the delivery of the shares issued by Sendas owned by the Company directly to the Company's shareholders, in identical proportion to their respective interests in the Company's capital stock (“CBD Spin-off” and, together with Sendas Spin-off, the “Reorganization”)..

Sendas, which obtained on December 11, 2020 the registration as a publicly-held company category “A” from the CVM, pursuant to CVM Instruction 480/2009, has also applied to have its common shares listed on the Novo Mercado segment of the B3 and will apply to have American Depositary Shares (“ADSs”) representing its common shares listed on the New York Stock Exchange (collectively, the “Listings”) and will work implementing the best governance practices based on the market benchmarking.

The distribution of Sendas' shares and ADSs to the shareholders and holders of GPA’s ADSs as a result of the CBD Spin-off will occur after the Listings, according to the cut-off date and procedures to be informed in due course, which the Company expects to occur before the end of the first quarter of 2021. The shares of GPA will continue to trade with the right to receive Sendas’ shares until the cut-off date that, once is determined, will be informed to the market.

Notwithstanding, the Reorganization, that is, the legal and accounting separation of the Company and Sendas, will become effective upon its approval by the shareholders at the Extraordinary Shareholders’ Meeting.

The main terms of the Sendas Spin-off and the CBD Spin-off, as required by article 20-A of CVM Instruction 481, are described in Exhibit I to this Management Proposal.

I.	APPROVAL OF THE SENDAS SPIN-OFF

We propose to the shareholders that they examine in detail the Protocol and Justification of the Sendas Spin-off and the Sendas Valuation Report, attached to this Proposal, and thereafter deliberate for:

(i)	Ratify the appraisal firm’s appointment and contracting of Magalhães Andrade S/S Auditores Independentes, enrolled with The Regional Accounting Council of the State of São Paulo, under the No. 2SP000233/O-3 and with CNPJ/ME under the No. 62.657.242/0001-00, headquartered in the city of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, nº 1.893, 6th floor, Jardim Paulistano (“Appraisal Firm”), appraisal firm of the Sendas’ Spun-off Portion;

(ii)	Approve Sendas’ Spun-off Portion appraisal report prepared by Appraisal Firm (“Sendas’ Appraisal Report”);

(iii)	Ratify the celebration of Sendas’ Protocol;

(iv)	Approve Sendas’ Spin-off; and

(v)	Authorize the Company’s Executive Board’s members to undertake any necessary, useful and/or convenient acts deemed necessary for the implementation of the Sendas’ Spin-off, as well as other procedures described in the Sendas Protocol, under the terms of the Sendas Protocol.

In order to resolve on these matters, the information required by Exhibits 20-A and 21 of CVM Instruction 481, are also made available to the shareholders as integral parts of this Proposal in Exhibits I and II, respectively.

II.	APPROVAL OF THE CBD SPIN-OFF

We propose to the shareholders that they examine in detail the Protocol and Justification of the CBD Spin-off and the CBD Valuation Report, attached to this Proposal, and thereafter deliberate for:

(i)	Ratification of the appointment and hiring of the Valuation Firm, to the valuation of the CBD Spin-off Portion;
(ii)	Approval of the CBD Valuation Report, prepared by the Valuation Firm (“Valuation Report”);
(iii)	Ratification of the celebration of the CBD Protocol;
(iv)	Approval of the Company's partial spin-off with the incorporation of CBD’s spun-off portion by Sendas, as well as other procedures described in the CBD Protocol, under the terms of the CBD Protocol; and
(v)	Authorization for the members of the Company's executive board to perform any and all acts necessary, useful, and/or advisable for the implementation of the CBD Spin-off.

In order to resolve on these matters, the information required by Exhibits 20-A and 21 of CVM Instruction 481, are also made available to the shareholders as integral parts of this Proposal in Exhibits I and II, respectively.

III.	APPROVAL OF AN ANMENDMENT TO THE COMPANY'S BYLAWS AND AMENDMENT AND RESTATEMENT THEREOF

We propose approval of amendment of Article 5 of the Company's Bylaws (capital stock) as a result of the capital reduction resulting from the CBD Partial Spin-off, under the terms and conditions indicated in the CBD Partial Spin-off Protocol, included in this Proposal in Exhibit IV, as well as to reflect the capital increase approved at the Company's Board of Directors meeting held on October 28, 2020.

Subject to approval of the resolutions contained in the items above, we propose that the Company's Bylaws be amended and restated to reflect the changes proposed in the previous item.

Pursuant to CVM Instruction 481, the origin and justification of each proposed amendment to the Company's Bylaws and analysis of their legal and economic effects are detailed in Exhibit VII(a) of this Proposal and the proposed amendments to the Company's Bylaws are highlighted in Exhibit VII(b) of this Proposal.

Exhibit I
Information indicated in Exhibit 20-A of CVM Instruction 481 with regard to the Merger and Spin-off of Subsidiaries

1.                  Protocol and justification of the transaction, under the terms of articles 224 and 225 of Law No. 6,404, of 1976.

The Protocol and Justification for the Sendas Spin-off and the Protocol and Justification for the CBD Spin-off are attached to this Proposal as Exhibit III and Exhibit IV, respectively.

2.                  Other agreements, contracts, and pre-contracts regulating the exercise of voting rights or transfer of shares issued by the companies subsisting or resulting from the transaction, filed at the company's headquarters or to which the company's controlling shareholder is a party.

None.

3.                  Description of the transaction, including:

a.                  Terms and conditions

The reorganization Proposal involves:

(i)	the partial Spin-Off of Sendas with the incorporation of the spun-off portion by the Company, whose net book value calculated by the appraising company is R$ 9,179,401,918.45 (nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents), comprising of 90.93% (ninety point ninety-three hundredths) of all shares of Éxitos held by Sendas, corresponding to 393,010,656 (three hundred and ninety-three million, ten thousand, six hundred and fifty-six) shares and equivalent to approximately 87.80% (eighty-seven point eighty hundredths) of all shares issued by Éxito and by 6 (six) gas stations held by Sendas; and

(ii)	the company's partial Spin-Off, in order to segregate the entire shareholding interest that the Company holds in Sendas, whose net book value determined by the appraising company is R$ 1,215,962,963.38 (one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents), with the delivery of the shares issued by Sendas owned by the Company directly to the Company's shareholders, on the grounds of a share issuance by Sendas for each share issued by the Company.

Prior to the Sendas Spin-off and the CBD Spin-off, an asset swap will be carried out between GPA and Sendas, which will transfer to GPA 9.07% (nine point seven hundredths) of the total

Éxito shares held by Sendas, corresponding to 39,246,012 (thirty-nine million, two hundred and forty-six thousand, twelve) shares and equivalent to approximately 8.77% (eight point seventy-seven hundredths) of the total shares issued by Éxito, upon receipt of the following assets owned by GPA that will pass to be explored by Sendas:

(i)	50% (fifty percent) of the shares representing the equity capital of Bellamar Empreendimentos e Participações Ltda., a company that holds 35.76% (thirty-five point seventy-six hundredths) of the equity capital of Financeira Itaú CBD SA - Credit, Financing and Investment, which totals the value of R$ 769,048,145.29 (seven hundred and sixty-nine million, forty-eight thousand, one hundred and forty-five reais and twenty-nine cents); and

(ii)	properties, totaling the value of R$ 145,610,000.00 (one hundred and forty-five million and six hundred ten thousand reais).

The other preparatory procedures for the Reorganization include:

(i)	capital increase of Sendas in the amount of R$ 684,679,887.09 (six hundred and eighty-four million, six hundred and seventy nine thousand, eight hundred and eighty-seven reais and nine cents), of which R$ 684,679,830.10 (six hundred and eighty-four million, six hundred and seventy nine thousand, eight hundred and thirty reais and ten cents) for the capital of Sendas and R$ 56.99 (fifty-six reais and ninety-nine cents) to the capital reserve of Sendas. Such capital increase will be paid in kind, cash and credits, being R$44,537,506.09 (forty-four million, five hundred and thirty-seven thousand, five hundred and six reais and nine cents) through the delivery of the net assets of stores assets for future exploration by Sendas, , R$ 500,000,000.00 (five hundred million reais) in cash and R$ 140,142,381.00 (one hundred forty million, one hundred and forty-two thousand, three hundred and eighty-one reais) through the capitalization of credits held by GPA, to be approved in the Shareholders Meeting of Sendas which will approve Sendas Spin-Off and CBD Spin-Off; and

(ii)	the recognition of certain assets and liabilities arising from transactions between GPA and Sendas and which are being standardized due to the CBD Spin-off, which total the net equity value of R$ 163,116,565.25 (one hundred and sixty-three million, one hundred and sixteen thousand, five hundred and sixty-five reais and twenty-five cents).

b.       Indemnification obligations:

i.       The officers of any of the companies involved:

None.

ii.       If the transaction does not take place:

None.

c.       Comparative table of the rights, advantages, and restrictions of the shares of the companies involved or resulting, before and after the transaction

The Sendas Spin-off will not involve replacement of shares.

In relation to the CBD Spin- off, the Sendas shares to be delivered to the CBD shareholders shall have the same rights, advantages, and restrictions currently applicable to the shares issued by CBD.

d.       Any need for approval by debenture holders or other creditors

All the necessary prior approvals of the creditors of the debts issued the Company and Sendas, including the holders of securities issued by the Company and Sendas to carry out the Transaction have already been obtained, according to relevant facts disclosed by Sendas and CBD on November 19, 2020. The Company's believes that it is not necessary to obtain others authorizations, waivers, consents, and approvals of third parties, and, in any case, the Company will take all appropriate measures to avoid non-compliance and / or early maturity of any obligations.

e.       Assets and liabilities that shall make up each portion of the equity in the event of a spin-off

In the Sendas Spin-off, the spun-off portion, whose net book value calculated by the appraisal company is R$ 99,179,401,918.45 (nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents), comprises 90.93% (ninety integers and ninety-three hundredths) of the total shares of Almacenes Éxito S/A (“Éxito”), company held by Sendas, corresponding to 393,010,656 (three hundred and ninety-three million, ten thousand, six hundred and fifty-six) shares and equivalent to approximately 87.80% (eighty-seven point eighty hundredths) of the total shares issued by Éxito, and 6 (six) gas stations held by Sendas.

Sendas Spin-off will be carried out "line by line" of the spun-off equity accounts for accounting purposes at Sendas, as shown in the appraisal report, attached to this Proposal as an annex to the Sendas Spin-off Protocol and Justification (Exhibit III to this Proposal).

All the assets and liabilities of Sendas that do not make up the Sendas Spin-off Portion shall continue as assets and liabilities of Sendas.

In the CBD Partial Spin-off, the spun-off assets will be formed by the shareholding held by the Company in Sendas, whose net book value determined by the appraising company is R$ 1,215,962,963.38 (one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents).

All assets and liabilities of CBD that are not part of the CBD Spin-off Portion shall continue as assets and liabilities of CBD.

f.       Intention of companies resulting from obtaining registration as issuers of securities

The Company is already registered as a class A securities issuer with the CVM, with shares listed on Novo Mercado. Sendas, on December 11, 2020, obtained its registration as a publicly-traded company in category "A" before the CVM, pursuant to CVM Instruction No. 480/09. After the Sendas Spin-off and the CBD Spin-off, Sendas shall proceed with the process of obtaining the listing of its shares in the Novo Mercado segment of B3, as well as the listing of its ADSs on the NYSE.

4.                  Plans for conducting corporate business, particularly with regard to specific corporate events to be procured

There shall be no change in the conduct of the business of the Company or Sendas, which shall continue to carry out their activities, but independently, as well as in Éxito’s business.

5.                  Analysis of the following aspects of the transaction

a.                  Description of the main expected benefits, including (i) synergies, (ii) tax benefits, and (iii) strategic benefits:

As disclosed in the Company's Material Fact on September 9, 2020, the Sendas Spin-off and the CBD Spin-off aim to release the full potential of the cash & carry businesses operated by Sendas and the traditional retail to be operated by the Company and its subsidiaries, allowing them to operate autonomously, with separate management and focus on their respective business models and market opportunities. Additionally, the transactions shall allow each business direct access to the capital markets and other sources of financing, thus making it possible to prioritize investment needs according to the profile of each company, thus creating more value for their respective shareholders.

b.                  Costs

The Company's and Sendas’ management estimate that the costs of carrying out the transactions will be approximately R$65 million for the Company and R$65 million for Sendas, including expenses with publications, auditors, valuation experts, lawyers, and other professionals hired to assist in the transaction.

c.                   Risk factors

Each individual company may not achieve some or all of the expected benefits of the Spin-Off, and the Spin-Off may adversely affect its business.

The companies may not be able to achieve the full strategic and financial benefits expected to result from the Spin-Off, or such benefits may be delayed or not occur at all. The Spin-Off is expected to provide the following benefits, among others:

•       permit each of the separate companies to increase their strategic focus on their businesses as each company operates in a different market with different opportunities and business models;

•       improve the operational efficiencies of each of the separate companies by eliminating the inefficiencies of the current holding company structure and permit CBD to focus on the quality of products and services, customer convenience and the overall customer experience, while permitting Sendas to focus on supply chain issues, reduction in the number of stock-keeping units, or SKUs, and basic service needs;

•       improve the resource allocation by the separate companies and permit each company to achieve more attractive financing terms as investors are better able to understand each stand-alone business; and

•       create value for stakeholders as the intrinsic value of each separate company is recognized by investors based on the attributes and performance of the separate companies.

Specifically, Sendas may not achieve these and other anticipated benefits for a variety of reasons, including, among others:

•       the Separation will require significant amounts of management's time and effort, which may divert management's attention from operating and growing Sendas’ business;

•       following the Separation and the Spin-Off, Sendas may be more susceptible to market fluctuations and other adverse events than if Sendas was still a part of CBD; and

•       following the Spin-Off, Sendas’ business will be less diversified than the CBD business prior to the Spin-Off.

In addition, CBD and Sendas have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory and accounting services fees related to the Spin-Off. These expenses must be paid regardless of whether the Spin-Off is completed. Any such conditions or changes could have the effect of delaying completion of the Spin-Off and otherwise reduce the anticipated benefits of the Spin-Off.

If Sendas or GPA fail to achieve some or all of the benefits expected to result from the Spin-Off, or if such benefits are delayed, its business, financial conditions and results of operations could be adversely affected.

The Spin-Off may not be successful and as an independent, publicly traded company, Sendas will not enjoy the same benefits that it did as a subsidiary of CBD.

Upon completion of the Spin-Off, Sendas will be a standalone public company. The process of becoming a standalone public company may distract Sendas’ management from focusing on their business and strategic priorities. Further, Sendas may not be able to issue debt or equity on terms acceptable to the company and Sendas may not be able to attract and retain employees as desired. Sendas also may not fully realize the anticipated benefits of the Separation and of being a standalone public company, or the realization of such benefits may be delayed, if any of the risks identified in this “Risk Factors” section, or other events, were to occur.

As a separate public company, Sendas will be a smaller and less diversified company than CBD, and Sendas may not have access to financial and other resources comparable to those available to CBD prior to the Separation and the Spin-Off. Sendas cannot predict the effect that the Spin-Off will have on its relationship with partners or employees or its relationship with government regulators. Furthermore, as a less diversified company, Sendas may be more likely to be negatively impacted by changes in global market conditions, regulatory reforms and other industry factors, which could have a material adverse effect on its business, prospects, financial condition and results of operations.

The Spin-Off may not be completed on the terms or timeline currently contemplated, or at all.

The completion of the Spin-Off is subject to numerous conditions, including the Spin-Off having been approved by the affirmative vote of at least 50% plus one of CBD’s outstanding shares at a CBD extraordinary general shareholders’ meeting and obtaining the necessary regulatory and stock exchange approvals. There is no assurance that the Spin-Off will be completed on the terms or timeline currently contemplated, or at all.

Sendas historical and pro forma financial information is not necessarily representative of the results it would have achieved as a standalone public company and may not be a reliable indicator of its future results.

Sendas historical and pro forma financial information may not fully reflect the increased costs associated with operating as a standalone public company or the effects of its financial strategy, which is distinct from the strategy employed by CBD. In addition, for certain of the periods covered by Sendas historical financial statements, its business was operated within legal entities which hosted portions of other CBD businesses, such as the Éxito Group. Sendas urge you to carefully consider the basis on which the historical and pro forma financial information included herein was prepared and presented as such results may not be a reliable indicator of Sendas’ future performance, or the performance of any of its businesses.

Sendas ability to operate its business effectively may suffer if it does not, quickly and cost effectively, establish its own administrative and support functions necessary to operate as a standalone public company.

As a subsidiary of CBD, Sendas historically relied on financial (including financial and compliance controls) and certain legal, administrative and other resources of CBD to operate its business. In particular, CBD historically provided Sendas services across the following service domains: treasury, legal, financial controlling and accounting, human resources operations and real estate.

In connection with the Spin-Off, Sendas is creating its own financial, administrative, corporate governance and listed company compliance and other support systems, including for the services CBD had historically provided, or it may be required to contract with third parties to replace CBD systems that are not establishing internally. This process may be complex and time consuming. In addition, Sendas is also establishing or expanding its own tax, treasury, internal audit, investor relations, corporate governance and listed company compliance and other corporate functions.

These corporate functions fall beyond the scope of the operational service domains formerly provided by CBD and will require that Sendas develop new standalone corporate functions. Sendas expects to incur one-time costs to replicate, or outsource from other providers, these corporate functions to replace the additional corporate services that CBD historically provided Sendas prior to the Spin-Off. CBD will continue to provide support for certain administrative functions after the Spin-Off for approximately one year pursuant to the Separation Agreement Sendas will enter into with CBD. Any failure or significant downtime in Sendas financial, administrative or other support systems or in the CBD financial, administrative or other support systems during the transitional period in which CBD provides Sendas with support could negatively impact its results of operations or prevent Sendas from paying its suppliers and employees, executing business combinations and foreign currency transactions or performing administrative or other services on a timely basis, which could negatively affect Sendas’ results of operations.

In particular, Sendas day-to-day business operations rely on its information technology systems. For example, a significant portion of the communications among personnel, customers and suppliers take place on Sendas’ information technology platforms. Sendas expects the separation of its information technology systems from CBD to be complex, time consuming and potentially costly. There is also a risk of data loss in the process of separating information technology. As a result of Sendas reliance on information technology systems, the cost of such information technology integration and transfer and any such loss of key data could have an adverse effect on its business, financial condition and results of operations.

Further, as a standalone public company, Sendas will incur significant legal, accounting and other expenses that Sendas did not incur as a subsidiary of CBD. The Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, as well as rules subsequently adopted by the SEC and the NYSE, have imposed various requirements on public companies, including setting forth rules regarding corporate governance practices. For example, Sarbanes-Oxley requires, among other things, that Sendas maintains and periodically evaluates its internal control over financial reporting and disclosure controls and procedures. In particular, Sendas and its managers will have to perform system and process evaluation and testing of its internal control over financial reporting to allow management and its independent registered public accounting firm to report on the effectiveness of its internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley.

Sendas currently tests its internal controls over financial reporting on a regular basis, in accordance with the financial reporting practices and policies of CBD. However, doing so as a standalone entity may require Sendas’ management and other personnel to devote a substantial amount of time to comply with these requirements and also increase its legal and financial compliance costs. In particular, compliance with Section 404 of Sarbanes-Oxley will require a substantial accounting expense and significant management efforts. Sendas cannot be certain at this time that all of its controls will be considered effective and its internal control over financial reporting may not satisfy the regulatory requirements when they become applicable to us.

Furthermore, the listing of Sendas’ shares on the B3 and the NYSE will require Sendas to comply with the listing, reporting and other regulations for each exchange. Compliance with two sets of regulations, which may have different standards and requirements, will require more time and effort from management.

The transitional services CBD has agreed to provide us may not be sufficient for Sendas needs. In addition, Sendas or CBD may fail to perform under various transaction agreements that will be executed as part of the Separation or Sendas may fail to have necessary systems and services in place when certain of the transaction agreements expire.

In connection with the Spin-Off, Sendas and CBD will enter into a Separation Agreement and other related agreements. The Separation Agreement will provide for the performance of key business services by CBD for Sendas benefit for a period of time after the Spin-Off. These services may not be sufficient to meet Sendas’ needs and the terms of such services may not be equal to or better than the terms Sendas may have received from unaffiliated third parties, including its ability to obtain redress.

Sendas will rely on CBD to satisfy its performance and payment obligations under these agreements. If CBD is unable to satisfy its obligations under these agreements, including its indemnification obligations, Sendas could incur operational difficulties or losses. If Sendas does not have in place its own systems and services, or if Sendas does not have agreements with other providers of these services once certain transitional agreements expire, Sendas may not be able to operate its business effectively and this may have an adverse effect on its business, financial condition and results of operations. In addition, after Sendas agreements with CBD expire, Sendas may not be able to obtain these services at as favorable prices or on as favorable terms.

Sendas and CBD’s equity values after the Spin-Off may not accurately reflect the value of the underlying entities, and equity values may fluctuate significantly.

The trading price of the CBD common shares and the CBD ADSs immediately following the Spin-Off could be lower than immediately prior to the Spin-Off because the trading price will no longer reflect the value of Sendas. Furthermore, until the market has fully analyzed the value of CBD without all of its historical businesses, the trading price of the CBD common shares and the CBD ADSs may fluctuate significantly.

GPA and Sendas cannot assure you that, following the Spin-Off, the combined trading prices of the CBD common shares and the Sendas common shares will equal or exceed what the trading price of CBD common shares would have been in the absence of the Spin-Off or that the combined trading prices of the CBD ADSs and the Sendas ADSs will equal or exceed what the trading price of the CBD ADSs would have been in the absence of the Spin-Off. It is possible that after the Spin-Off, CBD’s and Sendas’ combined equity value will be less than CBD’s equity value before the Spin-Off.

d.                  In the case of a transaction with a related party, possible alternatives that could have been used to achieve the same objectives, indicating the reasons why these alternatives were discarded

Considering that the Company holds all the capital stock of Sendas, the Company believes that there is no reason for the adoption of another corporate structure, other than in the form of the Sendas Spin-off and the CBD Spin-off for the implementation of the segregation of the cash and carry activities of the Company.

e.                   Exchange ratio

The Sendas Spin-off will not involve replacement of shares.

In the CBD Spin-off, the shares held by the Company shall be assigned directly to the Company's shareholders, in the ratio of one share issued by Sendas to each share issue by the Company.

f.                   In transactions involving controlling companies, controlled companies, or companies under common control:

i.       Share exchange ratio calculated in accordance with article 264 of Law No. 6,404, of 1976

In the Sendas spin-off, according to the opinion of the Joint Committee of the Brazilian Securities and Exchange Commission of February 15, 2018, within the scope of SEI Case 19957.011351/2017-21, the valuation of the net equity of the Parties is not justified for the purpose of calculating the share exchange ratio, provided for in article 264 of the Law No. 6.404/76, in merger transactions between a wholly-owned subsidiary and a controlling company, since, in the absence of a non-controlling shareholder, the fundamental condition set forth in said provision is supposedly not met.

Further, in the CBD Spin-off, considering that the Company holds all the capital stock of Sendas and that there will be no right of withdrawal, the valuation of the net equity of the companies for the purpose of calculating the share exchange ratio, provided for in article 264 of Law No. 6,404/76, is not justified.

ii.       Detailed description of the trading process of the exchange ratio and other terms and conditions of the transaction

See item 5(e) above.

iii.       If the transaction was preceded, in the last twelve (12) months, by an acquisition of a shareholding in a controlling block:

•                    Comparative analysis of the exchange ratio and the price paid for acquisition of control

Not applicable.

•                    Reasons for any valuation differences in the different transactions

Not applicable.

iv.       Justification of why the exchange ratio is commutative, with a description of the procedures and criteria adopted to ensure the commutativity of the transaction or, if the exchange ratio is not commutative, details of the payment or equivalent measures adopted to ensure adequate compensation.

Not applicable.

6.                  Copy of the minutes of all meetings of the board of directors, audit committee, and special committees where the transaction was discussed, including any dissenting votes

The minutes of the meetings of the Board of Auditors, Audit Committee, Financial Committee, and Board of Directors of the Company that resolved on and approved the terms of the CBD Spin-

off and the Sendas Spin-off are available on the webpages of the Company (http://www.gpari.com.br/) and the CVM (www.cvm.gov.br).

The minutes of the meeting of the Board of Directors of Sendas that resolved on and approved the terms of the Sendas Spin-off are available on the webpages of Sendas (https://www.assai.com.br/informacoes-financeiras) and the CVM (www.cvm.gov.br).

7.                  Copy of studies, presentations, reports, opinions, or valuation reports of the companies involved in the transaction made available to the controlling shareholder at any stage of the transaction

The Sendas Valuation Report and the CBD Valuation Report may be found attached to their respective Protocols in Exhibits III and IV to this Proposal.

7.1. Identification of possible conflicts of interest between the financial institutions, companies, and professionals who have prepared the documents mentioned in item 7 and the companies involved in the transaction

Not applicable.

8.                  Draft bylaws or amendments to the bylaws of the companies resulting from the transaction

As a result of the Sendas Partial Spin-off, the capital stock of Sendas will be reduced by four billion, six hundred and seventy-two million, four hundred and seven thousand nine hundred reais and twenty-five cents (R$4,672,407,900.25), from five billion, four hundred and thirty-three million, six hundred and eighty-two thousand, thirty-five reais and three cents (R$5,433,682,035.03) to seven hundred sixty-one million, two hundred seventy-four thousand, one hundred thirty-four reais and seventy eight cents (R$761,274,134.78), maintaining the same number of shares, two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) common shares, registered and without par value already considered the effects of the reverse stock split to be resolved. Article 4 of the Bylaws of Sendas shall be amended to reflect this reduction.

The Company's capital stock shall not be altered as a result of the Sendas Partial Spin-off, but shall undergo a reduction in capital stock, without cancelation of shares, as a result of the CBD Partial Spin-off. The Company's Bylaws, containing, in highlight, the amendments proposed, as well as the report detailing the origin and justification of the proposed amendments are attached to this Management Proposal (Exhibits VII(a) and VII(b)).

9.                  Financial statements used for the purposes of the transaction, in accordance with the specific standard

For the purposes of the Sendas and CBD Spin-off, the individual and consolidated financial information of CBD and Sendas as of September 30, 2020, accompanied by the special review reports of the respective independent auditors, as permitted by article 6, II, of CVM Instruction

No. 565/2015, which are available, in the case of the Company, on the webpages of the Company (http://www.gpari.com.br/) and the CVM (www.cvm.gov.br) and, in the case of the Sendas, on the webpages of Sendas (https://www.assai.com.br/informacoes-financeiras) and the CVM (www.cvm.gov.br).

10.               Pro forma financial statements prepared for the purposes of the transaction, in accordance with the specific standard

In compliance with article 7 of CVM Instruction No. 565/2015, the management of the Company and Sendas prepared, in accordance with Law No. 6404/76 and the rules of the CVM, pro forma financial information of the Company and Sendas, relating to the base dates of September 30, 2020, and December 31, 2019, considering the Transaction to have occurred on the balance sheet date on September 30, 2020, and in the income statement on September 30, 2020, and December 31, 2019, which were submitted to reasonable assurance by Ernst & Young Auditores Independentes, and are available in Exhibits V and VI of this Proposal.

11.               Document containing information on the companies directly involved that are not publicly-traded companies, including (a) risk factors, pursuant to items 4.1 and 4.2 of the reference form; (b) description of the main changes in risk factors occurring in the prior year and expectations regarding reduction or increase in exposure to risks as a result of the transaction, pursuant to item 5.4 of the reference form; (c) description of the main changes in risk factors occurring in the prior year and expectations regarding reduction or increase in exposure to risks as a result of the transaction, pursuant to item 5.4 of the reference form; (d) description of its activities, pursuant to items 7.1, 7.2, 7.3, and 7.4 of the reference form; (e) description of the economic group, pursuant to item 15 of the reference form; and (f) description of the capital stock, pursuant to item 17.1 of the reference form

Not applicable, considering that both the Company and Sendas are publicly-traded companies and that Éxito was already indirectly controlled by the Company and, therefore, its relevant information is already described in the Company's Reference Form.

12.               Description of the capital and control structure after the transaction according to item 15 of the reference form

Not applicable, since there will be no change in the Company's capital structure and control after the Transaction.

13.               Number, class, kind, and type of securities of each company involved in the transaction held by any other companies involved in the transaction, or by persons linked to such companies, as defined by the rules dealing with public offers for acquisition of shares

The Company currently holds all the shares issued by Sendas. Sendas, in turn, holds 432,256,668 shares issued by Éxito, representing 96.57% of its capital stock.

Sendas does not hold shares issued by the Company and Éxito does not hold shares issued by Sendas or CBD.

14.               Exposure of any of the companies involved in the transaction, or of persons related to them, as defined by the rules dealing with public offerings for acquisition of shares, in derivatives referenced in securities issued by the other companies involved in the transaction

None.

15.               Report covering all trades carried out in the last six (6) months by the persons indicated below with securities issued by the companies involved in the transaction:

a.                  Companies involved in the transaction:

Not applicable.

b.                  Parties related to companies involved in the transaction:

Not applicable.

iii.       Purchase transactions on regulated markets:

Not applicable.

iv.       Sale transactions on regulated markets:

Not applicable.

16.               Document through which the Special Independent Committee submitted its recommendations to the Board of Directors, if the transaction has been negotiated pursuant to CVM Guidance Opinion No. 35, of 2008.

Not applicable.

Exhibit II
Information about Valuation Experts

1.	List the valuation experts recommended by management

The Company's Management recommends, for the Extraordinary General Meeting to be held on December 31, 2020, in accordance with article 21 of CVM Instruction 481, ratification of the appointment and hiring of Magalhães Andrade S/S Auditores Independentes enrolled with the Regional Accounting Board of the State of São Paulo under No. 2SP000233/O-3, and CNPJ/ME under No. 62.657.242/0001-00, headquartered in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1.893, 6th floor, Jardim Paulistano, a specialized firm responsible for valuation of the Sendas Spin-off Portion and the CBD Spin-off Portion, as well as for preparation of the Sendas Valuation Report and the CBD Valuation Report.

2.	Describe the qualifications of the valuation experts recommended

The valuation expert recommended in item 1 above has renowned experience in the preparation of valuation reports and in the valuation of the portions spun off, having served in various similar transactions, as may be observed on its webpage (https://www.magalhaesandrade.com.br/serviços).

3.	Provide a copy of the work proposals and remuneration of the valuation experts recommended

The remuneration of the valuation expert recommended for the preparation of the Sendas Valuation Report, the CBD Valuation Report, and responsible for the valuation of the Sendas Spin-off Portion and the CBD Spin-off Portion shall be two hundred and fifty thousand reais (R$250,000.00), as per the work proposal presented to management of the Company and Sendas, which is included with this proposal as Exhibit II(a).

4.	Describe any relevant relationship existing in the last three (3) years between the valuation experts recommended and parties related to the Company, as defined by the accounting rules dealing with this matter

The appraiser provided independent audit services until 2018 for Wilkes Participações S.A. and Helicco Participações Ltda., the Company's controlling shareholders. In 2018, the appraiser was responsible for preparing reorganization appraisal reports involving the Company. In 2019 and 2020, there was no other relationship with the evaluator.

Exhibit II(a)
Proposal for the Work and Remuneration of the Valuation Experts Recommended

# COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO
# SENDAS DISTRIBUIDORA S.A.

**Proposal for professional services - valuation reports at book value for the purpose of a spin-off with a merger**

**October 9, 2020** **1 00 034/20**

MAGALHÃESANDRADE S/S Auditores Independentes
Av. Brigadeiro Faria Lima, 1893 – 6th floor – Jardim Paulistano – 01452-001 São Paulo SP Tel.
(55 11) 3814-3377 Fax: (55 11) 3813-4822 magalhaesandrade@magalhaesandrade.com.br
www.magalhaesandrade.com.br

1

MAGALHÃESANDRADE

São Paulo, October 9, 2020.

**To**
**COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**
Av. Brigadeiro Luiz Antonio, 3227
São Paulo

Attn: Mr. Benoît Pertuc
Strategic Planning and M&A

Dear Sirs:

In view of your request, we present our position regarding the rendering of professional services related to the issuance of two valuation reports at equity book value of **Companhia Brasileira de Distribuição (CBD**) and Sendas Distribuidora S.A. (**Sendas**), to support the restructuring acts of the companies, seeking to release the full potential of the cash & carry businesses operated by **Sendas** and the traditional retail to be operated by the **CBD** and its subsidiaries, allowing them to operate autonomously, with separate management and focus on their respective business models and market opportunities. Additionally, the Transaction shall allow each business direct access to the capital markets and other sources of financing, thus making it possible to prioritize investment needs according to the profile of each company, thus creating more value for their respective shareholders.

## I SCOPE OF OUR PROPOSAL

This proposal for the issuance of a valuation report on the value of the net book value of the holdings of **Sendas**, for the purposes of merger by **CBD**, as well as the net book value of the holdings of CBD for the purposes of delivery to the shareholders, and covers the audit of these holdings on the date of their valuation, according to the accounting practice adopted in Brazil and taking into account the level of materiality compatible with the type of assurance.

## II VALUATION APPROACH

The valuations shall be made at book value, in accordance with the provisions of Brazilian corporate law, especially article 226 of Law 6,404/76, as well as CVM Instruction 565/15.

CTA 20 (R1) of the Federal Accounting Board, which deals with the issuance of valuation reports at book value, provides that financial statements that are subject to the valuation must be audited by a Valuation Expert. Since the **CBD** and **Sendas** financial statements on the base date of the evaluation will not have been audited by independent auditors, we shall perform an audit of the net holdings, in order to certify the quality of the accounting information presented in the statements that are subject to the valuations, especially with regard to the realization of the assets and the completeness of the liabilities.

**Magalhães Andrade S/S Auditores Independentes**
Av. Brigadeiro Faria Lima, 1893, 6th floor 01452-001 São Paulo SP Brazil
Tel (55 11) 3814-3377 Fax (55 11) 3813-4822 magalhaesandrade@magalhaesandrade.com.br

2

MAGALHÃESANDRADE

It is fundamental that the **CBD** and **Sendas** accounts be up to date and the financial statements on the base date should reflect the equity and financial position of each company on that date. The books and accounting records must be kept in a complete and suitable manner, and they must represent all of the companies' transactions, with their balances duly composed, reconciled, and correct.

## III CONTENTS OF THE BOOK VALUE REPORT

After the end of our examinations and diligence, we shall issue the Valuation Reports of the book value of the net assets of **CBD** and **Sendas** to be merged into **CBD** or delivered to the shareholders.

The reports shall be prepared in seven copies and delivered to the addressee of this proposal.

## IV DELIVERY DEADLINE

The delivery of the Report requires cooperation that must be provided in obtaining information and data and timely and complete delivery of all the information requested. In event of any lack of information it is essential that we are notified in order to evaluate other alternative procedures.

The base date for the valuation is September 30, 2020, and the Corporate Act shall be December 30, 2020. Our commitment is to deliver the Report in advance of the Corporate Act.

## V FEES

As you are already aware, our fees are calculated based on the time actually spent and on the category of personnel used in the performance of the work. Our fees were also established considering the current tax burden and social charges.

The proposed fees for the issuance of the valuation report described in this proposal are **R$ 250,000.00**.

The fees must be paid in a single installment when the Valuation Reports are delivered.

After the due date of the invoice, the amount shall be subject to a contractual penalty of 1% for every ten days of delay, limited to a maximum of 20%, as well as default interest at a rate of 0.33% per day.

Any change to the scope and time frame, entailing additional hours, shall be reported to and approved by **CBD** prior to implementation thereof. Any deviations that lead us to inevitably incur time or expenses in addition

3

MAGALHÃESANDRADE

to what is estimated shall be immediately reported to you in order to maintain the economic and financial relationship of our proposal.

**VI TRAVEL AND ANY OTHER EXPENSES**

Travel, lodging, and meal expenses, as well as other possible expenses (mail, fax, and telephone usage), shall be borne or reimbursed by **CBD** according to rules to be established by mutual agreement.

**VII EXTERNAL QUALITY CONTROL REVIEW OF THE AUDIT**

The new rules on quality control for audit firms, required by the Brazilian Securities and Exchange Commission (CVM) and implemented by the Federal Accounting Board (CFC), require auditors to submit periodically to an external review of the quality control of the audit process. This review, carried out by another audit company and monitored by the CFC, inspects each company's practice and includes a review of some of the audit work performed. In this sense, we advise you that the work arising from this agreement may potentially be chosen for such review. However, we assure you that the reviewing auditors are subject to the same rules of professional secrecy to which we are bound, and any matters of which they may come to be aware shall be dealt with within the rules of professional secrecy and shall not be used for any purposes other than those provided for in the standard promulgated by the CFC for external quality control review.

**VIII UNILATERAL TERMINATION**

Our contract is subject to unilateral termination by either party, only agreeing that if the termination is by a decision of **CBD,** we shall be remunerated for the hours thus far incurred.

**IX INDEPENDENCE AND CONFIDENTIALITY**

In our relationship with clients, we maintain adequate financial and ethical independence. Therefore, by engaging us for this work, you agree not to perform any act that could compromise our independence.

Confidential Information means any non-public information that one party defines as "confidential". No information shall be considered confidential if (i) it is already known to us or obtained from a public source;
(ii) it is disclosed without restriction to any person or entity (including government agencies); or (iii) it is developed by us independently without the use of confidential information. Magalhães Andrade undertakes to protect the confidential information to which it may have access due to the work contemplated by this proposal, except if required by law or by judicial summons. In that case, we shall inform you in advance regarding this fact.

4

MAGALHÃESANDRADE

You also agree to follow these confidentiality principles with respect to our methodology and with respect to the product of our work, as stated in letter "d" of item "**X**" below.

## X RESPONSIBILITIES AND LIMITATIONS

We clarify, in due course, that the events and circumstances listed below are inherent to the work defined in this proposal and may not, under any circumstances, be considered to be an insufficiency or deficiency of any kind in the performance of the services:

a) The services proposed herein do not constitute an independent audit of the financial statements and should not be interpreted or used for the purposes for which an audit process or result would be provided.

b) The scope of the proposed work does not contemplate the specific and determined obligation to detect fraud in operations, processes, records, and documents of the companies listed in item **I** of this proposal. However, if the existence or indication of such element or the simple existence of an environment conducive to occurrence thereof is found, this fact shall be promptly reported.

c) The services reported and supported by legal and regulatory rules shall be provided on the basis of the laws and regulations in force at the time the services are provided. The scope of this proposal does not include updating of the services and the resulting opinions and reports in the event of legal or regulatory changes taking effect after the services have been completed.

d) Our Valuation Report is being issued solely to support the restructuring of the operations of **CBD** and **Sendas**. The Report shall not be used for any purpose other than that established and its result shall not be delivered to third parties outside the scope of the current merger.

**CBD** and **Sendas** must observe that: (i) the data to be delivered shall express, in a comprehensive manner, the transactions, processes, or operations to which they refer and shall be presented in a timely manner; (ii) the responsibility for the preparation of the information to be provided to us is the exclusive responsibility of its Management; and (iii) as part of the services, we have the right to obtain written confirmation of the representations, statements, and any verbal information that may be provided to us.

As service providers, we are not responsible for any inappropriate or unauthorized use that may be made of the reports and opinions arising from the services described in this proposal.

5

MAGALHÃESANDRADE

## XI ACCEPTANCE, DURATION, AND VENUE

Acceptance of this proposal is made by returning a copy to us, duly signed by your legal representative and with each page hereof initialed.

If you do not express your acceptance in the form indicated above, but authorize the commencement of the services described in this proposal, either orally or in writing and without expressly recording any restriction on the terms and conditions of this proposal, your act shall represent tacit adhesion by the companies included herein to all the terms and conditions set forth herein and, therefore, the contractual relationship that will be established between the parties shall be governed, in any event, by this document.

Upon receiving your confirmation, we will begin planning our work so that we can place the appropriate resources at your service.

The venue to settle any disagreement of any nature between the parties shall be the courts of the Judicial District of the Municipality of São Paulo, in the State of São Paulo.

We hope that this information will be sufficient to clarify any doubts. However, we remain at your disposal for any clarifications desired.

GUY ALMEIDA ANDRADE
Partner
Accountant CRC 1SP116758/O-6

**Acknowledged and agreed:**
**COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**
**___________, 2020**

Exhibit III
Protocol and Justification for the Sendas Spin-off

Free Translation

PARTIAL SPIN-OFF PROTOCOL OF SENDAS DISTRIBUIDORA S.A. WITH MERGER OF THE SPUN-OFF PORTION INTO COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

By the present private instrument and in strict accordance with the law, the Parties, qualified below:

I.	COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a publicly-held company headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luís Antônio, 3.172, Jardim Paulista, Zip Code 01402-000, enrolled with CNPJ/ME under the No. 47.508.411/0001-56, herein represented according to its bylaws (“CBD”); and
II.	SENDAS DISTRIBUIDORA S.A., a publicly-held company headquartered in the City of Rio de Janeiro, Estado do Rio de Janeiro, at Avenida Ayrton Senna, Lot 2 Pal 48959, Exhibit A, Jacarepaguá, Zip Code 22775-005, enrolled with CNPJ/ME under the No. 06.057.223/0001-71, herein represented according to its bylaws or (“SENDAS”) and, with the CBD, referred to as “Parties”, or, individually, “Party”).

WHEREAS:

A.	CBD intends to segregate the cash and carry unit (wholesale self-service activity) by means of the CBD’s partial spin-off transaction upon merger of the Sendas’ spun-off portion (“CBD’s Spin-off”), which spun-off portion is composed of the shareholding interest held by CBD in SENDAS, equivalent to, as of the date hereof, one hundred percent (100%) of the shares issued by SENDAS, which, by virtue of the CBD’s Spin-off, shall be directly delivered to the CBD’s shareholders proportionally to the shareholders’ investments in the CBD’s capital;

B.	Before the CBS’ Spin-off, the Parties intend to perform the partial spin-off of Sendas, the CBD’s wholly-owned subsidiary, upon merger of the spun-off portion by the Company (“Sendas’ Spin-off” being Sendas’s Spin-off in conjunction with CBD’s Spin-off hereinafter referred to as the “Transaction”), that is, (a) the shareholding interest equivalent to approximately ninety point ninety-three percent (90.93%) of the total shares held by Almacenes Éxito S.A., company established and existing in accordance with the laws of Colombia, headquartered in Envigado, Departamento de Antioquia, Colombia, enrolled with CNPJ/ME under nº 23.041.875/0001-37 (“Éxito”), held by Sendas, corresponding to three hundred and ninety-three million, ten thousand, six hundred and fifty-six (393,010,656) shares, equivalent to approximately eight-seven point eighty percent (87.80%) of the total shares issued by Éxito (“Éxito’s Shareholding Interest”); (b)

six (6) gas stations owned by Sendas (“Operating Assets” and the Operating Assets in conjunction with Éxito’s Shareholding Interest hereinafter referred to as, collectively, the “Sendas’ Spun-off Portion”);

C.	Before the Sendas’ Spin-off and in order to achieve the same purpose of the Transaction, CBD shall deliver certain assets to be subsequently developed by Sendas, and Sendas shall deliver a portion of the shares representing the Éxito’s capital stock, by means of an exchange transaction;

D.	In connection with the Transaction, the Parties carried out intend to perform (i) other transactions, as further described in section 4.2.1 below, which shall take place from the Base Balance Sheet, as defined below, to the date on which the CBD’s and Sendas’ Shareholders’ Meetings have approved the Transaction (“Preparatory Procedures”); and

E.	In connection with the purpose described above, the Parties’ respective managements deemed convenient and appropriate, by virtue of operational reasons, proceed with the Sendas’ Spin-off, removing from assets and, consequently, equity, the shareholding interest held in Éxito and Operating Assets, which shall be directly held by CBD, as well as implement the other Preparatory Procedures, as described below.

ACCORDINGLY, the Parties resolved, as set forth in article 223 and following articles of Law 6404, of December 15, 1976 (“Brazilian Corporation Law”) and Instruction 565, of June 15, 2015, issued by the Brazilian Securities and Exchange Commission, to enter into this Partial Spin-off Merger of Sendas Distribuidora S.A, with Merger of the Spun-off Portion into Companhia Brasileira de Distribuição (“Protocol”), under the terms and conditions set forth below.

I.       PURPOSE

1.1.       The purpose of this Protocol is to define the terms, conditions and explanations of the CBD’s Spin-off, upon a portion of the SENDAS’ equity (“Spun-off Portion”), which shall be incorporated by CBD, under the terms set forth in article 229, paragraph 3, of the Brazilian Corporation Law.

II.       SENDAS’ SPIN-OFF REASONS AND EXPLANATIONS AND INTEREST OF THE PARTIES FOR ITS ACHIEVEMENT

2.1       Based on the Material Fact disclosed by CBD and SENDAS to the shareholders and the market in general on September 9, 2020, the purpose of the Transaction is to achieve the full potential of the cash & carry business under the mark “Assai” developed by SENDAS and the traditional retail business to be developed by CBD and its subsidiaries, operated on an independent basis, with separate management focused on the respective business models and market opportunities. Additionally, the Transaction shall permit direct access to the capital market and other financing sources to each of the businesses to focus on the investment priorities in conformity with the profile of each company, creating, therefore, more value to the respective shareholders.

2.1.1.       Upon implementation of the Transaction, the shares issued by SENDAS and held by CBD are directly delivered to the CBD’s shareholders, proportionally to the shareholding interest held in the CBD’s capital stock. Such distribution shall take place after SENDAS has obtained the authorization to list its shares in the B3’s “Novo Mercado” segment S.A. – Brasil, Bolsa, Balcão (“B3”), dedicated to the companies that comply with the highest corporate governance level standards, in addition to the listing of the ADSs representing the SENDAS’ shares in the New York Stock Exchange (“NYSE”). Such listing shall comply with the corporate governance standard that is similar to that currently adopted by CBD, which is already listed in the “Novo Mercado” segment and NYSE. After the obtaining of such registries, SENDAS and CBD shall disclose the Notices to the Shareholders to inform the distribution dates of the SENDAS’ shares and the initial trading date thereof in the securities market.

2.2.       In the context of the Transaction, more specifically with respect to the separation of the cash & carry transactions and the traditional retail transactions (multi retail), IT SHALL TAKE PLACE Sendas’ Spin-off, aiming to transfer to CBD: (i) the shareholding interest in Éxito, currently held by SENDAS, remaining after the exchange transaction referred to in section 2.2.1 below; and (ii) the Operating Assets, as described in the Appraisal Report, below defined.

2.2.1.       Firstly, however as part of the Transaction, CBD and SENDAS shall conduct the exchange of assets, as further described in section 4.3 below, which exchange shall transfer to CBD a portion of the shareholding interest in Éxito held by SENDAS, upon receipt of certain assets owned by CBD to be developed by SENDAS.

III.       CONSTITUENT ELEMENTS OF SPUN-OFF PORTION AND LACK OF SOLIDARITY

3.1.       The Partial Spin-off shall be conducted “line by line” of the spun-off equity accounts for purposes of accounting in SENDAS, as referred to in the appraisal report of the Spun-off Portion, as further described in section 4.4. below (“Appraisal Report”), included in this Protocol in the form of Exhibit 3.1

3.2.       The Parties shall not be jointly responsible by virtue of the CBD’s Spin-off, as set forth in article 233, sole paragraph, of the Brazilian Corporation Law.

IV.       APPRAISAL COMPANY, BASE DATE, SPUN-OFF PORTION APPRAISAL AND TREATMENT OF NET EQUITY VARIATIONS.

4.1.       The preparation of the Appraisal Report is under the responsibility of specialized company Magalhães Andrade Auditores Independentes S/S, enrolled with Regional Accounting Council of the State of São Paulo, under the No. 2SP000233/O-3 and with CNPJ/ME under the No. 62.657.242/0001-00, with head office in the City of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, nº 1.893, 6th floor, Jardim Paulistano (“Appraisal Company”).

4.1.1.       The Parties’ shareholders shall ratify the indication of the Appraisal Company for preparation of the Appraisal Report at the Extraordinary General Meetings held to address the present Protocol, in conformity with the terms set forth in paragraph 1, article 227, of the Brazilian Corporation Law.

4.1.2.       The Appraisal Company (i) is not interested, directly or indirectly, in the Parties or Transaction, as well as any other relevant circumstance that could characterize a conflict of interest; and (ii) is not aware of any action undertaken by the controller or directors and executive officers of the Parties to direct, limit, hamper or otherwise undertake any acts that impacted or could have impacted the access, use or knowledge of information, documents or work methodologies deemed relevant for the quality of conclusions.

4.2.       For the purposes of the Sendas’ Spin-off, the Spun-off Portion was evaluated based on the respective book value, according to the balance sheet revised at September 30, 2020 (“Base Balance Sheet”), included in the present Protocol in the form of Exhibit 4.2.

4.2.1.       For the purposes of the Sendas’ Spin-off, the Preparatory Procedures shall have been recognized in the Base Balance Sheet, as described in detail below:

(i)                 the increase in SENDAS’ capital stock in the total amount of six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and eighty-seven reais and nine cents (R$ 684,679,887.09), being six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and thirty and ten cents (R$ 684,679,830.10) allocated to the corporate capital of SENDAS and fifty-six reais and ninety-nine cents (R$ 56.99) to the capital reserve of SENDAS. Such increase shall be made in assets, cash and credits, being forty-four million, five hundred and thirty-seven thousand, five hundred and six reais and nine cents (R$ 44,537,506.09), upon delivery of the net assets of the stores for future development by SENDAS, five hundred million reais (R$500,000,000.00) in cash and one hundred and forty million, one hundred and forty-two thousand, three hundred and eighty-one reais (R$140,142,381.00) upon capitalization of the credits held by CBD, to be resolved at the SENDAS’ Extraordinary Shareholders’ Meeting, which shall approve the Transaction, resulting in the issuance of eighteen million, six hundred and sixty-one thousand, three hundred and sixty-eight (18,661,368) Sendas’ registered common shares, with no par value, which capital shall increase from four billion, seven hundred and forty-nine million, two thousand, two hundred and four reais and ninety-three cents (R$4,749,002,204.93) to five billion, four hundred and thirty-three million, six hundred and eighty-two thousand, thirty-five reais and three cents (R$5,433,682,035.03), divided into two hundred and eighty-seven million, twelve thousand, nine hundred and thirty five (287,012,935) registered common shares, with no par value; and

(ii)               the recognition of certain assets and liabilities arising from the transactions carried out between CBD and SENDAS and that are being defined in connection with the Transaction, as described in detail in the instrument entered into between the Parties (“Corporate Separation Agreement”), totaling the net equity value of one hundred and sixty three million, one hundred and sixteen thousand, five hundred and sixty-five reais and twenty-five cents (R$163,116,565.25).

4.3.       In the context of the Transaction, and as part of the Sendas’ Spin-off, CBD shall exchange some assets, totaling nine hundred and fourteen million, six hundred and fifty-eight thousand, one hundred and forty-five reais and twenty-nine cents (R$914,658,145.29) (“CBD’s Assets”), for approximately nine point seven percent (9.07%) of the Éxito’s total shares held by SENDAS, corresponding to thirty-nine million, two hundred and forty-six thousand and twelve (39,246,012) shares, equivalent to approximately eight point seventy-seven percent (8.77%) of the total shares issued by Éxito (“Sendas’ Assets”). The composition of the CBD’s Assets is as follows:

(i)                 fifty percent (50%) of the quotas representing the capital stock of Bellamar Empreendimento e Participações Ltda., enrolled with CNPJ/ME under No. 06.950.710/0001-69, which holds thirty-five point seventy-six (35.76%) of the capital stock of Financeira Itaú CBD S.A. – Crédito, Financiamento e Investimento, enrolled with CNPJ/ME under No. 06.881.898/0001-30, totaling seven hundred and sixty-nine million, forty-eight thousand, one hundred and forty-five reais and twenty-nine cents (R$769,048,145.29); and

(ii)               Real Estate located in the City of Ribeirão Preto, State of São Paulo, at Rua Emílio Moço, s/nº, registered with public deeds under nºs 55.832, 55.833, 55.834 and 79.480 of the 2nd Real Estate Registry Office of Ribeirão Preto/SP; Real Estate located in the City of Feira de Santana, State of Bahia, at Avenida Presidente Dutra, nº 2.700, Bairro Santa Mônica, registered with public deeds under nºs 33.844 and 33.846 of the 2nd Real Estate Registry Office of Feira de Santana/BA; Real Estate located in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Bandeirantes, nº 3.270, Bairro Bandeirantes, registered with public deeds under nºs 1.319 and 25.760 of the 2nd Real Estate Registry Office of Campo Grande/MS; Real Estate located in the City of Americana, State of São Paulo, at Rodovia Luis Queiroz (SP-304), Jardim Thelja, registered with public deed under nº 67.954 of the Real Estate Registry Office of Americana/SP; and Real Estate located in the City of Fortaleza, State of Ceará, at Avenida Bernardo Manuel, nº 11.350, Bairro Itaperi, registered with public deed under nº 44.795 of the 2nd Real Estate Registry Office of Fortaleza/CE, totaling one hundred and forty-five million and six hundred and ten thousand reais (R$145,610,000.00).

4.4.       As a result of the appraisal, taking into consideration the information and documents requested to the Parties’ managements, as well as the information available in the market and the information provided by the Appraisal Company, as deed necessary and, also considering the Preparatory Procedures for the appraisal, the Appraisal Company delivered to the Parties the Appraisal Report, which amounts are subject to the analysis and approval at the Parties’ Extraordinary Shareholders’ Meetings, as set forth in the Brazilian Corporation Law.

4.4.1.       As referred to in the Appraisal Report, the net equity value of the Spun-off Portion, representing the balance of the investment in Éxito, corresponding to three hundred and ninety-three million, ten thousand, six hundred and fifty-six (393,010,656) Éxito’s shares, and the other Operating Assets, as calculated by the Appraisal Company, is nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents (R$9,179,401.918.45).

4.4.2. The SENDAS’ assets and liabilities that do not compose the Spun-off Portion shall remain as the SENDAS’ assets and liabilities.

4.5.       SENDAS shall exclusively assume the changes in SENDAS’ net equity between the Base Balance Sheet date and the completion date of the Sendas’ Spin-off, as reflected in CBD under the equity method of accounting.

V.       COMPANIES’ STATUS BEFORE THE SENDAS’ SPIN-OFF

5.1.       The SENDAS’ capital, before the Parties’ Extraordinary Shareholders’ Meetings held to approve the Sendas’ Spin-off and already considering the effects of the capital increase described in item (i) of clause 4.2.1, fully subscribed and paid, shall be five billion, four hundred and thirty-three million, six hundred and eighty-two thousand, thirty-five reais and three cents (R$5,433,682,035.03), divided into two hundred and eighty-seven million, fifteen thousand, one hundred and ninety-two (287,015,192) registered common shares, with no par value.

5.2.       CBD’s capital stock on September 30, 2020, fully subscribed and paid, was of six billion, eight hundred and sixty-five million, two hundred and twenty thousand, one hundre3d and forty reais and two cents (R$ 6,865,220,140.02), divided into two hundred and sixty-eight million, three hundred and thirty-six thousand, two hundred and twenty-six (268,336,226) registered common shares, with no par value. On October 28, 2020 CBD’s Board of Directors approved the increase of the capital in the amount of six hundred and nine Thousand, four hundred and nine reais and five cents (R$ 609,409.05), by means of the issuance of fifteen thousand, three hundred and forty-one (15,341) common shares. Therefore, CBD’s capital stock, before the Parties’ Extraordinary Shareholders’ Meeting held to resolve on the Sendas’ Spin-off, fully subscribed and paid, is six billion, eight hundred and sixty-five million, eight hundred and twenty-nine thousand, five hundred and forty-nine reais and seven cents (R$6,865,829,549.07), divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.

VI.       CALCULATION OF SHARE EXCHANGE RATIO

6.1.       According to the opinion issued by the Brazilian Securities and Exchange Commission, dated February 15, 2018, in connection with Proceeding SEI 19957.011351/2017-21 (“CVM

Opinion”), the Parties’ net equity is not subject to evaluation for purposes of calculation of the share exchange ratio, as set forth in article 264 of the Brazilian Corporation Law, in merger transactions between a wholly-owned subsidiary and a parent company, as, due to the absence of the non-controlling shareholder, the essential condition provided for in such legal provision is not verified.

VII.       COMPANIES’ STATUS AFTER THE SENDAS’ SPIN-OFF

7.1.       In connection with the Sendas’ Spin-off, the SENDAS’ capital shall be reduced by four billion, six hundred and seventy-two million, four hundred and seven thousand, nine hundred reais and twenty-five cents (R$ 4.672.407.900,25), from five billion, four hundred and thirty-three million, six hundred and eighty-two thousand, thirty-five reais and three cents (R$5,433,682,035.03) to seven hundred and sixty-one million, two hundred and seventy-four thousand, one hundred and thirty-four reais and seventy-eight cents (R$ 761,274,134.78), maintaining the same number of the SENDAS’ shares on the date immediately before the CBD’s Spin-off, that is, two hundred and eighty-seven million, twelve thousand, nine hundred and thirty-five (287,012,935) registered common shares, with no par value, owned by CBD, observed the provisions set forth in clause 7.1.1 below.

7.1.1.       In conformity with the proportion defined in clause 2.1.1 above, at the same Sendas’ Extraordinary Shareholders’ Meeting held to approve the Sendas’ Spin-off, the shares shall be grouped so that the capital is represented by two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.

7.1.2.       As set forth in Whereas Clause “A” above and in connection with the CBD’s Spin-off, if approved, the SENDAS’ capital shall not change by virtue of the merger of the spun-off portion. Without prejudice, the total two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) SENDAS’ registered common shares, with no par value – owned by CBD on the date immediately before the CBD’s Spin-off, considering the effects from the grouping of the SENDAS’ shares referred to above – are delivered to the CBD’s shareholders in accordance with the provisions set forth in clauses 2.1.1 and 7.1.1 above, provided that CBD shall remain the owner of approximately one hundred and sixty-five thousand (165,000) SENDAS’ registered common shares, with no par value, corresponding to approximately zero point zero six percent (0.06%) of the capital, representing the same number of the CBD’s shares held in treasury on the date immediately before the CBD’s Spin-off.

7.2.       By virtue of the SENDAS’ capital stock reduction, as set forth in section 7.1 above, article 4, of the SENDAS’ Bylaws, shall become effective with the following wording:

“Article 5º - The Company’s capital stock is seven hundred and sixty-one million, two hundred and seventy-four thousand, one hundred and thirty-four reais and seventy-eight cents (R$ 761,274,134.78), fully subscribed and paid, divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.”

7.3.       Considering that Sendas is the CBD’s wholly-owned subsidiary and that SENDAS’ equity was partially spun off, upon delivery to CBD of (i) the Sendas’ investment in Éxito and (ii) the Operating Assets, the Sendas’ Spin-off shall not result in capital increase or issuance of new shares by CBD.

VIII.       CORPORATE APPROVALS

8.1.       The completion of the Sendas’ Spin-off shall depend on the following approvals:

a.	CBD’s Fiscal Council’s Meeting to opine on the Sendas’ Spin-off, as set forth in article 163, III, of the Brazilian Corporation Law;

b.	CBD’s Audit Committee’s Meeting to analyze, revise and recommend the measures and actions in connection with the Sendas’ Spin-off;

c.	CBD’s Financial Committee’s Meeting to analyze, revise and recommend the measures and actions in connection with the Sendas’ Spin-off;

d.	CBD’s Board of Directors’ Meeting to resolve on the submission of the proposal for the Sendas’ Spin-off, under the terms set forth in this Protocol, for approval at the CBD’s Extraordinary Shareholders’ Meeting;

e.	Sendas’ Board of Directors’ Meeting to resolve on the submission of the proposal for the SENDAS’ Spin-off, under the terms set forth in this Protocol, for approval at the SENDAS’ Extraordinary Shareholders’ Meeting;

f.	SENDAS’ Extraordinary Shareholders’ Meeting to (a) approve the terms and conditions set forth in this Protocol; (b) upon approval of the Protocol, ratify the indication of the Appraisal Company, responsible for the preparation of the Appraisal Report; (c) approve the Appraisal Report prepared by the Appraisal Company; (d) upon approval of the Appraisal Report, approve the Sendas’ Spin-off, under the terms set forth in this Protocol; (e) authorize the SENDAS’ management to undertake the necessary measures to register the Sendas’ Spin-off before the proper bodies; and (f) other matters related to the Transaction; and

g.	CBD’s Extraordinary Shareholders’ Meeting to (a) approve the terms and conditions set forth in this Protocol; (b) upon approval of the Protocol, ratify the indication of the Appraisal Company, responsible for the preparation of the Appraisal Report; (c) approve the Appraisal Report prepared by the Appraisal Company; (d) upon approval of the Appraisal Report, approve the CBD’s Spin-off, under the terms set forth in this Protocol; and (e) authorize the CBD’s management to undertake the necessary measures to register the CBD’s Spin-off before the proper bodies; and (f) other matters related to the Transaction.

IX.        WITHDRAWAL RIGHT

9.1.       The withdrawal right set forth in article 137 of the Brazilian Corporation Law is not applicable considering that the Spun-off Company is the CBD’s wholly-owned subsidiary and that CBD, the Spun-off Company’s sole shareholder, shall approve the Sendas’ Spin-off.

X.       GENERAL PROVISIONS

10.1.       The Preparatory Procedures and other corporate acts bound to the Transaction are effective upon approval of this Protocol at the Parties’ Shareholders’ Meetings held to resolve on the Transaction.

10.2. The costs and expenses incurred in relation to the Sendas’ Spin-off and all related transactions are equally payable by the Parties.

10.3.       The Parties’ managements, however the case may be, shall undertake all necessary acts, registries and notarizations to implement the Sendas’ Spin-off, including the filing and disclosure of all acts related to the Sendas’ Spin-off, as set forth in article 229, paragraph 4, of the Brazilian Corporation Law, as well as undertake the necessary registries before the proper bodies.

10.4.       The Parties shall solely amend this Protocol upon notice in writing, subject to the Parties’ legal representatives' signature.

10.5.        The failure or delay of any of the Parties to exercise any of the rights referred to herein shall not be deemed a waiver or novation and shall not affect the subsequent exercise of such right. Any waiver shall take effect only if made explicitly in writing.

10.6.        The potential statement by any court of nullity or ineffectiveness of any of the covenants included herein shall not jeopardize the validity and effectiveness of the other covenants, which shall be fully complied with, and the Parties undertake to use their best efforts in order to validly adjust such covenant to obtain the same effects of the null or ineffective covenant.

10.7.        This Protocol shall be executed on an unconditional and irrevocable basis, binding the parties and successors thereto on any account.

10.8. The assignment of any of the rights and obligations agreed upon herein is not permitted without the prior and express written consent of each Party.

10.9.       The Parties elect the courts of the City of São Paulo, State of São Paulo, to the exclusion of any other, to settle any and all doubts and conflicts arising from this Protocol.

And, for being fair and contracted, the parties sign the present instrument in six (6) counterparts of same form and content, in the presence of the two undersigned witnesses.

São Paulo, December 09, 2020

SENDAS DISTRIBUIDORA S.A.

/s/ Belmiro de Figueredo Gomes By: Belmiro de Figueredo Gomes Title: Chief Executive Officer	/s/ Daniela Sabbag Papa By: Daniela Sabbag Papa Title: Investors Relation Officer

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

/s/ Christophe José Hidalgo By: Christophe José Hidalgo Title: Interim Chief Executive Officer, Finance Vice-President and Invertors Relation Officer	/s/ Jorge Faiçal By: Jorge Faiçal Title: Multi Retail President

WITNESSES:

1. /s/ Mayara Zolko	2. /s/ Donilo Marins
Name: Mayara Zolko	Name: Donilo Marins
ID	ID
CPF/ME	CPF/ME

Exhibit 3.1

Appraisal Report

[Page intentionally left in blank]

SENDAS DISTRIBUIDORA S.A.

Appraisal report at book value on the net assets for purposes of spin-off with merger

November 23, 2020	1 00 036/20

Dear Shareholders of

SENDAS DISTRIBUIDORA S.A. and of

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

MAGALHÃES ANDRADE S/S AUDITORES INDEPENDENTES, audit and consulting firm, enrolled with the Regional Accounting Council of the State of São Paulo under number 2SP000233/O-3, registered with the National Registry of Legal Entities under number 62.657.242/0001-00 and located at Av. Brigadeiro Faria Lima, 1893 – 6th floor, Jardim Paulistano, São Paulo, Capital, appointed by you as expert to carry out the appraisal of the net assets at fair value of SENDAS DISTRIBUIDORA S.A., for purposes of partial spin-off with merger into the equity of COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, fulfilled the diligences and verifications required for the performance of its work, presents this instrument.

APPRAISAL REPORT

which is subscribed.

São Paulo, November 23, 2020

MAGALHÃES ANDRADE S/S

Auditores Independentes

CRC2SP000233/O-3

GUY ALMEIDA ANDRADE

Accountant CRC1SP116758/O-6

INTRODUCTION

1.	The purpose of this spin-off and merger transaction is to separate certain assets of SENDAS DISTRIBUIDORA S.A. (SENDAS), which shall be merged into COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO (CBD), in order to release the potential cash & carry business developed by SENDAS and the traditional retail business to be developed by CBD and its subsidiaries, for purposes of independent operation, with separate management and focused on the respective business models and market opportunities. In addition, by virtue of the Sendas’ Spin-off, each business shall have direct access to the capital market and other financing sources, to focus on the investment needs according to the profile of each company, creating, therefore, more value to the respective shareholders.

2.	The spun-off company SENDAS is the wholly-owned subsidiary of the merging company CBD.

3.	Therefore, the present Report, has the purpose of determining the book value of the net assets to be spun-off and merged, taking into account the financial position of SENDAS on September 30, 2020.

4.	Accordingly, we analyzed the SENDAS’ balance sheet on the base appraisal date.

MANAGEMENT’S RESPONSIBILITY FOR ACCOUNTING INFORMATION

5.	The SENDAS’ management is responsible for the bookkeeping of the accounting books and the preparation of the accounting information in accordance with the accounting practices adopted in Brazil and for the adjustments to market prices, as well as for the relevant internal controls deemed necessary for the preparation of such accounting information free and clear from relevant distortion, regardless if caused by fraud or error. The main accounting practices adopted by the Company and determined by management are described in EXHIBIT 2 of the Appraisal Report.

COVERAGE OF WORK AND LIABILITY OF THE ACCOUNTANT

6.	Our responsibility is to express a conclusion on the value of the SENDAS’ partial net assets as at September 30, 2020, based on the work conducted in conformity with Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which provides for the application of procedures in the analysis of the balance sheet for issuance of the Appraisal Report. Therefore, we have executed the appraisal of said SENDAS’ balance sheet in accordance to the Brazilian and the international audit regulations, which require the compliance of ethical requirements by the accountant, as well as ensure that the work is planned and the executed with the purposes of obtaining reasonable assurance that the shareholders’ equity calculated for the preparation of our appraisal report, is free from any material misstatement.

7.	The issuance of the appraisal report involves the performance of selected procedures for purposes of verification of the amounts included in the Appraisal Report. The procedures selected depend on the accountant’s judgment, including the assessment of the risks of material misstatement of the shareholders’ equity, whether due to fraud or error. In the evaluation of risks, we consider the relevant internal controls for preparation and proper presentation of the SENDAS’ balance sheet to determine the most appropriate procedures under the circumstances, however without expressing an opinion on these internal controls. Our work also includes an evaluation of the adequacy of the accounting policies adopted and reasonability of the management’s accounting estimates. We believe that the evidence obtained is sufficient and appropriate to substantiate our conclusion.

SENDAS’ FINANCIAL POSITION

8.	The SENDAS’ financial position as at September 30, 2020, at book value, is reflected in the balance sheet, included in EXHIBIT 1, summarized as follows:

ASSET	25.577.683.997,96

(-) LIABILITY	16.030.115.568,47

SHAREHOLDER’S EQUITY	9.547.568.429,49

9.	SENDAS keeps its accounting regular, and its operations registered in own book and its balances duly composed and reconciled.

10.	SENDAS’ accounting procedures are compliant with the accounting practices adopted in Brazil, based on the technical pronouncements issued by the Accounting Pronouncements Committee (CPC) and, therefore, the accounting balances recognize the value of the investments stated at the value of the investees’ equity. EXHIBIT 2 shows the main accounting practices adopted by the management in order to prepare SENDAS’ balance sheet.

11.	The accounting procedures consider, for purposes of evaluation of the assets and liabilities, that the Company may continue as a going concern. Our evaluation also considered that the Company may continue as a going concern.

EXTRA-ACCOUNTING ADJUSTMENTS TO REFLECT PRE-SPIN-OFF AGREEMENTS

12.	Before the spin-off, however after the base date of the equity evaluation, SENDAS and CBD agreed the exchange of assets, which shall be considered for purposes of this appraisal.

13.	SENDAS holds four hundred and thirty-two million, two hundred and fifty-six thousand and six hundred and sixty-eight (432.256.668) common shares of Almacenes Èxito S.A. (Èxito), representing 96,57% of

Èxito’s capital at the book value of R$ 10.073.960.080,58 (ten billion, seventy-three million, nine hundred and seventy thousand and eighty reais and fifty-eight cents). The book value of this asset, which was currently acquired, is consistent with its respective market price.

14.	Through exchange, SENDAS delivers to CBD 39.205.678 shares of Éxito’s capital stock, representing nine point zero seven nine four three percent (9.07943%) of that company’s capital stock at the fair value of R$914.658.145,29 (nine hundred and fourteen million, six hundred and fifty-eight thousand, one hundred and forty-five reais and twenty-nine cents).

15.       As a contra entry, SENDAS shall receive from CBD the following assets:

Assets	Book value	Fair value

6.941.378.937 quotas of capital stock of Bellamar Empreendimento e Participações S.A.	188.558.882,31	769.048.145,29
Land Feira de Santana	13.286.435,20	15.070.000,00
Land Itaperi – Av. dos Expedicionários	109.377,50	13.610.000,00
Land Ribeirão Preto – Av. Castelo Branco	7.000.000,00	73.290.000,00
Land Americana – Rod. Luiz de Queiroz	1.947.211,61	36.590.000,00
Land Campo Grande	2.450.000,00	7.050.000,00
	213.351.906,62	914.658.145,29

16.	The shareholding interest held by CBD in Bellamar, stated at book value and market price, is described in EXHIBIT 3, including the respective book value.

17.	The land exchanged is described in EXHIBIT 4, which includes the Appraisal Reports at Market Value of each land.

18.	The exchange is performed and demonstrated at fair value.

19.	Before the spin-off, in addition to the Exchange, CBD agreed to contribute with two capital increases in SENDAS, in December, in the total amount of six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and eighty-seven reais and nine cents (R$684.679.887,09), in order to increase the shareholding interest value. The capital increases are broken down as follows:

Current accounts asset balances between CBD and Sendas	140.142.381,00
CBD’s properties delivered to SENDAS (Tancredo Neves and Santo Amaro)	44.537.506,09
Cash capital contribution	500.000.000,00

684.679.887,09

20.	The real estates received as capital payment are described in EXHIBIT 5.

21.	In addition, SENDAS and CBD signed an agreement, whereby CBD will indemnify SENDAS in the event of materialization of the provisions for contingencies recorded in its activity liabilities that were transferred to CBD. As a result of this agreement, SENDAS provisioned an account receivable with CBD and the reversal of deferred tax on the liability provision, in the total amount of R$ 163.116.565,25.

22.	The adjustments related to exchanges and capital increases are described in EXHIBIT 6.

23.	The EXHIBIT 7 includes the balance sheet as at September 30, 2020, including the adjustments to the SENDAS’ financial position, after such adjustments, is broken down as follows:

ASSET	26.236.338.069,30

(-) LIABILITY	15.840.973.187,47

SHAREHOLDER’S EQUITY	10.395.364.881,83

24.	SENDAS’ capital stock is divided into three billion, two hundred and sixty-nine million, nine hundred and ninety-two thousand and thirty-four (3.269.992.034) registered common shares, with no par value. SENDAS is the wholly-owned subsidiary of CBD, which holds SENDAS’ total shares. At SENDAS’ shareholders’ meeting, held on October 5, 2020 and rectified on November 10, 2020, the SENDAS’ common shares were grouped and, currently, the capital stock is represented by two hundred and sixty-eight million, three hundred and fifty-one thousand and five hundred and sixty-seven (268.351.567) registered common shares, with no par value.

SENDAS’ SPIN-OFF

25.	The net asset to be spun off is represented by the assets and liabilities from the transactions in connection with the gas stations, in the amount of twenty million, ninety-nine thousand, nine hundred and eighty-three reais and sixteen cents (R$ 20.099.983,16), and the total remaining shares issued by Éxito and owned by SENDAS, in the amount of nine billion, one hundred forty-nine million, three hundred and one thousand, nine hundred and thirty-five reais and twenty-five cents (R$ 9.159.301.935,29), totaling nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents (R$ 9.179.401.918,45), to be merged into CBD.

26.	The financial position, after the spin-off, is described in EXHIBIT 8, broken down as follows:

ASSET	17.050.287.019,40

(-) LIABILITY	15.834.324.056,02

SHAREHOLDER’S EQUITY	1.215.962.963,38

27.	By virtue of the spin-off, SENDAS’ capital stock remains unchanged, as well as the number of common shares representing SENDAS’ capital stock.

CONCLUSION

28	Based on the tests, analyses and inspections, the balance of SENDAS’ net asset, to be merged into CBD, amounts to at least R$ 9,179,401,918.45 (nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents).

This appraisal report is issued in 7 (seven) copies and it contains 5 (five) sheets and 8 (eight) exhibits, printed in only one side and initialed by the expert who subscribes this report.

São Paulo, November 23, 2020

MAGALHÃES ANDRADE S/S Auditores Independentes CRC2SP000233/O-3	GUY ALMEIDA ANDRADE Contador CRC1SP116758/O-6

SENDAS DISTRIBUIDORA S.A.
EXHIBIT 1
Balance sheet on September 30, 2020

SENDAS DISTRIBUIDORA S.A.

Balance sheet on September 30, 2020

(amounts in reais)

**LIABILITIES AND SHAREHOLDERS' EQUITY**

**LIABILITIES**

| | |
|---|---|
| **Current** | |
| Payroll and Social Charges | 399,296,410.93 |
| Suppliers | 3,944,449,351.50 |
| Taxes Payable | 278,231,705.15 |
| Loans and Financing | 2,106,110,687.51 |
| Financial Lease | 158,182,985.98 |
| Payables to Related Parties | 150,257,543.26 |
| Other | 510,091,887.77 |
| **Total current liabilities** | 7,546,620,572.10 |
| **Noncurrent** | |
| Loans and Financing | 5,680,270,145.03 |
| Financial Lease | 2,393,777,124.70 |
| Other Payables | 7,595,370.79 |
| Deferred Income and Social Contribution Taxes | 149,112,007.98 |
| Provisions | 251,657,014.57 |
| Unrecorded Income and Revenues | 1,083,333.30 |
| **Total noncurrent liabilities** | 8,483,494,996.37 |
| **TOTAL LIABILITIES** | 16,030,115,568.47 |
| **SHAREHOLDERS' EQUITY** | |
| Capital Stock | 4,749,002,204.94 |
| Capital Reserves | 21,535,175.41 |
| Profit Reserves | 377,099,089.78 |
| Retained Earnings | 2,670,763,066.94 |
| Other Comprehensive Results | 1,729,168,892.43 |
| **TOTAL SHAREHOLDERS' EQUITY** | 9.547.568.429,49 |
| **TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY** | **25.577.683.997,96** |

EXHIBIT 2

SENDAS DISTRIBUIDORA S.A.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

1.     Basis of preparation

The individual financial statements have been prepared according to the Brazilian accounting practices, Law No. 6,404/76, particularly the technical pronouncements and interpretations issued by the Committee of Accounting Pronouncements - CPC, ratified by the Brazilian Securities Commission - CVM.

The financial statements have been prepared based on the historical cost, except for certain financial instruments measured at their fair values. All material information related to the financial statements, and only to them, is being evidenced and corresponds to that used by Management in its management of Sendas’s activities.

2.     Foreign-currency transactions

Foreign-currency transactions are initially recognized at the market value of the corresponding currencies on the date in which the transaction qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated into Real, according to the quotation of the respective currencies at the closing of the fiscal years. Differences in the payment or translation of monetary items are recognized in the financial result.

3.     Adjustment at present value of assets and liabilities

Long-term assets and liabilities are adjusted at their present value, taking into consideration the contractual cash flows and the respective interest rate, explicit or implicit. Short-term assets and liabilities are not adjusted at present value.

4.     Classification of assets and liabilities as current and noncurrent

Assets (except for deferred income and social contribution taxes) with estimated realization or intended for sale or consumption within 12 months, as of the balance sheet dates, are classified as current assets. Liabilities (except for deferred income and social contribution taxes) with estimated settlement within 12 months, as of the balance sheet dates, are classified as current. All the other assets and liabilities (including deferred taxes) are classified as “noncurrent”. Deferred tax assets and liabilities are classified as “noncurrent”, net per legal entity, as set forth in the corresponding accounting pronouncement.

5.     Conversion of subsidiaries and associates located in other countries

The financial statements are presented in reais, which is the functional currency. Every entity defines its functional currency and all of their financial transactions are measured in that currency. The financial statements of subsidiaries located in other countries that use a functional currency different from that of the parent company are translated into reais, on the balance sheet date, according to the following criterion:

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•	Assets and liabilities, including goodwill and market value adjustments, are translated into reais at the exchange rate in effect on the balance sheet date.
•	Statement of income and cash flow statement are translated into reais using the average rate, except if there are significant variations, in this case it is used the rate in effect on the date of the transaction.
•	Shareholders’ equity accounts are maintained at the historical balance in reais and the variation is recorded under the caption of equity adjustments as other comprehensive results.

The differences of exchange variations are recognized directly in a separate item of the shareholders’ equity. When a foreign operation is sold, the accumulated value of exchange variation adjustment in the shareholders’ equity is recorded in the result for the year.

The effects of the conversion of the investment into a foreign operation are recognized in separate items of the shareholders’ equity and reclassified to the result for the year upon write-off of the investment.

6.	Accounting for shareholding interest at cost derived from corporate restructurings and carried out with related parties

Sendas accounts for interest derived from corporate restructurings acquired from related parties with no economic essence. The difference between the balance of cost and the value acquired is recorded in the shareholders’ equity, when the transaction is made between companies under common control. The transactions do not qualify as business combination.

7.     Adoption of principal accounting judgments, estimates and assumptions

The preparation of the individual and consolidated financial statements of Sendas requires judgments and estimates and adoption of assumptions affecting the amounts of income, expenses, assets and liabilities and the evidence of contingent liabilities in the analysis of the financial statements, however, the uncertainties relating to these assumptions and estimates may produce results that require material adjustments at the book value of assets or liabilities in future years.

In the process of application of Sendas’s accounting policies, it was adopted judgments which had greater effect on values recognized in the individual financial statements regarding:

•    Reduction at recoverable value - impairment;

•    Inventories: Recognition of provisions for expected losses;

•    Recoverable taxes: Expected realization of tax credits;

Fair value of derivatives and other financial Instruments: Measurement of the fair value of derivatives;

•	Provision for lawsuits: Recognition of provision for lawsuits representing expected probable losses estimated on reasonable basis;

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•    Income tax: Recognition of provisions based on reasonable estimates;

•	Stock-based payments: Estimate of the fair value of the operations based on evaluation model;
•	Business combination: Estimates of the fair value of assets and liabilities acquired in the business combination and resulting goodwill; and
•	Lease: Definition of the term of the lease agreement and incremental interest rate.

8.     Cash and Cash Equivalents

Comprise cash, bank accounts and short-term investments of high liquidity, immediately convertible into known values of cash and subject to immaterial risk of change of value, with intention and possibility of redemption in up to 90 days from the date of investment.

9.     Accounts Receivable

The balances of accounts receivable are recorded initially at the transaction value, which corresponds to the sales value, and are subsequently measured according to the portfolio: (i) at fair value through other comprehensive results (VJORA), for receivables from credit card companies and (ii) at amortized cost, for the other portfolios.

For all the portfolios, estimated losses are taken into consideration and are recognized based on quantitative and qualitative analyses, history of actual losses in the past 24 months, credit rating and considering information on projections of assumptions related to macroeconomic events such as unemployment rate and consumer trust, as well as the volume of past-due credits from the accounts receivable portfolio. Sendas opted to measure provisions for accounts receivable losses for an amount equal to the credit loss expected for the entire life, applying the practical expedient of adopting a matrix of losses for each maturity range.

Provision for losses on financial assets measured at amortized cost is deducted from the gross book value of the assets.

For financial Instruments measured at VJORA, the provision for losses is recognized in ORA, instead of reducing the book value of the asset.

In every date of presentation, Sendas evaluates if the financial assets recorded at amortized cost or VJORA have indications of loss on recoverable value. A financial asset has indication of loss on reduction to recoverable value when there is one or more event with adverse impact on the estimated future cash flows of the financial asset.

The accounts receivable are considered uncollectible and, therefore, written off from the accounts receivable portfolio when the payment is not made after 360 days from the maturity date.

At every annual closing of the balance sheets, Sendas evaluates if the assets or groups of financial assets presented loss on recoverable value.

10.   Inventories

Accounted for at cost or net realizable value, whichever is lower. Inventories acquired are recorded at average cost, including storage and handling costs, to the extent they are required

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 to bring the inventories to their sale condition in the stores, less commercial agreements received from suppliers.

The net realizable value is the sale price in the normal course of business, less estimated costs to make the sale, such as: (i) taxes on sale; (ii) personnel expenses directly tied to sales; (iii) cost of goods; and (iv) other costs required to bring the goods to sale condition.

Inventories are reduced to their recoverable value through estimates of losses, breaks, scrapping, slow turnover of goods and estimate of loss for goods that will be sold with negative gross margin, which is periodically analyzed and evaluated for adequacy.

The commercial agreements received from suppliers are measured and recognized based on the contracts and agreements signed, and recorded in the result as the corresponding inventories are sold. They comprise agreements by purchase volume, logistic and specific deals for recovery of margin, reimbursement of expenses, among other, and are recorded as reduction of balances payable to the respective suppliers, when the Company contractually has the right to settle the liabilities with suppliers at the net values receivable under commercial agreements.

11.   Recoverable Taxes

The Company records tax credits whenever it has legal, documental and factual opinion on these credits that allow their recognition, including estimate of realization, where the ICMS is recognized as reduction of “cost of goods sold” and the PIS and COFINS as reduction of result accounts on which the credits are calculated.

The realization of these taxes is made based on growth projections, operating issues and generation of debits for use of these credits by the companies of the Group.

12.   Investments in controlled companies and associates

12.1.   Interest in controlled companies, subsidiaries and associates

The determination of which subsidiaries are controlled by the Company and the procedures for full consolidation follow the concepts and principles established by CPC 36 (R3).

The financial statements of the subsidiaries are prepared on the same date of analysis of the financial statements of the Company, adopting consistent accounting policies.

In the individual financial statements, interest is calculated considering the percentage held by GPA or its subsidiaries.

In the individual financial statements, investments in controlled companies are accounted for under the equity method.

12.2.   Accounting information of the associates

Investments in associates are accounted for under the equity method since it is an entity in which the Company exerts significant influence, but not the control, since (a) it is part of the shareholders’ agreement, appointing part of the management and having veto right in certain relevant decisions; and (b) power over operating and financial decisions. The associates are: (i) FIC managed by Itaú Unibanco S.A., (ii) Cnova N.V. which operates

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 mainly in the e-commerce in France; and (iii) Tuya, a finance investee of Éxito. There are no restrictions by the associates on transferring funds to the Company, for example as dividends.

13.   Business combination and goodwill

Business combinations are accounted for under the acquisition method. The acquisition cost corresponds to the sum of the amount transferred, measured at fair value on the acquisition date, and the remaining amount of the noncontrolling shareholders’ interest in the acquired company. For every business combination, the buyer measures the noncontrolling shareholders’ interest in the acquired company at fair value or in proportion to the interest held in the identifiable net assets of the acquired company. The acquisition costs incurred are treated as expense and included in administrative expenses.

When the Company acquires a business, it evaluates the assets acquired and the financial liabilities assumed for the proper classification and designation according to the contractual terms, the economic circumstances and conditions on the acquisition date. This includes the separation of embedded derivatives in agreements by the acquired company.

Any contingent payment to be transferred by the buyer will be recognized at fair value on the acquisition date. Subsequent changes in the fair value of the contingent payment considered as asset or liability will be recognized through the result.

The goodwill is initially measured at cost, and the excess between the amount transferred and the amount recognized of noncontrolling shareholders’ interest on the assets acquired and liabilities assumed. If this payment is lower than the fair value of the net assets of the acquired subsidiary, the difference is recognized in the result as gain from advantageous purchase.

After the initial recognition, the goodwill is measured at cost, less non-recoverable losses. For purposes of test of loss on recoverable value, the goodwill acquired in a business combination is, since the acquisition date, allocated to each of the UGCs of the Company which should benefit from the business combination, regardless if other assets or liabilities of the acquired company are attributed to these UGCs.

Where the goodwill is part of an UGC and part of the operation within this unit is sold, the goodwill associated to the operation sold is included in the accounting value of the operation in the calculation of profit or loss on the sale of the operation. This goodwill is measured based on the values related to the operation sold and to the portion of the UGC that was maintained.

14.   Properties for Investment

Properties for investment are measured at historical cost (including transaction costs), less accumulated depreciation and/or losses on non-recoverable losses, if any. The cost of properties for investment acquired in a business combination is calculated at fair value, pursuant to IFRS 3/ CPC 15 - Business Combination.

Properties for investment are written off when sold or when they are no longer permanently used and they are not expected to generate any future economic benefit from their sale. A property for investment is also transferred when there is intention to sell it and in this case it is classified as noncurrent assets held for sale. The difference between the net value from this sale and the book value of the asset is recognized in the statement of income for the year upon write-off.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

The properties for investment of the Company and its subsidiaries correspond to commercial areas and lots that are held for generation of income or future price appreciation.

The fair value of properties for investment is measured based on appraisals conducted by third parties.

15.   Property, Plant and Equipment

The property, plant and equipment is stated at cost, net of accumulated depreciation and non-recoverable losses, if any. The cost includes the amount of acquisition of equipment and funding costs in connection with loans for long-term construction projects, provided that the recognition criteria are met. When significant items of property, plant and equipment are replaced, these items are recognized as individual assets, with specific useful lives and depreciations. Likewise, when a significant replacement is made, its cost is recognized in the book value of the equipment as replacement, provided that the recognition criteria are met. All the other repair and maintenance costs are recognized in the result for the year as incurred.

Category of assets Annual average depreciation rate

Buildings	2.50%
Improvements in own and third-party properties	4.17%
Machinery and equipment	12.12%
Installations	8.19%
Furniture and fixtures	11.03%
Other	20.00%

Property, plant and equipment and any significant parts are written off upon disposal or when they are not expected to generate any future economic benefit from their use or disposal. Any gains or losses resulting from the write-off of the assets are included in the result for the year.

The residual value, useful life of the assets and depreciation methods are reviewed at the closing of every year, and adjusted on prospective basis, when applicable. The Company reviewed the useful life of the property, plant and equipment in the year 2019 and concluded that there are no changes to be made in this fiscal year.

Interest of loans directly attributable to the acquisition, construction or production of an asset, which demands a substantial period of time to be finished for the intended use or sale (eligible asset), is capitalized as part of the cost of the respective assets during the construction phase. As of the date of commencement of operation of the corresponding asset, the capitalized costs are depreciated over the estimated useful life of the asset.

15.1.    Reduction at recoverable value of non-financial assets

The impairment test aims to present the actual net realizable value of an asset. The realization can be directly or indirectly, through sale or cash generation in the use of the asset in the Company’s activities.

Every year, the Company conducts the impairment test of its tangible and intangible assets or whenever there is internal or external evidence that the asset can present loss on recoverable value.

The recoverable value of an asset is defined as the highest between its fair value or the

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 value in use of its cash generating unit - UGC, except if the asset does not generate cash inflows that are mostly independent from cash inflows from other assets or groups of assets.

If the book value of an asset or UGC exceeds its recoverable value, the asset is considered not recoverable and a provision is recognized in order to adjust the book value to its recoverable value. In the recoverable value evaluation, the estimated future cash flow is discounted to present value, adopting a discount rate, which represents the capital cost of the Company (WACC) which reflects current market evaluations in connection with the value of money over time and the specific risks of the asset.

16.   Intangible Assets

Intangible assets acquired separately are measured at cost upon initial recognition, less amortization and non-recoverable losses, if any.

Internally generated intangible assets, excluding capitalized costs of development of software, are reflected in the result for the year in which they were incurred. Intangible assets comprise mainly software acquired from third parties, software developed for internal use, goodwill (right of use of stores), list of clients, advantageous lease agreements, advantageous agreements for supply of furniture and brands.

Intangible assets with definite useful life are amortized under the straight-line method. The period and amortization method are reviewed, at least, at the closing of the fiscal year. Changes in the estimated useful life or in the estimated standard use of the future economic benefits incorporated into the asset are accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting assumptions.

The costs of development of software recognized as asset are amortized over its definite useful life (5 to 10 years), whose amortization rate is 10.82%, and the amortization begins when the asset is put into operation.

Intangible assets with indefinite useful life are not amortized, but submitted to impairment tests at the closing of the fiscal year or whenever there is indication that their book value cannot be recovered, individually or at the level of the UGC. The evaluation is reviewed on annual basis to determine if the indefinite useful life remains valid. Otherwise, the useful life estimate is changed on prospective basis from indefinite to definite.

Gain or losses, when applicable, resulting from the derecognition of an intangible asset, are measured as the difference between net results from the disposal and the book value of the asset, being recognized in the result for the year upon write-off of the asset.

17.   Financial Instruments

Financial assets are recognized when the Company assumes contractual rights to receive cash or other financial assets from contracts in which it is a party. Financial assets are derecognized when the rights to receive cash tied to financial assets expire or when the risks and benefits are substantially transferred to third parties. Assets and liabilities are recognized when rights or obligations are retained in the transfer by the Company.

Financial liabilities are recognized when the Company assumes contractual obligations for settlement in cash or assumes third-party obligations through a contract in which it is a party. Financial liabilities are derecognized when they are settled, extinguished or expired.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

Purchases or sales of financial assets requiring delivery of assets within a term defined by regulation or convention in the market (negotiations under normal conditions)

are recognized on the negotiation date, that is, on the date in which the Company agrees to purchase or sell the asset.

17.1.   Classification and measurement of financial assets and liabilities

Upon initial recognition, a financial asset is classified as measured at: amortized cost; fair value through other results (“VJORA”) – or fair value through the result (“VJR”). The classification of financial assets is usually based on the business model where a financial asset is managed and has characteristics of contractual cash flows. Embedded derivatives in which the principal contract is a financial asset within the scope of the standard are never separated. In turn, the hybrid financial instrument is evaluated for classification as a whole.

A financial asset is measured at amortized cost if it satisfies the two conditions below and is not classified as measured at VJR:

•	is maintained within a business model whose purpose is to maintain financial assets to receive contractual cash flows; and
•	its contractual terms generate, on specific dates, cash flows related to the payment of principal and interest on the outstanding principal.

A debt instrument is measured at VJORA if it satisfies the two conditions below and is not classified as measured at VJR:

•	is maintained within a business model whose purpose is attained by the receiving of contractual cash flows as well as by the sale of financial assets; and
•	its contractual terms generate, on specific dates, cash flows that are only payments of principal and interest on the outstanding principal.

Upon initial recognition of an investment in equity instrument that is not held for trading, the Company may opt to irrevocably present subsequent changes in the fair value of investment in other Comprehensive Results (“ORA”). This option is made on investment by investment basis.

All financial assets not classified as measured at amortized cost or VJORA, as described above, are classified as VJR. This includes all derivative financial assets. Upon initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost, VJORA or VJR if this significantly eliminates or reduces an accounting mismatch which would otherwise arise (fair value option).

A financial asset (except for trade account receivable without a material financing component that is initially measured at the transaction price) is initially measured at fair value, plus, for an item not measured at VJR, transaction costs directly attributable to acquisition.

Financial assets measured at VJR - These assets are subsequently measured at fair value. The net result, including interest or income from dividends, is recognized in the result.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

Financial assets at amortized cost - These assets are subsequently measured at amortized cost under the effective interest method. The amortized cost is reduced by losses on reduction to recoverable value. Interest income, and exchange gains and losses are recognized in the result. Any gain or loss on derecognition is recognized in the result.

Financial assets at VJORA - These assets are subsequently measured at fair value. Interest income is calculated under the effective interest method, exchange gains and losses and losses on reduction to recoverable value are recognized in the result. Other net results are recognized in ORA. Upon derecognition, the accumulated result in ORA is reclassified to the result.

17.2.   Derecognition of financial assets and liabilities

A financial asset (or, as appropriate, part of a financial asset or part of a group of similar financial assets) is derecognized when:

•    The rights to receive cash flows expire.

•	The Company transfers its rights to receive cash flows from the asset or the commitment to fully pay cash flows received to a third party, according to an onlending agreement; and (a) the Company has substantially transferred all the risks and benefits related to the asset; or (b) the Company did not transfer neither substantially retain all the risks and benefits related to the asset, but transferred its control.

When the Company assigns its rights to receive cash flows from an asset or enters into onlending agreement, without having transferred or retained substantially all the risks and benefits related to the asset neither transferred the control of the asset, the asset is held and a corresponding liability is recognized. The transferred asset and the corresponding liability are measured in a way to reflect the rights and obligations retained by the Company.

A financial liability is derecognized when the underlying obligation is settled, cancelled or expired.

When a current financial liability is replaced by another from the same creditor, under substantially different terms, or when the terms of a current liability are substantially modified, this replacement or modification is treated as derecognition of the original liability and recognition of a new liability, and the difference between the respective book values is recognized in the result for the year.

17.3.   Offsetting of financial Instruments

Financial assets and liabilities are offset and stated net in the financial statements, if, and only if, there is the right to offset values recognized and intention to settle on net basis or to realize the assets and settle the liabilities simultaneously.

18.   Derivative Financial Instruments

The Company uses derivative financial instruments to put a limit on the exposure to the variation not related to the local market such as swaps of interest rates and swaps of exchange variation. These derivative financial instruments are initially recognized at fair value on the date in which the derivative contract is entered into and later remeasured at fair value at the closing of the fiscal years. The derivatives are recorded as financial assets when the fair value

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 is positive and as financial liabilities when negative. Gains or losses resulting from changes in the fair value of derivatives are recorded directly in the result for the year.

At the beginning of the hedge relation, the Company formally designates and documents the hedge relation to which it intends to apply hedge accounting, and its purpose and risk management strategy to contract it. The documentation includes identification of the hedge instrument, the item or operation covered by hedge, the nature of the hedged risk and how the Company should evaluate the efficiency of the changes in the fair value of the hedge instrument on the neutralization of the exposure to changes in the fair value of the item covered by hedge or the cash flow attributable to the hedged risk. These hedges are expected to be highly efficient on the neutralization of changes in fair value or cash flow, and are constantly evaluated to determine if they are actually being highly efficient over all the fiscal years of the financial reports to which they have been designated.

They are recorded as fair value hedges, following the procedures below:

•	The change in the fair value of a derivative financial instrument classified as fair value hedge is recognized as financial result. The change in the fair value of the hedged item is recorded as part of the book value of the hedged item, and is recognized in the statement of income for the year.
•	Upon calculation of fair value, debts and swaps are measured at rates disclosed in the financial market and projected until their maturity date. The discount rate used for calculation under the method of interpolation of foreign currency loans is obtained through DDI curves, clean Coupon and DI, indexes disclosed by B3 and, for local currency loans it is used the DI curve, index disclosed by CETIP and calculated under the exponential interpolation method.

The Company uses financial instruments only for protection against identified risks limited to 100% of the value of these risks. Operations with derivatives are solely used to reduce exposure to foreign currency and interest rate fluctuation, so as to maintain the stability of the capital structure.

19.   Cash flow hedge

Derivative instruments are recorded as cash flow hedge, following the procedures below:

•	The efficient portion of gain or loss of the hedge instrument is recognized directly in the shareholders’ equity under Other Comprehensive Results, and if the hedge fails to meet the hedge ratio, but the risk management purpose remains unchanged, the Company should adjust (“rebalance”) the hedge ratio to meet the qualification criteria.
•	Any remaining gain or loss in the hedge instrument (including from the “rebalance” of the hedge ratio) is an inefficiency and, therefore, should be recognized in the result.
•	The values recorded under Other Comprehensive Results are immediately transferred to the statement of income together with the transaction object of hedge when affecting the result, for example, when a financial income or expense object of hedge is recognized or when an expected sale occurs. When the item object of hedge is the cost of a non-financial asset or liability, the values recorded in the shareholders’ equity are transferred to the initial book value of the non-financial asset or liability.

•     Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•	The Company should discontinue the hedge accounting on prospective basis only when the hedge relation fails to meet the qualification criteria (after taking into consideration any rebalance of the hedge relation).
•	If the occurrence of the estimated transaction or firm commitment is no longer expected, the values previously recognized in the shareholders’ equity are transferred to the statement of income. If the hedge instrument expires or is sold, discontinued or exercised without replacement or rollover, or if its classification as hedge is cancelled, the gains or losses previously recognized in the comprehensive result remain deferred in the shareholders’ equity under Other Comprehensive Results until the expected transaction or firm commitment affects the result.

20.   Loss on recoverable value of financial assets

The Company adopts the expected credit loss model, which applies to financial assets measured at amortized cost, contractual assets and debt instruments measured at VJORA, but which does not apply to investments in equity instruments (shares) or financial assets measured at VJR.

Provisions for losses are measured at one of the following bases:

•	Credit losses expected for 12 months (general model): these credit losses result from possible events of default within 12 months from the balance sheet date, and subsequently, in case of deterioration of the credit risk, for the entire life of the instrument
•	Credit losses expected for the entire life (simplified model): these credit losses result from all possible events of default over the expected life of a financial instrument
•	Practical expedient: these credit losses are expected and consistent with reasonable and sustainable information available on the balance sheet date for past events, current conditions and forecast of future economic conditions, which allow to check future probable loss based on the historical loss occurred according to the maturity of the securities.

The Company measures provisions for losses on accounts receivable and other receivables and contractual assets for a value equal to expected credit loss for the entire life, where for trade accounts receivable, whose portfolio of receivables is dispersed, leases receivable, wholesale accounts receivable and accounts receivable from carriers, it is applied the practical expedient through adoption of a matrix of losses for each maturity range.

When determining if the credit risk of a financial asset has significantly increased since the initial recognition and when estimating the expected credit losses, the Company considers reasonable and sustainable information that is relevant and available without excessive cost or effort. It includes information and quantitative and qualitative analyses, based on the historical experience of the Company, credit evaluation and considering information on projections.

The Company assumes that the credit risk of a financial asset has significantly increased if it is more than 90 days past due. The Company considers a financial asset as default when:

•	it is unlikely that the debtor will fully pay its credit obligations to the Company without resorting to actions such as realization of guarantee (if any); or

•     Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•    the financial asset is past due for more than 90 days.

The Company determines the credit risk of a debt security based on analysis of the history of payments, current financial and macroeconomic conditions of the counterparty and evaluation of rating agencies when applicable, thus assessing each security individually.

The maximum period considered in the estimate of expected credit loss is the contractual period during which the Company is exposed to the credit risk.

Measurement of expected credit losses – Expected credit losses are estimates weighted by the probability of credit losses based historical losses and projections of related assumptions. Credit losses are measured at present value based on all cash shortages (that is, the difference between cash flows payable to the Company according to agreement and cash flows that the Company expects to receive).

Expected credit losses are discounted at the effective interest rate of the financial asset.

Financial assets with credit recovery issues – On each presentation date, the Company assesses if the financial assets stated at amortized cost and the debt securities measured at VJORA present indications of loss on recoverable value. A financial asset presents indications of loss on recoverable value when there is one or more events with negative impact on the estimated future cash flows of the financial asset.

Presentation of loss on reduction to recoverable value - Provision for losses for financial assets measured at amortized cost are deducted from the gross book value of the assets.

For financial Instruments measured at VJORA, the provision for losses is recognized in ORA, instead of reducing the book value of the asset.

Losses on reduction to recoverable value related to trade accounts receivable and other receivables, including contractual assets, are presented separately in the statement of income and ORA. Losses of recoverable values of other financial assets are presented in ‘selling expenses’.

Accounts receivable and contractual assets - The Company considers the model and certain assumptions adopted in the calculation of these expected credit losses as the principal sources of uncertainty of the estimate.

The positions in each group were segmented based on usual characteristics of credit risk, such as:

•	Level of credit risk and history of losses – for wholesale clients and lease of properties; and
•	Default status, risk of default and history of losses - for credit card companies and other clients.

21.   Provision for lawsuits

The provisions are recognized when the Company has a present obligation (legal or not formalized) in view of a past event, it is probable that cash outflow will be required to settle the obligation, and it is possible to make a reliable estimate of the value of this obligation. Expenses related to the provision are recorded in the result for the year, net of reimbursement. For success fees, the Company and its subsidiaries recognize a provision when the fees are

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 incurred, that is, upon final judgment of the lawsuits, being disclosed in the notes, the amounts involved in the lawsuits not yet concluded.

The assessment of the chance of loss includes analysis of available evidences, hierarchy of the laws, available case laws, the most recent court decisions, legal relevance, the history of occurrence and amounts involved and external lawyers’ opinion.

The provision for lawsuits is estimated by the Company and corroborated by its legal advisors and it was recognized in an amount considered sufficient to cover probable losses.

22.   Commercial lease operations

Upon signing of contract, the Company assesses if it is, or contains, a lease. The contract is, or contains, a lease when it transfers the right of control over the use of an identified asset for a given period in exchange for payment.

The Company leases equipment and commercial spaces, including stores and distribution centers, under cancellable and non-cancellable commercial lease. The terms of the contracts range substantially from 5 to 25 years.

The Company as lessee

The Company assesses its lease contracts in order to identify relations of lease of a right of use, using exemptions provided for contracts under 12 months and where the individual amount of the asset is below US$ 5,000 (five thousand dollars). The contracts are then recorded, upon beginning of the lease, as Lease Liabilities against the Right of Use, both at the present value of minimum lease payments, using the implicit interest rate of the contract, if it can be used, or incremental interest rate considering loans obtained by the Company.

The lease term used in the measurement corresponds to the term that the lessee is reasonably certain to exercise the option to extend the lease or not to exercise the option to rescind the lease.

Subsequently, payments made are segregated between financial charges and reduction of lease liabilities, in order to obtain a constant interest rate on the balance of liabilities. The financial charges are recognized as financial expense for the period.

The right of use assets under lease contracts are amortized over the lease term. The capitalization of improvements, renewals and renovations in stores are amortized over their estimated useful life or over the expected term of use of the asset, unless there is evidence that the lease contract will not be extended.

Variable rents are recognized as expenses in the years in which they are incurred.

The Company as lessor

Commercial leases in which the Company does not transfer substantially all the risks and benefits from the ownership of the asset are classified as operating commercial leases. The initial direct trading costs of commercial leases are added to the book value of the leased asset and recognized over the term of the contract, on the same base of rent income.

Variable rents are recognized as revenue in the fiscal years in which they are earned.

23.   Revenues to be accrued

Unearned revenues are recorded by the Company as liability for the anticipation of amounts received from commercial partners for the exclusivity in the provision of intermediation services for complementary or extended guarantees and values referring to the rental of gondola ends and backlight panels for displaying suppliers' products, and are recognized on the result for the year upon proof of service regarding the sale of these guarantees to business partners.

EXHIBIT 3

SENDAS DISTRIBUIDORA S.A.

Value of the investment and Bellamar Empreendimentos e Participações Ltda.

FINANCEIRA ITAÚ CBD S/A CRÉDITO. FINANCIAMENTO E INVESTIMENTO

Shareholders	Ordinary shares	%	Market Value
Itau Unibanco	453,683,262	50%	2,150,404,150.48
Bellamar Empreend. e Partic. Ltda	324,501,114	35.7630%	1,538,096,290.58
Lake Niassa Empreend. e Partic. Ltda.	129,182,147	14.2370%	612,307,855.16
Companhia Brasileira de Distribuição	1	0.0000%	4.74
Conselho	8	0.0000%	37.92
	907,366,532	100,0000%	4,300,808,338.88

The shares of Financeira Itaú CBD S.A. were valued independently and the appraisers establish the value of the company's shares in a space of R$ 4.69 to R$ 4.93 per share.

In this evaluation, an average value of R$ 4.7399 was adopted.

Accordingly, the market value of Financeira Itaú CBD S.A. is R$ 4,300,808,338.88.

The market value of Bellamar's investment in FIC considering its participation and, as shown above, is R$ 1,538,096,290.58.

BELLAMAR EMPREENDIMENTOS E PARTICIPAÇÕES LTDA

Quotaholders	Ordinary shares	%	Equity value	Market Value
Companhia Brasileira de Distribuição	13,882,756,895	99.999%	377,117,939.44	1,538,096,179.79
Sendas Distribuidora S.A.	1,000	0.0001%	27.16	110.79
	13,882,757,895	100,0000%	4,300,808,338.88	1,538,096,290.58

Consequently, the value of the CBD investment in Bellamar follows the same logic, with an amount of R$1,538,096,179.79.

In the barter, CBD delivers to SENDAS 50% (fifty percent) of the shares of Bellamar Empreendimentos e Participações S.A., for a market value of R$ 769,048,145.29.

EXHIBIT 4

SENDAS DISTRIBUIDORA S.A.

Description of the properties to be delivered in the Barter

 APPRAISAL REPORTS AT MARKET VALUE AND DESCRIPTION OF THE PROPERTIES

amaral d'avila

*Assessment Engineering*

**CIA BRASILEIRA DE DISTRIBUIÇÃO**

*Avenida Presidente Dutra, n° 2.700 - Santa Mônica - Feira de Santana - BA*

| | |
|---|---|
| **Subject-Matter** | : Urban Property – Land |
| **Documents** | : Abstracts of Title No. 33.844 e 33.846 – 2nd Real Estate Registry Office of Feira de Santana – BA and Registration Certificate – Municipality of Feira de Santana - BA |
| **Purpose** | : Determination of the Market Sale Value |
| **Liquidity** | : Average |
| **Assessment Date** | : October 2.020 |

35 mil laudos

**No.**

Rio de ... neiro - RJ
Av. Presidente ... lson, 23 ... ar - Centro

amaral d'avila

# ASSESSMENT RESULTING AMOUNT

**MARKET SALE VALUE:**

**PROPERTY AMOUNT = R$ 15.070.000,00**

**(fifteen million and seventy hundred thousand Reais)**

**LEASE MARKET VALUE:**

**LEASE AMOUNT = R$ 49.900,00/month**

**(forty-nine thousand nine hundred Reais per month)**

**AMOUNT VALID FOR OCTOBER 2020**

Av. Presidente Wilson, 231 - 9\ mdar - Centro

08/04/2020 Certidão Negativa de Débitos

PREFEITURA MUNICIPAL DE FEIRA DE SANTANA

Secretaria Municipal da Fazenda
Departamento de Administração Tributária

# CERTIDÃO NEGATIVA IMOBILIÁRIA

**Emitida nos termos dos arts. 215, 216, 217, 218 e 219, da Lei Complementar nº 003, de 22 de Dezembro 2000 – Código Tributário do Município de Feira de Santana.**

## CÓDIGO: N / 2020 / 2029230

| | |
|---|---|
| CONTRIBUINTE: | **CIA BRASILEIRA DE DISTRIBUICAO** |
| CPF/CNPJ: | **47.508.411/0001-56** |
| ENDEREÇO: | **AVENIDA PRESIDENTE DUTRA, S/N , 62.361-0 , SANTA MONICA** |
| INSCRIÇÃO IMOBILIÁRIA: | **23.816-3** |
| INSCRIÇÃO FÍSICA: | **01.03.144.0466.001** |
| ÁREA DO TERRENO (M²): | **12375** |
| ÁREA TOTAL CONSTRUÍDA (M²): | **454,99** |
| UTILIZAÇÃO: | **PREST. SERVICOS** |
| DATA DO 1º LANÇAMENTO: | **01/01/1990** |
| DATA DO LANC. ULT. CONSTRUÇÃO: | **01/01/1990** |
| ÁREA TOTAL ACRESCIDA (M²): | **0** |
| DATA DA EMISSÃO DA CERTIDÃO: | **08/04/2020** |
| DATA DE VALIDADE DA CERTIDÃO: | **07/06/2020** |

***Fica ressalvado o direito de a Fazenda do Município de Feira de Santana a cobrar quaisquer dívidas de responsabilidade do contribuinte acima, relativas aos tributos deste município, administrados por esta Secretaria Municipal da Fazenda, inclusive os inscritos em Dívida Ativa.***

*A presente Certidão não servirá de prova contra quaisquer débitos referentes a recolhimentos que não tenham sido efetuados e que venham a ser apurados pela Secretaria Municipal da Fazenda, conforme prerrogativa legal prevista nos Incisos de I a IX, do Artigo 149, da Lei Federal n°. 5.172, de 25/10/1966 – Código Tributário Nacional.*

*Conforme o Art. 215, § 3°, do Código Tributário Municipal – Lei Complementar de n°. 003, 22 de dezembro 2000, as certidões fornecidas não excluem o direito de a Fazenda Municipal cobrar, em qualquer tempo, os débitos que venham a ser apurados pela autoridade administrativa.*

*A autenticidade deste documento pode ser comprovada através do site da Secretaria Municipal da Fazenda pelo endereço eletrônico: http://www.sefaz.feiradesantana.ba.gov.br/certidao.*

*Esta **CERTIDÃO** abrange, apenas, a propriedade vinculado a(s) inscrição(ões) supracitada(s) do contribuinte e refere-se apenas aos **TRIBUTOS MUNICIPAIS**. É válida pelo prazo de **60 DIAS**, contado a partir da data da sua emissão.*

**Código de verificação de autenticidade:**

d1d7303f0cbf8fbcdc1653bdb4746474

*Certidão emitida gratuitamente.*

*Atenção: qualquer rasura ou emenda invalidará este documento.*

www.sefaz.feiradesantana.ba.gov.br/index.php?pg=servicosonline&iptu=1&tipo_inscricao=certidao&view=tela1&inscricao=238163 1/1

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

Avenida Santo Antônio, n° 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

2PV 94648
002/084656

2º OFÍCIO DO REGISTRO DE IMÓVEIS E HIPOTECAS
FEIRA DE SANTANA - BAHIA

REGISTRO GERAL - ANO: 2013 -1 - Frente-

Oficial Titular

MATRÍCULA Nº: -33.844- DATA: 22/05/2013 IDENTIDADE DO IMÓVEL

Transporte Integral da Matricula 33844, fls. 196, livro 2-EJ, em 22/05/2013.

IMOVEL - Área de terra desmembrada da Chácara Primavera, antigo Subaé e ainda Deus Dará, nesta cidade, cuja área de terra fica a margem da Estrada de Rodagem (traçado Novo); medindo 91.00m de frente, por 20,00m de largura, no fundo, do lado Poente mede 81,00m de comprimento e ao lado nascente mede 122,50m de comprimento; limitando a frente a Avenida Presidente Dutra, fundo com a Avenida Santo Antonio, conforme projeto da Prefeitura, ao poente com propriedade do Espólio de Raymundo Fraga Maia e nascente com terrenos de Denise e Irma de Lima Caribé; terrenos próprios. Inscrição Municipal nº 01031440466009.

PROPRIETARIO: Espólios de MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA.

REGº ANTº Nº: 33834 livro 3AZ fls. 107, do Cartório do 1º Ofício de Imóveis desta Comarca.

R-1-33844. PROT. 66968 de 21.08.09. TRANSMITENTE: Espólios de MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA, representados por seu inventariante Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 15671437504, residente em Salvador-Ba, conforme alvará do Juizo de Direito da 14ª Vara de Família de Salvador-Ba, assinado pela Dra. Maria das Graças Guerra de Santana Hamilton, Juiza de Direito da 14ª Vara de família, Sucessões, Órfãos, Interditos e Ausentes da comarca de Salvador-BA; processo nº 140007374592. ADQUIRENTE: RICARDO LUIZ FERREIRA FRAGA MAIA, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 15671437504; e MÔNICA FRAGA MAIA ALVES, brasileira, nutricionista, RG 173490603, CPF 24800546591, casada com VITOR LÚCIO DE OLIVEIRA ALVES, residentes em Salvador- BA. Titulo: Compra e Venda. Forma: Instrumento Público datado de 10 de agosto de 2009 do Cartório do 6º Ofício de Notas de Salvador- BA; livro 1078, fls. 110. Valor R$1.220.865,00. Daj 362643. Dou fé. Feira de Santana, 21 de agosto de 2009. A Oficial- Vera Lúcia Matos Lopes.

R-2-33844. PROT. 77039 de 22/09/11. TRANSMITENTE: MÔNICA FRAGA MARIA ALVES, e seu VITOR LÚCIO DE OLIVEIRA ALVES, e RICARDO LUIZ FERREIRA FRAGA MAIA, já qualificados. ADQUIRENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, com sede em Salvador- BA, CNPJ 09559333/0001-20, representada por João Gabriel Cruz Pinto Rodrigues da Costa, solteiro, CPF 35548142534; e Ricardo Luiz Ferreira Fraga Maia, já qualificado. Titulo: Compra e Venda. Forma: Instrumento Público datado de 28/10/10 do Cartório do 6º Oficio de Notas de Salvador-BA, livro 1136, fls. 123; e Escritura Pública de Aditamento de 12/09/11 do Cartório do 6º Ofício de Notas de Salvador-BA, livro 1179, fls. 068. Valor R$2.400.000,00. Daj 324933. Dou fé. Feira de Santana, 22/09/11. A Oficial- Vera Lúcia

C.V 007

continua no verso

Pag.: 001/003
Certidão na última página

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

1

Matos Lopes.

AV-3-33844. PROT 77116 de 29/09/11. Certifico que fica averbada a retificação da área total do imóvel descrito nesta matrícula, que na verdade mede 6.300,00m², com a seguinte descrição: inicia-se a descrição deste terreno, identificado como ÁREA A, no vértice A1, de coordenadas N8.644.009,7648m e E506.417,8162m; limitando por muro deste segue confrontando com Rua São Sebastião, com os seguintes azimutes e distâncias: 126°19'10" e 14,33m até o vértice A2, 127°09'27" e 60,50m até o vértice A3, limitando por muro deste, segue confrontando com Rua São Pedro, com os seguintes azimutes e distâncias: 217°32'55" e 83,15m, até o vértice A4, limitando-se por muro deste segue confrontando com a Avenida Presidente Dutra, com os seguintes azimutes e distâncias: 307°23'34" e 48,27m até o vértice A5, 307°27'50" e 26,81m até o vértice A6, limitando-se por muro deste, segue confrontando com o terreno vizinho, identificando como área B, também de propriedade da empresa Castelo de Rocamandur Empreendimentos LTDA, com os seguintes azimutes e distâncias: 37°43'50" e 81,00m até o A-1, ponto inicial da descrição deste perímetro. Documentos arquivados. Daj 338239. Dou fé. Feira de Santana, 29/09/11. A Oficial- Vera Lúcia Matos Lopes. A REFERIDA MATRICULA É CÓPIA INTEGRAL E FIEL. Dou fé. Feira de Santana, 22 de maio de 2013. A Oficial Bela. Vera Lúcia Matos Lopes

R-4-33844 protocolo 91324 de 22.05.2013. TRANSMITENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, empresa inscrita no CNPJ/MF 09.559.333/0001-20, sediada em Salvador- BA na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade, sala 1812, Caminho das Árvores, representada pelos sócios João Gabriel Cruz Pinto Rodrigues da Costa, brasileiro, solteiro, maior, advogado, RG nº 2858341 SSP/BA, e inscrito na OAB/BA nº 12.526 e CPF 355.481.425-34, residente e domiciliado na cidade de Salvador/Ba, na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade sala 1812, Caminho das Árvores e Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador- BA, na Alameda dos Jasmins nº 88, apt 303. ADQUIRENTE: SÉ SUPERMERCADOS LTDA, com sede na Avenida Brigadeiro Luis Antônio nº3.172, Jardim Paulista/SP CNPJ nº 01.545.828/0001-98, neste ato representado por seus diretores Paulo Gualtieri, brasileiro, casado, economista, RG nº 7513.210 SSP/SP e do CPF nº 020.230.868-50 e Vitor Fagá de Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do RG nº 020.230.868-50 e Vitor Fagá De Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do CPF nº204.156.108-42, ambos domiciliados e residentes nesta capital com endereço comercial na Avenida Brigadeiro Luis Antônio, nº 3.172. TÍTULO: Compra e Venda. FORMA: Escritura Pública Lavrada no Cartório do 22º Ofício de Notas da Capital/SP, datado de 28/03/2013, Livro 4.152 e fls 325, Notas nº 12906, com Escritura Pública de Ato Retificatório, datado de 02/04/2013, Livro 4.152 e fls 339, Notas nº 12975. Valor R$ 6.600.000,00. DAJ 005-394333. Dou Fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela ass- Vera Lúcia Matos Lopes

Av-5-33844. Protocolo 132228 datado de 29.01.2018. Nos termos do provimento 39/2014 do CNJ, o qual dispõe sobre a Central Nacional de Indisponibilidade de Bens (CNIB). Fica decretada a indisponibilidade do imóvel na presente matrícula da PROPRIETÁRIO: SE SUPERMERCADOS LTDA, CNPJ nº 01.545.828/0001-98, tendo como emissão da ordem e continua na ficha nº 2

Pag.: 002/003
Certidão na última página

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

2º OFÍCIO DE REGISTRO DE IMÓVEIS E HIPOTECA DE FEIRA DE SANTANA - BAHIA
OFICIALA Belª Vera Lúcia Matos Lopes
TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

REGISTRO GERAL - ANO: ______ Oficial Titular

MATRÍCULA Nº: -33.844- DATA: 02/02/2018 IDENTIDADE DO IMÓVEL

aprovação de indisponibilidade o Sr. FELIX SEABRA DE LEMOS NETO - PALMAS/TO. Processo nº 00004694520155100801, Protocolo da Indisponibilidade 201712.0510.00415170-IA-990. Data do pedido 05.12.2017. DAJE 0039/002/044891 (isento). Dou fé. Feira de Santana, 02 de Fevereiro de 2018. A Oficial Bela.

2º Oficio de Registro de Imóveis de Feira de Santana
Certifico que o imóvel da presente matricula tem a sua situação com referência a constituições de ônus reais e que até a presente data não consta registros de ações reais pessoais e nem reipersecutória.

BELA. VERA LUCIA MATOS LOPES - OFICIAL

Selo de Autenticidade
Tribunal de Justiça do Estado da Bahia
Ato Notarial ou de Registro
0039.AB173669-3
N4ONPS1RZQ
Consulte:
www.tjba.jus.br/autenticidade

C.V 007

Emolumentos: R$ 40,92 Fiscal: R$ 29,06 FECOM: R$ 11,18 Defensoria: R$ 1,08 PGE: R$ 1,63 FMMPBA: R$ 0,85
Total: R$ 84,72 Daje: 39-002-84656
Pag.: 003/003
SELOS E CONTRIBUIÇÕES RECOLHIDOS POR VERBA

Certidão expedida às 13:21:42 horas do dia 24/03/2020.
O prazo de validade desta certidão é de 30(trinta) dias.
Art. 829(Código de Normas de Serviços dos Ofícios Extrajudiciais Bahia).
Pedido Nº 94648

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 18AF314E-2FCF-4D5D-B3C2-506E92F9B1FC

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

2W 94654
002/084663

2º OFÍCIO DO REGISTRO DE IMÓVEIS E HIPOTECAS
FEIRA DE SANTANA - BAHIA

REGISTRO GERAL - ANO: 2012 -1 - Frente-

Oficial Titular

MATRÍCULA Nº: -33.846- DATA: 22/05/2013 IDENTIDADE DO IMÓVEL

Transporte integral da matricula 33846, fls. 197, livro 2-EJ em 22/05/2013.

IMÓVEL: Prédio s/nº situado na Avenida Presidente Dutra, nesta cidade, composta de: um só pavimento, possui internamente 03 salas, sendo 02 taqueadas, dependências com entrada (vestíbulo), copa, cozinha, despensa, sanitário, circulação, depósito, varandas, garagem, toda forrada, área coberta de 265,00m², edificado em terreno próprio desmembrado dos terrenos da Chácara Primavera, antiga Subaé e ainda Deus Dará, de forma retangular, medindo de frente para a Avenida Presidente Dutra 75,00m por 81,00m de frente a fundo; com área total de 6.075,00m²; limitando ao norte com a Avenida Santo Antonio, sul com a Avenida Presidente Dutra, nascente com terrenos de DR. Antonio Barbosa Caribé e poente com a Rua Primavera. Inscrição Municipal nº 01031440466009.

PROPRIETÁRIO: ESPÓLIOS DE MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA.

REGº ANTº Nº: 32 689 do livro 3AX fls. 54, do Cartório do 1º Oficio de Imóveis desta Comarca.

R-1-33846. PROT. 66969 de 21.08.09. TRANSMITENTE: ESPÓLIOS DE MARIA DA CONCEIÇÃO FERREIRA MAIA E RAYMUNDO FRAGA MAIA, representados por seu inventariante Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador-Ba; conforme alvará do Juizo de Direito da 14ª vara de família da Comarca de Salvador-Ba; assinado pela Dra. Maria das Graças Guerra de Santana Hamilton, Juiza de Direito da 14ª vara de Familia, Sucessões, Orfãos, Interditos e Ausentes da Comarca de Salvador-Ba; processo nº 140007374592. ADQUIRENTE: RICARDO LUIZ FERREIRA FRAGA MAIA, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04 e MÔNICA FRAGA MAIA ALVES, brasileira, nutricionista, RG 173490603, CPF 248.005.465-91, casada com VITOR LÚCIO DE OLIVEIRA ALVES, residentes em Salvador-Ba. Titulo: Compra e Venda. Forma: Instrumento Público datado de 10 de agosto de 2009 do Cartório do 6º Oficio de Notas desta digo Notas da Comarca de Salvador-Ba, livro 1078, fls 117. Valor R$1.179.135,00. Daj 362636. Dou fé. Feira de Santana, 21 de agosto de 2009. A Oficial-Vera Lúcia Matos Lopes.

R-2-33846. PROT 77040 de 22/09/11. TRANSMITENTE: MÔNICA FRAGA MAIA ALVES, seu esposo VITOR LUCIO DE OLIVEIRA ALVES e RICARDO LUIZ FERREIRA FRAGA MAIA, já qualificados. ADQUIRENTE: CASTELO DE ROCAMANDUR EMPRENDIMENTOS LTDA, com sede em Salvador-Ba, CNPJ 095.593.33/0001-20, representada por João Gabriel Cruz Pinto Rodrigues da Costa, solteiro, CPF 355.481.425-34, e Ricardo Ferreira digo Ricardo Luiz Ferreira Fraga Maia, já qualificado. Título: Compra e Venda. Forma: Instrumento Público datado de 28/10/10 do Cartório do 6º oficio de Notas desta comarca, livro 1136, fls digo Notas de Salvador-Ba, livro 1136, fl. 123, e Escritura pública de aditamento datado de 12/09/11 do Cartório do 6º oficio de Notas de Salvador-Ba, livro 1179, fls 068. Valor

C.V 007

Pag.: 001/002
Certidão na última página

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 18AF314E-2FCF-4D5D-B3C2-506E92F9B1FC

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

1

R$2.400.000,00. Daj 324925. Dou fé. Feira de Santana, 22/09/11. A Oficial-Vera Lúcia Matos Lopes. A REFERIDA MATRÍCULA É CÓPIA INTEGRAL E FIEL. Dou fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela.

R-3-33846 protocolo 91325 de 22.05.2013. TRANSMITENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, empresa inscrita no CNPJ/MF 09.559.333/0001-20, sediada em Salvador- BA na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade, sala 1812, Caminho das Árvores, representada pelos sócios João Gabriel Cruz Pinto Rodrigues da Costa, brasileiro, solteiro, maior, advogado, RG nº 2858341 SSP/BA, e inscrito na OAB/BA nº 12.526 e CPF 355.481.425-34, residente e domiciliado na cidade de Salvador/Ba, na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade sala 1812, Caminho das Árvores e Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador- BA, na Alameda dos Jasmins nº88, apt 303. ADQUIRENTE: SÉ SUPERMERCADOS LTDA, com sede na Avenida Brigadeiro Luis Antônio nº3.172, Jardim Paulista/SP CNPJ nº 01.545.828/0001-98, nesta ato representado por seus diretores Paulo Gualtieri, brasileiro, casado, economista, RG nº 7513.210 SSP/SP e do CPF nº 020.230.868-50 e Vitor Fagá de Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do RG nº 020.230.868-50 e Vitor Fagá De Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do CPF nº204.156.108-42, ambos domiciliados e residentes nesta capital com endereço comercial na Avenida Brigadeiro Luis Antônio, nº 3.172. TÍTULO: Compra e Venda. FORMA: Escritura Pública Lavrada no Cartório do 22º Ofício de Notas da Capital/SP, datado de 28/03/2013, Livro 4.152 e fls 325, Notas nº 12906. com Escritura Pública de Ato Retificatório, datado de 02/04/2013, Livro 4.152e fls 339, Notas nº12975. Valor R$ 6.400.000,00. DAJ 005-394400. Dou Fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela ass-

Av-4-33846. Protocolo 132229 datado de 29.01.2018. Nos termos do provimento 39/2014 do CNJ, o qual dispõe sobre a Central Nacional de Indisponibilidade de Bens (CNIB). Fica decretada a indisponibilidade do imóvel na presente matricula da PROPRIETÁRIO: SE SUPERMERCADOS LTDA, CNPJ nº 01.545.828/0001-98, tendo como emissão da ordem e aprovação de indisponibilidade o Sr. FELIX SEABRA DE LEMOS NETO - PALMAS/TO. Processo nº 00004694520155100801. Protocolo da Indisponibilidade 201712.0510.00415170-IA-990. Data do pedido 05.12.2017. DAJE 0039/002/044892 (isento). Dou fé. Feira de Santana, 02 de Fevereiro de 2018. A Oficial Bela.

**2º Ofício de Registro de Imóveis de Feira de Santana**

**Certifico que o imóvel da presente matricula tem a sua situação com referência a constituições de ônus reais e que até a presente data não consta registros de ações reais pessoais e nem reipersecutória.**

BELA. VERA LUCIA MATOS LOPES - OFICIAL

Selo de Autenticidade
Tribunal de Justiça do Estado da Bahia
Ato Notarial ou de Registro
0039.AB173670-7
8ZOBBOO42E
Consulte:
www.tjba.jus.br/autenticidade

Emolumentos: R$ 40,92 Fiscal: R$ 29,06 FECOM: R$ 11,18 Defensoria: R$ 1,08 PGE: R$ 1,63 FMMPBA: R$ 0,85
Total: R$ 84,72 Daje: 39-002-84663
Pag.: 002/002
SELOS E CONTRIBUIÇÕES RECOLHIDOS POR VERBA

Certidão expedida às 13:25:29 horas do dia 24/03/2020.
O prazo de validade desta certidão é de 30(trinta) dias.
Art. 829(Código de Normas de Serviços dos Ofícios Extrajudiciais Bahia).
Pedido Nº 94654

amaral d'avila

Assessment Engineering

# CIA BRASILEIRA DE DISTRIBUIÇÃO

*Avenida Bernardo Manuel, n° 11.350 - Itaperi - Fortaleza – CE*

| | |
|---|---|
| **Subject-Matter** | : Urban Property – Commercial use |
| **Documents** | : Abstracts of Title No. 44.795 - Real Estate Registry Office of the 2nd Zone of Fortaleza – CE and Urban and Building Land Tax |
| **Purpose** | : Determination of the Market Sale Value |
| **Liquidity** | : Average |
| **Assessment Date** | : October 2020 |

35 mil laudos

**No.**

Av. Presidente ... lson, 23... Rio d... neiro - RJ ...dar - Centro amaral d'avila

# ASSESSMENT RESULTING AMOUNT

**MARKET SALE VALUE:**

**PROPERTY AMOUNT = R$ 13.610.000,00**

**(thirteen million and six hundred and ten thousand Reais)**

**LEASE MARKET VALUE:**

**LEASE AMOUNT = R$ 47.500,00/month**

**(forty-seven thousand five hundred Reais per month)**

**AMOUNT VALID FOR OCTOBER 2020**

Av. Presidente Wilson, 231 - 9\ mdar - Centro

amaral d'avila
engenharia de avaliações

EX: 931 / EX: 581

| CARTÓRIO DE REGISTRO DE IMÓVEIS 2ª ZONA<br>COMARCA DE FORTALEZA - CEARÁ | MATRICULA | 44.795 |
|---|---|---|
| RUA PEDRO I, 761 - FONE 231.9877 | REGISTRO GERAL | DATA 08/DEZEMBRO/88 |
| ANA TERESA ARAÚJO MELLO FIUZA - Oficiala<br>HAROLDO PROENÇA FIUZA - Substituto | RUBRICA | FICHA 01 |

**IMÓVEL** - Um prédio comercial situado nesta Capital, com frente para a Av. dos Expedicionários, nº 11.350, no distrito de Parangaba, no lugar denominado Itaperi, encravado em terreno que mede e extrema: **AO NORTE**, 122,00m com terras do Comendador Valentim dos Santos Diniz' e sua mulher, e outros; **AO SUL**, 100,00m com o Grupo Cassimiro Montenegro; **AO NASCENTE**, 180,00m com a Av. dos Expedicionários, prolongamento da Rua Senador Pompeu; e, **AO POENTE**, 181,50m com a Estrada de Parangaba.

PROPRIETÁRIA - ANSA - AUTO SERVIÇOS DO NORDESTE S/A., inscrita no CGC MF sob o nº 07.612.971/0001-31.

TÍTULO AQUISITIVO - Transcrição nº 42.645, deste Cartório.

**R.01/44.795** - Conforme requerimento datado de 16 de agosto de 1988, apresentado e arquivado neste Cartório, e Ata de Assembléia Geral Extraordinária publicada no Diário Oficial de São Paulo,' em 03 de dezembro de 1981, a proprietária, ANSA - Auto Serviços do Nordeste S/A, já qualificada, juntamente com outras, foram fusionadas, tendo sido em consequência constituida uma nova sociedade que passará a girar sob a denominação de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CGC MF sob o nº 47.508.411/0001-56, com sede em São Paulo, à Av. Brigadeiro Luiz Antonio, nº 3142. Fortaleza, 08 de dezembro de 1988. Eu, [assinatura], Escrevente compromissada, datilografei. Subscrevo, [assinatura], Substituto da Oficaila.

TALÃO 07/12/281
TALÃO COMPL.
EMOL/FERMOJU/ACM/FERC 13,01
2º OFÍCIO DE IMÓVEIS

CERTIDÃO VÁLIDA POR 30 DIAS, EXCETO PARA OS FINS DE INCORPORAÇÃO IMOBILIÁRIA E PARCELAMENTO DO SOLO URBANO, CUJA VALIDADE É DE 90 DIAS PROVIMENTO Nº 08/2003 - CGJCE

Selo de Autenticidade
VÁLIDO SOMENTE COM O SELO DE AUTENTICIDADE
CERTIDÃO Segunda Via Segundo Traslado
FERC AB 972164

2º OFÍCIO DE REGISTRO DE IMÓVEIS
CERTIDÃO
Certifico que a presente cópia contém todos os assentamentos lançados na ficha original da matrícula nº 44795
Fortaleza/CE, 13.07.06
Titular/Substituto
Ana Teresa Araújo Mello Fiúza
Haroldo Proença Fiúza
Cláudia Mesquita Rocha
Escrevente

BUSCA / PRENOTAÇÃO E EXP JUDICIAIS
CONFERIDO POR
13/07/06 J1:00h

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904-7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560-3000
contato@amaraldavila.com.br

## ART de Obra ou Serviço

Localizador: LC28479866

**1. Responsável Técnico**

**CELSO DE SAMPAIO AMARAL NETO**

Título Profissional: **Engenheiro Civil**

RNP: **2605634914**

Registro: **0601330522-SP**

Empresa Contratada: **AMARAL D'AVILA ENGENHARIA DE AVALIACOES LTDA**

Registro: **0388093-SP**

**2. Dados do Contrato**

Contratante: **CIA BRASILEIRA DE DISTRIBUIÇÃO** CPF/CNPJ: **47.508.411/0001-56**

Endereço: **Avenida BRIGADEIRO LUÍS ANTÔNIO** Nº: **3172**

Complemento: Bairro: **JARDIM PAULISTA**

Cidade: **São Paulo** UF: **SP** CEP: **01402-000**

Contrato: **27544** Celebrado em: **06/10/2020** Vinculada à Art nº:

Valor: R$ **34.600,00** Tipo de Contratante: **Pessoa Jurídica de Direito Privado**

Ação Institucional:

**3. Dados da Obra Serviço**

Endereço: **Avenida AVENIDA PAULISTA 1159** Nº: **1159**

Complemento: **CJ 713** Bairro: **BELA VISTA**

Cidade: **São Paulo** UF: **SP** CEP: **01311-921**

Data de Início: **06/10/2020**

Previsão de Término: **16/10/2020**

Coordenadas Geográficas:

Finalidade: **Comercial** Código:

CPF/CNPJ:

**4. Atividade Técnica**

| | | | | Quantidade | Unidade |
|---|---|---|---|---|---|
| **Coordenação** 1 | **Avaliação** | **Edificação** | **Alvenaria** | **6,00000** | **unidade** |

Após a conclusão das atividades técnicas o profissional deverá proceder a baixa desta ART

**5. Observações**

**LAUDOS 38.642 ao 38.647**

**6. Declarações**

**Acessibilidade: Declaro que as regras de acessibilidade previstas nas normas técnicas da ABNT, na legislação específica e no Decreto nº 5.296, de 2 de dezembro de 2004, não se aplicam às atividades profissionais acima relacionadas.**

**7. Entidade de Classe**

INSTITUTO BRASILEIRO DE AVALIAÇÕES E PERÍCIAS DE ENGENHARIA DE SÃO PAULO - IBAPE

Impresso em: 06/10/2020 15:55:37

Impressão sem validade, apenas para simples conferência

amaral d'avila
engenharia de avaliações

**CIA BRASILEIRA DE DISTRIBUIÇÃO**

*Rua Emílio Moço, s/n - Ribeirão Preto - SP*

- **Subject Matter:** Urban Property – Land
- **Documentation:** Registration No. 55.832, 55.833, 55.834 and 79.480 – 2nd Real Estate Registry of Ribeirão Preto – SP and Urban Land Property Tax (IPTU)
- **Purpose:** Determination of the Market Selling Value and Market Leasing Value
- **Liquidity:** Low
- **Evaluation Date:** October 2020

35 mil laudos

**N ° 38671/20**

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904-7572
contato@amaraldavila.com.br

leiro - RJ
Av. Presidente Wilson, 21
o de Jar
31 - 9º And
ar - Downtown
CEP: 20031-021 -TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
Evaluation Engineering

2

## VALUES RESULTING FROM THE EVALUATION:

**MARKET SELLING VALUE:**

## VALUE OF THE PROPERTY = R$ 73,290,000.00

**(seventy-three million, two hundred and ninety thousand reais)**

**MARKET LEASING VALUE:**

## LOCAL VALUE = R$ 243,000.00 / month

**(two hundred and forty-three thousand reais monthly)**

**VALUES VALID AS OF OCTOBER 2020**

São Paulo - SP
Av. Paulista, 1,159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX / FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro- RJ
Av. Presidente Wilson, 231 - 9º Andar -
CEP: 20031-021 - TEL: (21) 4560-3000
contato@amaraldavila.com.br

Ribeirão Preto

332706 07/06/2006 09:32:04 1/3

cartório de registro de imóveis e anexo
ribeirão preto SP
"cartório naccarato"
oficial: aldemar spinola - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55832

FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Arnaldo Vitaliano, denominada como área "A", desmembrada de parte do Sítio São Manoel, com as seguintes medidas, confrontações e rumos magnéticos: inicia-se no ponto nº 01, situado no alinhamento predial de numeração ímpar, da rua Arnaldo Vitaliano e distante 249,00 metros, da esquina formada entre o referido alinhamento predial da rua Arnaldo Vitaliano e a rua Orestes Morandini; deste ponto segue em reta, com o rumo magnético de 43º51'NE e distância de 23,63 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 02, deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 26º27'NW e distancia de 53,42 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 03; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'NE e distancia de 111,32 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "B", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto deflete à direita e segue em reta, com o rumo magnético de 28º53'SE e distância de 64,54 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "C", de propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 13; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 82,34 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 14; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 28º53'SE e distância de 14,00 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 15; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 15,46 metros, confrontando nesta extensão com o conjunto Residencial Boa Vista, até encontrar o ponto nº 16; deste ponto deflete à esquerda e segue em reta com o rumo magnético 51º12'SW e distância de 21,03 metros, confrontando nesta extensão com o conjunto Residencial Boa Vista, até encontrar o ponto nº 17, situado no alinhamento predial de numeração ímpar da rua Arnaldo Vitaliano; deste ponto deflete à direita e segue em reta, pelo alinhamento predial da rua Arnaldo Vitaliano, com o rumo magnético de 67º58'NW e distância de 28,00 metros, até encontrar o ponto nº 01, onde iniciou-se a presente descrição, encerrando-se assim uma área de 8.104,62ms2. Cadastrado sob nº 170.199, na Prefeitura Municipal local.-

PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:04 2/3

MATRÍCULA 55832 | FICHA 01 VERSO

TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.2/55831).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

AV.1/55832
Vide AV.3/29115, transportada,para AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

pei

**AV.2/55832** **(INCORPORAÇÃO)**
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matricula, avaliado em R$ 48.395,92, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais, emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$175.465,02).-
**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut.
Egídia Beatriz L. de Moraes.-

**AV.3/55832** **(CORREÇÃO)**
Mediante verificação procedida no titulo microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24**, e não como constou na AV.2/55832.-
**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.

(continua ficha 02)

332706 07/06/2006 09:32:04 3/3

oficial de registro de imóveis títulos e documentos e civil de pessoa jurídica
"cartório naccarato"

MATRÍCULA 55832 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

Paulo de Tarso Oliveira.-

R.4/55832 **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, VENDEU à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$526.582,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.____________

Paulo de Tarso Oliveira.-

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55832 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu______________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 4 | Guia - 23/06
Emolumentos R$16,82 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,81 | Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

Ribeirão Preto

332706 07/06/2006 09:32:12 1/3

cartório de registro de imóveis e anexo
ribeirão preto SP
"cartório naccarato"
oficial: aldemar spínola - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55833 | FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Joaquim Pinto Ferraz, denominada como área "C", com as seguintes medidas, rumos magnéticos e confrontações: Inicia-se no ponto nº 07, situado no final do alinhamento predial de numeração par da rua Joaquim Pinto Ferraz e distante 20,00 metros, do ponto de intersecção (PI) formado entre os alinhamentos prediais das ruas Joaquim Pinto Ferraz e a rua Orestes Morandini; deste ponto segue em reta, pelo alinhamento predial de fecho da rua Joaquim Pinto Ferraz, na divisa entre a área "C" e COHAB - Conjunto Residencial Castelo Branco, com o rumo magnético de 61º02'NE e distância de 14,00 metros, até encontrar o ponto nº 08, situado no final do alinhamento predial de numeração ímpar da rua Joaquim Pinto Ferraz; deste ponto deflete à direita e segue em reta, com o rumo magnético de 60º14'SE e distância de 28,48 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 09; deste ponto deflete à direita e segue em reta, com o rumo magnético de 33º04'SW e distância de 14,00 metros, confrontando nesta extensão com a propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 10; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 56º56'SE e distância de 122,43 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 11; deste ponto segue, em arco de curva à direita com raio de 14,00 metros e desenvolvimento de 28,84 metros, confrontando nesta extensão com a propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 12; deste ponto segue em reta, com o rumo magnético de 61º07'SW e a distância de 101,00 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 13; deste ponto deflete à direita e segue em reta, com o rumo magnético de 28º53'NW e distância de 64,54 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "A", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto segue em reta, com o rumo magnético de 28º53'NW e distância de 95,00 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "B", propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 06; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º02'NE e distância de 39,36 metros, confrontando nesta extensão com a COHAB- Conjunto Residencial Castelo Branco, até encontrar o ponto nº 07; onde iniciou-se a presente descrição, encerrando-se assim uma área de 13.345,81ms2. Cadastrado sob

(continua no verso)

332706 07/06/2006 09:32:12 2/3

MATRÍCULA 55833 FICHA 01 VERSO

nº 156.997, na Prefeitura Municipal local.-
PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-
TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.4/55831).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

AV.1/55833
Vide AV.3/29115, transportada para AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-
pei

AV.2/55833 (INCORPORAÇÃO)
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matrícula, avaliado em R$ 79.693,16, foi INCORPORADO ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$140.397,92).-
**Ribeirão Preto,07 de agosto de 2000**. A Escr. Aut.
Egidia Beatriz L. de Moraes.-

AV.3/55833 (CORREÇÃO)
Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF** sob nº **67.414.102/0001-24**, e não como constou na

(continua folha 02)

332706 07/06/2006 09:32:12 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier piccolotto naccarato - oficial substituto: napoleão mazzaroli

MATRÍCULA 55833 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

AV.2/55833.-
**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.______________
Paulo de Tarso Oliveira.-

**R.4/55833** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.,** já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO,** inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$867.118,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI.-**
**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.______________
Paulo de Tarso Oliveira.-

República Federativa do Brasil
Estado de São Paulo
2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55833 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu________________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

| | | |
|---|---|---|
| Último ato - 4 | Guia - 23/06 | |
| Emolumentos R$16,62 | Estado R$4,73 | IPESP R$3,50 |
| Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61 |

Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

Ribeirão Preto

332706 07/06/2006 09:32:24 1/3

cartório de registro de imóveis e anexo
ribeirão preto sp
"cartório naccarato"
oficial: aldemar spirola - oficial maior: francisco xavier piccoletto naccarato

MATRÍCULA 55834 | FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Cyrillo Laguna, denominada como área "B", desmembrada de parte do Sitio São Manoel, com as seguintes medidas, rumos magnéticos e confrontações: Inicia-se no ponto nº 04, situado no final do alinhamento predial de numeração par da rua Cyrillo Laguna e distante 20,00 metros, do ponto de intersecção (PI) formado entre os alinhamentos prediais das ruas Cyrillo Laguna e rua Orestes Morandini; deste ponto segue em reta, pelo alinhamento de fecho da rua Cyrillo Laguna, na divisa entre a área "B" e a COHAB- Conjunto Residencial Castelo Branco; com o rumo magnético de 61º38'NE e a distância de 15,87 metros até encontrar o ponto nº 05; situado no final do alinhamento predial de numeração ímpar da rua Cyrillo Laguna; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 61º02'NE e distância de 91,39 metros, confrontando nesta extensão com a COHAB- Conjunto Residencial Castelo Branco, até encontrar o ponto nº 06; deste ponto deflete à direita e segue em reta com o rumo magnético de 28º53'SE e distância de 95,00 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "C", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 111,32 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "A", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 03; deste ponto deflete à direita e segue em reta, com o rumo magnético de 26º27'NW e distância de 95,02 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 04, onde iniciou-se a presente descrição, encerrando-se assim uma área de 10.372,67ms2. Cadastrado sob nº 170.198, na Prefeitura Municipal local.-

PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.3/55831).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior ___________
Francisco Xavier P. Naccarato.-

AV.1/55834

Vide AV.3/29115, transportada para a AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior ___________

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:24 2/3

MATRÍCULA 55834 | FICHA 01 VERSO

Francisco Xavier P. Naccarato.-

R.2/55834 **(PENHORA)**
Conforme mandado de 10 de junho de 1996, passado pelo Cartório do Anexo Fiscal II, procedente pelo Juizo de Direito do Anexo Fiscal II, desta Comarca, extraido dos autos de nº 22396/94, da ação de execução fiscal, movida pela **DURSARP**, contra **ASD-EMPREENDIMENTOS E PARTICIPAÇÕES LTDA, FOI PENHORADO** à favor da **exequente**, o imóvel objeto da presente matricula, para garantia da execução, no valor de R$ 692,51, em 01/12/94. Foi nomeado como depositário, Manoel Saraiva. Funciona no feito como Juiz de Direito, o Exmo. Sr. Dr. Ivan Rodrigues de Andrade.-
Ribeirão Preto, 30 de julho de 1.998. A Escr. Aut. Claudia F. de Lima dos Santos.-

AV.3/55834 **(CANCELAMENTO)**
Fica cancelado o R.2/55834, referente a penhora, em cumprimento ao Mandado de 27 de outubro de 1999, expedido pelo Cartório do Serviço Anexo das Fazendas II e assinado pelo MM. Juiz de Direito do Serviço Anexo das Fazendas II, desta Comarca, extraido dos **autos nº 22.396/94** da ação de Execução Fiscal movida pelo **DURSARP** contra **ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, que determinou a proceder este cancelamento.-
Ribeirão Preto, 09 de Novembro de 1999. O Escr. Autº Luiz Antonio da Silva.-

AV.4/55834 **(INCORPORAÇÃO)**
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matricula, avaliado em R$ 61.939,36, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em

(continua ficha 02)

332706 07/06/2006 09:32:24 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier piccolotto naccarato - oficial substituto: napoleão/nazzarelli

MATRÍCULA 55834 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$167.726,07).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. Egidia Beatriz L. de Moraes.-

---

**AV.5/55834** **(CORREÇÃO)**

Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24,** e não como constou na AV.4/55834.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. Paulo de Tarso Oliveira.-

---

**R.6/55834** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$673.944,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. Paulo de Tarso Oliveira.-

---

República Federativa do Brasil
Estado de São Paulo
2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55834 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu_____, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 6 | Guia - 23/06
Emolumentos R$15,62 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61
Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

332706 07/06/2006 09:32:24 2/3

MATRÍCULA 55834 | FICHA 01 VERSO

Francisco Xavier P. Naccarato.-

**R.2/55834** (PENHORA)

Conforme mandado de 10 de junho de 1996, passado pelo Cartório do Anexo Fiscal II, procedente pelo Juízo de Direito do Anexo Fiscal II, desta Comarca, extraído dos autos de nº 22396/94, da ação de execução fiscal, movida pela **DURSARP**, contra **ASD-EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, **FOI PENHORADO** à favor da **exequente**, o **imóvel** objeto da presente matrícula, para garantia da execução, no valor de R$ 692,51, em 01/12/94. Foi nomeado como depositário, Manoel Saraiva. Funciona no feito como Juiz de Direito, o Exmo. Sr. Dr. Ivan Rodrigues de Andrade.-

**Ribeirão Preto**, 30 **de julho de** 1.998.A Escr. Aut. Claudia F. de Lima dos Santos.-

**AV.3/55834** (CANCELAMENTO)

**Fica cancelado o R.2/55834, referente a penhora,** em cumprimento ao Mandado de 27 de outubro de 1999, expedido pelo Cartório do Serviço Anexo das Fazendas II e assinado pelo MM. Juiz de Direito do Serviço Anexo das Fazendas II, desta Comarca, extraído dos **autos** nº **22.396/94** da ação de Execução Fiscal movida pelo **DURSARP** contra **ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, que determinou a proceder este cancelamento.-

**Ribeirão Preto,09 de Novembro de 1999. O Escr. Autº**

**Luiz Antonio da Silva.-**

**AV.4/55834** (INCORPORAÇÃO)

Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matrícula, avaliado em R$ 61.939,36, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em

(continua ficha 02)

332706 07/06/2006 09:32:24 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier piccolotto naccarato - oficial substituto: napoleão naccarato

MATRÍCULA 55834 FICHA 02
LIVRO Nº 2 - REGISTRO GERAL

São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$167.726,07).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. ______ Egídia Beatriz L. de Moraes.-

---

**AV.5/55834** (CORREÇÃO)

Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24**, e não como constou na AV.4/55834.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ______ Paulo de Tarso Oliveira.-

---

**R.6/55834** (VENDA E COMPRA)

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o imóvel objeto da presente matrícula, pelo valor de R$673.944,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da DOI.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ______ Paulo de Tarso Oliveira.-

---

República Federativa do Brasil
Estado de São Paulo
2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55834 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu ______ Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 6 | Guia - 23/06
Emolumentos R$16,62 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61
Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

332706 07/06/2006 09:32:49 1/3

Ribeirão Preto

2º oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
**"cartório naccarato"**
oficial maior: francisco xavier procópio naccarato - oficial substituto: napoleão mazzarelli

MATRÍCULA 79480 | FICHA 01

LIVRO Nº 2 - REGISTRO GERAL

**IMÓVEL: UMA GLEBA DE TERRAS situada nesta cidade, à Rua Emilio Moço**, com as seguintes medidas e confrontações: "Inicia-se no ponto nº 09, localizado no final do alinhamento predial da Rua Emilio Moço e distante 36,63 metros do ponto de intersecção (PI) formado entre os alinhamentos prediais das Ruas Emilio Moço e Orestes Morandini; deste ponto segue confrontando com a Via Auxiliar da Avenida Castelo Branco, em curva à direita de raio de 85,00 metros e desenvolvimento de 75,01 metros até o ponto 9-A, segue em reta no rumo 49º 31'SE e distância de 294,93 metros até o ponto 9-B, onde inicia a curva de concordância com a Rua Aldo Focosi, com raio a direita de 7,00 metros e desenvolvimento de 13,85 metros até o ponto 9-C, segue confrontando com a Rua Aldo Focosi no rumo de 63º 49'SW e distância de 6,04 metros até o ponto 13-A; deste ponto deflete à direita e segue em reta, com rumo magnético de 51º 04'NW e distância de 52,45 metros, confrontando nesta extensão com a propriedade de Antonio Ferreira Ferro e Florinda Ferreira Ferro, até encontrar o ponto nº 13; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 60º 38'SW e distância de 250,00 metros confrontando tambem nesta extensão com propriedade de Antonio Ferreira Ferro e Florinda Ferro, até encontrar o ponto nº 14, deste ponto deflete à direita e segue em reta, com rumo magnético de 45º 51'NW e distância de 112,55 metros, confrontando ainda nesta extensão com propriedade de Manoel Ferreira Ferro e outros, até encontrar o ponto nº 15; deste ponto deflete à esquerda e segue em reta, com rumo magnético de 61º 07'SW e distância de 209,12 metros, confrontando nesta extensão com o Conjunto Residencial Boa Vista, até encontrar o ponto nº 16; deste ponto deflete à direita e segue em reta, com rumo magnético de 28º 53'NW e distância de 14,00 metros confrontando nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 19; deste ponto deflete à direita e segue em reta, com rumo magnético de 61º 07'NE e distância de 137,21 metros, confrontando tambem nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 20; deste ponto segue em reta, com rumo magnético de 61º 07'NE e distância de 46,13 metros, confrontando nesta extensão, tambem com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 21; deste ponto segue em arco de curva à esquerda, com raio de 14,00 metros e desenvolvimento de 28,84 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 22; deste ponto segue em reta, com o rumo

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:49 2/3

MATRÍCULA 79480 | FICHA 01 VERSO

magnético de 56º 56'NW e distância de 122,43 metros, confrontando nesta extensão também com ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 23; deste ponto deflete à direita e segue em reta, com rumo magnético de 33º 04'NE e distância de 14,00 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 24; deste ponto deflete à esquerda e segue em reta, com rumo magnético de 60º 14'NW e distância de 28,48 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 08, localizado no final do alinhamento predial da numeração impar da Rua Joaquim Pinto Ferraz; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º 02'NE e distância de 215,91 metros, confrontando nesta extensão com a COHAB - Conjunto Residencial Castelo Branco, até encontrar o ponto nº 09, onde iniciou a presente descrição, encerrando uma área de 75.913,86 m². **Cadastrado sob nº 126.048-0, na Prefeitura Municipal local.-**

**PROPRIETÁRIA**: **ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, empresa com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

**TÍTULO AQUISITIVO**: Registrado sob nºs **R.5/29115; R.1/38505**, em 09.10.1985; e **AV.6/29115** e **AV.2/38505**, em 10.08.1989, atualmente matriculado sob nº 54580, neste Registro de Imóveis. (Ver AV.5/54580).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. Egidia Beatriz L. de Moraes.-

---

**AV.1/79480** **(TRANSPORTE DE SERVIDÃO)**

**Vide AV.3/29115** - (Servidão de passagem de rede de água e esgoto).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. Egidia Beatriz L. de Moraes.-

---

**AV.2/79480** **(INCORPORAÇÃO)**

Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matricula, avaliado em R$ 453.312,02, foi **INCORPORADO** ao patrimônio da empresa **BRADISH**

(continua ficha 02)

332706 07/06/2006 09:32:49 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier piccolotto naccarato - oficial substituto: napoleão mazzarelli

MATRÍCULA 79480 — FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

**REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais, emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$1.755.952,52).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. ____________ Egídia Beatriz L. de Moraes.-

---

**AV.3/79480** **(CORREÇÃO)**

Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24**, e não como constou na AV.2/79480.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ____________ Paulo de Tarso Oliveira.-

---

**R.4/79480** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$4.932.356,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ____________ Paulo de Tarso Oliveira.-

---

** FIM DOS ATOS PRATICADOS NESTA MATRICULA **
** VIDE COTA NO VERSO **

Mod. 14

332706 07/06/2006 09:32:49 3/3

Matrícula 79480

Folha 02

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 79480 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu______________________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 4 | Guia - 23/06
Emolumentos R$16,62 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61
Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

amaral d'avila

*Assessment Engineering*

# CIA BRASILEIRA DE DISTRIBUIÇÃO

*Rodovia Luis de Queiroz (SP-304), Jardim Thelja – Americana - SP*

| | |
|---|---|
| **Subject-Matter** | : Urban Property – Commercial use |
| **Documents** | : Abstracts of Title No. 67.954 - Real Estate Registry Office of the city of Americana – SP and Enrollment Certificate of City Hall of Americana/SP |
| **Purpose** | : Determination of the Market Sale Value |
| **Liquidity** | : Average |
| **Assessment Date** | : October 2020 |

**No.**

Rio d… neiro - RJ
Av. Presidente …lson, 23… …dar - Centro

amaral d'avila

## ASSESSMENT RESULTING AMOUNT

**MARKET SALE VALUE:**

**PROPERTY AMOUNT = R$ 36.590.000,00**

**(thirty-six million and five hundred and ninety thousand Reais)**

**LEASE MARKET VALUE:**

**LEASE AMOUNT = R$ 91.000,00/month**

**(ninety-one thousand Reais per month)**

**AMOUNT VALID FOR OCTOBER 2020**

Av. Presidente Wilson, 231 - 9\ mdar - Centro

MATRÍCULA Nº 67954

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

# REGISTRO DE IMÓVEIS
REGISTRO GERAL

**MATRÍCULA Nº** 67954

Data 23 de fevereiro de 1999.-
Oficial [signature]

FLS. 1

## IMÓVEL

Nº CADASTRO 24.0700.0010 da Prefeitura Municipal de Americana.-
Uma Gleba de terras urbana, sem benfeitorias, denominada "REMANESCENTE - 01", destacada do Sítio Recanto, em Americana, com as seguintes medidas e confrontações: Inicia-se no ponto 1 e segue numa distância de 50,44 metros, com rumo 4º14'SE, até encontrar o ponto 2; deste deflete à direita e segue numa distância de 254,26 metros, com rumo de 1º08'21"NW, até encontrar o ponto 3, divisando nestes alinhamentos com a FEPASA (Ferrovia Paulista S/A), alinhamentos esses que distam 15,00 metros do eixo dos -' trilhos; daí deflete à direita e segue em linha tortuosa, pelo eixo do - Córrego Recanto, numa distância de 294,50 metros, até encontrar o ponto 4, divisando neste alinhamento com o remanescente 02, deste deflete à direita e segue em curva (raio 500m), numa distância de 183,92 metros até encontrar o ponto 5; daí deflete novamente à direita e segue em linha re

(continua no verso)

## AQUISIÇÕES

PROPRIETÁRIO FRANCISCO PINTO DUARTE FILHO e ANTONIO PINTO DUARTE, brasileiros, casados, proprietários, residentes em Americana. (Registro Anterior: Transcrição nº 12.512 de 28/12/1951, Livro 3-D, fls. 259 da 1ª Circunscrição Imobiliária de Campinas-SP). Americana, 23 de fevereiro de -' 1999. O escrevente autorizado, [signature]. O Of. Substº. -' [signature].

AV.1/67.954- Procede-se a esta averbação, para ficar constando que o proprietário Francisco Pinto Duarte Filho, é casado com Magdalena Ranieri -' Duarte, no regime da comunhão de bens, em 10/06/1933; nos termos do requerimento de 27/01/99, prenotado e microfilmado sob nº 132.456 e cópia autenticada da certidão de casamento expedida em 06/07/83 pelo Cartório do Registro Civil de Americana, microfilmada anteriormente sob nº 95.235. -' Americana, 23 de fevereiro de 1999. O esc. aut. [signature].
AV.2/67.954- Procede-se a esta averbação, para ficar constando que o pro-

(continua no verso)

## ÔNUS

A escrituração deste campo continua a fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

MANOEL GOMES
OFICIAL

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CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

**MATRÍCULA Nº** 67954

VERSO DA FOLHA Nº 1 - MATRÍCULA

MANOEL GOMES
OFICIAL

## IMÓVEL

ta numa distância de 203,00 metros, com rumo de 3º34'40"SW, até encontrar o ponto 6; daí deflete à direita e segue em linha reta numa distância de 158,85 metros, com rumo de 82ºNE, até encontrar o ponto 7; deste deflete à direita e segue em linha reta numa distância de 152,70 metros com rumo 86º13'52"NE até encontrar o ponto 1, início desta descrição, divisando - nestes pontos com o DER- Departamento de Estradas de Rodagem, perfazendo a área superficial de 104.848,50 metros quadrados.

A escrituração deste campo continua à fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

## AQUISIÇÕES

prietário Antonio Pinto Duarte, é casado com Anna Chinellato Duarte, - ' no regime da comunhão de bens, em 14/02/1936; nos termos do requerimento de 27/01/1999, prenotado e microfilmado sob nº 132.456 e cópia autenticada da certidão de casamento expedida em 10/04/84 pelo Cartório do Registro Civil de Americana, microfilmada anteriormente sob nº 95.236. Americana, 23 de fevereiro de 1999. O esc. aut. [signature] . -'

R.3/67.954- Nos termos do requerimento da interessada de 27/01/1999, - ' guia do ITBI devidamente recolhido, Ata de Assembléia Geral Extraordinária realizada em 23/12/1997, devidamente registrada na Junta Comercial - do Estado de São Paulo sob nº18.767/98-9- JUCESP, Instrumento Particular de Alteração Contratual de 08/02/1999, devidamente registrado na Junta - Comercial do Estado de São Paulo- JUCESP sob nº 24.628/99-2, certidão - sob nº 109/99 expedida em 10.02.99 da Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 132.456; e Ata da Assembléia Geral - '

(continua na folha número dois)

## ÔNUS

**REGISTRO DE IMÓVEIS**
REGISTRO GERAL

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

67954

MATRÍCULA Nº

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

REGISTRO DE IMÓVEIS
REGISTRO GERAL

MANOEL GOMES
OFICIAL

**MATRÍCULA Nº** 67954

Folha Nº dois AQUISIÇÕES

Oficial

AQUISIÇÕES

(continuação de fls. 01- verso- Matrícula 67.954).- Extraordinária realizada em 22/12/80, publicada no Diário Oficial de 08/-05/1981, devidamente arquivada na Junta Comercial do Estado de São Paulo, em 29/01/1981, sob nº 786.907/81, microfilmada anteriormente sob número - 50.768, os proprietários Francisco Pinto Duarte Filho, e sua mulher Magdalena Ranieri Duarte, do lar, ambos brasileiros, portadores do CIC. sob nº 013.789.968-87; e Antonio Pinto Duarte, industrial e sua mulher Anna - ' Chinelatto Duarte, do lar, ambos brasileiros, portadores do CIC. sob nº - 013.789.888/68, incorporaram à DUNIL S/A- EMPREENDIMENTOS E PARTICIPAÇÕES estabelecida em Americana, à Rua Dr. Candido Cruz, nº 902, inscrita no -' CGC/MF sob nº 43.744.267/0001-04; o imóvel objeto desta matrícula, pelo - valor de Cr$ 34.763.769,70. Americana, 23 de fevereiro de 1999. O esc. -' aut. ________.

AV.4/67.954- Procede-se a esta averbação, para ficar constando que a proprietária Dunil S/A.-Empreendimentos e Participações, alterou a sua denominação social para "DUNIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA"; bem como o endereço de sua sede, que passa a ser à Rua Sebastião Antas, nº 36,- centro, em Americana-SP; nos termos do requerimento de 27/01/1999 e cópia autenticada da Ata da Assembléia Geral Extraordinária realizada em 23/12/1997, devidamente registrada na Junta Comercial do Estado de São Paulo, - JUCESP sob nº 18.767/98-9; prenotados e microfilmados sob nº 132.456. Americana, 23 de fevereiro de 1999. O esc. aut. ________.

R.5/67.954- Nos termos do requerimento da interessada de 31/03/1999, -' certidão de não incidencia expedida em 23.03.1999 nº 0203/99 da Prefeitura Municipal de Americana, cópia autenticada da Ata da Assembléia Geral Ordinária e Extraordinária realizada em 10/02/1997, registrada na Junta Comercial do Estado de São Paulo- Jucesp sob nº 32.670/97-6, Ata da - ' Assembléia Geral Extraordinária realizada em 09,03.1999, registrada na Jucesp sob nº 39.166/99-5, e cópias autenticadas da CND nº 309.678-Série I, expedida em 30.03.99 pela Agência local do INSS e de Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nº E-2.445.270, expedida em 04.03.99 pela Agência local da Receita Federal; prenotados e microfilmados sob nº 133.437, a - ' firma proprietária Dunil S/A- Empreendimentos e Participações, já qualificada, incorporou para integralização de capital à firma DUFORT S/A PARTICIPAÇÕES E COMÉRCIO, inscrita no CGC/MF sob nº 59.202.390/0001-25, com -' séde social na Praça Liraucio Gomes, nº 22, Bairro Girassol, em Americana SP; o imóvel objeto desta matrícula, pelo valor de R$ 565.524,49. Americana, 07 de abril de 1999. O esc. aut. ________.

AV.6/67.954 - Procede-se a esta averbação para ficar constando que a empresa proprietária Dufort S/A Participações e Comercio, qualificada no - R. 5, foi incorporada pela " A.R. FORTUN EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., com séde em Americana/SP., à Rua Presidente Vargas, nº 430, Vila

Cont. no verso

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

**MATRÍCULA Nº** 67954

Verso folha Nº dois - AQUISIÇÕES

AQUISIÇÕES

Madon, cadastrada na CNPJ sob nº 01.691.812/0001-93, nos termos do requerimento de 13/04/1999, cópias autenticadas, da Certidão Negativa de Débito (CND) nº 309030, Série "I", expedida em 25/11/1998, pela Agência local do INSS; da Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nºE-2.477.433, expedida em 17.03.1999, pela Agência local da Receita Federal; da Ata de Reunião celebrada em 29/01/1999, devidamente registrada na Junta Comercial do Estado de São Paulo sob nº 44.993/99-7 e, Certidão da Unid.de Arrec. de S.F., nº 0713/99, expedida em 20.05.1999, pela Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 134.589.- Americana, 21 de maio de 1999 O escr. aut. ________ .-

AV.7/67.954 - Procede-se a esta averbação para ficar constando que a empresa proprietária A. R. Fortun Empreendimentos e Participações Ltda., - qualificada na Av. 6, foi incorporada pela FANNIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., com sede em Americana-SP., à Rua Primo Picolli, nº 359, - cadastrada na CNPJ sob nº 02.971.528/0001-77, nos termos do requerimento de 13/04/1999, cópias autenticadas, da Certidão Negativa de Débito (CND) nº 309031, Série "I", expedida em 25/11/1998, pela Agência local do INSS; da Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nº E-2.497.290, expedida em 24/03/1999, pela Agência local da Receita Federal; da Ata de Reunião celebrada em 28/02/1999, registrada na Junta Comercial do Estado de São Paulo sob nº 44.995/99-4 e, Certidão de não incidência do ITBI, nº0631/99, expedida em 10/05/1999, pela Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 134.707.- Americana, 21 de maio de 1.999.- O escrevente - autorizado ________ .-

R.8/67.954 - Nos termos da escritura pública de 28/05/1999, do 2º Tabelião local (Lº 372, fls. 255), constando da mesma, a apresentação da Certidão Negativa de Débito (CND) nº 0099199-21624001, expedida em 25/05/99 pelo Instituto Nacional do Seguro Social e, a Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal expedida sob nº E-2.532.273, em data de 09.04.1999, pela agencia da "SRF" de Americana, prenotada e microfilmada sob nº 135.109, a proprietária Fannil Empreendimentos e Participações Ltda., já qualificada, vendeu à COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, estabelecida em São Paulo-SP., com sede na Avenida Brigadeiro Luiz Antonio, nº 3.142, inscrita no CNPJ nº 47.508.411/0001-56, o imóvel objeto desta, pelo preço de R$ 1.827.932,29.- Americana, 04 de junho de 1.999.- O escrevente autorizado ________ .-

A escrituração deste campo continua a fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

MANOEL GOMES
OFICIAL

REGISTRO DE IMÓVEIS
REGISTRO GERAL

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

LIVRO 2 - REGISTRO GERAL

ESTADO DE SÃO PAULO

REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA

Código CNS: 11930-9
Carlos Roberto Buriti
Oficial Delegado

MATRÍCULA Nº 67.954

**MATRÍCULA Nº 67.954**

Data 24 de outubro de 2014

Oficial

FLS 03

**AV. 09 / 67.954**

Americana, 24 de outubro de 2014.

**AVERBAÇÃO DE ALTERAÇÃO DA FORMA DE ESCRITURAÇÃO DOS LANÇAMENTOS NA PRESENTE MATRÍCULA**. Procede-se a esta averbação para esclarecer que a escrituração desta matrícula, a partir desta averbação, será feita sem a distinção dos campos "Imóvel", "Aquisições" e "Ônus", como era feito até então, de forma que os atos nela lançados seguirão apenas uma sequência de fichas.

O escrevente autorizado ________ (Rogerio Fernando Grazzi).

**AV. 10 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 286.465 de 20/10/2014)**

Americana, 24 de outubro de 2014.

De acordo com o registro feito sob nº **4.715**, em **24/10/2014**, no Livro de Registro das Indisponibilidades, consta a **indisponibilidade** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/1502-04, conforme protocolo nº 201410.0117.00039554-IA-840 da Central de Indisponibilidade publicada no domínio https://www.indisponibilidade.org.br, processo nº 00010669220115150064, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho – TRT – Tribunal Regional do Trabalho da 15ª Reg. – Itanhaem – Vara do Trabalho de Itanhaem-SP.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 11 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 289.563 de 16/01/2015)**

Americana, 20 de janeiro de 2015.

Da averbação nº 01, desta data, feita no registro nº 4.715 no Livro de Registro das Indisponibilidades, consta que pela Central de Indisponibilidades de Bens publicada no domínio https://www.indisponibilidade.org.br, protocolo 201501.1314.00046172-TA-980, datado de 16.01.2015, extraído dos autos do Processo **nº** 00010669220115150064, tendo como emissor da ordem o TST Tribunal Superior do Trabalho – TRT 15ª – Tribunal Regional do Trabalho da 15ª Reg. Itanhaém – Vara do Trabalho de Itanhaém, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.10**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/1502-04.

Escrevente Autorizado ________ (Clodoaldo Shmidt Tofaneli).

**AV. 12 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 304.003 de 07/04/2016)**

Americana, 13 de abril de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0001-56, conforme protocolo da indisponibilidade nº 201604.0713.00125674-IA-060, processo nº 00009944520154036123, tendo como emissor da ordem o TRF3 – Tribunal Regional Federal da Terceira Região Bragança Paulista – 1ª Vara Federal de Bragança Paulista-SP.

O Escrevente Autorizado ________ (Clodoaldo Shmidt Tofaneli)

Continua no verso

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

**MATRÍCULA Nº 67.954** FLS 03 VERSO

**AV. 13 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 304.670 de 29/04/2016)**

Americana, 05 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0125-96, conforme protocolo da indisponibilidade nº 201604.2908.00132440-IA-090, processo nº 84432013012090105, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Reg. Curitiba-PR – 12ª Vara do Trabalho de Curitiba-PR.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 14 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 305.206 de 13/05/2016)**

Americana, 18 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, protocolo 201605.1309.00137326-TA-150, datado de 13/05/2016, extraído dos autos do Processo nº 84432013012090105, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho - PR – Tribunal Regional do Trabalho da 9ª Região-PR – Curitiba-PR – 12ª Vara do Trabalho de Curitiba, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.13**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0125-96.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 15 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 305.313 de 16/05/2016)**

Americana, 18 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, protocolo 201605.1614.00138071-TA-630, datado de 16/05/2016, extraído dos autos do Processo nº 00009944520154036123, tendo como emissor da ordem o TRF3 – Tribunal Regional Federal da Terceira Região-SP – São Paulo – 1ª Vara Federal de Bragança Paulista, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.12**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0001-56.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 16 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 311.337 de 21/11/2016)**

Americana, 25 de novembro de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0125-96, conforme protocolo da indisponibilidade nº 201611.1815.00212777-IA-860, processo nº 34589201265109004, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Região-PR – Curitiba-PR – 17ª Vara do Trabalho de Curitiba.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

continua na ficha nº04

LIVRO 2 - REGISTRO GERAL
ESTADO DE SÃO PAULO
REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA

Carlos Roberto Bueno
Oficial Delegado

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

LIVRO 2 - REGISTRO GERAL

REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

Código CNS: 11990-9
Carlos Roberto Buril
Oficial Delegado

MATRÍCULA Nº 67.954

**MATRÍCULA Nº 67.954**

Data 13 de janeiro de 2017 | FLS 04

Oficial

**AV. 17 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 312.946 de 10/01/2017)**

Americana, 13 de janeiro de 2017.

Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, protocolo 201701.1008.00226744-TA-730, datado de 10.01.2017, extraído dos autos do Processo nº 34589201265109004, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Região Curitiba-PR – 17ª Vara do Trabalho de Curitiba, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.16**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0125-96.

O escrevente autorizado ______________ (Rogerio Fernando Grazzi)

---

**AV. 18 / 67.954**
**(Prenotação nº 320.719 de 31/08/2017)**

Americana, 14 de setembro de 2017.

**AVERBAÇÃO DE ARROLAMENTO DE BENS E DIREITOS.** Procede-se a esta averbação para constar que, conforme o parágrafo 5º do artigo 64 da Lei nº.9.532, de 10/12/1997, **o imóvel desta matrícula**, foi arrolado pela **RECEITA FEDERAL DO BRASIL**, nos termos da Requisição nº 17.00.02.14.91, expedido em 11/08/2017 pelo Ministério da Fazenda/Secretaria da Receita Federal do Brasil/Delegacia da Receita Federal em São Paulo-SP, tendo como sujeito passivo **Companhia Brasileira de Distribuição, CNPJ nº 47.508.411/0001-56.**

A escrevente autorizada ______________ (Heloisa Lana Giubbina).

---

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

21/03/2019 Prefeitura Eletrônica – Emissão de Documentos

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**PREFEITURA MUNICIPAL DE AMERICANA**
**Secretaria de Planejamento**
**Unidade de Cadastro Técnico Municipal**
**Certidão Cadastral 2019**
**Requerente: COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO - CNPJ: 47.508.411/0001-56**

SPE - 21/03/2019 15:49 - Pág. 1

| Nº do Documento | Código Verificação | Data de Emissão | Data de Validade | Processo |
|---|---|---|---|---|
| 1000506955 | PJBF-ABT6 | 21/03/2019 | ---- | ---- |

## IDENTIFICAÇÃO DO IMÓVEL

| | |
|---|---|
| Contribuinte<br>**COMPANHIA BRASILEIRA DE DISTRIBUICAO** | Identificação<br>**24.0700.0010.0000** |
| Endereço<br>**VIA LUIZ DE QUEIROZ 2365 Quadra:GLEBA<br>JARDIM RECANTO - Americana/SP - CEP: 13467-800** | Tipo Proprietário<br>**03 - Compromissário Principal** |
| Endereço de Correspondência<br>**AV. BRIG LUIZ ANTONIO 3142<br>JD PAULISTA - São Paulo/SP - CEP: 01402-000** | |

## LOCALIZAÇÃO DO IMÓVEL

| | | |
|---|---|---|
| Endereço<br>**VIA LUIZ DE QUEIROZ 2365 Quadra:GLEBA - JARDIM RECANTO - Americana/SP - CEP: 13467-800** | | Tipo Proprietário<br>**03 - Compromissário Principal** |
| Largura da Rua<br>**50,00** | Largura Variável<br>**Não** | Nº do prédio a ser construído<br>**ESTRADA AMERICANA-NOVA ODESSA, 2.365** |

## INFORMAÇÕES GERAIS SOBRE O IMÓVEL

| | | |
|---|---|---|
| Status: 00 - Normal | Data do Cadastro: 07/03/1979 | Condomínio: |
| Matrículas CRI: 67954 | | |

| ZONEAMENTO | Tipo de Via |
|---|---|
| ZAE2-Zona Atividade Economica 2 (P)<br>UAV-Unidade de Area Verde | Via Estrutural |

## CARACTERÍSTICAS DO IMÓVEL

| | |
|---|---|
| Área do Terreno: 104.848,50000000 | Tipo: 03 - territorial-predial |
| Área da Construção: 406,08000000 | Uso: 01 - residencial |
| Testada: 311,55000000 | Classificação: 02 - media |
| Fundos: 294,50000000 | Viela :01 - nao possui viela |
| Lado Direito: 304,70000000 | Lado Esquerdo: 386,92000000 |
| Área Planejamento: 10 - AP10 | Curva: 0,00000000 |

## HISTÓRICO DO IMÓVEL

CTM - CERT.AVERB.PROT. 036013/92,

CTM - 406,08M2:AREA CONSTR.RES.DO BIC DE 06.03.79.

CTM - ALT.MEDIDAS EM FUNCAO DO LEVANT.PLANIMETRICO LOCAL

CTM - ANEXO AO PROT.25056/90,EM 23.08.90.

CTM - CERT.AVERB.PROT.25056/90,20416/83,4718/85.

CTM - DESAPROPRIACAO,PROT.28850/85.

CTM - CERT.VISTORIA,PROT.22089/87.

CTM - ANOT.END.P/AVISOS E COMPR.CONF.PROT.4877/90.

DPFU - CERT. DE REINT./INST. PROT.20350/93

https://nfse.americana.sp.gov.br/base/doc.aspx?tributo=11&exercicio=2019&divida=0&tipo=235&documento=1000506955&verificacao=PJBFABT6&returnURL=

amaral d'avila
engenharia de avaliações

**CIA BRASILEIRA DE DISTRIBUIÇÃO**

*Avenida Bandeirantes, 3.270 - Bandeirantes - Campo Grande - MS*

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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**VALUE RESULTING FROM THE ASSESSMENT:**

**MARKET VALUE FOR SALE:**

**PROPERTY VALUE = R$ 7,050,000.00**

**(seven million and fifty thousand reais)**

**RENTAL MARKET VALUE:**

**RENTAL VALUE = R$ 23,300.00/month**

**(twenty three thousand three hundred reais per month)**

**VALUES VALID FOR OCTOBER 2020**

Rio de Janeiro - RJ
Av. Presidente Wilson, 231-9 Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações 2

## VALUE RESULTING FROM THE ASSESSMENT:

**MARKET VALUE FOR SALE:**

**PROPERTY VALUE = R$ 7,050,000.00**

**(seven million and fifty thousand reais)**

**RENTAL MARKET VALUE:**

**RENTAL VALUE = R$ 23,300.00/month**

**(twenty three thousand three hundred reais per month)**

**VALUES VALID FOR OCTOBER 2020**

Rio de Janeiro - RJ
Av. Presidente Wilson, 231-9 Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

## 2.ª Circunscrição de Registro de Imoveis

MATRÍCULA -1.319- FÔLHA -1- LIVRO N. 2 - REGISTRO GERAL

COMARCA DE CAMPO GRANDE ESTADO DE MATO GROSSO Imóvel

IMÓVEL: Lote de terreno situado na Fazenda Bandeira, nesta cidade, com 20,00 (vinte) metros de frente para a rua Constantino, - ao Norte; 20,00 (vinte) metros de frente para a rua Pajé, ao Sul 100,00 (cem) metros na divisa com terreno de propriedade de Laudelina Machado Lopes ou quem de direito, ao Nascente e 100,00 - (cem) metros defrente para a rua Alexandre Fleming, ao Poente e área total de 1.569,00 metros quadrados, dentro do seguinte caminhamento: partindo do marco I cravado na rua Alaexandre Fleming, seguindo no rumo 82º20'SE na rua Pajé (20,00 metros) até ao marco II; daí no rumo 46º00'NE, divisa com área de Laudelina Machado Lopes, ou quem de direito (100,00) metros até o marco III, - daí no rumo 82º20'NW (20,00 metros) frente para a Avenida Constantino até o marco nº IV, seguindo no rumo 46º00'SW (100,00 metros) na rua Alexandre Fleming, até o marco nº 1, fechando o perímetro. PROPRIETÁRIO: LAERTE FERNANDES BARRETO, brasileiro, casado com Ruta Rojas Barreto, médico, residente à rua Conde Baependi, 39, aptº 202, Rio de Janeiro, RJ, portador do cic nº .... 001 066 233-20. TITULO AQUISITIVO: transcrito sob nº 6.042, livro 3-L, folhas 160, no Registro de Imóveis da 1ª Circunscrição desta Comarca. Campo Grande, 21 de julho de 1976. Oficial (Gilka Martins).

MICROFILMADO

GILKA MARTINS OFICIAL

AV. 04 - Campo Grande, 18 de março de 2008. O imóvel objeto desta matrícula, passou a designar-se **LOTE 02**, situado em PARTE DA FAZENDA BANDEIRA - **BAIRRO BANDEIRANTES**, localiza-se com frente para a Rua Alexandre Fleming, lado impar, esquina com a Avenida Constantino, possui a área total de 2.757,48 metros quadrados e a seguinte descrição perimétrica: partindo do marco 01, cravado em comum com a Rua Alexandre Fleming e Avenida Constantino, segue com a distância de 35,00 metros e AZ

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

MATRÍCULA 1.319 FOLHA 1 VERSO

91°20'00" até o marco 02; daí segue com a distância de 99,96 metros e o AZ de 219°15'49" até o marco 03; daí segue com a distância de 15,00 metros e o AZ de 271°10'09" até o marco 04; daí segue com a distância de 100,03 metros e o AZ de 39°14'42" até o marco 01, o ponto inicial. CONFRONTAÇÕES: frente, do marco 04 ao 01, com a Rua Alexandre Fleming; fundos, do marco 02 ao 03, com o lote 01, matrícula nº 25.760, parte da Fazenda Bandeira; lado direito, do marco 01 ao 02, com a Avenida Constantino; e lado esquerdo, do marco 03 ao 04, com a Rua Pagé, nos termos da Lei nº 10.931/04 e de conformidade com Planta e Memorial Descritivos, elaborados pelo engenheiro cartógrafo, Antonio Eduardo Livramento, CREA 8.317/D-PR Vt: 3.043-MS, em 09.01.2008, Certidão nº 170/2008, expedida pela Municipalidade local em 03.03.2008, ART nº 18100C00083170014112, datada de 09.01.2008, e Requerimento datado de 06.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Oficial

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

# 2.ª Circunscrição de Registro de Imoveis

MATRÍCULA -1.319- | FOLHA 1-A | LIVRO N. 2 - REGISTRO GERAL

R. 1/1.319 - Campo Grande, 21 de julho de 1976. TRANSMITENTE: - LAERTE FERNANDES BARRETO e sua mulher AUTA ROJAS BARRETO, brasileiros, casados, ele médico e ela professora, residentes à rua - Conde Sappendi, 39, aptº 202, Rio de Janeiro, RJ, portadores do cic nº 001 066 233-20. ADQUIRENTE: AUTO PEÇAS CHACHA LIMITADA, - com sede nesta cidade, à rua Dom Aquino, 549, inscrita no cgc - sob nº 03 230 844/0001-17. TÍTULO: Escritura pública lavrada pelo 6º Tabelião desta cidade, às folhas 111 do livro nº 25, em .. 12.05.76. Imposto de transmissão guia nº 0149065. VALOR: Cr$ ... 70.000,00 (setenta mil cruzeiros). Oficial (Gilka Martins).

COMARCA DE CAMPO GRANDE ESTADO DE MATO GROSSO

MICROFILMADO

Av. 2/1.319 - Campo Grande, 03 de Julho de 1985. A Adquirente no registro nº 01, supra, sofreu cisão parcial de - seu capital social, passando o imóvel objeto desta matrícula a pertencer a MARIA BASMAGI CHACHA & FILHOS LTDA, com - sede nesta Capital, à Rua Dom Aquino, 1.483, inscrita no - cgc sob nº 00 206 318/0001-23, conforme certidão da JUCEMS do instrumento particular de alteração contratual nº 10 e de cisão parcial, datado de 25.10.83 e requerimento datado de 29.05.85, arquivados neste Cartório. Oficial 'Gilka Martins'

GILKA MARTINS OFICIAL

AV. 03 - Campo Grande, 04 de abril de 2005. À vista de Requerimento da proprietária, datado de 11.02.2006, e Instrumento Particular de Primeira Alteração Contratual, datado de 31.03.95, registrado na JUCEMS sob nº 54.034.320, em 17.08.95, a adquirente na averbação nº 02, teve sua razão social alterada para **IRMÃOS CHACHA LTDA.** Emolumentos: R$ 26,74; Tabela J: R$ 9,90; FUNJECC: R$ 0,77. Oficial

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904-7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560-3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

MATRÍCULA 1.319 | FOLHA 1-A VERSO

R. 06 - Prenotação nº 201314, de 13.05.2009. TRANSMITENTE: **IRMÃOS CHACHA LTDA**, já qualificada. ADQUIRENTE: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15, brasileira, solteira, empresária, residente e domiciliada nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; **JANETE CHACHA CHJE**, CI RG nº 47.989-SSP/MS, CPF nº 022.542.711-72, brasileira, viúva, empresária, residente e domiciliada nesta Capital, na Rua Sete de Setembro, nº 2.027, apto. 2.202, bairro Aclimação, correspondente a 25% do imóvel; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20, brasileiro, divorciado, pecuarista, residente e domiciliado nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; e **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, brasileiro, casado, médico, residente e domiciliado nesta Capital, na Rua Marajó, nº 171, Vila Leda, correspondente a 25% do imóvel. Imposto de Transmissão: isento. TÍTULO: Distrato. FORMA DO TÍTULO: Instrumento Particular de Distrato Social, datado de 16.03.2009, registrado na JUCEMS sob nº 54247961, em 24.03.2009. VALOR: R$ 44.120,00 (quarenta e quatro mil, cento e vinte reais). Emolumentos: R$ 2.200,00; FUNJECC (10%): R$ 220,00; FUNJECC (3%): R$ 66,00; Selo de Autenticidade ADA 67144. Campo Grande, 14 de maio de 2009. Oficial

AV. 07 - Prenotação nº 224186, de 09.02.2011. O adquirente no registro nº 05, JORGE JOÃO CHACHA, é casado sob o regime da comunhão universal de bens, antes da Lei nº 6.515/77, com **NEUZA FIORDA CHACHA**, consoante Certidão

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

# 2ª Circunscrição de Registro de Imóveis

MATRÍCULA 1.319 — FOLHA 2-A — LIVRO Nº 2 - REGISTRO GERAL

Campo Grande-MS, ___/___/___

Continuação da folha 1-A, verso. de Casamento extraída da Matrícula nº 117549 01 55 1975 2 00106 105 0030206-67, em 26.01.2011, pelo Oficial do Registro Civil das Pessoas Naturais e Tabelião de Notas do 29º Subdistrito Santo Amaro da Comarca de São Paulo, SP, e requerimento contido em Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. Emolumentos: R$ 17,00; FUNJECC (10%): R$ 1,70; FUNJECC (3%): R$ 0,51; Selo de Autenticidade AAE 05175-783. Campo Grande, 10 de fevereiro de 2011. Oficial

R. 08 - Prenotação nº 224186, de 09.02.2011. TRANSMITENTES: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15; **JANETE CHACHA CESE**, CI RG nº 47.989-SSP/MT, CPF nº 022.542.711-72; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20; **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, e sua mulher **NEUZA FIORDA CHACHA**, CI RG nº 4.607.399-SSP/SP, CPF nº 365.452.281-53, já qualificados. ADQUIRENTE: **COMPANHIA BRASILEIRA DE DISTRIBUIÇAO**, inscrita no CNPJ sob nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio, nº 3.142. Imposto de Transmissão DAM nº 701580/010-98. TÍTULO: Compra e Venda. FORMA DO TÍTULO: Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. VALOR: R$ 570.000,00 (quinhentos e setenta mil reais). Emolumentos: R$ 2.481,00; FUNJECC (10%): R$ 248,10; FUNJECC (3%): R$ 74,43; Selo de Autenticidade AAE 05176-839. Campo Grande, 10 de fevereiro de 2011. Oficial

Continuação no verso

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904-7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560-3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

# 2ª Circunscrição de Registro de Imóveis

MATRÍCULA 1.319 | FOLHA 1-B | **LIVRO Nº 2 - REGISTRO GERAL**

Campo Grande-MS, ____/____/____

AV. 05 - Campo Grande, 06 de maio de 2008. Procede-se à esta averbação, para constar a existência da Ação de Demarcação, extraída dos autos nº 001.08.010002-4, na qual figura como requerente OSMUNDINA PIERROT DE QUEIROZ e requerido IRMÃOS CHACHA LTDA, em cumprimento à determinação judicial contida no Ofício nº 392/2008, subscrito pelo Diretor de Cartório da 6ª Vara Cível desta Comarca, Edson Chires Simões, em 26.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Selo de Autenticidade ACT 93837. Oficial.

CERTIDÃO

Certifico que a presente é cópia fiel da, matrícula N.: 1.319 Selo Digital: ANF0321A - 981
Composta de : 04 folhas
Campo Grande

| 2º CRI | |
|---|---|
| Certidão | R$ 23,00 |
| FUNJECC | R$ 2,30 |
| ISSQN | R$ 1,15 |

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

COMARCA DE CAMPO GRANDE ESTADO DE MATO GROSSO DO SUL - RUA XV DE NOVEMBRO, 940 - FONE/FAX: (67) 3384-1494 - CAMPO GRANDE - MS

Continuação no verso

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

## 2.ª Circunscrição de Registro de Imóveis

MATRÍCULA -25.760- | FÔLHA -1- | LIVRO Nº 2 - REGISTRO GERAL

IMÓVEL: Lote de terreno situado no lugar denominado BANDEIRA, nesta Capital, com 7.061,35 metros quadrados, assim - descrito: o MP-I, está cravado no cruzamento das Avenidas- Constantino e Bandeirantes; o MP-II, está cravado a 30,00- metros do MP-I, ao rumo NW 83930', comum com terras de Laudelina Machado Lopes; o MP-III, está cravado a 100,00 metros do MP-II, ao rumo SW 44950', comum com terras de Laudelina Machado Lopes; o MP IV, está cravado a 30,00 metros do MP-III, ao rumo de SE 83930' e a 100,00 metros do MP-I, ao rumo NE 44950', confrontando-se: ao Norte, com a Avenida Constantino; Sul, com uma rua Projetada; Leste, com a - Avenida Bandeirantes e Oeste, com terras de Laudelina Ma - chado Lopes, onde se acha edificado um prédio comercial - composto de salão de exposição, salão para escritório, almoxarifado, salão para oficina, copa e tres sanitários, - com área construída de 1.794,23 metros quadrados, situado- à Avenida Bandeirantes, 2.370. PROPRIETÁRIA: MARIA RASMACI CHACHA & FILHOS LTDA, com sede nesta Capital, à Rua Dom - Aquino, 1.483, inscrita no cgc sob nº00 206 318/0001-23. - TÍTULO AQUISITIVO: transcrito sob nº 10.469, livro 3-B, - neste Registro. Campo Grande, 03 de Julho de 1985. Oficial [signature] 'Gilka Martins'

Av. 1/25.760 - Campo Grande, 03 de Julho de 1985. Matrícula efetuada a vista de requerimento datado de 25.03.85, arquivado neste Cartório. Oficial [signature] 'Gilka Martins'

AV. 02 - Campo Grande, 04 de abril de 2005. À vista de Requerimento da proprietária, datado de 11.02.2006, e Instrumento Particular da Primeira Alteração Contratual, datado de 31.03.95, registrado na JUCEMS sob nº

GILKA MARTINS

EM BRANCO
7º REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

MATRÍCULA 25.760 | FOLHA 01 VERSO

54.034.320, em 17.08.95, a proprietária do imóvel objeto desta matrícula, teve sua razão social alterada para **IRMÃOS CHACHA LTDA.** Emolumentos: R$ 25,74; Tabela J: R$ 9,90; FUNJECC: R$ 0,77. Oficial

IMÓVEL

AV. 03 - Campo Grande, 18 de março de 2008. O imóvel objeto desta matrícula, passou a designar-se **LOTE 01**, situado em PARTE DA FAZENDA BANDEIRA - **BAIRRO BANDEIRANTES**, localiza-se com frente para a Avenida Bandeirantes, lado par, esquina com a Avenida Constantino, possui a área total de 5.130,28 metros quadrados e a seguinte descrição perimétrica: partindo do marco 01, cravado em comum com a Avenida Constantino e Avenida Bandeirantes, segue com a distância de 99,88 metros e AZ 219°31'57" até o marco 02; daí segue com a distância de 116,06 metros e o AZ de 271°10'09" até o marco 03; daí segue com a distância de 99,96 metros e o AZ de 39°14'49" até o marco 04; daí segue com a distância de 116,36 metros e o AZ de 91°20'00" até o marco 01, o ponto inicial. CONFRONTAÇÕES: frente, do marco 01 ao 02, com a Avenida Bandeirantes; fundos, do marco 03 ao 04, com o lote 02, matrícula nº 1.319, parte da Fazenda Bandeira; lado direito, do marco 02 ao 03, com a Rua Pagé; e lado esquerdo, do marco 04 ao 01, com a Avenida Constantino, nos termos da Lei nº 10.931/04 e de conformidade com Planta e Memorial Descritivos, elaborados pelo engenheiro cartógrafo, Antonio Eduardo Livramento, CREA 8.317/D-PR VT: 3.043-MS, em 09.01.2008, Certidão nº 118/2008, expedida pela Municipalidade local em 03.03.2008, ART nº 18100(000831)0014112, datada de 09.01.2008, e Requerimento datado de 06.03.2008. Emolumentos: R$ 10,00; FUNJECC: R$ 3,90. Oficial

EM BRANCO
7º REGISTRO DE IMÓVEIS 1ª CIRCUNSCRIÇÃO

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904-7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560-3000
contato@amaraldavila.com.br

amaral **d'avila**
engenharia de avaliações

## 2ª Circunscrição de Registro de Imóveis

**LIVRO Nº 2 - REGISTRO GERAL**

MATRÍCULA 25.760 — FOLHA 1-A — Campo Grande-MS, __/__/__

R. 05 - Prenotação nº 261314, de 13.05.2009. TRANSMITENTE: **IRMÃOS CHACHA LTDA**, já qualificada. ADQUIRENTE: **ISAURA CHACHA**, CI RG nº 091513-SSP/MS, CPF nº 022.542.471-15, brasileira, solteira, empresária, residente e domiciliada nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; **JANETE CHACHA CESE**, CI RG nº 47.989-SSP/MT, CPF nº 022.542.751-72, brasileira, viúva, empresária, residente e domiciliada nesta Capital, na Rua Sete de Setembro, nº 2.027, apto. 2.202, Bairro Aclimação, correspondente a 25% do imóvel; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20, brasileiro, divorciado, pecuarista, residente e domiciliado nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; e **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, brasileiro, casado, médico, residente e domiciliado nesta Capital, na Rua Marajó, nº 171, Vila Leda, correspondente a 25% do imóvel. Imposto de Transmissão: isento. TÍTULO: Distrato. FORMA DO TÍTULO: Instrumento Particular de Distrato Social, datado de 16.03.2009, registrado na JUCEMS sob nº 54247961, em 24.03.2009. VALOR: R$ 44.120,00 (quarenta e quatro mil, cento e vinte reais). Emolumentos: R$ 1.600,00; FUNJECC (10%): R$ 160,00; FUNJECC (3%): R$ 48,00; Selo de Autenticidade ADA 47145. Campo Grande, 14 de maio de 2009. Oficial

AV. 06 - Prenotação nº 224186, de 09.03.2011. O adquirente no registro nº 04, JORGE JOÃO CHACHA, é casado sob o regime da comunhão universal de bens, antes da Lei nº 6.515/77, com **NEUZA FIORDA CHACHA**, consoante Certidão

Continua no verso

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

EXHIBIT 5
SENDAS DISTRIBUIDORA S.A.

Description of the real estate property located at Av. Tancredo Neves

DESCRIPTION OF PROPERTIES TO BE DELIVERED FOR CAPITAL CONTRIBUTION

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

PLINIO ANTONIO CHAGAS, Bacharel em Direito, **Décimo Primeiro Oficial de Registro de Imóveis da Comarca da Capital do Estado de São Paulo,** República Federativa do Brasil, **C E R T I F I C A,** a pedido do(a,s) interessado(a,s), que, revendo o Livro 2 (dois) de Registro Geral do Serviço de Registro de Imóveis a seu cargo, dele consta a **matrícula** do teor seguinte:

**LIVRO Nº 2 - REGISTRO GERAL**

**11º CARTÓRIO DO REGISTRO DE IMÓVEIS**
**de São Paulo**

matrícula: **338.378** — ficha: **01** — São Paulo, **02 de dezembro de 2005.**

**IMÓVEL:- *TERRENO* situado na Avenida Engenheiro Eusébio Stevaux e Rua Galeno de Castro, constituído pelo lote "B" (resultante do desdobro dos lotes 01 a 05 e 29 a 33 da quadra nº 20), do loteamento denominado Centro Industrial e Residencial Jurubatuba, no *29º Subdistrito - Santo Amaro*, com a área total de 1.451,58m², medindo 20,00m de frente para a Avenida Engenheiro Eusébio Stevaux, 73,10m da frente aos fundos do lado direito de quem da referida avenida o olha, confrontando com o lote "A", 73,10m da frente aos fundos do lado esquerdo, confrontando com o prédio nº 1.244 da Avenida Engenheiro Eusébio Stevaux, e 20,00m nos fundos para a Rua Galeno de Castro.-**
**CONTRIBUINTE:- 088.156.0002-7, em área maior.**

**PROPRIETÁRIAS:- *J. DUARTE EMPREENDIMENTOS LTDA.*, CNPJ/MF nº 46.348.603/0001-80, com sede nesta Capital, na Rua das Baiadeiras, nº 406, Sala 01, na proporção de 43%; e *CORPUS COSMÉTICOS INDÚSTRIA E COMÉRCIO LTDA.*, CNPJ/MF nº 53.703.898/0001-20, com sede nesta Capital, na Rua das Baiadeiras, nº 406, na proporção de 57%.**

**REGISTRO ANTERIOR:- Registro nº 9, feito em 15/06/2000, na matrícula nº 274.768, deste Serviço Registral.**

Tarsis Calemi Emmerick
Escrevente Substituto

**R.1/338.378:- Por escritura de divisão de 09 de novembro de 2005, do 5º Tabelião de Notas desta Capital, livro 2.621, páginas 051/056, o imóvel ficou pertencendo exclusivamente a *J. DUARTE EMPREENDIMENTOS LTDA.*, CNPJ/MF nº 46.348.603/0001-80, com sede nesta Capital, na Avenida Eusébio Stevaux, nº 1.180, Sala 01, Jurubatuba, Santo Amaro, pelo valor estimativo de R$193.500,00.- Data da matrícula.**

Tarsis Calemi Emmerick
Escrevente Substituto

**R.2/338.378:- Por escritura de 30 de agosto de 2006, do 10º Tabelião de Notas desta - Capital, livro 2038 folhas 101, J. DUARTE EMPREENDIMENTOS LTDA, inscrita no CNPJ/MF sob o nº 46.348.603/0001-80, já qualificada, hipotecou o imóvel ao BANCO ABN AMRO REAL S/A, inscrito no CNPJ/MF sob o nº 33.066.408/0001-15, com sede nesta Capital, na Avenida Paulista, nº 1.374, para garantia do contrato de empréstimo/financiamento nº 57854251.5 celebrado em**

- Continua no verso -

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd
Verificador: Grasiela Gomes Cardoso Oliveira
Integram a circunscrição imobiliária de competência deste Serviço de Registro de Imóveis o 29º Subdistrito - SANTO AMARO e 32º Subdistrito - CAPELA DO SOCORRO, desde 07 de outubro de 1939; - e o Distrito de PARELHEIROS, desde 15 de maio de 1944.
Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D
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01887813
Pág: 00001 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

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matrícula 338.378 — ficha 01 verso

30/08/2006, pelo qual o credor concedeu a devedora um empréstimo no valor de R$ 700.000,00, destinado ao reforço do capital de giro dela devedora, para ser pago ao credor , no prazo de 24 meses, através de 24 parcelas mensais e sucessivas no valor principal de R$ 31.123,54, nas quais já se encontra incluída a taxa de juros de 0,526% ao mês, mais a taxa de variação do CDI, pagável em qualquer agência do credor, no dia 30 de cada mês, ocorrendo o vencimento da primeira prestação no dia 30 de setembro de 2006, e as demais sucessivamente, no mesmo dia dos meses subseqüentes, na forma do título: Valor de Avaliação R$ 930.000,00.
Data:- 20 de setembro de 2006.

Roberto Batista da Costa
Escrevente Substituto

---

Av.3/338.378:- Por instrumento particular de 11 de janeiro de 2007, procede-se o cancelamento do R.2 de hipoteca, por autorização do credor **BANCO ABN AMRO REAL S/A**.
Data: 16 de fevereiro de 2007.

Roberto Batista da Costa
Escrevente Substituto

R.4/338.378:- Por escritura de 11 de janeiro de 2007, do 10º Tabelião de Notas desta Capital, livro 2.056, fls. 033, **J. DUARTE EMPREENDIMENTOS LTDA**, já qualificada, hipotecou o imóvel ao **BANCO ABN AMRO REAL S/A**, CNPJ. 33.066.408/0001-15, com sede nesta Capital, à Avenida Paulista, nº 1.374, para garantia assumida através de um Contrato de Empréstimo/Financiamento nº 60/0786644, celebrado em 11/01/2007, onde o credor concedeu à devedora um empréstimo no valor de R$ 1.090.000,00, destinado ao reforço do capital de giro dela devedora, para ser pago pela devedora ao credor no prazo de 36 meses, através de 36 parcelas mensais e sucessivas no valor principal de R$ 32.033,90, nas quais já se encontra incluída a taxa de juros de 0,301% ao mês, mais a taxa de variação do CDI, pagável em qualquer agência do credor, no dia 24 de cada mês, ocorrendo o vencimento da primeira delas no dia 24/02/2007 e as demais sucessivamente, no mesmo dia dos meses subseqüentes, na forma do título. Valor de avaliação do imóvel: R$ 1.200.000,00.
Data: 16 de fevereiro de 2007.

Roberto Batista da Costa
Escrevente Substituto

- Continua na ficha 02 -

Pág: 00002 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd

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Registradores

LIVRO Nº 2 - REGISTRO GERAL

## 11º CARTÓRIO DO REGISTRO DE IMÓVEIS
de São Paulo

matrícula: 338.378 — ficha: 02

Continuação

**Av.5/338.378:- Por escritura de 10 de março de 2009, do 10º Tabelião de Notas desta Capital, livro nº 2150 – páginas 391, de um lado J. DUARTE EMPREENDIMENTOS LTDA., já qualificada, na qualidade de devedora; e de outro lado, BANCO ABN AMRO REAL S/A, também já qualificado, na qualidade de credor, ADITARAM a escritura de pública que deu origem ao registro nº 4, desta matrícula, para constar que o contrato de Empréstimo/ Financiamento nº 60/0786644, foi objeto de consolidação e reescalonamento, sem ânimo de novar, tendo em consta a impossibilidade da devedora liquidar na forma originalmente convencionada, as partes contratantes, celebraram em 27/02/2009, o instrumento particular de aditamento ao contrato de empréstimo, através do qual ficou consolidada a dívida da devedora no montante de R$592.024,42, a ser pago no prazo de 24 meses, nestes incluído a carência de 04 meses, mediante o pagamento de 20 parcelas nos seguintes valores: 24/07/2009 R$24.049,86; 24/08/2009 R$31.219,21; 24/09/2009 R$31.065,09; 24/10/2009 R$30.916,67; 24/11/2009 R$30.764,04; 24/12/2009 R$30.617,06; 24/01/2010 R$30.465,91; 24/02/2010 R$30.315,51; 24/03/2010 R$30.180,31; 24/04/2010 R$30.031,32; 24/05/2010 R$29.887,84; 24/06/2010 R$29.740,29; 24/07/2010 R$29.598,20; 24/08/2010 R$29.452,08; 24/09/2010 R$29.306,69; 24/10/2010 R$29.166,67; 24/11/2010 R$29.022,68; 24/12/2010 R$28.884,02; 24/01/2011 R$28.741,43; 24/02/2011 R$28.599,54, nas quais já se encontra incluída a taxa de juros de 6,000% ao ano, será incluída nas parcelas a taxa de variação do CDI, pagável em qualquer agência do credor, ocorrendo o vencimento da primeira delas no dia 24/07/2009 e as demais sucessivamente, no mesmo dia dos meses subsequentes, vencendo-se a última em 24 de fevereiro de 2011, sendo que o empréstimo deverá ser resgatado pela devedora e/ou hipotecante, na forma e condições referidas na presente escritura, ficando ratificada em todos os seus demais termos e dizeres.-**
**Data:- 26 de março de 2009.**

VICENTE DE AQUINO CALEMI
Oficial Substituto

**AV.6/338.378:- CANCELAMENTO DE HIPOTECA**

**Pelo instrumento particular de 03 de janeiro de 2011, o BANCO ABN AMRO REAL S/A deu quitação à devedora e autorizou a presente averbação para constar o cancelamento do registro nº 4 de hipoteca e averbação nº 5 de aditamento.**

**Data:- 24 de janeiro de 2011.**

- Continua no verso -

Rogê Ferraz de Campos
Escrevente Autorizado

Pág: 00003 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd

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Registradores
Central Registradores de Imóveis

matrícula: 338.378 | ficha: 02 verso

**Av.7/338.378:- CONTRIBUINTE**
**Pela escritura lavrada em 31 de março de 2011, pelo 22º Tabelião de Notas desta Capital, livro 4.017, página 293, foi autorizada a presente averbação a fim de constar que o imóvel é atualmente cadastrado pelo contribuinte 088.156.0011-6, conforme prova a certidão de dados cadastrais do Imóvel expedida em 28/04/2011, através do site da Prefeitura do Município de São Paulo.**
**Data:- 29 de abril de 2011.**

Rogê Ferraz de Campos
Escrevente Autorizado

---

**R.8/338.378:- VENDA E COMPRA**
**Pela escritura lavrada em 31 de março de 2011, pelo 22º Tabelião de Notas desta Capital, livro 4.017, página 293, J. DUARTE EMPREENDIMENTOS LTDA, já qualificada, vendeu o imóvel a COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, inscrita no CNPJ/MF sob o nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio, nº 3.142, pelo preço de R$3.200.000,00, em cumprimento ao instrumento particular de compromisso de venda e compra de 09/12/2010, não registrado.**
**Data:- 29 de abril de 2011.**

Rogê Ferraz de Campos
Escrevente Autorizado

---

**Av.9/338.378:- INDISPONIBILIDADE (Prenotação 1.094.199 - 23/10/2014)**
**Procede-se a presente averbação para ficar constando que, por decisão proferida pelo Vara do Trabalho da Comnarca de Itanhaém - Estado de São Paulo - Tribunal Regional do Trabalho da 15ª. Região, nos autos do Processo n. 00010669220115150064, conforme Protocolo da Central de Indisponibilidade de Bens n. 201410.0117.00039554-IA-840, foi decretada a INDISPONIBILIDADE DOS BENS E DIREITOS de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ/MF nº 47.508.411/1502-04.**
**Data: 28 de outubro de 2014**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889 - 27/10/2014*
*Hash: 50CCA3CA2B25B113EF8E3C0D37B37CDD*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

***Continua na ficha 03***

Pág: 00004 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

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Registradores

LIVRO Nº 2 - REGISTRO GERAL

## 11º REGISTRO DE IMÓVEIS DE SÃO PAULO

CNS Nº 11.117-9

matrícula 338.378 | ficha 03 | Continuação

**Av.10/338.378 – CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação 1.146.299 - 13/04/2016)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da Vara do Trabalho da Comarca de Itanhaém – Tribunal Regional do Trabalho da Décima Quinta Região, Estado de São Paulo – Processo n. 00010669220115150064, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 201501.1314.00046172-TA-980, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/1502-04, averbada sob o nº. 9.**
**Data: 18 de abril de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: B20C0CC0FB55471274D80FABF9624E88*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.11/338.378 – INDISPONIBILIDADE DE BENS (Prenotação 1.146.433 - 14/04//2016)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 1ª Vara Federal da Comarca de Bragança Paulista – Tribunal Regional Federal da Terceira Região – Estado de São Paulo – Processo n. 00009944520154036123, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 201604.0713.00125674-IA-060, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56.**
**Data: 18 de abril de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: 2BE17ED5A2A58BEAFF73486FA8787099*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.12/338.378 - CANCELAMENTO DE INDISPONIBILIDADE DE BENS ( Prenotação nº. 1.149.845 – 18/05/2016.**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 1ª Vara Federal da Comarca de Bragança Paulista – Tribunal Regional Federal da Terceira Região – Estado de São Paulo – Processo nº. 00009944520154036123, conforme protocolo da Central Nacional de Indisponibilidade nº. 201605.1614.00138071-TA-630, foi determinado o **Cancelamento Da Indisponibilidade de Bens e Direitos de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56, averbada sob o nº. 11.**
**Data: 20 de maio de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: 566CAFE60E4AE127B8ED9F06FE4392D6*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**- Continua no verso -**

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matrícula 338.378 | ficha 03 verso

Av.13/338.378: **ARROLAMENTO DE BENS** (Prenotação nº 1.197.215 - 29/08/2017) Pelo requerimento de 11 de agosto de 2017, da Secretaria da Receita Federal do Brasil - Ministério da Fazenda, foi determinada a presente averbação, nos termos do parágrafo 5º do artigo nº 64 e 64-A da Lei 9.532, de 10 de dezembro de 1997, relativamente ao processo de arrolamento de bens - requisição nº 17.00.02.14.69, para constar que o imóvel desta matrícula, **juntamente com outros**, **passou a integrar o termo de arrolamento de bens e direitos do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, CNPJ/MF nº 47.508.411/0988-81; sendo certo ainda, que na ocorrência de alienação, transferência ou oneração de qualquer dos bens ou direitos relacionados, deverá ser comunicada, via ofício, a unidade da Secretaria da Receita Federal do Brasil, no prazo de 48 (quarenta e oito) horas. O descumprimento dessa obrigação implicará a imposição da penalidade prevista no artigo 9º do Decreto-lei nº 2.303, de 21/11/1986, observada a conversão a que se refere o inciso I do artigo 3º da Lei nº 8.383 de 30/12/1991, e o artigo 30 da Lei nº 9.249, de 26/12/1995, independentemente de outras comunicações legais, inclusive em decorrência de dano ao Erário que vier a ser causado pela omissão ou inexatidão da comunicação.
**Data: 31 de agosto de 2017.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ELDER HAGA:16754715847*
*Hash: 0BB25DE8FB676ABFAB9195861A2D0409*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.14/338.378: INDISPONIBILIDADE DE BENS (Prenotação 1.273.087-25/07/2019)**
Procede-se a presente para ficar constando que por decisão proferida pelo Juízo da 4ª. Vara do Trabalho da Comarca de Goiânia – Tribunal Superior do Trabalho - Tribunal Regional do Trabalho da Décima Oitava Região - Estado de Goiânia – Processo nº. 00104322120155180004, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 201907.1813.00872105-IA-380, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56.**
**Data: 30 de julho de 2019.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 49D194614D61785A7DAAA54D75C33C55*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**- Continua na ficha 04 -**

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LIVRO Nº 2 - REGISTRO GERAL

# 11º REGISTRO DE IMÓVEIS DE SÃO PAULO

CNS Nº 11.117-9

matrícula: 338.378 | ficha: 04 | Continuação

**Av.15/338.378: <u>CANCELAMENTO DE ARROLAMENTO DE BENS</u> (Prenotação nº 1.293.430 - 09/01/2020)**
Pelo requerimento de 03 de janeiro de 2020, e com base no disposto nos artigos 64 e 64-A da Lei 9.532, de 10/12/1997, foi solicitada a presente averbação para constar o **<u>cancelamento</u>** da averbação nº 13 de arrolamento de bens
**Data: 10 de janeiro de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*TARSIS CALEMI EMMERICK:04252709806*
*Hash: 22FE8C28E787A0DD6619502ABD84A421*
*(Matricula em Serviços Online - www.11ri.com.br)*

**Av.16/338.378:CANCELAMENTO DE INDISPONIBILIDADE DE BENS(Prenotação 1.299.684– 04/03/2020)**
Procede-se a presente para ficar constando que por decisão proferida pelo Juizo da 4ª. Vara do Trabalho da Comarca de Goiânia - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Décima Oitava Região – Estado de Goiás - Processo nº.: 00104322120155180004, conforme Protocolo da Central Nacional de Indisponibilidade de Bens nº. 201909.2510.00942551-TA-560, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56, averbada sob o nº. 14.**
**Data: 31 de março de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 4EC08A24889142527A6C2FCBBD028A08*
*(Matricula em Serviços Online - www.11ri.com.br)*

**Av.17/338.378: INDISPONIBILIDADE DE BENS-(Prenotação 1.306.003- 29/05/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juizo da 14º. Vara do Trabalho da Comarca de Fortaleza - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Sétima Região – Estado do Ceará - Processo nº. 00014529020175070014, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202005.2115.01154865-IA-809, foi decretado a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**
**Data: 09 de junho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 72906AD77D6B10DF39F99A263A3B680E*
*(Matricula em Serviços Online - www.11ri.com.br)*

**- Continua no verso -**

Pág: 00007 / 00010

11RI 01887813
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Etiqueta Arisp
S20100084903D#01-15*00*

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Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D

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matrícula 338.378 | ficha 04 verso

**Av.18/338.378: INDISPONIBILIDADE DE BENS (Prenotação 1.307.363 – 16/06/2020)**

Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo Auxiliar de Conciliação em Execução da Comarca de São Paulo – Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Segunda Região – Estado de São Paulo – Processo nº. 10012475120165020068, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202006.0500.01171233-IA-740, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**

**Data: 24 de junho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*VICENTE DE AQUINO CALEMI:89290151820*
*Hash: 364049CB7B52077E4A720877A4C9E580*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.19/338.378: CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação nº. 1.311.152 – 22/07/2020)**

Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 14ª. Vara do Trabalho da Comarca de Fortaleza - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Sétima Região – Estado do Ceará - Processo nº.: 00014529020175070014, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 202006.0419-01170977-PA-730, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56,** averbada sob o nº. 17.

**Data: 28 de julho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 802F3327B44D3DBE696F4008A40F4005*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.20/338.378: CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação nº. 1.311.153 – 22/07/2020)**

Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo Auxiliar de Conciliação em Execução da Comarca de São Paulo - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Segunda Região – Estado de São Paulo - Processo nº.: 10012475120165020068, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 202006.0915-01175951-TA-209, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56,**

**- Continua na ficha 05 -**

Pág: 00008 / 00010

11RI 01887813
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Etiqueta Arisp
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LIVRO Nº 2 - REGISTRO GERAL

**11º REGISTRO DE IMÓVEIS DE SÃO PAULO**

**CNS Nº 11.117-9**

| matrícula | ficha | |
|---|---|---|
| **338.378** | **05** | **Continuação** |

averbada sob o nº. 18.
**Data: 28 de julho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 270EE29057C729A6153DDD55F9A5C82F*
*(Matricula em Serviços Online - www.11ri.com.br)*

**Av:21/338.378: INDISPONIBILIDADE DE BENS (Prenotação nº. 1.317.812 – 10/09/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 6º Vara do Trabalho da Comarca de Maceió – Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Decima Nova Região – Processo nº. 00009172120185190006, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202009.0409.01209972-IA-910, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**
**Data: 17 de setembro de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: E59BC2FCF6C8D64E9FB3243630E263EF*
*(Matricula em Serviços Online - www.11ri.com.br)*

*ENCERRAMENTO DESTA CERTIDÃO NO VERSO* ⇨

Pág: 00009 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

*CERTIFICO, para fins de autenticação, conforme faculta o parágrafo 1º do artigo 19 da Lei nº 6.015, de 31.12.1973, que foi extraída por meio reprográfico a presente CERTIDÃO COMPLETA E ATUALIZADA DO REGISTRO, retratando fielmente o que se contém no original da matrícula, refletindo a situação jurídica da propriedade, abrangendo alienações e ônus reais, bem como citações em ações reais ou pessoais reipersecutórias, enfim todos os atos relativos ao imóvel e direitos sobre ele constituídos, bem como a indicação de títulos contraditórios devidamente prenotados até 14/10/2020 além do que foi integralmente nela(s) noticiado(s).*
*CERTIFICO, mais, que sendo a data de abertura da matrícula, ou do registro anterior,de 20 anos atrás, servirá a presente como certidão vintenária (prov. 20/93 da CGJ, Cap. XX das Normas de Serviço da Corregedoria Geral da Justiça).*
*O referido é verdade e dou fé.*

*São Paulo, 16 de Outubro de 2020*

*Grasiela Gomes Cardoso Oliveira*
*Escrevente Autorizada*

**11º OFICIAL DE REG.DE IMÓVEIS**

| | | |
|---|---|---|
| Cartório | R$ | 32,97 |
| Estado | R$ | 9,37 |
| Sefaz | R$ | 6,41 |
| Registro Civil | R$ | 1,74 |
| Tribunal de Justiça | R$ | 2,26 |
| Min. Público | R$ | 1,58 |
| Imposto s/serviços | R$ | 0,67 |
| T O T A L | R$ | 55,00 |

Custas ao Estado e à Secretaria da Fazenda recolhidas por verba.

Valores correspondentes ao custeio do Registro Civil e ao Tribunal de Justiça repassados aos órgãos arrecadadores.

**Solicite Certidões também pelo nosso site: www.11ri.com.br**
**11º Oficial de Registro de Imóveis - PLINIO ANTONIO CHAGAS**
**Rua Nelson Gama de Oliveira, 235 - V.Andrade - CEP 05734-150 - São Paulo - SP**
**Tel.: (11)3779-0000**

*Para conferir a procedência deste documento efetue a leitura do QR Code impresso ou acesse o endereço eletrônico https://selodigital.tjsp.jus.br*

1111793C3000000057115320C

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14º RI 20100045353D

# 14º Registro de Imóveis

Ricardo Nahat, Oficial do 14º Registro de Imóveis da Comarca da Capital do Estado de São Paulo, República Federativa do Brasil,
CERTIFICA, a pedido de parte interessada, que revendo o Livro 2 de Registro Geral ou o Livro 3 de Registro Auxiliar do serviço registral a seu cargo, dele verificou constar a matrícula do teor seguinte:

LIVRO N.º 2 - REGISTRO GERAL — 14.º REGISTRO DE IMÓVEIS DE S. PAULO

matrícula 124.872 — ficha 01

São Paulo, 05 de setembro de 1995.

**IMOVEL**:- Rua Abagiba nº 24, Rua Alcides Boscolo, Avenida Presidente Tancredo Neves e Rua Nossa Senhora das Merces, na Saúde - 21º Subdistrito.

**UMA CASA E RESPECTIVO TERRENO** medindo 100,60m de frente para a Rua Abagiba, do lado direito de quem da rua o olha mede 77,00m para a Rua Alcides Boscolo, 25,40m para a Avenida Presidente Tancredo Neves e 13,70m de profundidade em duas retas quebradas, uma de 11,70m e outra de 2,00m, confinando com o Córrego do Charquinho, do lado esquerdo mede 84,00m e confronta com o prédio nº 406 da Rua Abagiba, nos fundos por uma linha irregular confronta com o Córrego Charquinho, lançado atualmente pela Avenida Nossa Senhora das Merces. Esta matricula foi aberta em virtude de unificação dos imóveis, objetos das transcrições e matricula, abaixo mencionadas.

**PROPRIETARIA**:- INDUSTRIA PEREZ ARTEFATOS DE BORRACHA S/A, CGC. nº 61.074.886/0001-02, com sede nesta Capital, à Avenida Nossa Senhora das Merces nº 29.

**REGISTROS ANTERIORES**:- Transcrições números: 57.894, de 14 de abril de 1958; 63.487 e 63.488, ambas de 13 de agosto de 1960 e R.2/matr.120.296, todas deste Registro.

**CONTRIBUINTE**:-

A Escr. Autª (Liliana Asturiano Costa).

Av.1, em 02 de outubro de 1.995.

Do requerimento de 02 de setembro de 1.995, do Certificado de Regularidade da Edificação nº 01.268.730 de 01 de novembro de 1.978, e do Recibo nº 087.429 do exercicio de 1.983, ambos expedidos pela Prefeitura do Municipio de São Paulo, apresentados em cópias autenticadas pelo 17º Escrivão de Notas desta Capital, e 4º Escrivão de Notas de São Caetano do Sul/SP, respectivamente, verifica-se que o prédio nº 24 da Rua Abagiba, até 1.983, tinha a área construida de 4.650,00m².

A Escr. Autª (Liliana Asturiano Costa)

-continua no verso-

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Verificador: Raphael da Silva Balduino
PARA FINS NOTARIAIS, O PRAZO DE VALIDADE DESTA CERTIDÃO É DE 30 DIAS, A PARTIR DA DATA DA SUA EXPEDIÇÃO (PROV. 58/89 CAP. XIV, 12, D).

OBSERVAÇÃO: integram a Circunscrição deste serviço registral os seguintes subdistritos:
(a) Saúde, a partir de 21 de novembro de 1942 (Dec nº 13.012 de 24 de outubro de 1.942).
(b) Indianópolis, a partir de 14 de maio de 1.954 (Lei nº 2.532, de 13 de janeiro de 1.954).
Ambos tendo pertencido anteriormente ao 11º Registro de Imóveis desta Capital, antes 1º Registro de Imóveis.

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Pág: 00001 /00022

14º RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 — ficha 01 verso — -continuação-

Av.2, em 02 de outubro de 1.995.

Do requerimento de 02 de setembro de 1.995, e da Certidão nº 240.973/95-1, de 22 de setembro de 1.995, expedida pela Prefeitura do Municipio de São Paulo, verifica-se que o imóvel desta matricula, atualmente é lançado pelo nº 29 da Rua Nossa Senhora das Merces.

A Escr. Autª (Liliana Asturiano Costa)

Av.3, em 25 de outubro de 1.995.

Do requerimento de 17 de outubro de 1.995, e da Certidão nº 220140/95-2 expedida pela Prefeitura do Municipio de São Paulo, em 25 de agosto de 1.995, verifica-se que em virtude de ampliação de 1.181,00m² de área construida, o prédio nº 29 da Rua Nossa Senhora das Merces, passou a ter 5.831,00m² de área construida; estado quite perante o INSS, conforme CND nº 768694, Série "F", de 16 de outubro de 1.995.

A Escr. Autª (Liliana Asturiano Costa)

R.4, em 15 de março de 1.996.
TITULO:- **VENDA E COMPRA.**

Por escritura de 04 de março de 1.996, do 4º Escrivão de Notas de Guarulhos/SP, (Lº. 485, fls. 175/177), a proprietária R.2 já qualificada, transmitiu por venda feita a **PAULO GASPAR LEMOS**, empresário, RG. nº 2.690.224/SSP-SP, CIC nº 069.923.828-53, casado no regime da comunhão de bens, antes da Lei 6.515/77, com **CECILIA ANA LEMOS**, do lar, RG. nº 3.474.768/SSP-SP, CIC. nº 195.290.248-78, brasileiros, residentes e domiciliados nesta Capital, à Rua Castro Alves nº 488, aptº 31, pelo valor de R$1.600.000,00, (hum milhão e seiscentos mil reais), os imóveis, desta e da matricula nº 120.297. Sendo o imóvel desta, lançado atualmente pelo contribuinte nº 049.056.0058-8.

O Escr. Autº (Guimerio Scaquetti).

R.5, em 03 de julho de 1.997.
ONUS:- **HIPOTECA.**

-> Por escritura de 18 de março de 1.997, do 12º Escrivão de

-continua na ficha nº 02-

Pág: 00002 /00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO N.º2 - REGISTRO GERAL

**14º SERVIÇO DE REGISTRO DE IMÓVEIS DE SÃO PAULO**

matrícula 124.872 — ficha 02

São Paulo, 03 de julho de 1.997.

Notas desta Capital, (Lº 1383, fls. 280), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, empresária, já qualificados, **deram em primeira e única hipoteca à FIAT SERVIÇOS TECNICOS EM ADMINISTRAÇAO LTDA**, CGC. nº 53.053.567/0001-92, com sede na Cidade de Barueri-SP, à Alameda Araguaia nº 180, parte, Centro Empresarial e Industrial de Alphaville, os imóveis, desta e da matricula nº 120.297, para garantia de um crédito no valor de R$694.449,08, (seiscentos e noventa e quatro mil, quatrocentos e quarenta e nove reais e oito centavos), concedido à **BPV COMERCIO DE VEICULOS LTDA**, CGC/MF. nº 51.759.389/0001-94, com sede nesta Capital, à Avenida Fagundes Filho nº 830, correspondentes aos valores de US$660.311,00, (seiscentos e sessenta mil, trezentos e onze dólares americanos), a serem pagos em 36 meses, venciveis de 120 à 120 dias, no valor unitário de R$104.580,81, vencendo-se a primeira delas em 03 de julho de 1.997 e a última em 18 de fevereiro de 2.000 (através do contrato de cessão de crédito exportação de nº 038.705-3, de 05 de março de 1.997, com prazo de vigencia até 18 de fevereiro de 2.000); e as demais condições constantes do titulo, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.6, em 03 de julho de 1.997.
ONUS:- **HIPOTECA.**

Por escritura de 18 de março de 1.997, do 12º Escrivão de Notas desta Capital, (Lº 1383, fls. 280), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, empresária, já qualificados, **deram em hipoteca de segundo grau à FIAT SERVIÇOS TECNICOS EM ADMINISTRAÇAO LTDA**, CGC. nº 53.053.567/0001-92, com sede na Cidade de Barueri-SP, à Alameda Araguaia nº 180, parte, Centro Empresarial e Industrial de Alphaville, os imóveis, desta e da matricula nº 120.297, para garantia de um crédito no valor de R$385.397,57, (trezentos e oitenta e cinco mil, trezentos e noventa e sete reais e cinquenta e sete centavos), concedido à **BPV VEICULOS E PEÇAS LTDA**, CGC/MF. nº 67.452.128/0001-67, com sede nesta Capital, à Rua Teodoro Sampaio nº 637, correspondentes aos valores de US$366.452,00, (trezentos e sessenta e seis mil, quatrocentos e cinquenta e dois dólares americanos), a serem pagos em 36 meses, venciveis de 120 à 120 dias, no valor unitário de R$58.039,08, vencendo-se a primeira delas em 03

-continua no verso-

Pág: 00003 /00022

14º RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 — ficha 02 verso

-continuação-

de julho de 1.997 e a última em 18 de fevereiro de 2.000 (através do contrato de cessão de crédito exportação de nº 038.706-7, de 05 de março de 1.997, com prazo de vigência até 18 de fevereiro de 2.000); e as demais condições constantes do titulo, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.7, em 04 de março de 1.998.
ONUS:- **HIPOTECA.**

Por escritura de 21 de janeiro de 1.998, do 12º Serviço Notarial desta Capital (Lº 1443, fls. 024), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 3º grau ao BANCO FIAT S/A**, CGC/MF. nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$1.200.000,00, (hum milhão e duzentos mil reais), concedido **à GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, a ser pago por meio de 12 parcelas, no valor unitário de R$115.572,48, corrigidos com base na variação da TR ocorrida entre a data da liberação dos recursos e a data dos efetivos pagamentos, vencendo a primeira delas em 15 de fevereiro de 1.998 e a última em 15 de janeiro de 1999, e demais condições do titulo, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.8, em 24 de abril de 1.998.
ONUS:- **HIPOTECA.**

Por escritura de 27 de março de 1.998, do 12º Tabelião de Notas desta Capital (Lº 1443, fls. 228), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 4º grau ao BANCO FIAT S/A**, CGC/MF. nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$500.000,00, (quinhentos mil reais), concedido à **GPV**

-continua na ficha nº 03-

Pág: 00004 /00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

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LIVRO N.º2 - REGISTRO GERAL

***14º SERVIÇO DE REGISTRO DE IMÓVEIS DE SÃO PAULO***

matrícula 124.872 — ficha 03

São Paulo, 24 de abril de 1.998.

**COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de crédito nº 91.297-2, celebrado em 25 de março de 1998, a ser pago nos termos, forma, cláusulas e condições constantes do referido contrato, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ______ (Guimerio Scaquetti)

Av.9, em 15 de junho de 1.999.

Por instrumento particular de 14 de abril de 1.998, o BANCO FIAT S/A, tendo recebido a quantia que lhe era devida, autorizou o cancelamento das hipotecas R. 7 e 8.

O Escr. Autº ______ (Guimerio Scaquetti)

R.10, em 15 de junho de 1.999.
ONUS:- **HIPOTECA.**

Por escritura de 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 3º grau ao BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$1.878.000,00, (hum milhão, oitocentos e setenta e oito mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, a ser pago por meio de 20 parcelas, no valor unitário de R$118.201,32, corrigidos com base na variação da Taxa Referencial (TR), vencendo a primeira delas em 13 de maio de 1.998 e a última em 13 de dezembro de 1.999, e demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ______ (Guimerio Scaquetti)

R.11, em 15 de junho de 1.999.
ONUS:- **HIPOTECA.**

Por escritura 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR

-continua no verso-

Pág: 00005/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

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matrícula 124.872 | ficha 03 verso

—continuação—

LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 4º grau** ao **BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$1.300.000,00, (hum milhão e trezentos mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de crédito nº 091.297-2A, celebrado em 25 de março de 1.998, a ser pago nos termos, forma, clausulas e condições constantes do referido contrato, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ________ (Guimerio Scaquetti)

R.12, em 15 de junho de 1.999.
ONUS:- **HIPOTECA.**

Por escritura 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 5º grau** ao **BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$770.000,00, (setecentos e setenta mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de credito nº 091.297-2B, celebrado em 07 de abril de 1.999, a ser pago nos termos, forma, clausulas e condições constantes do referido contrato, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ________ (Guimerio Scaquetti)

Av.13, em 28 de junho de 1.999.

Nos termos do artigo 213, parágrafo 1º da Lei nº. 6.015/73, diante da reapresentação do titulo que originou a averbação nº 9, procede-se a esta averbação, para consignar que o cancelamento das hipotecas R.7 e 8, feito pela Av.9, se

—continua na ficha nº 04—

Pág: 00006 /00022

14° RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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www.registradores.org.br
Registradores Central Registradores de Imóveis

LIVRO N.º2 - REGISTRO GERAL

***14° OFICIAL DE REGISTRO DE IMÓVEIS DE SÃO PAULO***

matrícula 124.872 | ficha 04

São Paulo, 28 de junho de 1.999.

deveu à constituição de nova hipoteca e não à quitação do débito, tudo como constou do título.

A Oficial Designada ____ (Izaura de Andrade Pinzan)

Av.14, em 29 de agosto de 2000.

Por escritura de 02 de agosto de 2000, do 12º Tabelião de Notas desta Capital, (Lº 1664, fls. 185/187), BANCO FIAT S/A, na qualidade de credor; GPV COMÉRCIO DE VEÍCULOS LTDA, na qualidade de devedora; PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, na qualidade de hipotecantes, todos já qualificados, de comum acordo **aditaram** a escritura de constituição de garantia hipotecária de 4º grau, R.11, para ficar constando o aumento do limite de crédito referente ao contrato de abertura de crédito nº 091-297-2-A, de R$1.300.000,00, (hum milhão e trezentos mil reais), para R$2.500.000,00, (dois milhões e quinhentos mil reais), a ser pago, nos termos, forma, cláusula e condições do referido contrato, cujo microfilme fica arquivado neste Registro; e ratificaram-no em todos os demais termos.

O Escr. Autº. ____ (Guimério Scaquetti).

Av.15, em 29 de agosto de 2000.

Por escritura de 02 de agosto de 2000, do 12º Tabelião de Notas desta Capital, (Lº 1664, fls. 185/187), BANCO FIAT S/A, na qualidade de credor; GPV COMÉRCIO DE VEÍCULOS LTDA, na qualidade de devedora; PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, na qualidade de hipotecantes, todos já qualificados, de comum acordo **aditaram** a escritura de constituição de garantia hipotecária de 5º grau, R.12, para ficar constando o aumento do limite de crédito referente ao contrato de abertura de crédito nº 091-297-2B, de R$770.000,00, (setecentos e setenta mil reais), para R$2.500.000,00, (dois milhões e quinhentos mil reais), a ser pago, nos termos, forma, cláusula e condições do referido contrato, cujo microfilme fica arquivado neste Registro; e ratificaram-no em todos os demais termos.

O Escr. Autº. ____ (Guimério Scaquetti).

Av.16, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, FIAT SERVIÇOS TÉCNICOS EM ADMINISTRAÇÃO LTDA, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.5.

O Escr. Autº. ____ (Milton de Souza).

**- continua no verso -**

Pág: 00007/00022

14° RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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matrícula 124.872 | ficha 04 verso

- continuação -

Av.17, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, FIAT SERVIÇOS TÉCNICOS EM ADMINISTRAÇÃO LTDA, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.6.

O Escr. Autº. [assinatura] (Milton de Souza).

Av.18, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, o BANCO FIAT S/ A, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.10.

O Escr. Autº. [assinatura] (Milton de Souza).

R.19/124.872, em 04 de março de 2.004.
ÔNUS: **HIPOTECA.**

Por escritura de 21 de outubro de 2003, do 12º Tabelião de Notas desta Capital (Lº 2.000, págs. 203/210), PAULO GASPAR LEMOS, brasileiro, empresário, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53 e sua mulher CECILIA ANA LEMOS, brasileira, empresária, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Castro Alves nº **488**, apto. 31, **deram em hipoteca de 3º grau** ao BANCO FIDIS DE INVESTIMENTO S/A, CNPJ nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 13º andar - parte, os imóveis desta e da matrícula 120.297, para garantia do cumprimento de todas obrigações assumidas, principais e acessórias, por GPV VEÍCULOS E PEÇAS LTDA, CNPJ/MF nº 67.452.128/0001-67, com sede nesta Capital, na Rua Teodoro Sampaio nº 637/653, Pinheiros, decorrentes de: **I – contrato de capital de giro nº 945.051-7** celebrado em 30/12/02 com prazo de vigência até 30/12/04, no valor de até R$2.097.000,00, a serem pagos em 24 parcelas, sendo que da 1ª a 11ª, da 13ª a 17ª e da 19ª a 23ª, serão no valor unitário de R$40.500.00 e a 12ª, 18ª e 24ª, serão no valor unitário de R$491.500,00, incidindo sobre as mesmas e sobre o saldo devedor a variação do CDI, vencendo-se a 1ª em 30 de janeiro de 2003 e a última em 30 de dezembro de 2004, conforme os termos, formas, cláusulas e condições do referido contrato; **II – contrato de capital de giro nº 945.046-3**, celebrado em 27/09/02, com prazo de vigência até 27/09/06, no valor de até R$242.110,41, a serem pagos em 48 parcelas, no valor unitário de R$5.423,27, incidindo sobre as mesmas e sobre o saldo devedor a variação do CDI, vencendo-se a 1ª em 27 de outubro de 2003 e a última em 27 de setembro de 2006, conforme os termos, formas, cláusulas e condições do referido contrato; **III – contrato de abertura de crédito nº 91.534-8**, celebrado na data do título, referente a um limite de crédito no valor de até R$5.000.000,00, a ser pago nos termos, formas, cláusulas e condições do referido

- continua na ficha nº 05 -

Pág: 00008 /00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Registradores

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 | ficha 05

São Paulo, **04 de março de 2.004**

contrato. Nos termos do contrato citado na cláusula 1º desta, o crédito aberto será utilizado única e exclusivamente na aquisição de bens móveis, estoque de veículos que se destinam às revendas no âmbito estrito do objeto social das DEVEDORAS; **IV – contrato de capital de giro nº 945.196-9**, celebrado em 16/10/2003, com prazo de vigência até 17/10/2005, no valor de até R$5.633.000,00, a serem pagos em 24 parcelas, sendo que da 1ª a 5ª, 7ª a 11ª, 13ª a 17ª, 19ª a 23ª serão no valor unitário de R$125.000,00, e a 6ª, 12ª, 18ª e 24ª, serão no valor unitário de R$882.500,00, incidindo sobre as mesmas e sobre saldo devedor a variação do CDI, vencendo-se a 1ª em 17 de novembro de 2003 e a última em 17 de outubro de 2005, conforme termos, formas, cláusulas e condições do referido contrato, ficando as partes sujeitas, ainda, às demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

O Escr. Autº. (Paulo Fernando de Mello Pires)

R.20/124.872, em 10 de maio de 2.005.
ÔNUS: **HIPOTECA**.

Por escritura de 31 de março de 2005, do 12º Tabelião de Notas desta Capital (Lº 2.158, págs. 275/281), PAULO GASPAR LEMOS, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53 e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, empresários, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Castro Alves nº 488, aptº 31, **deram em hipoteca de 4º grau** ao BANCO FIDIS DE INVESTIMENTO S/A, CNPJ nº 62.237.425/0001-76, com sede na Cidade de Betim/MG, na Rodovia Fernão Dias, BR 381, quilômetro 429, Distrito Industrial Paulo Camilo, os imóveis desta e da matrícula nº 120.297, para garantia do cumprimento das obrigações assumidas pela GPV VEÍCULOS E PEÇAS LTDA, CNPJ/MF nº 67.452.128/0001-67, com sede nesta Capital, na Rua Teodoro Sampaio nº 637/653, Pinheiros, por meio do contrato de capital de giro nº 963.516-7, referente à abertura de crédito no valor de R$9.441.191,06 (nove milhões, quatrocentos e quarenta e um mil, cento e noventa e um reais e seis centavos), a ser pago nos termos, forma, cláusulas e condições contidas no referido contrato, tendo sido os imóveis avaliados em R$9.075.830,00, ficando as partes sujeitas, ainda, às demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

A Escr. Autª. (Eliane Mora De Marco)

R.21/124.872, em 12 de janeiro de 2.006.
TÍTULO: **CONFERÊNCIA DE BENS.**

Por requerimento de 19 de outubro de 2005 e dos contratos sociais de 31 de agosto de 2004 e 18 de maio de 2005 registrados respectivamente na Junta Comercial do Estado de São Paulo – JUCESP sob nºs 352I94I8852 em 24 de setembro de 2004 e 222.904/05-7 em 15 de agosto de 2005 (2ª alteração), PAULO GASPAR LEMOS, RG nº 2.690.224-

- continua no verso -

Pág: 00009/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

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Certidão emitida pelo SREI www.registradores.org.br Registradores Central Registradores de Imóveis

matrícula 124.872 | ficha 05 verso

- continuação -

SSP/SP, CPF nº 069.923.828-53 e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, comerciantes, casados no regime da comunhão universal de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Bloco B, Jardim da Saúde, transmitiram à **JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA**, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim Saúde, o imóvel desta matrícula pelo valor de R$1.701.595,00 (um milhão, setecentos e um mil, quinhentos e noventa e cinco reais).

O Escr. Autº. ________ (Valdir de Santana)

Av.22/124.872, em 01 de março de 2.006.

À vista da certidão de 10 de fevereiro de 2006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 da ação de procedimento ordinário em geral, movida por LUIZ ALCIDES MAGALHÃES SETUBAL em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, faço constar que foi declarada a ineficácia das alienações a que se referem os R.s 4 e 21, em relação ao exeqüente, por terem sido efetivadas em fraude à execução.

O Escr. Autº. ________ (Geraldo José Derrico)

R.23/124.872, em 01 de março de 2.006.
ONUS: **PENHORA.**

Conforme certidão de 10 de fevereiro de 2006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 da ação de procedimento ordinário em geral, movida por LUIZ ALCIDES MAGALHÃES SETÚBAL, brasileiro, solteiro, CP 069743, série 383ª, assistido por sua irmã Adelaide Maria Setúbal, brasileira, maior, residente e domiciliada nesta Capital, na Rua 20 nº 43-B, Jardim Maria Estela, Ipiranga, em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, CNPJ nº 61.074.886/0001-02, com sede nesta Capital, na Avenida Nossa Senhora das Mercês nº 29, Ipiranga, o imóvel desta matrícula **foi penhorado**. Valor da causa: Cr$30.000,00 (trinta mil cruzeiros). Juiz do Feito: Dr. José Wagner de Oliveira Melatto Peixoto.

O Escr. Autº. ________ (Geraldo José Derrico)

Av.24/124.872, em 31 de maio de 2.006.

À vista da certidão de 19 de maio de 2.006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 e da consulta ao extrato do portal do Tribunal de Justiça, da ação de procedimento ordinário (em geral)

- continua na ficha nº 06 -

Pág: 00010/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Registradores

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 | ficha 06

São Paulo, 31 de maio de 2.006.

movida por LUIZ ALCIDES MAGALHÃES SETUBAL, brasileiro, solteiro, CP nº 069743 série 383ª, assistido por sua irmã ADELAIDE MARIA SETUBAL, brasileira, maior, residente e domiciliada nesta Capital, na Rua 20 nº 43-B, Jardim Maria Estela, Ipiranga, em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, CNPJ nº 61.074.886/0001-02, com sede nesta Capital, na Avenida Nossa Senhora das Mercês nº 29, Ipiranga faço constar que fica cancelada a ineficácia da alienação a que se refere a Av.22, em virtude da extinção de execução.

O Escr. Autº. ............(Paulo Fernando de Mello Pires)

Av.25/124.872, em 31 de maio de 2.006.

À vista da mesma certidão, faço constar que fica cancelada a penhora a que se refere o R.23.

O Escr. Autº. ............(Paulo Fernando de Mello Pires)

R.26/124.872, em 03 de outubro de 2.006.
ÔNUS: - HIPOTECA.

Por escritura de 27 de julho de 2006 do 12º Tabelião de Notas desta Capital (Lº 2281, págs. 299/326), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim da Saúde, com anuência de PAULO GASPAR LEMOS, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53, e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, empresários, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100; TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.586/0001-71, com sede nesta Capital, na Rua Nossa Senhora das Mercês nº 29; e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.553/0001-21, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, **deu em hipoteca de quinto grau** ao **BANCO FIDIS DE INVESTIMENTO S/A**, CNPJ nº 62.237.425/0001-76, com sede em Betim/MG, na Rodovia Fernão Dias BR 381, quilômetro 429, Distrito Industrial Paulo Camilo, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até **R$21.080.000,00** (vinte e um milhões e oitenta mil reais), por prazo indeterminado, correspondente em 25 de julho de 2006 à 620 veículos comercializados pela FIAT AUTOMÓVEIS S/A, CNPJ nº 16.701.716/0001-56, com sede em Betim/MG, no Km 429 da Rodovia Fernão Dias, em favor da devedora VENICE VEÍCULOS E PEÇAS LTDA, CNPJ nº 01.597.957/0001-20, com sede nesta Capital, na Avenida Presidente Tancredo Neves nº 1401, Vila das Mercês, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo

- continua no verso -

Pág: 00011/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Registradores Central Registradores de Imóveis

matrícula 124.872 | ficha 06 verso

- continuação -

microfilme fica arquivado neste Registro. Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050 emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. (Fábio Cristians Franciulli).

R.27/124.872, em 03 de outubro de 2.006.
ÔNUS: - **HIPOTECA.**

Pela mesma escritura JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, com a anuência de PAULO GASPAR LEMOS, e sua mulher CECÍLIA ANA LEMOS, TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, todos já qualificados, **deu em hipoteca de sexto grau** ao **BANCO FIDIS DE INVESTIMENTO S/A,** também já qualificado, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até R$4.080.000,00 (quatro milhões e oitenta mil reais), a serem utilizados única e exclusivamente na aquisição de bens móveis (veículos usados), estoque de veículos que se destinam as revendas no âmbito estrito do objeto social da devedora VENICE VEÍCULOS E PEÇAS LTDA, já qualificada, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo microfilme fica arquivado neste Registro. Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050 emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. (Fábio Cristians Franciulli).

R.28/124.872, em 03 de outubro de 2.006.
ÔNUS: - **HIPOTECA.**

Por escritura de 27 de julho de 2006 do 12º Tabelião de Notas desta Capital (Lº 2281, págs. 299/326), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, com anuência de PAULO GASPAR LEMOS e sua mulher CECÍLIA ANA LEMOS, TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, todos já qualificados, **deu em hipoteca de sétimo grau à FIAT AUTOMÓVEIS S/A,** CNPJ nº 16.701.716/0001-56, com sede em Betim/MG, no Km 429 da Rodovia Fernão Dias, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até R$2.000.000,00 (dois milhões de reais), por prazo indeterminado, para compra de peças de comercialização da devedora VENICE VEÍCULOS E PEÇAS LTDA, já qualificada, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo microfilme fica arquivado neste Registro. Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050

- continua na ficha nº 07 -

Pág: 00012/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Certidão emitida pelo SREI www.registradores.org.br

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 | ficha 07

São Paulo, **03 de outubro de 2.006.**

emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. (Fábio Cristians Franciulli).

R.29/124.872, em 08 de maio de 2.009.
ÔNUS:- **PENHORA.**

Conforme certidão de 03 de abril de 2009, expedida pelo Juízo de Direito da Vara das Execuções Fiscais Municipais desta Capital, extraída dos autos nº 91.554/01 da ação de execução fiscal da dívida ativa nº 553.573-5/01-9 movida pela **PREFEITURA DO MUNICÍPIO DE SÃO PAULO** em face de **PAULO GASPAR LEMOS**, empresário, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53, e sua mulher **CECÍLIA ANA LEMOS**, do lar, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, casados no regime da comunhão de bens antes da Lei nº 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Saúde, o imóvel desta matrícula de propriedade de **JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA**, sucessora dos executados, **foi penhorado**. Valor da causa: R$117.457,40 (cento e dezessete mil, quatrocentos e cinqüenta e sete reais e quarenta centavos), atualizada até 18 de julho de 2008. Depositário: Paulo César Bettini, RG nº 13.741.064-SSP/SP, CPF nº 055.898.128-36, residente e domiciliado nesta Capital, na Rua Maria Paula nº 136, Centro. Juíza do Feito: Drª. Ana Cecília Marques Faria.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.30/124.872, em 05 de novembro de 2.009.

À vista do instrumento particular de 26 de agosto de 2009, e da ata da assembléia geral extraordinária realizada em 20 de janeiro de 2009, devidamente registrada sob nº 4107385, na Junta Comercial do Estado de Minas Gerais, apresentada em cópia autenticada pelo 2º Tabelião de Notas de Betim/MG, faço constar que o BANCO FIDIS DE INVESTIMENTO S/A passou a denominar-se BANCO FIDIS S/A.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.31/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.19, nesta matrícula e R.18, na matrícula nº 120.297.

O Escr. Autº. (Fábio Cristians Franciulli).

- continua no verso -

Pág: 00013/00022

14° RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Registradores
Central Registradores de Imóveis

matrícula 124.872 | ficha 07 verso

- continuação -

Av.32/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, **autorizou o cancelamento** das hipotecas a que se referem o R.20, nesta matrícula e R.19, na matrícula nº 120.297.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.33/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R.26, nesta e R.21, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.34/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R27, nesta e R.22, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.35/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, a FIAT AUTOMÓVEIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R.28, nesta e R.23, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.36/124.872, em 05 de novembro de 2.009.

À vista do instrumento particular de 26 de agosto de 2009, aditado em 26 de outubro de 2009, e da ata da assembléia geral extraordinária realizada em 01 de outubro de 2002, devidamente registrada sob nº 285.792/02-7, na Junta Comercial do Estado de São Paulo – JUCESP, apresentada em cópia autenticada pelo 2º Tabelião de Notas de Betim/MG, faço constar que o BANCO FIAT S/A, passou a denominar-se BANCO FIDIS S/A.

- continua na ficha nº 08 -

Pág: 00014 /00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 — ficha 08

São Paulo, **05 de novembro de 2.009.**

O Escr. Autº. (Fábio Cristians Franciulli).

Av.37/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, aditado em 26 de outubro de 2009, o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.11, nesta e R.10, na matrícula nº 120.297.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.38/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, aditado em 26 de outubro de 2009, o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.12, nesta e R.11, na matrícula nº 120.297.

O Escr. Autº. (Fábio Cristians Franciulli).

R.39/124.872, em 06 de novembro de 2.009.
ÔNUS:- **ARRESTO.**

Conforme auto de arresto, avaliação e depósito de 19 de outubro de 2009, expedido pelo Setor de Execuções Fiscais da Fazenda Pública desta Capital, extraído dos autos nº 581.685-8/05-1 da ação de execução fiscal, movida pela MUNICIPALIDADE DE SÃO PAULO, em face de JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, o imóvel desta matrícula, de propriedade da executada, avaliado em R$5.137.037,00, **foi arrestado**. Valor do débito: R$103.967,12 (cento e três mil, novecentos e sessenta e sete reais e doze centavos), atualizado até 01 de julho de 2005. Depositária: Valéria Aparecida Freitas, brasileira, divorciada, funcionária pública, RG nº 13.190.137-SSP/SP, CPF nº 033.408.708-29, domiciliada nesta Capital, residente na Rua Alcides Góis nº 32, Vila Matilde. Juiz do Feito: Setor de Execuções Fiscais da Fazenda Pública da Capital.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.40/124.872, em 18 de janeiro de 2.010.

À vista do ofício nº 04/2010 de 07 de janeiro de 2010 expedido pelo Juízo de Direito da Vara das Execuções Fiscais Municipais, Seção de Processamento II, extraído dos autos nº 91.554/01 da dívida ativa nº 553.573-5/01-9 da execução fiscal movida pela PREFEITURA DO MUNICÍPIO DE SÃO PAULO em face de PAULO GASPAR LEMOS e sua mulher CECÍLIA ANA LEMOS, faço constar o **cancelamento** da penhora R.29.

- continua no verso -

Pág: 00015 /00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

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matrícula 124.872 | ficha 08 verso

- continuação -

O Escr. Autº. (Fábio Cristians Franciulli).

Av.41/124.872, em 18 de janeiro de 2.010.

À vista do ofício nº 002/10-wd de 07 de janeiro de 2010 expedido pelo Juízo de Direito da Vara das Execuções Fiscais Municipais, Seção de Processamento III, extraído dos autos nº 89.386/05 da dívida ativa 581.685-8/05-1 da execução fiscal movida pela PREFEITURA DO MUNICÍPIO DE SÃO PAULO em face de JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, faço constar o **cancelamento** do arresto R.39.

O Escr. Autº. (Fábio Cristians Franciulli).

R.42/124.872, em 29 de março de 2.010.
TÍTULO:- **VENDA E COMPRA.**

Por escritura de 26 de janeiro de 2010 do 22º Tabelião de Notas desta Capital (Lº 3.910, pág. 365), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim da Saúde, transmitiu à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, CNPJ nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio nº 3.142, o imóvel desta matrícula, em cumprimento ao compromisso de venda e compra de 29 de setembro de 2009 não registrado, pelo valor de R$15.000.000,00 (quinze milhões de reais) Consta da escritura que a vendedora apresentou a CND relativas às contribuições e às de terceiros nº 005522009-21200587 emitida em 31 de agosto de 2009 pelo MF/SRF e a certidão conjunta código de controle nº 8CF6.79B0.57E5.F9E7 emitida em 26 de outubro de 2009 pela PGFN/SRF.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.43/123.872, em 29 de outubro de 2.014.

À vista do protocolo da indisponibilidade nº 201410.0117.00039554-IA-840 de 17 de outubro de 2014, expedido pela Central de Indisponibilidade, extraído dos autos nº 00010669220115150064, solicitado pelo Juízo da Vara do Trabalho da Comarca de Itanhaém/SP – TRT 15ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, qualificada no título com o CNPJ nº 47.508.411/1502-04, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

O Escr. Autº. (Marcos Tadeu Lins de Queiroz Mello).

Av.44/124.872, em 02 de fevereiro de 2.015.

- continua na ficha nº 09 -

Pág: 00016 /00022

14° RI 20100045353D

14º Registro de Imóveis

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Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
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Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

CNS DO CONSELHO NACIONAL DE JUSTIÇA 11.121-1

| matrícula | ficha |
|---|---|
| 124.872 | 09 |

São Paulo, **02 de fevereiro de 2.015.**

À vista do protocolo de cancelamento nº 201501.1314.00046172-TA-980 de 16 de janeiro de 2015, expedido pela Central de Indisponibilidade, extraído dos autos nº 00010669220115150064, solicitado pela Vara do Trabalho de Itanhaém/SP - TRT 15ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, qualificada no título com o CNPJ nº 47.508.411/1502-04, faço constar **o cancelamento** da indisponibilidade Av.43.

O Escr. Autº. _______ (Manoel Antonio de Albuquerque Ferreira).

Av.45/124.872, em 02 de fevereiro de 2.015.

Conforme certidão de 29 de janeiro de 2015 **(extraída por ofício eletrônico, nos termos do parágrafo 6º do artigo 659 do CPC e Provimento CG 6/2009 da Corregedoria Geral da Justiça, publicado no DOE de 14 de abril de 2009)**, expedida pelo Juízo da 63ª Vara do Trabalho desta Capital, TRT - 2ª Região, extraída dos autos nº 0955/2005 da ação de execução trabalhista movida por JOSÉ DILSON DA PAZ, CPF nº 202.349.295-53, em face de RGN PARTICIPAÇÕES LTDA, CNPJ nº 06.279.197/0001-26, PAULO GASPAR LEMOS, CPF nº 069.923.828-53, JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, LUME ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.591/0001-84, GPV VEÍCULOS E PEÇAS LTDA, CNPJ nº 67.452.128/0001-67, o imóvel desta matrícula, **foi penhorado.** Valor da dívida: R$342.632,33 (trezentos e quarenta e dois mil, seiscentos e trinta e dois reais e trinta e três centavos). Depositário: Paulo Gaspar Lemos, já qualificado. Juízo do Feito: Juízo da 63ª Vara do Trabalho desta Capital, TRT - 2ª Região.

A Escr. Autª. _______ (Marcia Cristina da Rocha Gensen Martins).

Av.46/124.872, em 19 de março de 2.015.

À vista do comunique-se nº 298/DECONT-2/2014, publicado em 28 de novembro de 2014 no Diário Oficial do Estado de São Paulo, faço constar que a COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio nº 3142, nos termos do processo nº 2010.0.243.835-3, **foi comunicado** pelo Departamento de Áreas Contaminadas no Estado de São Paulo da CETESB, que o imóvel desta matrícula, foi classificado como área contaminada, e, atualmente, encontra-se reabilitado para uso comercial, com o estabelecimento de medida de controle institucional (restrições de uso das águas subterrâneas).

O Escr. Autº. _______ (Fábio Cristians Franciulli).

Av.47/124.872, em 27 de abril de 2.015.

- continua no verso -

Pág: 00017/00022

14° RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 | ficha 09 verso

- continuação -

À vista do ofício nº 084/CAAR/2015 de 31 de março de 2015, faço constar que a CETESB - COMPANHIA AMBIENTAL DO ESTADO DE SÃO PAULO constatou que o imóvel desta matrícula ainda não foi considerado reabilitado, ficando, portanto, **cancelada** a averbação nº 46.

O Escr. Autº (Renan Magrini Silva).

Av.48/124.872, em 27 de abril de 2.016.

À vista do protocolo de indisponibilidade nº 201604.0713.00125674-IA-060 de 07 de abril de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 00009944520154036123 solicitado pela 1ª Vara Federal da Comarca de Bragança Paulista/SP – TRF 3ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

O Escr. Autº (Antonio Henriques da Silva Mendes).

Av.49/124.872, em 24 de maio de 2.016.

À vista do protocolo de indisponibilidade nº 201604.2908.00132440-IA-090 de 29 de abril de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 84432013012090105, solicitado pelo Juízo da 12ª Vara do Trabalho de Curitiba/PR – TRT 9ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar que os bens da executada, inclusive os imóveis desta e das matrículas nºs 126.939, 99.219, 93.994, 93.992, 35.198, 190.786, 164.375, 188.766, 39.938, 64.935, 36.907, 93.993, 25.886, 42.801, 163.660, e 31.390, tornaram-se **indisponíveis**.

O Escr. Autº (Antonio Henriques da Silva Mendes).

Av.50/124.872, em 02 de junho de 2.016.

À vista do protocolo de indisponibilidade nº 201605.1614.00138071-IA-630 de 16 de maio de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 00009944520154036123, solicitado pelo Juiz da 1ª Vara Federal da Comarca de Bragança Paulista/SP, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar o **cancelamento** da indisponibilidade Av.48.

A Escr. Autª (Karina de Souza Valor).

Av.51/124.872, em 02 de junho de 2.016.

- **continua na ficha nº 10** -

Pág: 00018 /00022

14º RI 20100045353D

14º Registro de Imóveis

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Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

CNS DO CONSELHO NACIONAL DE JUSTIÇA: 11.121-1

matrícula 124.872 | ficha 19

São Paulo, **02 de junho de 2.016.**

À vista do protocolo de indisponibilidade nº 201605.1309.00137326-TA-150 de 13 de maio de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 84432013012090105, solicitado pelo Juízo da 12ª Vara do Trabalho da Comarca de Curitiba/PR – TRT 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar o **cancelamento** da indisponibilidade Av.49.

A Escr. Autª. ________ (Karina de Souza Valor).

Av.52/124.872, em 30 de novembro de 2.016.

À vista do protocolo de indisponibilidade nº 201611.1815.00212777-IA-860 de 18 de novembro de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 34589201265109004, solicitado pela 17ª Vara do Trabalho da Comarca de Curitiba/PR – Tribunal Regional do Trabalho da 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

A Escr. Autª. ________ (Siméia Lorena da Silva Galhardo).

Av.53/124.872, em 20 de janeiro de 2.017.

À vista do protocolo de cancelamento nº 201701.1008.00226744-TA-730 de 10 de janeiro de 2017, expedido pela Central de Indisponibilidade, extraído dos autos nº 34589201265109004, referente ao protocolo de indisponibilidade nº 201611.1815.00212777-IA-860, solicitado pelo Juízo da 17ª Vara do Trabalho da Comarca de Curitiba/PR - TRT da 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar o **cancelamento** da indisponibilidade Av.52.

A Escr. Autª. ________ (Karina de Souza Valor).

Av.54/124.872, em 12 de setembro de 2.017.

À vista do ofício expedido em 11 de agosto de 2017, pela Delegacia da Receita Federal/SP, nos termos da requisição nº 17.00.02.14.64 de arrolamento de bens e direitos em nome do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que o imóvel desta matrícula foi arrolado, nos termos do parágrafo 5º e art. 64 e 64-A da Lei nº 9.532 de 10 de dezembro de 1997 e de acordo com o citado preceito legal, na ocorrência de alienação, transferência ou oneração do imóvel, deverá ser comunicada à referida Delegacia no prazo de 48 horas.

O Escr. Autº. ________ (Manoel Antonio de Albuquerque Ferreira).

- continua no verso -

Pág: 00019 /00022

14° RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 | ficha 10 verso

- continuação -

Prenotação nº 772.731 de 22 de julho de 2019
Av.55/124.872, em 05 de agosto de 2.019.

À vista do protocolo de indisponibilidade nº 201907.1813.00872105-IA-380 de 18 de julho de 2019, expedido pela Central de Indisponibilidade, extraída dos autos nº 00104322120155180004, pelo Juízo da 4ª Vara do Trabalho de Goiânia/GO – TRT 18ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis.**

O Escr. Autº. (Leonardo Ramos da Silva).

Prenotação nº 777.885 de 30 de setembro de 2019
Av.56/124.872, em 14 de outubro de 2.019.

À vista do protocolo de cancelamento de indisponibilidade nº 201909.2510.00942551-TA-560 de 25 de setembro de 2019 expedido pela Central de Indisponibilidade, extraído dos autos nº 00104322120155180004, solicitado pelo Juízo da 4º Vara do Trabalho da Comarca de Goiânia/GO - TRT 18ª Região, referente ao protocolo nº 201907.1813.00872105-IA-380, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, faço constar o **cancelamento** da indisponibilidade Av.55.

O Escr. Autº. (Leonardo Ramos da Silva).

Prenotação nº 785.615 de 10 de janeiro de 2020.
Av.57/124.872, em 27 de janeiro de 2.020.

À vista do ofício de 03 de janeiro de 2020, expedido pela Secretaria da Receita Federal do Brasil, nos termos da requisição nº 20.00.00.02.60 (processo nº 19515.720135/2017-70), da ação de arrolamento de bens e direitos em nome do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, faço constar o **cancelamento** do arrolamento a que se refere Av.54.

A Escr. Autº. (Marcia Cristina da Rocha Gensen Martins).

Prenotação nº 793.184 de 27 de maio de 2020.
Av.58/124.872, em 11 de junho de 2.020.

À vista do protocolo de indisponibilidade nº 202005.2115.01154865-IA-809 de 21 de maio de 2020, expedido pela Central de Indisponibilidade, extraído dos autos nº 00014529020175070014, do Juízo da 14ª Vara do Trabalho de Fortaleza/CE – TRT 7ª Região, movida em face de EFRAPARK ESTACIONAMENTOS LTDA – ME (EFRAPARK ESTACIONAMENTOS LTDA-ME), CNPJ nº 21.559.012/0001-20,

- continua na ficha nº 11 -

Pág: 00020/00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO Nº 2 - REGISTRO GERAL

matrícula 124.872 — ficha 11

14º Oficial de Registro de Imóveis de São Paulo

CNS DO CONSELHO NACIONAL DE JUSTIÇA: 11.121-1

São Paulo, **11 de junho de 2.020.**

EFRAIM BARBOSA DA SILVA OLIVEIRA, CPF nº 729.169.905-34, LUCIANA ALMEIDA DE FARIAS OLIVEIRA, CPF nº 818.267.884-68, e COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56 faço constar que os bens dos executados, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis.**

O Escr. Autº (Leonardo Ramos da Silva).

Prenotação nº 793.728 de 09 de junho de 2020.
Av.59/124.872, em 18 de junho de 2.020.

À vista do protocolo de cancelamento nº 202006.0419.01170977-PA-730 de 04 de junho de 2020, expedido pela Central de Indisponibilidade, extraído dos autos nº00014529020175070014, solicitado Juízo da 14ª Vara da do Trabalho da Comarca de Fortaleza/CE – TRT 7ª Região, referente ao protocolo de indisponibilidade 202005.2115.01154865-IA-809, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar o **cancelamento** da indisponibilidade Av.58.

O Escr. Autº (Leonardo Ramos da Silva).

Certidão emitida pelo SREI
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14º RI 20100045353D

# 14º Registro de Imóveis

Certidão

**14º Registro de Imóveis**

Rua Jundiaí, 50 - 7º andar - Ibirapuera - Telefone 3885.6891

**Pedido nº: 20100045353D/0001**

São Paulo, 08/10/2020 12:06:00

Oficial: Ricardo Nahat

Substituta: Eunice dos Santos Bomfim

Nada mais consta com relação ao imóvel da matrícula certificada, refletindo a situação jurídica do imóvel com respeito às alienações, ônus reais, inclusive aqueles decorrentes de citações em ações reais ou pessoais reipersecutórias e prenotações, não existe também indicação de títulos contraditórios devidamente prenotados até 06/10/2.020, podem existir títulos prenotados posteriormente a 06/10/2.020 e até o momento da assinatura desta certidão, que ainda estão sendo lançados em nosso sistema. A presente certidão foi extraída sob a forma de documento eletrônico mediante processo de certificação digital disponibilizado pela ICP-Brasil, nos termos da Medida Provisória nº 2.200-2, de 24/08/01, devendo para validade ser conservado em meio eletrônico, bem como comprovada a autoria e integridade. O referido, nos termos do artigo 19 da Lei nº 6.015 de 31/12/73, é verdade e dá fé. São Paulo, 08/10/2.020. O Escrevente Autorizado, Raphael da Silva Balduino.

Emolumentos = R$ 32,97 - Estado = R$ 9,37 - Sefaz = R$ 6,41 - Registro Civil = R$ 1,74 - Tribunal de Justiça = R$ 2,26 - Ministério Público = R$ 1,58 - (Custas do Estado e da Secretaria da Fazenda recolhidas por verba.) - Imposto s/serviços = R$ 0,66 - TOTAL: R$ 54,99

Para conferir a procedência deste documento efetue a leitura do QRCode impresso ou acesse o endereço eletrônico https://selodigital.tjsp.jus.br

1112113C3000000049774220E

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EXHIBIT 6

SENDAS DISTRIBUIDORA S.A.

Adjustments related to barters between CBD and Sendas

(amount in reais)

An agreed condition to make the spin-off and merger feasible is the exchange of assets and the increase in capital of CBD in SENDAS. As a result of the exchange, the need arises to make certain adjustments, as listed below. The balance sheet which serves as the basis for the assessment needs to reflect these exchange and capital increases in order to include the impacts on equity resulting from them.

Order	Accounts	Debit	Credit
1	Investments (Bellamar - exchange) Fixed assets (Lands) Investments Éxito	769,048,145.29 145,610,000.00	914,658,145.29
	By barter, CBD delivers to Sendas part of the shares it owns in Bellamar, plus 6 lands and receives from Sendas part of the shares that Sendas holds in Éxito
2	Cash and cash equivalents Current account liability balance with CBD Fixed assets - properties Capital stock Capital reserve	500,000,000.00 140,142,381.00 44,537,506.09	684,679,830.10 56.99
	Capital increase to be carried out in December / 20, with surplus to capital reserve
3	Asset – Credit with CBD Retained Earnings	114,116,565.25	114,116,565.25
	Provision for credits arising from the refunding agreement for passive contingencies in Sendas that become materialized
4	Liability - Deferred IR and CSLL Retained Earnings	49,000,000.00	49,000,000.00

	Reversal of Deferred IR and CSLL

EXHIBIT 7

SENDAS DISTRIBUIDORA S.A.

Balance sheet after adjustments for spin-off

(amount in reais)

	Balance on September 30, 2020	Commitment to the Spin-off				Balance after adjustment to spin-off
		nº	Debit	Nº	Credit
ASSETS
Current
Cash and Cash Equivalents	2,289,782,982.42	2	500,000,000.00			2,789,782,982.42
Receivable accounts	221,430,077.77					221,430,077.77
Inventories	3,312,953,305.29					3,312,953,305.29
Recoverable taxes	580,344,674.91					580,344,674.91
Prepaid expenses	31,166,295.18					31,166,295.18
Non current assets for sale	-					-
Receivable Dividends	-					-
Other	13,326,703.92					13,326,703.92
Derivative Financial Instruments - Foreign Currency	79,749,557.53					79,749,557.53

Total current asset	6,528,753,597.02					7,028,753,597.02

Non-current
Long term receivable
Receivable accounts	-					-
Deferred Income Tax and Social Contribution	-					-
Prepaid expenses	1,000,000.00					1,000,000.00
Credits with Related Parties	22,941,213.66	3	114,116,565.25			37,057,778.91
Recoverable Taxes	867,732,072.45					867,732,072.45
Deposits for Judicial Appeal	112,071,529.61					112,071,529.61
Financial Instruments - Fair value hedge	10,843,333.82					10,843,333.82

Total Long-term receivables	1,014,588,149.54					1,128,704,714.79
Investments	10,073,960,080.58	1	769,048,145.29	1	914.658.145,29	9,928,350,080.58
Fixed assets	6,923,737,185.73	1.2	190,147,506.09			7,113,884,691.82
Intangible asset	1,036,644,985.09					1,036,644,985.09
Total – non-current assets	19,048,930,400.94					19,207,584,472.28
TOTAL ASSETS	25,577,683,997.96					26,236,338,069.30

SENDAS DISTRIBUIDORA S.A.

Balance sheet after adjustments for spin-off

EXHIBIT 8

SENDAS DISTRIBUIDOR A S.A.

Balance sheet after adjustments for spin-off

(amount in reais)

SENDAS DISTRIBUIDOR A S.A.

Balance sheet after adjustments for spin-off

(amount in reais)

Exhibit 4.2

SENDAS’ Base Balance Sheet

[Page intentionally left in blank]

SENDAS DISTRIBUIDORA S.A.

Balance sheet on September 30, 2020

SENDAS DISTRIBUIDORA S.A.

Balance sheet on September 30, 2020

Exhibit IV
Protocol and Justification for the CBD Spin-off

Free Translation

PARTIAL SPIN-OFF PROTOCOL OF COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO WITH MERGER OF THE SPUN-OFF PORTION INTO SENDAS DISTRIBUIDORA S.A.

By the present private instrument and in strict accordance with the law, the Parties, qualified below:

I.	COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a publicly-held company headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luís Antônio, 3.172, Jardim Paulista, Zip Code 01402-000, enrolled with CNPJ/ME under the No. 47.508.411/0001-56, herein represented according to its bylaws (“CINDIDA” or “CBD”); and
II.	SENDAS DISTRIBUIDORA S.A., a publicly-held company headquartered in the City of Rio de Janeiro, Estado do Rio de Janeiro, at Avenida Ayrton Senna, Lot 2 Pal 48959, Exhibit A, Jacarepaguá, Zip Code 22775-005, enrolled with CNPJ/ME under the No. 06.057.223/0001-71, herein represented according to its bylaws or (“SENDAS”) and, with the CBD, referred to as “Parties”, or, individually, “Party”).

Whereas:

A.	CBD intends to segregate the cash and carry unit (wholesale self-service activity) by means of the CBD’s partial spin-off transaction (“CBD’s Spin-off”);

B.	In connection with the purpose described above, the Parties’ respective managements deemed convenient and appropriate, by virtue of operational reasons, proceed with the CBD’s Spin-off, removing from assets and, consequently, equity, the total shareholding interest held in SENDAS, which shall be directly held by CBD, in the exact proportion of the shareholding interest held by each shareholder in the CBD’s capital stock (“Spun-off Portion”);

C.	Before the CBD’s Spin-off, the Parties intend to perform the Parties intend to perform the partial spin-off of SENDAS, the CBD’s wholly-owned subsidiary, upon merger of the spun-off portion by the Company (“Sendas’ Spin-off”), that is, (a) the shareholding interest equivalent to approximately ninety point ninety-three percent (90.93%) of the total shares held by Almacenes Éxito S.A., company established and existing in accordance with the laws of Colombia, headquartered in Envigado, Departamento de Antioquia, Colombia, enrolled with CNPJ/ME under nº 23.041.875/0001-37 (“Éxito”), held by Sendas, corresponding to three hundred and ninety-three million, ten thousand, six hundred and fifty-six (393,010,656) shares, equivalent to approximately eight-seven point eighty percent (87.80%) of the total shares issued by Éxito (“Éxito’s Shareholding Interest”); (b) six (6) gas stations owned by Sendas (“Operating Assets”). Accordingly,

Free Translation

the Parties entered into as of the date hereof the Sendas’ Spin-off Protocol (“Sendas’ Protocol”);

D.	Before the Sendas’ Spin-off, the Parties intend to perform (i) other transactions, as further described in section 4.2.1 below, which shall take place from the Base Balance Sheet, as defined below, to the date on which the meetings held by the Parties have approved the Sendas’ Spin-off and the CBD’s Spin-off (“Preparatory Procedures”); (ii) exchange of assets whereby CBD shall deliver certain assets to be subsequently developed by SENDAS, and SENDAS shall deliver a portion of the shares representing the Éxito’s capital stock; and

E.	In connection with the scope of CBD’s Spin-off, SENDAS intends to list its shares in the “Novo Mercado” segment of B3 S.A. – Brasil, Bolsa, Balcão (“B3”), which is the segment for the listing of the CBD’s shares, dedicated to the companies that comply with the highest corporate governance level standards, in addition to the listing of the ADSs representing the SENDAS’ shares in the New York Stock Exchange (“NYSE”). The holders of the CBD’s shares and ADSs are entitled to the SENDAS’ shares and ADSs on the date indicated after the approval of the listing by B3 and NYSE, according to the notice to the shareholders disclosed by the Parties.

ACCORDINGLY, the Parties resolved, as set forth in article 223 and following articles of Law 6404, of December 15, 1976 (“Brazilian Corporation Law”) and Instruction 565, of June 15, 2015, issued by the Brazilian Securities and Exchange Commission, to enter into this Partial Spin-off Merger of Companhia Brasileira de Distribuição, with Merger of the Spun-off Portion into Sendas Distribuidora S.A. (“Protocol”), under the terms and conditions set forth below:

I.       PURPOSE

1.1.       The purpose of this Protocol is to define the terms, conditions and explanations of the CBD’s Spin-off, with the segregation f the Spun-off Portion of the CBD’s equity, which shall be incorporated by SENDAS, under the terms set forth in article 229, paragraph 3, of the Brazilian Corporation Law.

II.       CBD’S SPIN-OFF REASONS AND EXPLANATIONS AND INTEREST OF THE PARTIES FOR ITS ACHIEVEMENT

2.1       Based on the Material Fact disclosed by CBD and SENDAS to the shareholders and the market in general on September 9, 2020, the purpose of the transactions described in the Whereas Clause above is to achieve the full potential of the cash & carry business developed by SENDAS and the traditional retail business (multi retail) to be developed by CBD and its subsidiaries, operated on an independent basis, with separate management focused on the respective business

Free Translation

models and market opportunities. Additionally, the CBD’s Spin-off shall permit direct access to the capital market and other financing sources to each of the businesses to focus on the investment priorities in conformity with the profile of each company, creating, therefore, more value to the respective shareholders.

2.1.1.       Upon implementation of the CBD’s Spin-off, the shares issued by SENDAS and held by CBD are directly delivered to the CBD’s shareholders, proportionally to the shareholding interest held in the CBD’s capital stock. Such distribution shall take place after SENDAS has obtained the authorization to list its shares in the B3’s “Novo Mercado” segment, in addition to the listing of the ADSs representing the SENDAS’ shares in the NYSE. After the obtaining of such registries, SENDAS and CBD shall disclose the Notices to the Shareholders to inform the distribution dates of the SENDAS’ shares and the initial trading date thereof in the securities market.

III.       CONSTITUENT ELEMENTS OF SPUN-OFF PORTION AND LACK OF SOLIDARITY

3.1.       The Spun-off Portion to be merged into SENDAS is exclusively composed of the shareholding interest held by CBD in SENDAS, equivalent, as of the date hereof, to one hundred percent (100%) of the shares issued by SENDAS, which, by virtue of the CBD’s Spin-off, shall be directly delivered to the CBD’s shareholders proportionally to the shareholders’ investments in the CBD’s capital, as referred to in the appraisal report of the Spun-off Portion, as further described in section 4.4. below (“Appraisal Report”), included in this Protocol in the form of Exhibit 3.1, attributable to the CBD’s shareholders in accordance with the provisions set forth in sections 6.1 and 8.3 below.

3.2.       The Parties shall not be jointly responsible by virtue of the CBD’s Spin-off, as set forth in article 233, sole paragraph, of the Brazilian Corporation Law.

IV.       APPRAISAL COMPANY, BASE DATE, SPUN-OFF PORTION APPRAISAL AND TREATMENT OF NET EQUITY VARIATIONS

4.1.       The preparation of the Appraisal Report is under the responsibility of specialized company Magalhães Andrade Auditores Independentes S/S, enrolled with Regional Accounting Council of the State of São Paulo, under the No. 2SP000233/O-3 and with CNPJ/ME under the No. 62.657.242/0001-00, with head office in the City of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, nº 1.893, 6th floor, Jardim Paulistano (“Appraisal Company”).

4.1.1.       The Parties’ shareholders shall ratify the indication of the Appraisal Company for preparation of the Appraisal Report at the Extraordinary General Meetings held to address the present Protocol, in conformity with the terms set forth in paragraph 1, article 227, of the Brazilian Corporation Law.

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4.1.2.       The Appraisal Company (i) is not interested, directly or indirectly, in the Parties or CBD’s Spin-off, as well as any other relevant circumstance that could characterize a conflict of interest; and (ii) is not aware of any action undertaken by the controller or directors and executive officers of the Parties to direct, limit, hamper or otherwise undertake any acts that impacted or could have impacted the access, use or knowledge of information, documents or work methodologies deemed relevant for the quality of conclusions.

4.2.       For the purposes of the CBD’s Spin-off, the Spun-off Portion was evaluated based on the respective book value, according to the balance sheet revised by Ernst & Young Auditores Independentes S/S, enrolled with CNPJ/ME under the No. 61.366.936/0001-25, issued at September 30, 2020 (“Base Balance Sheet”), included in the present Protocol in the form of Exhibit 4.2., as set forth hereunder.

4.2.1.       Under the terms defined in item (i) of the “Whereas Clause D” above, for purposes of such CBD’s Spin-off, the Preparatory Procedures shall have been recognized in the Base Balance Sheet, as described in detail below:

(i)                 the increase in SENDAS’ capital stock in the total amount of six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and eighty-seven reais and nine cents (R$ 684,679,887.09), being six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and thirty and ten cents (R$ 684,679,830.10) allocated to the corporate capital of SENDAS and fifty-six reais and ninety-nine cents (R$ 56.99) to the capital reserve of SENDAS. Such increase shall be made in assets, cash and credits, being forty-four million, five hundred and thirty-seven thousand, five hundred and six reais and nine cents (R$ 44,537,506.09), upon delivery of the net assets of the stores for future development by SENDAS, five hundred million reais (R$500,000,000.00) in cash and one hundred and forty million, one hundred and forty-two thousand, three hundred and eighty-one reais (R$140,142,381.00) upon capitalization of the credits held by CBD, to be resolved at the SENDAS’ Extraordinary Shareholders’ Meeting, which shall approve Sendas’ Spin-off and CBD’ Spin-off, resulting in the issuance of eighteen million, six hundred and sixty-one thousand, three hundred and sixty-eight (18,661,368) Sendas’ registered common shares, with no par value, which capital shall increase from four billion, seven hundred and forty-nine million, two thousand, two hundred and four reais and ninety-three cents (R$4,749,002,204.93) to five billion, four hundred and thirty-three million, six hundred and eighty-two thousand, thirty-five reais and three cents (R$5,433,682,035.03), divided into two hundred and eighty-seven million, twelve thousand, nine hundred and thirty five

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(287,012,935) registered common shares, with no par value; and

(ii)               the recognition of certain assets and liabilities arising from the transactions carried out between CBD and SENDAS and that are being defined in connection with CBD’s Spin-off, as described in detail in the instrument entered into between the Parties (“Corporate Separation Agreement”), totaling the net equity value of one hundred and sixty three million, one hundred and sixteen thousand, five hundred and sixty-five reais and twenty-five cents (R$163,116,565.25).

4.3.       In the context of the Sendas’ Spin-off and the CBD’s Spin-off, and as part of the Sendas’ Spin-off, CBD shall exchange some assets, totaling nine hundred and fourteen million, six hundred and fifty-eight thousand, one hundred and forty-five reais and twenty-nine cents (R$914,658,145.29) (“CBD’s Assets”), for approximately nine point seven percent (9.07%) of the Éxito’s total shares held by SENDAS, corresponding to thirty-nine million, two hundred and forty-six thousand and twelve (39,246,012) shares (“Sendas’ Assets”). The composition of the CBD’s Assets is as follows:

(i)                 fifty percent (50%) of the shares representing the capital stock of Bellamar Empreendimento e Participações Ltda., enrolled with CNPJ/ME under No. 06.950.710/0001-69, which holds thirty-five point seventy-six (35.76%) of the capital stock of Financeira Itaú CBD S.A. – Crédito, Financiamento e Investimento, enrolled with CNPJ/ME under No. 06.881.898/0001-30, totaling seven hundred and sixty-nine million, forty-eight thousand, one hundred and forty-five reais and twenty-nine cents (R$769,048,145.29); and

(ii)               Real Estate located in the City of Ribeirão Preto, State of São Paulo, at Rua Emílio Moço, s/nº, registered with public deeds under nºs 55.832, 55.833, 55.834 and 79.480 of the 2nd Real Estate Registry Office of Ribeirão Preto/SP; Real Estate located in the City of Feira de Santana, State of Bahia, at Avenida Presidente Dutra, nº 2.700, Bairro Santa Mônica, registered with public deeds under nºs 33.844 and 33.846 of the 2nd Real Estate Registry Office of Feira de Santana/BA; Real Estate located in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Bandeirantes, nº 3.270, Bairro Bandeirantes, registered with public deeds under nºs 1.319 and 25.760 of the 2nd Real Estate Registry Office of Campo Grande/MS; Real Estate located in the City of Americana, State of São Paulo, at Rodovia Luis Queiroz (SP-304), Jardim Thelja, registered with public deed under nº 67.954 of the Real Estate Registry Office of Americana/SP; and Real Estate located in the City of Fortaleza, State of Ceará, at Avenida Bernardo Manuel, nº 11.350, Bairro Itaperi, registered with public deed under nº 44.795 of the 2nd Real Estate Registry Office of Fortaleza/CE, totaling one hundred and forty-five million and six hundred and ten thousand reais (R$145,610,000.00).

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4.4.       As a result of the appraisal, taking into consideration the information and documents requested to the Parties’ managements, as well as the information available in the market and the information provided by the Appraisal Company, as deed necessary for the appraisal, the Appraisal Company delivered to the Parties the Appraisal Report, which amounts are subject to the analysis and approval at the Parties’ Extraordinary Shareholders’ Meetings, as set forth in the Brazilian Corporation Law.

4.4.1.       As referred to in the Appraisal Report, the equity value of the Spun-off Portion, representing the shareholding interest held in SENDAS, calculated by the Appraisal Company, is one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents (R$1,215,962,963.38).

4.4.2.       The CBD’s assets and liabilities that do not compose the Spun-off Portion shall remain as the CBD’s assets and liabilities.

4.5.       SENDAS shall exclusively assume the changes in SENDAS’ net equity between the Base Balance Sheet date and the completion date of the CBD’s Spin-off, as reflected in CBD under the equity method of accounting, or by both companies in view of the subsequent events indicated in the Base Balance Sheet, however the case may be.

V.       COMPANIES’ STATUS BEFORE THE CBD’S SPIN-OFF

5.1.       SENDAS’ capital, considering the effects arising from the possible approval of the Sendas’ Spin-off, fully subscribed and paid, shall total seven hundred and sixty-one million, two hundred and seventy-four thousand, one hundred and thirty-four reais and seventy-eight cents (R$ 761,274,134.78), maintaining the same number of the SENDAS’ shares on the date immediately before the CBD’s Spin-off, that is, two hundred and eighty-seven million, twelve thousand, nine hundred and thirty-five (287,012,935) registered common shares, with no par value, owned by CBD, observed the provisions set forth in clause 5.1.1 below].

5.1.1. In order to comply with the proportion set forth in clause 2.1.1 above, at the same Sendas’ Extraordinary Shareholders’ Meeting held to approve the Sendas’ Spin-off, the shares shall be grouped so that the capital is represented by two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.

5.2.       CBD’s capital stock on September 30, 2020, fully subscribed and paid, was of six billion, eight hundred and sixty-five million, two hundred and twenty thousand, one hundred and forty reais and two cents (R$ 6,865,220,140.02), divided into two hundred and sixty-eight million, three hundred and thirty-six thousand, two hundred and twenty-six (268,336,226) registered common

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shares, with no par value. On October 28, 2020 CBD’s Board of Directors approved the increase of capital in the amount of six hundred and nine Thousand, four hundred and nine reais and five cents (R$ 609,409.05), by means of the issuance of fifteen thousand, three hundred and forty-one (15,341) common shares. Therefore, CBD’s capital stock, before the Parties’ Extraordinary Shareholders’ Meeting held to resolve on the Sendas’ Spin-off, fully subscribed and paid, is six billion, eight hundred and sixty-five million, eight hundred and twenty-nine thousand, five hundred and forty-nine reais and seven cents (R$6,865,829,549.07), divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.

VI.       CALCULATION OF SHARE EXCHANGE RATIO

6.1.       The shares issued by SENDAS and owned by CBD shall be attributed to the CBD’s shareholders proportionally to the shareholders’ investments in the CBD’s capital. CBD shall remain the owner of approximately one hundred and sixty-five thousand (165,000) SENDAS’ registered common shares, with no par value, corresponding to approximately zero point zero six percent (0.06%) of the SENDAS’ total shares, which number is equivalent to the shares held in treasury on the date immediately before the CBD’s Spin-off.

6.2.       SENDAS’ common shares, attributable to the CBD’s shares, are entitled to the same rights attributed to the SENDAS’ shares existing immediately before the CBD’s Spin-off, as well as all benefits, including dividends and interest on capital that may be declared by SENDAS as from the date that SENDAS has delivered these shares to the CBD’s shareholders, which shall take place after the listing of these shares in B3 and NYSE, on the date to be duly informed by the Parties, under the terms of section 8.4 below.

VII.       CBD’S OPTION PLANS

7.1.       In order to ensure the same treatment offered to the CBD’s shareholders, due to the CBD’s Spin-off, as set forth in this Protocol, the beneficiaries of the CBD’s Stock Option Plan and the Stock Option Compensation Plan (“CBD’s Option Plans”), provided that these options are granted through November 30, 2020, shall receive one (1) SENDAS’ common share for each one (1) CBD’s common share on the exercise dates of the CBD’s Option Plans.

7.1.1.       In conformity with the provisions set forth in section 7.1 above, the SENDAS’ Extraordinary Shareholders’ Meeting that approved the SENDAS’ Spin-off shall also approve the SENDAS’ stock option plan and the stock option compensation plan (“Sendas’ Option Plans”), under the same terms attributable to the CBD’s Option Plans, which purpose is to grant the SENDAS’ stock option plans to the CBD’s beneficiaries entitled to the CBD’s Option Plans through November 30, 2020, provided that the grants have not been exercised until such date; besides, SENDAS may grant to its employees, in the future, the right to adhere to the Sendas’

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Option Plans. The Sendas’ Option Plans shall authorize the issuance of up to two percent (2%) of the shares representing the SENDAS’ capital after the CBD’s Spin-off and SENDAS’ Spin-off, directed to the beneficiaries of the CBD’s Stock Option Plans and, in the future, to the SENDAS’ beneficiaries, that is, the same limit previously approved to the CBD’s beneficiaries, at the shareholders’ meeting that approved the CBD’s Stock Option Plans.

7.1.2       The exercise prices of the options granted in connection with the CBD, after the approvals of the Shareholders’ Meetings referred to in this Protocol, shall be allocated and paid to CBD and SENDAS, as set forth in this clause 7, proportionally to the average prices of the shares of both companies, calculated from the initial trading date of the Sendas’ shares in B3 to April 30, 2021. The Parties shall enter into contractual amendments with the CBD’s beneficiaries to define the provisions set forth in this clause.

VIII.       COMPANIES’ STATUS AFTER THE CBD’S SPIN-OFF

8.1.       In connection with the CBD’s Spin-off, CBD shall reduce its capital by one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents (R$1,215,962,963.38), from six billion, eight hundred and sixty-five million, eight hundred and twenty-nine thousand, five hundred and forty-nine reais and seven cents (R$6,865,829,549.07) to five billion, six hundred and forty-nine million, eight hundred and sixty-six thousand, five hundred and eighty-five reais and sixty-nine cents (R$5,649,866,585.69), upon maintenance of the same number of common shares, that is, two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.

8.2.       By virtue of the CBD’s capital stock reduction, as set forth in section 8.1 above, article 4, of the CBD’s Bylaws, shall become effective with the following wording:

“ARTICLE 4 – The Company’s capital stock is five billion, six hundred and forty-nine million, eight hundred and sixty-six thousand, five hundred and eighty-five reais and sixty-nine cents (R$5,649,866,585.69), fully subscribed and paid, divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.”

8.3.       Considering that, as set forth in clause 3.1 above, CBD is currently owner and lawful holder of one hundred percent (100%) of the shares issued by SENDAS, the SENDAS’ capital is not subject to any change by virtue of the merger of the Spun-off Portion. Without prejudice, the total two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) SENDAS’ registered common shares, with no par value – owned by CBD immediately before the CBD’s Spin-off – shall be delivered to the CBD’s shareholders in

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conformity with clauses 2.1.1, 5.1.1 and 6.1 above.

8.3.1. In connection with the abovementioned, Article 4, of SENDAS’ bylaws, has the following wording:

“Article 4 – The Company’s capital stock is seven hundred and sixty-one million, two hundred and seventy-four thousand, one hundred and thirty-four reaisand seventy-eight cents (R$ 761.274.134,78), fully subscribed and paid, divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value.”

8.4.       After the approval of Sendas’ Spin-off and the CBD’s Spin-off, SENDAS shall obtain the approval for listing its shares in the B3’s “Novo Mercado” segment, as well as the listing of the ADSs in NYSE. The holders of the CBD’s shares and ADSs are entitled to the SENDAS’ shares and ADSs, on the date indicated, subject to approval of the listing of these shares by B3 and NYSE, according to the notice to the shareholders disclosed on a timely basis by the Parties.

IX.       CORPORATE APPROVALS

9.1.       The completion of the CBD’s Spin-off shall depend on the following approvals:

a.	CBD’s Fiscal Council’s Meeting to opine on the CBD’s Spin-off, as set forth in article 163, III, of the Brazilian Corporation Law;

b.	CBD’s Audit Committee’s Meeting to analyze, revise and recommend the measures and actions in connection with the CBD’s Spin-off;

c.	CBD’s Financial Committee’s Meeting to analyze, revise and recommend the measures and actions in connection with the CBD’s Spin-off;

d.	CBD’s Board of Directors’ Meeting to resolve on the submission of the proposal for the CBD’s Spin-off, under the terms set forth in this Protocol, for approval at the CBD’s Extraordinary Shareholders’ Meeting, as well as the matters relating to the CBD’s Option Plans;

e.	SENDAS’ Board of Directors’ Meeting to resolve on the submission of the proposal for the CBD’s Spin-off, under the terms set forth in this Protocol, for approval at the SENDAS’ Extraordinary Shareholders’ Meeting, as well as the matters relating to the Sendas’ Option Plans;

f.	SENDAS’ Extraordinary Shareholders’ Meeting to (a) approve the grouping of the

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shares so that the SENDAS’ capital is represented by two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value; (b) approve the terms and conditions set forth in this Protocol; (c) upon approval of the Protocol, ratify the indication of the Appraisal Company, responsible for the preparation of the Appraisal Report; (d) approve the Appraisal Report prepared by the Appraisal Company; (e) upon approval of the Appraisal Report, approve the CBD’s Spin-off, under the terms set forth in this Protocol; (f) authorize the SENDAS’ management to undertake the necessary measures to register the CBD’ Spin-off before the proper bodies; and (g) resolve on the SENDAS’ stock option plan and stock option compensation plan, according to the terms described in clause 7.1; and

g.	CBD’s Extraordinary Shareholders’ Meeting to (a) approve the terms and conditions set forth in this Protocol; (b) upon approval of the Protocol, ratify the indication of the Appraisal Company, responsible for the preparation of the Appraisal Report; (c) approve the Appraisal Report prepared by the Appraisal Company; (d) upon approval of the Appraisal Report, approve the CBD’s Spin-off, under the terms set forth in this Protocol; and (e) authorize the CBD’s management to undertake the necessary measures to register the CBD’s Spin-off before the proper bodies.

X.       WITHDRAWAL RIGHT

10.1.       The Parties are not entitled to the withdrawal right in connection with the CBD’s Spin-off, considering that the CBD’s Spin-off shall not imply any of the events described in the article 137, item III, of the Brazilian Corporation Law.

XI.       GENERAL PROVISIONS

11.1.       The Preparatory Procedures and other corporate acts bound to the Sendas’ Spin-off and CBD’s Spin-off are effective upon approval of this Protocol at the Parties’ Shareholders’ Meetings held to resolve on the Sendas’ Spin-off and CBD’s Spin-off.

11.2.       The costs and expenses incurred in relation to the CBD’s Spin-off and all related transactions are equally payable by the Parties.

11.3. The Parties’ managements, however the case may be, shall undertake all necessary acts, registries and notarizations to implement the CBD’s Spin-off, including the filing and disclosure of all acts related to the CBD’s Spin-off, as set forth in article 229, paragraph 4, of the Brazilian Corporation Law, as well as undertake the necessary registries before the proper bodies.

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11.4.       The Parties shall solely amend this Protocol upon notice in writing, subject to the Parties’ legal representatives' signature.

11.5. The failure or delay of any of the Parties to exercise any of the rights referred to herein shall not be deemed a waiver or novation and shall not affect the subsequent exercise of such right. Any waiver shall take effect only if made explicitly in writing.

11.6. The potential statement by any court of nullity or ineffectiveness of any of the covenants included herein shall not jeopardize the validity and effectiveness of the other covenants, which shall be fully complied with, and the Parties undertake to use their best efforts in order to validly adjust such covenant to obtain the same effects of the null or ineffective covenant.

11.7. This Protocol shall be executed on an unconditional and irrevocable basis, binding the parties and successors thereto on any account.

11.8. The assignment of any of the rights and obligations agreed upon herein is not permitted without the prior and express written consent of each Party.

11.9.       The Parties elect the courts of the City of São Paulo, State of São Paulo, to the exclusion of any other, to settle any and all doubts and conflicts arising from this Protocol.

And, for being fair and contracted, the parties sign the present instrument in six (6) counterparts of same form and content, in the presence of the two undersigned witnesses.

São Paulo, December 09, 2020

SENDAS DISTRIBUIDORA S.A.

/s/Belmiro de Figueredo Gomes By: Belmiro de Figueredo Gomes Title: Chief Executive Officer	/s/Daniela Sabbag Papa By: Daniela Sabbag Papa Title: Investors Relation Officer

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

/s/Christophe José Hidalgo By: Christophe José Hidalgo Title: Interim Chief Executive Officer, Finance Vice-President and Invertors Relation Officer	/s/Jorge Faiçal By: Jorge Faiçal Title: Multi Retail President

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WITNESSES:

1. /s/ Mayara Zolko	2. /s/ Donilo Marins
Name: Mayara Zolko	Name: Donilo Marins
ID	ID
CPF/ME	CPF/ME

Exhibit 3.1

Appraisal Report

[Page intentionally left in blank]

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Appraisal report at book value on the net assets for purposes of spin-off with merger

November 24, 2020	1 00 0035/20

Dear Shareholders of

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO e de

SENDAS DISTRIBUIDORA S.A.

MAGALHÃES ANDRADE S/S AUDITORES INDEPENDENTES, audit and consulting firm, enrolled with the Regional Accounting Council of the State of are Paulo under number 2SP000233/O-3, registered with the National Registry of Legal Entities under number 62.657.242/0001-00 and located at Av. Brigadeiro Faria Lima, 1893 – 6th floor, Jardim Paulistano, São Paulo, Capital, appointed by you as expert to carry out the appraisal of the net assets at fair value of COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, for purposes of partial spin-off with merger into the equity of SENDAS DISTRIBUIDORA S.A, fulfilled the diligences and verifications required for the performance of its work, presents this instrument

APPRAISAL REPORT

which is subscribed.

São Paulo, November 24, 2020

MAGALHÃES ANDRADE S/S

Auditores Independentes

CRC2SP000233/O-3

GUY ALMEIDA ANDRADE

Accountant CRC1SP116758/O-6

APPRAISAL REPORT

INTRODUCTION

1.	The purpose of this spin-off and merger transaction is to separate certain assets of COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO (CBD), which assets shall be delivered to its shareholders, as part of the corporate reorganization in the Group, to fully develop the potential cash & carry business developed by SENDAS DISTRIBUIDORA S.A. (SENDAS), from the traditional retail business to be developed by CBD and its subsidiaries, for purposes of independent operation, with separate management and focused on the respective business models and market opportunities. In addition, by virtue of the CBD’s Spin-off, each business shall have direct access to the capital market and other financing sources, to focus on the investment needs according to the profile of each company, creating, therefore, more value to the respective shareholders.

2.	Therefore, the present Report has the purpose of determining the book value of the net assets to be spun-off and merged, taking into account the financial position of CBD at September 30, 2020.

3.	Accordingly, we analyzed the CBD’s balance sheet on the base appraisal date.

MANAGEMENT’S RESPONSIBILITY FOR ACCOUNTING INFORMATION

4.	The CBD’s management is responsible for the bookkeeping of the accounting books and the preparation of the accounting information in accordance with the accounting practices adopted in Brazil and for the adjustments to market prices, as well as for the relevant internal controls deemed necessary for the preparation of such accounting information free and clear from relevant distortion, regardless if caused by fraud or error. The main accounting practices adopted by the Company and determined by management are described in EXHIBIT 2 of the Appraisal Report.

COVERAGE OF WORK AND LIABILITY OF THE ACCOUNTANT

5.	Our responsibility is to express a conclusion on the value of the CBD’s partial net assets as at September 30, 2020, based on the work conducted in conformity with Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which provides for the application of procedures in the analysis of the balance sheet for issuance of the Appraisal Report. Therefore, we have executed the appraisal of said CBD’s balance sheet in accordance to the Brazilian and the international audit regulations, which require the compliance of ethical requirements by the accountant, as well as ensure that the work is planned and the executed with the purposes of obtaining reasonable assurance that the shareholders’ equity calculated for the preparation of our appraisal report, is free from any material misstatement.

6.	The issuance of the appraisal report involves the performance of selected procedures for purposes of verification of the amounts included in the Appraisal Report. The procedures selected depend on the accountant’s judgment, including the assessment of the risks of material misstatement of the shareholders’ equity, whether due to fraud or error. In the evaluation of risks, we consider the relevant internal controls for preparation and proper presentation of the CBD’s balance sheet to determine the most appropriate procedures under the circumstances, however without expressing an opinion on these internal controls. Our work also includes an evaluation of the adequacy of the accounting policies adopted and reasonability of the management’s accounting estimates. We believe that the evidence obtained is sufficient and appropriate to substantiate our conclusion.

CBD’S FINANCIAL POSITION

7.	The CBD’s financial position as at September 30, 2020, at book value, is reflected in the balance sheet, included in EXHIBIT 1, summarized as follows:

ASSET	33.150.111.359,18

(-) LIABILITY	20.058.061.757,91

SHAREHOLDER’S EQUITY	13.092.049.601,27

8.	CBD keeps its accounting regular, and its operations registered in own book and its balances duly composed and reconciled.

9.	CBD’s accounting procedures are compliant with the accounting practices adopted in Brazil, based on the technical pronouncements issued by the Accounting Pronouncements Committee (CPC) and, therefore, the accounting balances recognize the value of the investments stated at the value of the investees’ equity. EXHIBIT 2 shows the main accounting practices adopted by the management in order to prepare CBD’s balance sheet.

10.	The accounting procedures consider, for purposes of evaluation of the assets and liabilities, that the Company may continue as a going concern. Our evaluation also considered that the Company may continue as a going concern.

11.	The evaluation of the CBD’s assets to be spun off and transferred to its shareholders was carried out based on the book value, as set forth in article 226 of Law 6.404/76.

EXTRA-ACCOUNTING ADJUSTMENTS TO REFLECT PRE-SPIN-OFF AGREEMENTS

12.	Before the spin-off, however after the base date of the equity evaluation, SENDAS and CBD agreed the barter, which shall be considered for purposes of this appraisal.

13.	SENDAS holds 432.256.668 common shares of Almacenes Éxito S.A. (Éxito), representing 96,57% of Éxito’s capital at the book value of R$10.073.960.080,58 (ten billion, seventy-three million, nine hundred and seventy thousand and eighty reais and fifty-eight cents). The book value of this asset, which was currently acquired, is consistent with its respective market price.

14.	As a contra entry to the barter, SENDAS shall deliver to CBD thirty-nine million, two hundred and forty-six thousand and twelve (39.246.012) shares of Éxito’s capital stock, representing 9,0793307% of the shares held, corresponding to 8,77% of the Éxito’s total common shares, at fair and book value of R$914.658.145,29. The evaluation is described in EXHIBIT 3.

15.	As a contra entry, CBD shall deliver to SENDAS the following assets:

Assets.	Book value	Fair value

6.941.378.937 quotas of capital stock of Bellamar Empreendimento e Interests S.A.	188.558.882,31	769.048.145,29
Land Feira de Santana	13.286.435,20	15.070.000,00
Land Itaperi – Av. dos Expedicionários	109.377,50	13.610.000,00
Land Ribeirão Preto – Av. Castelo Branco	7.000.000,00	73.290.000,00
Land Americana – Rod. Luiz de Queiroz	1.947.211,61	36.590.000,00
Land Campo Grande	2.450.000,00	7.050.000,00
	213.351.906,62	914.658.145,29

16.	The shareholding interest held by CBD in Bellamar, stated at book value and market price, is described in EXHIBIT 4.

17.	The land exchanged is described in EXHIBIT 5, which includes the Appraisal Reports at Market Value of each land.

18.	The barter is performed at fair value however recorded at book value, including the respective equity adjustments.

19.	Before the spin-off, in addition to the barter, CBD agreed to contribute with two capital increases in SENDAS, in December, in the total amount of six hundred and eighty-four million, six hundred and seventy-nine thousand, eight hundred and eighty-seven reais and nine cents (R$684,679,887.09), in order to increase the shareholding interest value. The capital increases are broken down as follows:

Current accounts asset balances between CBD and Sendas	140.142.381,00
CBD’s properties delivered to SENDAS (Tancredo Neves and Santo Amaro)	44.537.506,09
Cash capital contribution	500.000.000,00

684.679.887,09

20.	Tancredo Neves and Santo Amaro assets are described in EXHIBIT 6.

21.	The adjustments related to exchanges and capital increases are described in EXHIBIT 7.

22.	The EXHIBIT 8 includes the balance sheet as at September 30, 2020, including adjustments. The CBD’s financial position, after such adjustments, is broken down as follows:

ASSET	33.150.111.359,18

(-) LIABILITY	20.058.061.757,91

SHAREHOLDER’S EQUITY	13.092.049.601,27

SENDAS’ SPUN OFF PORTION MERGER

23.	Subsequently, as of the same date, SENDAS carried out the spin-off, whereby CBD shall merger three hundred and ninety-three million, ten thousand and six hundred and fifty-six (393,010,656) shares of the Éxito’s capital stock, at the fair value and book value of nine billion, one hundred fifty-nine million, three hundred and one thousand, nine hundred and thirty-five reais and twenty-nine cents (R$9,159,301,935.29), as described in EXHIBIT 3.

24.	SENDAS’ spun-off net assets shall be merged into CBD, in the amount of twenty million, ninety-nine thousand, nine hundred and eighty-three reais and sixteen cents (R$20,099,983.16), in connection with the transaction involving the gas stations, as described in EXHIBIT 9.

25.	Therefore, the CBD’s balance sheet, used as the base date of this spin-off, shall consider the merger in order to adjust the spun-off net asset.

26.	By virtue of the SENDAS’ spin-off, CBD shall merger the net asset in the amount of nine billion, one hundred and seventy-nine million, four hundred and one thousand, nine hundred and eighteen reais and forty-five cents (R$9.179.401.918,45), relating to the investment in Éxito and the transaction involving the gas stations.

27.	The adjustments for purposes of recognition of the merger of the investment in Éxito, in connection with SENDAS’ spun-off assets, are described in EXHIBIT 10, which also includes the CBD’s balance sheet after such merger, which financial position, used as the base date of this spin-off, is broken down as follows:

ASSET	33.156.760.490,63

(-) LIABILITY	20.064.710.889,36

SHAREHOLDER’S EQUITY	13.092.049.601,27

CBD’S SPIN-OFF

28.	By virtue of the barter at fair value, CBD excluded the internal goodwill arising from the transaction, in the amount of R$701.306.238,67.

29.	Subject to approval of the spin-off, CBD shall recognize the investment in Bellamar at fair value, as CBD shall no longer control Bellamar. Such adjustment shall total R$580.489.262,99, net of deferred income tax and social contribution of R$145.122.315,75, totaling R$435.366.947,24.

30.	CBD and SENDAS entered into an agreement, whereby CBD shall indemnify SENDAS in the event of occurrence of the contingencies recorded in liabilities by virtue of the activities transferred to CBD. In connection with this agreement, CBD recognized liabilities with SENDAS. Due to the income tax rate differences, CBD reduced the provision in the amount of R$15.561.349,81.

31.	The CBD’s spun-off net asset is described in EXHIBIT 11 and refers to three billion, two hundred and twenty-seven million, nine hundred and ninety-four thousand and nine hundred and thirty-four (3,227,994,934) shares, representing SENDAS’ total capital stock, stated at equity value, after the barters, capital increase and spin-off, in the amount of one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents (R$1,215,962,963.38). The Shareholders’ Meetings of both companies shall approve the abovementioned spin-offs and merger. After the capital increases referred to in paragraph 19 above, the grouping of the SENDAS’ shares shall be approved, reflecting the same number of shares representing the CBD’s capital stock, that is, 268,351,567 shares. These SENDAS’ shares shall be delivered to the CBD’s shareholders, in the proportion of one share by one share of the capital stock.

32.	On September 30, 2020 The CBD’s capital stock was divided into two hundred and sixty-eight million, three hundred and thirty-six thousand and two hundred and twenty-six (268,336,226) registered common shares, with no par value. On October 20, 2020 CBD’s capital stock was increased with the issuance of fifteen thousand, three hundred and forty-one (15.341) common shares being now represented by two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) registered common shares, with no par value, as described in EXHIBIT 13.

33.	Once the spin-off shall reduce the CBD’s capital stock however not representing the exclusion or cancellation of the shares, the equity and unit value of the CBD’s shares shall be reduced, without any impact in the shareholding interest held by each shareholder.

34.	The CBD’s financial position, after the adjustments and the spin-off, is described in EXHIBIT 12, broken down as follows:

ASSET	33.222.593.028,91

(-) LIABILITY	20.225.394.554,92

SHAREHOLDER’S EQUITY	12.997.198.473,99

35.	Due to the spin-off, the CBD’s shareholders’ equity is reduced to twelve billion, nine hundred and ninety-seven million, one hundred and ninety-eight thousand, four hundred and seventy-three reais and ninety-nine cents (R$12,997,198,473.99), with proportional effects in each account in shareholders’ equity.

36.	The capital stock is reduced to five billion, six hundred and forty-nine million, two hundred and fifty-seven thousand, one hundred and seventy-six reais and sixty-four cents (R$5,649,257,176.64), which number of shares shall remain unchanged, as described in EXHIBIT 13.

CONCLUSION

37.	Based on the tests, analyses and inspections, the shares representing the capital stock of SENDAS and owned by CBD, to be delivered to its shareholders, amount to at least one billion, two hundred and fifteen million, nine hundred and sixty-two thousand, nine hundred and sixty-three reais and thirty-eight cents (R$1,215,962,963.38).

This REPORT is issued in 7 (seven) copies and it contains 6 (six) sheets and 13 (thirteen) exhibits, printed in only one side and initialed by the expert who subscribes this report

São Paulo, November 24, 2020

MAGALHÃES ANDRADE S/S Auditores Independentes CRC2SP000233/O-3	GUY ALMEIDA ANDRADE Contador CRC1SP116758/O-6

  Exhibit 1

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on September 30, 2020

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on September 30, 2020

(amounts in reais)

LIABILITIES AND SHAREHOLDERS' EQUITY	
LIABILITIES	
Current	
Payroll and Social Charges	480,852,113.12
Suppliers	3,761,667,989.03
Taxes Payable	325,879,815.48
Loans and Financing	2,475,241,776.49
Financial Lease	533,327,423.01
Payables to Related Parties	215,520,513.80
Other	338,651,332.52
Provisions	5,754,394.47
Total current liabilities	8,136,895,357.92
Noncurrent	
Loans and Financing	5,019,267,991.68
Financial Lease	4,761,946,776.20
Other Payables	1,177,484,930.30
Provisions	941,787,540.27
Unrecorded Income and Revenues	20,679,161.54
Total noncurrent liabilities	11,921,166,399.99
TOTAL LIABILITIES	20,058,061,757.91
SHAREHOLDERS' EQUITY	
Capital Stock	6,865,220,140.02
Capital Reserves	468,596,176.77
Profit Reserves	3,694,504,243.96
Retained Earnings	575,648,174.84
Other Comprehensive Results	1,488,080,865.68
TOTAL SHAREHOLDERS' EQUITY	13,092,049,601.27
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	33,150,111,359.18

EXHIBIT 2
COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

1.     Basis of preparation

The individual financial statements have been prepared according to the Brazilian accounting practices, Law No. 6,404/76, particularly the technical pronouncements and interpretations issued by the Committee of Accounting Pronouncements - CPC, ratified by the Brazilian Securities Commission - CVM.

The financial statements have been prepared based on the historical cost, except for certain financial instruments measured at their fair values. All material information related to the financial statements, and only to them, is being evidenced and corresponds to that used by Management in its management of CBD’s activities.

2.     Foreign-currency transactions

Foreign-currency transactions are initially recognized at the market value of the corresponding currencies on the date in which the transaction qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated into Real, according to the quotation of the respective currencies at the closing of the fiscal years. Differences in the payment or translation of monetary items are recognized in the financial result.

3.     Adjustment at present value of assets and liabilities

Long-term assets and liabilities are adjusted at their present value, taking into consideration the contractual cash flows and the respective interest rate, explicit or implicit. Short-term assets and liabilities are not adjusted at present value.

4.     Classification of assets and liabilities as current and noncurrent

Assets (except for deferred income and social contribution taxes) with estimated realization or intended for sale or consumption within 12 months, as of the balance sheet dates, are classified as current assets. Liabilities (except for deferred income and social contribution taxes) with estimated settlement within 12 months, as of the balance sheet dates, are classified as current. All the other assets and liabilities (including deferred taxes) are classified as “noncurrent”. Deferred tax assets and liabilities are classified as “noncurrent”, net per legal entity, as set forth in the corresponding accounting pronouncement.

5.     Conversion of subsidiaries and associates located in other countries

The financial statements are presented in reais, which is the functional currency. Every entity defines its functional currency and all of their financial transactions are measured in that currency. The financial statements of subsidiaries located in other countries that use a functional currency different from that of the parent company are translated into reais, on the balance sheet date, according to the following criterion:

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•	Assets and liabilities, including goodwill and market value adjustments, are translated into reais at the exchange rate in effect on the balance sheet date.
•	Statement of income and cash flow statement are translated into reais using the average rate, except if there are significant variations, in this case it is used the rate in effect on the date of the transaction.
•	Shareholders’ equity accounts are maintained at the historical balance in reais and the variation is recorded under the caption of equity adjustments as other comprehensive results.

The differences of exchange variations are recognized directly in a separate item of the shareholders’ equity. When a foreign operation is sold, the accumulated value of exchange variation adjustment in the shareholders’ equity is recorded in the result for the year.

The effects of the conversion of the investment into a foreign operation are recognized in separate items of the shareholders’ equity and reclassified to the result for the year upon write-off of the investment.

6.	Accounting for shareholding interest at cost derived from corporate restructurings and carried out with related parties

CBD accounts for interest derived from corporate restructurings acquired from related parties with no economic essence. The difference between the balance of cost and the value acquired is recorded in the shareholders’ equity, when the transaction is made between companies under common control. The transactions do not qualify as business combination.

7.     Adoption of principal accounting judgments, estimates and assumptions

The preparation of the individual and consolidated financial statements of CBD requires judgments and estimates and adoption of assumptions affecting the amounts of income, expenses, assets and liabilities and the evidence of contingent liabilities in the analysis of the financial statements, however, the uncertainties relating to these assumptions and estimates may produce results that require material adjustments at the book value of assets or liabilities in future years.

In the process of application of CBD’s accounting policies, it was adopted judgments which had greater effect on values recognized in the individual financial statements regarding:

•    Reduction at recoverable value - impairment;

•    Inventories: Recognition of provisions for expected losses;

•    Recoverable taxes: Expected realization of tax credits;

Fair value of derivatives and other financial Instruments: Measurement of the fair value of derivatives;

•	Provision for lawsuits: Recognition of provision for lawsuits representing expected probable losses estimated on reasonable basis;

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•    Income tax: Recognition of provisions based on reasonable estimates;

•	Stock-based payments: Estimate of the fair value of the operations based on evaluation model;
•	Business combination: Estimates of the fair value of assets and liabilities acquired in the business combination and resulting goodwill; and
•	Lease: Definition of the term of the lease agreement and incremental interest rate.

8.     Cash and Cash Equivalents

Comprise cash, bank accounts and short-term investments of high liquidity, immediately convertible into known values of cash and subject to immaterial risk of change of value, with intention and possibility of redemption in up to 90 days from the date of investment.

9.     Accounts Receivable

The balances of accounts receivable are recorded initially at the transaction value, which corresponds to the sales value, and are subsequently measured according to the portfolio: (i) at fair value through other comprehensive results (VJORA), for receivables from credit card companies and (ii) at amortized cost, for the other portfolios.

For all the portfolios, estimated losses are taken into consideration and are recognized based on quantitative and qualitative analyses, history of actual losses in the past 24 months, credit rating and considering information on projections of assumptions related to macroeconomic events such as unemployment rate and consumer trust, as well as the volume of past-due credits from the accounts receivable portfolio. CBD opted to measure provisions for accounts receivable losses for an amount equal to the credit loss expected for the entire life, applying the practical expedient of adopting a matrix of losses for each maturity range.

Provision for losses on financial assets measured at amortized cost is deducted from the gross book value of the assets.

For financial Instruments measured at VJORA, the provision for losses is recognized in ORA, instead of reducing the book value of the asset.

In every date of presentation, CBD evaluates if the financial assets recorded at amortized cost or VJORA have indications of loss on recoverable value. A financial asset has indication of loss on reduction to recoverable value when there is one or more event with adverse impact on the estimated future cash flows of the financial asset.

The accounts receivable are considered uncollectible and, therefore, written off from the accounts receivable portfolio when the payment is not made after 360 days from the maturity date.

At every annual closing of the balance sheets, CBD evaluates if the assets or groups of financial assets presented loss on recoverable value.

10.   Inventories

Accounted for at cost or net realizable value, whichever is lower. Inventories acquired are recorded at average cost, including storage and handling costs, to the extent they are required

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 to bring the inventories to their sale condition in the stores, less commercial agreements received from suppliers.

The net realizable value is the sale price in the normal course of business, less estimated costs to make the sale, such as: (i) taxes on sale; (ii) personnel expenses directly tied to sales; (iii) cost of goods; and (iv) other costs required to bring the goods to sale condition.

Inventories are reduced to their recoverable value through estimates of losses, breaks, scrapping, slow turnover of goods and estimate of loss for goods that will be sold with negative gross margin, which is periodically analyzed and evaluated for adequacy.

The commercial agreements received from suppliers are measured and recognized based on the contracts and agreements signed, and recorded in the result as the corresponding inventories are sold. They comprise agreements by purchase volume, logistic and specific deals for recovery of margin, reimbursement of expenses, among other, and are recorded as reduction of balances payable to the respective suppliers, when the Company contractually has the right to settle the liabilities with suppliers at the net values receivable under commercial agreements.

11.   Recoverable Taxes

The Company records tax credits whenever it has legal, documental and factual opinion on these credits that allow their recognition, including estimate of realization, where the ICMS is recognized as reduction of “cost of goods sold” and the PIS and COFINS as reduction of result accounts on which the credits are calculated.

The realization of these taxes is made based on growth projections, operating issues and generation of debits for use of these credits by the companies of the Group.

12.   Investments in controlled companies and associates

12.1.   Interest in controlled companies, subsidiaries and associates

The determination of which subsidiaries are controlled by the Company and the procedures for full consolidation follow the concepts and principles established by CPC 36 (R3).

The financial statements of the subsidiaries are prepared on the same date of analysis of the financial statements of the Company, adopting consistent accounting policies.

In the individual financial statements, interest is calculated considering the percentage held by GPA or its subsidiaries.

In the individual financial statements, investments in controlled companies are accounted for under the equity method.

12.2.   Accounting information of the associates

Investments in associates are accounted for under the equity method since it is an entity in which the Company exerts significant influence, but not the control, since (a) it is part of the shareholders’ agreement, appointing part of the management and having veto right in certain relevant decisions; and (b) power over operating and financial decisions. The associates are: (i) FIC managed by Itaú Unibanco S.A., (ii) Cnova N.V. which operates

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 mainly in the e-commerce in France; and (iii) Tuya, a finance investee of Éxito. There are no restrictions by the associates on transferring funds to the Company, for example as dividends.

13.   Business combination and goodwill

Business combinations are accounted for under the acquisition method. The acquisition cost corresponds to the sum of the amount transferred, measured at fair value on the acquisition date, and the remaining amount of the noncontrolling shareholders’ interest in the acquired company. For every business combination, the buyer measures the noncontrolling shareholders’ interest in the acquired company at fair value or in proportion to the interest held in the identifiable net assets of the acquired company. The acquisition costs incurred are treated as expense and included in administrative expenses.

When the Company acquires a business, it evaluates the assets acquired and the financial liabilities assumed for the proper classification and designation according to the contractual terms, the economic circumstances and conditions on the acquisition date. This includes the separation of embedded derivatives in agreements by the acquired company.

Any contingent payment to be transferred by the buyer will be recognized at fair value on the acquisition date. Subsequent changes in the fair value of the contingent payment considered as asset or liability will be recognized through the result.

The goodwill is initially measured at cost, and the excess between the amount transferred and the amount recognized of noncontrolling shareholders’ interest on the assets acquired and liabilities assumed. If this payment is lower than the fair value of the net assets of the acquired subsidiary, the difference is recognized in the result as gain from advantageous purchase.

After the initial recognition, the goodwill is measured at cost, less non-recoverable losses. For purposes of test of loss on recoverable value, the goodwill acquired in a business combination is, since the acquisition date, allocated to each of the UGCs of the Company which should benefit from the business combination, regardless if other assets or liabilities of the acquired company are attributed to these UGCs.

Where the goodwill is part of an UGC and part of the operation within this unit is sold, the goodwill associated to the operation sold is included in the accounting value of the operation in the calculation of profit or loss on the sale of the operation. This goodwill is measured based on the values related to the operation sold and to the portion of the UGC that was maintained.

14.   Properties for Investment

Properties for investment are measured at historical cost (including transaction costs), less accumulated depreciation and/or losses on non-recoverable losses, if any. The cost of properties for investment acquired in a business combination is calculated at fair value, pursuant to IFRS 3/ CPC 15 - Business Combination.

Properties for investment are written off when sold or when they are no longer permanently used and they are not expected to generate any future economic benefit from their sale. A property for investment is also transferred when there is intention to sell it and in this case it is classified as noncurrent assets held for sale. The difference between the net value from this sale and the book value of the asset is recognized in the statement of income for the year upon write-off.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

The properties for investment of the Company and its subsidiaries correspond to commercial areas and lots that are held for generation of income or future price appreciation.

The fair value of properties for investment is measured based on appraisals conducted by third parties.

15.   Property, Plant and Equipment

The property, plant and equipment is stated at cost, net of accumulated depreciation and non-recoverable losses, if any. The cost includes the amount of acquisition of equipment and funding costs in connection with loans for long-term construction projects, provided that the recognition criteria are met. When significant items of property, plant and equipment are replaced, these items are recognized as individual assets, with specific useful lives and depreciations. Likewise, when a significant replacement is made, its cost is recognized in the book value of the equipment as replacement, provided that the recognition criteria are met. All the other repair and maintenance costs are recognized in the result for the year as incurred.

Category of assets Annual average depreciation rate
Buildings	2.50%
Improvements in own and third-party properties	4.17%
Machinery and equipment	12.12%
Installations	8.19%
Furniture and fixtures	11.03%
Other	20.00%

Property, plant and equipment and any significant parts are written off upon disposal or when they are not expected to generate any future economic benefit from their use or disposal. Any gains or losses resulting from the write-off of the assets are included in the result for the year.

The residual value, useful life of the assets and depreciation methods are reviewed at the closing of every year, and adjusted on prospective basis, when applicable. The Company reviewed the useful life of the property, plant and equipment in the year 2019 and concluded that there are no changes to be made in this fiscal year.

Interest of loans directly attributable to the acquisition, construction or production of an asset, which demands a substantial period of time to be finished for the intended use or sale (eligible asset), is capitalized as part of the cost of the respective assets during the construction phase. As of the date of commencement of operation of the corresponding asset, the capitalized costs are depreciated over the estimated useful life of the asset.

15.1.    Reduction at recoverable value of non-financial assets

The impairment test aims to present the actual net realizable value of an asset. The realization can be directly or indirectly, through sale or cash generation in the use of the asset in the Company’s activities.

Every year, the Company conducts the impairment test of its tangible and intangible assets or whenever there is internal or external evidence that the asset can present loss on recoverable value.

The recoverable value of an asset is defined as the highest between its fair value or the

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 value in use of its cash generating unit - UGC, except if the asset does not generate cash inflows that are mostly independent from cash inflows from other assets or groups of assets.

If the book value of an asset or UGC exceeds its recoverable value, the asset is considered not recoverable and a provision is recognized in order to adjust the book value to its recoverable value. In the recoverable value evaluation, the estimated future cash flow is discounted to present value, adopting a discount rate, which represents the capital cost of the Company (WACC) which reflects current market evaluations in connection with the value of money over time and the specific risks of the asset.

16.   Intangible Assets

Intangible assets acquired separately are measured at cost upon initial recognition, less amortization and non-recoverable losses, if any.

Internally generated intangible assets, excluding capitalized costs of development of software, are reflected in the result for the year in which they were incurred. Intangible assets comprise mainly software acquired from third parties, software developed for internal use, goodwill (right of use of stores), list of clients, advantageous lease agreements, advantageous agreements for supply of furniture and brands.

Intangible assets with definite useful life are amortized under the straight-line method. The period and amortization method are reviewed, at least, at the closing of the fiscal year. Changes in the estimated useful life or in the estimated standard use of the future economic benefits incorporated into the asset are accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting assumptions.

The costs of development of software recognized as asset are amortized over its definite useful life (5 to 10 years), whose amortization rate is 10.82%, and the amortization begins when the asset is put into operation.

Intangible assets with indefinite useful life are not amortized, but submitted to impairment tests at the closing of the fiscal year or whenever there is indication that their book value cannot be recovered, individually or at the level of the UGC. The evaluation is reviewed on annual basis to determine if the indefinite useful life remains valid. Otherwise, the useful life estimate is changed on prospective basis from indefinite to definite.

Gain or losses, when applicable, resulting from the derecognition of an intangible asset, are measured as the difference between net results from the disposal and the book value of the asset, being recognized in the result for the year upon write-off of the asset.

17.   Financial Instruments

Financial assets are recognized when the Company assumes contractual rights to receive cash or other financial assets from contracts in which it is a party. Financial assets are derecognized when the rights to receive cash tied to financial assets expire or when the risks and benefits are substantially transferred to third parties. Assets and liabilities are recognized when rights or obligations are retained in the transfer by the Company.

Financial liabilities are recognized when the Company assumes contractual obligations for settlement in cash or assumes third-party obligations through a contract in which it is a party. Financial liabilities are derecognized when they are settled, extinguished or expired.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

Purchases or sales of financial assets requiring delivery of assets within a term defined by regulation or convention in the market (negotiations under normal conditions)

are recognized on the negotiation date, that is, on the date in which the Company agrees to purchase or sell the asset.

17.1.   Classification and measurement of financial assets and liabilities

Upon initial recognition, a financial asset is classified as measured at: amortized cost; fair value through other results (“VJORA”) – or fair value through the result (“VJR”). The classification of financial assets is usually based on the business model where a financial asset is managed and has characteristics of contractual cash flows. Embedded derivatives in which the principal contract is a financial asset within the scope of the standard are never separated. In turn, the hybrid financial instrument is evaluated for classification as a whole.

A financial asset is measured at amortized cost if it satisfies the two conditions below and is not classified as measured at VJR:

•	is maintained within a business model whose purpose is to maintain financial assets to receive contractual cash flows; and
•	its contractual terms generate, on specific dates, cash flows related to the payment of principal and interest on the outstanding principal.

A debt instrument is measured at VJORA if it satisfies the two conditions below and is not classified as measured at VJR:

•	is maintained within a business model whose purpose is attained by the receiving of contractual cash flows as well as by the sale of financial assets; and
•	its contractual terms generate, on specific dates, cash flows that are only payments of principal and interest on the outstanding principal.

Upon initial recognition of an investment in equity instrument that is not held for trading, the Company may opt to irrevocably present subsequent changes in the fair value of investment in other Comprehensive Results (“ORA”). This option is made on investment by investment basis.

All financial assets not classified as measured at amortized cost or VJORA, as described above, are classified as VJR. This includes all derivative financial assets. Upon initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost, VJORA or VJR if this significantly eliminates or reduces an accounting mismatch which would otherwise arise (fair value option).

A financial asset (except for trade account receivable without a material financing component that is initially measured at the transaction price) is initially measured at fair value, plus, for an item not measured at VJR, transaction costs directly attributable to acquisition.

Financial assets measured at VJR - These assets are subsequently measured at fair value. The net result, including interest or income from dividends, is recognized in the result.

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

Financial assets at amortized cost - These assets are subsequently measured at amortized cost under the effective interest method. The amortized cost is reduced by losses on reduction to recoverable value. Interest income, and exchange gains and losses are recognized in the result. Any gain or loss on derecognition is recognized in the result.

Financial assets at VJORA - These assets are subsequently measured at fair value. Interest income is calculated under the effective interest method, exchange gains and losses and losses on reduction to recoverable value are recognized in the result. Other net results are recognized in ORA. Upon derecognition, the accumulated result in ORA is reclassified to the result.

17.2.   Derecognition of financial assets and liabilities

A financial asset (or, as appropriate, part of a financial asset or part of a group of similar financial assets) is derecognized when:

•    The rights to receive cash flows expire.

•	The Company transfers its rights to receive cash flows from the asset or the commitment to fully pay cash flows received to a third party, according to an onlending agreement; and (a) the Company has substantially transferred all the risks and benefits related to the asset; or (b) the Company did not transfer neither substantially retain all the risks and benefits related to the asset, but transferred its control.

When the Company assigns its rights to receive cash flows from an asset or enters into onlending agreement, without having transferred or retained substantially all the risks and benefits related to the asset neither transferred the control of the asset, the asset is held and a corresponding liability is recognized. The transferred asset and the corresponding liability are measured in a way to reflect the rights and obligations retained by the Company.

A financial liability is derecognized when the underlying obligation is settled, cancelled or expired.

When a current financial liability is replaced by another from the same creditor, under substantially different terms, or when the terms of a current liability are substantially modified, this replacement or modification is treated as derecognition of the original liability and recognition of a new liability, and the difference between the respective book values is recognized in the result for the year.

17.3.   Offsetting of financial Instruments

Financial assets and liabilities are offset and stated net in the financial statements, if, and only if, there is the right to offset values recognized and intention to settle on net basis or to realize the assets and settle the liabilities simultaneously.

18.   Derivative Financial Instruments

The Company uses derivative financial instruments to put a limit on the exposure to the variation not related to the local market such as swaps of interest rates and swaps of exchange variation. These derivative financial instruments are initially recognized at fair value on the date in which the derivative contract is entered into and later remeasured at fair value at the closing of the fiscal years. The derivatives are recorded as financial assets when the fair value

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 is positive and as financial liabilities when negative. Gains or losses resulting from changes in the fair value of derivatives are recorded directly in the result for the year.

At the beginning of the hedge relation, the Company formally designates and documents the hedge relation to which it intends to apply hedge accounting, and its purpose and risk management strategy to contract it. The documentation includes identification of the hedge instrument, the item or operation covered by hedge, the nature of the hedged risk and how the Company should evaluate the efficiency of the changes in the fair value of the hedge instrument on the neutralization of the exposure to changes in the fair value of the item covered by hedge or the cash flow attributable to the hedged risk. These hedges are expected to be highly efficient on the neutralization of changes in fair value or cash flow, and are constantly evaluated to determine if they are actually being highly efficient over all the fiscal years of the financial reports to which they have been designated.

They are recorded as fair value hedges, following the procedures below:

•	The change in the fair value of a derivative financial instrument classified as fair value hedge is recognized as financial result. The change in the fair value of the hedged item is recorded as part of the book value of the hedged item, and is recognized in the statement of income for the year.
•	Upon calculation of fair value, debts and swaps are measured at rates disclosed in the financial market and projected until their maturity date. The discount rate used for calculation under the method of interpolation of foreign currency loans is obtained through DDI curves, clean Coupon and DI, indexes disclosed by B3 and, for local currency loans it is used the DI curve, index disclosed by CETIP and calculated under the exponential interpolation method.

The Company uses financial instruments only for protection against identified risks limited to 100% of the value of these risks. Operations with derivatives are solely used to reduce exposure to foreign currency and interest rate fluctuation, so as to maintain the stability of the capital structure.

19.   Cash flow hedge

Derivative instruments are recorded as cash flow hedge, following the procedures below:

•	The efficient portion of gain or loss of the hedge instrument is recognized directly in the shareholders’ equity under Other Comprehensive Results, and if the hedge fails to meet the hedge ratio, but the risk management purpose remains unchanged, the Company should adjust (“rebalance”) the hedge ratio to meet the qualification criteria.
•	Any remaining gain or loss in the hedge instrument (including from the “rebalance” of the hedge ratio) is an inefficiency and, therefore, should be recognized in the result.
•	The values recorded under Other Comprehensive Results are immediately transferred to the statement of income together with the transaction object of hedge when affecting the result, for example, when a financial income or expense object of hedge is recognized or when an expected sale occurs. When the item object of hedge is the cost of a non-financial asset or liability, the values recorded in the shareholders’ equity are transferred to the initial book value of the non-financial asset or liability.

•     Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•	The Company should discontinue the hedge accounting on prospective basis only when the hedge relation fails to meet the qualification criteria (after taking into consideration any rebalance of the hedge relation).
•	If the occurrence of the estimated transaction or firm commitment is no longer expected, the values previously recognized in the shareholders’ equity are transferred to the statement of income. If the hedge instrument expires or is sold, discontinued or exercised without replacement or rollover, or if its classification as hedge is cancelled, the gains or losses previously recognized in the comprehensive result remain deferred in the shareholders’ equity under Other Comprehensive Results until the expected transaction or firm commitment affects the result.

20.   Loss on recoverable value of financial assets

The Company adopts the expected credit loss model, which applies to financial assets measured at amortized cost, contractual assets and debt instruments measured at VJORA, but which does not apply to investments in equity instruments (shares) or financial assets measured at VJR.

Provisions for losses are measured at one of the following bases:

•	Credit losses expected for 12 months (general model): these credit losses result from possible events of default within 12 months from the balance sheet date, and subsequently, in case of deterioration of the credit risk, for the entire life of the instrument
•	Credit losses expected for the entire life (simplified model): these credit losses result from all possible events of default over the expected life of a financial instrument
•	Practical expedient: these credit losses are expected and consistent with reasonable and sustainable information available on the balance sheet date for past events, current conditions and forecast of future economic conditions, which allow to check future probable loss based on the historical loss occurred according to the maturity of the securities.

The Company measures provisions for losses on accounts receivable and other receivables and contractual assets for a value equal to expected credit loss for the entire life, where for trade accounts receivable, whose portfolio of receivables is dispersed, leases receivable, wholesale accounts receivable and accounts receivable from carriers, it is applied the practical expedient through adoption of a matrix of losses for each maturity range.

When determining if the credit risk of a financial asset has significantly increased since the initial recognition and when estimating the expected credit losses, the Company considers reasonable and sustainable information that is relevant and available without excessive cost or effort. It includes information and quantitative and qualitative analyses, based on the historical experience of the Company, credit evaluation and considering information on projections.

The Company assumes that the credit risk of a financial asset has significantly increased if it is more than 90 days past due. The Company considers a financial asset as default when:

•	it is unlikely that the debtor will fully pay its credit obligations to the Company without resorting to actions such as realization of guarantee (if any); or

•     Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020

•    the financial asset is past due for more than 90 days.

The Company determines the credit risk of a debt security based on analysis of the history of payments, current financial and macroeconomic conditions of the counterparty and evaluation of rating agencies when applicable, thus assessing each security individually.

The maximum period considered in the estimate of expected credit loss is the contractual period during which the Company is exposed to the credit risk.

Measurement of expected credit losses – Expected credit losses are estimates weighted by the probability of credit losses based historical losses and projections of related assumptions. Credit losses are measured at present value based on all cash shortages (that is, the difference between cash flows payable to the Company according to agreement and cash flows that the Company expects to receive).

Expected credit losses are discounted at the effective interest rate of the financial asset.

Financial assets with credit recovery issues – On each presentation date, the Company assesses if the financial assets stated at amortized cost and the debt securities measured at VJORA present indications of loss on recoverable value. A financial asset presents indications of loss on recoverable value when there is one or more events with negative impact on the estimated future cash flows of the financial asset.

Presentation of loss on reduction to recoverable value - Provision for losses for financial assets measured at amortized cost are deducted from the gross book value of the assets.

For financial Instruments measured at VJORA, the provision for losses is recognized in ORA, instead of reducing the book value of the asset.

Losses on reduction to recoverable value related to trade accounts receivable and other receivables, including contractual assets, are presented separately in the statement of income and ORA. Losses of recoverable values of other financial assets are presented in ‘selling expenses’.

Accounts receivable and contractual assets - The Company considers the model and certain assumptions adopted in the calculation of these expected credit losses as the principal sources of uncertainty of the estimate.

The positions in each group were segmented based on usual characteristics of credit risk, such as:

•	Level of credit risk and history of losses – for wholesale clients and lease of properties; and
•	Default status, risk of default and history of losses - for credit card companies and other clients.

21.   Provision for lawsuits

The provisions are recognized when the Company has a present obligation (legal or not formalized) in view of a past event, it is probable that cash outflow will be required to settle the obligation, and it is possible to make a reliable estimate of the value of this obligation. Expenses related to the provision are recorded in the result for the year, net of reimbursement. For success fees, the Company and its subsidiaries recognize a provision when the fees are

Principal accounting practices adopted
in the preparation of the Balance Sheet on September 30, 2020 incurred, that is, upon final judgment of the lawsuits, being disclosed in the notes, the amounts involved in the lawsuits not yet concluded.

The assessment of the chance of loss includes analysis of available evidences, hierarchy of the laws, available case laws, the most recent court decisions, legal relevance, the history of occurrence and amounts involved and external lawyers’ opinion.

The provision for lawsuits is estimated by the Company and corroborated by its legal advisors and it was recognized in an amount considered sufficient to cover probable losses.

22.   Commercial lease operations

Upon signing of contract, the Company assesses if it is, or contains, a lease. The contract is, or contains, a lease when it transfers the right of control over the use of an identified asset for a given period in exchange for payment.

The Company leases equipment and commercial spaces, including stores and distribution centers, under cancellable and non-cancellable commercial lease. The terms of the contracts range substantially from 5 to 25 years.

The Company as lessee

The Company assesses its lease contracts in order to identify relations of lease of a right of use, using exemptions provided for contracts under 12 months and where the individual amount of the asset is below US$ 5,000 (five thousand dollars). The contracts are then recorded, upon beginning of the lease, as Lease Liabilities against the Right of Use, both at the present value of minimum lease payments, using the implicit interest rate of the contract, if it can be used, or incremental interest rate considering loans obtained by the Company.

The lease term used in the measurement corresponds to the term that the lessee is reasonably certain to exercise the option to extend the lease or not to exercise the option to rescind the lease.

Subsequently, payments made are segregated between financial charges and reduction of lease liabilities, in order to obtain a constant interest rate on the balance of liabilities. The financial charges are recognized as financial expense for the period.

The right of use assets under lease contracts are amortized over the lease term. The capitalization of improvements, renewals and renovations in stores are amortized over their estimated useful life or over the expected term of use of the asset, unless there is evidence that the lease contract will not be extended.

Variable rents are recognized as expenses in the years in which they are incurred.

The Company as lessor

Commercial leases in which the Company does not transfer substantially all the risks and benefits from the ownership of the asset are classified as operating commercial leases. The initial direct trading costs of commercial leases are added to the book value of the leased asset and recognized over the term of the contract, on the same base of rent income.

Variable rents are recognized as revenue in the fiscal years in which they are earned.

23.   Revenues to be accrued

Unearned revenues are recorded by the Company as liability for the anticipation of amounts received from commercial partners for the exclusivity in the provision of intermediation services for complementary or extended guarantees and values referring to the rental of gondola ends and backlight panels for displaying suppliers' products, and are recognized on the result for the year upon proof of service regarding the sale of these guarantees to business partners.

EXHIBIT 3

SENDAS DISTRIBUIDORA S.A.

Value of participation in Almacenes Éxito S.A.

(amounts in reais)

Through the barters, SENDAS delivers 39,246,012 Éxito shares, at book value and consistent with the market value of R$ 914,648,145.28, as calculated:

Equity value of the share	=	Participation value
Number of shares

Equity value of the share	=	10,073,960,080.58	=	R$ 23.3057602
432,256,668

Therefore, the 39,246,012 Éxito shares being delivered in the barter with CBD, have book value and are consistent with their market value of R$ 914,658,145.29.

EXHIBIT 4

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Value of the investment and Bellamar Empreendimentos e Participações Ltda.

FINANCEIRA ITAÚ CBD S/A CRÉDITO. FINANCIAMENTO E INVESTIMENTO

Shareholders	Ordinary shares	%	Market Value
Itau Unibanco	453,683,262	50%	2,150,404,150.48
Bellamar Empreend. e Partic. Ltda	324,501,114	35.7630%	1,538,096,290.58
Lake Niassa Empreend. e Partic. Ltda.	129,182,147	14.2370%	612,307,855.16
Companhia Brasileira de Distribuição	1	0.0000%	4.74
Conselho	8	0.0000%	37.92
	907,366,532	100,0000%	4,300,808,338.88

The shares of Financeira Itaú CBD S.A. were valued independently and the appraisers establish the value of the company's shares in a space of R$ 4.69 to R$ 4.93 per share.

In this evaluation, an average value of R$ 4.7399 was adopted.

Accordingly, the market value of Financeira Itaú CBD S.A. is R$ 4,300,808,338.88.

The market value of Bellamar's investment in FIC considering its participation and, as shown above, is R$ 1,538,096,290.58.

BELLAMAR EMPREENDIMENTOS E PARTICIPAÇÕES LTDA

Quotaholders	Ordinary shares	%	Equity value	Market Value
Companhia Brasileira de Distribuição	13,882,756,895	99.999%	377,117,939.44	1,538,096,179.79
Sendas Distribuidora S.A.	1,000	0.0001%	27.16	110.79
	13,882,757,895	100,0000%	4,300,808,338.88	1,538,096,290.58

Consequently, the value of the CBD investment in Bellamar follows the same logic, with an amount of R$1,538,096,179.79.

In the barter, CBD delivers to SENDAS 50% (fifty percent) of the shares of Bellamar Empreendimentos e Participações S.A., for a market value of R$ 769,048,145.29.

EXHIBIT 5

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Description of the properties to be delivered in the Barter

APPRAISAL REPORTS AT MARKET VALUE AND DESCRIPTION OF THE PROPERTIES

08/04/2020 Certidão Negativa de Débitos

PREFEITURA MUNICIPAL DE
FEIRA DE SANTANA

Secretaria Municipal da Fazenda
Departamento de Administração Tributária

# CERTIDÃO NEGATIVA IMOBILIÁRIA

**Emitida nos termos dos arts. 215, 216, 217, 218 e 219, da Lei Complementar nº 003, de 22 de Dezembro 2000 – Código Tributário do Município de Feira de Santana.**

## CÓDIGO: N / 2020 / 2029230

| | |
|---|---|
| CONTRIBUINTE: | **CIA BRASILEIRA DE DISTRIBUICAO** |
| CPF/CNPJ: | **47.508.411/0001-56** |
| ENDEREÇO: | **AVENIDA PRESIDENTE DUTRA, S/N , 62.361-0 , SANTA MONICA** |
| INSCRIÇÃO IMOBILIÁRIA: | **23.816-3** |
| INSCRIÇÃO FÍSICA: | **01.03.144.0466.001** |
| ÁREA DO TERRENO (M²): | **12375** |
| ÁREA TOTAL CONSTRUÍDA (M²): | **454,99** |
| UTILIZAÇÃO: | **PREST. SERVICOS** |
| DATA DO 1º LANÇAMENTO: | **01/01/1990** |
| DATA DO LANC. ULT. CONSTRUÇÃO: | **01/01/1990** |
| ÁREA TOTAL ACRESCIDA (M²): | **0** |
| DATA DA EMISSÃO DA CERTIDÃO: | **08/04/2020** |
| DATA DE VALIDADE DA CERTIDÃO: | **07/06/2020** |

***Fica ressalvado o direito de a Fazenda do Município de Feira de Santana a cobrar quaisquer dívidas de responsabilidade do contribuinte acima, relativas aos tributos deste município, administrados por esta Secretaria Municipal da Fazenda, inclusive os inscritos em Dívida Ativa.***

*A presente Certidão não servirá de prova contra quaisquer débitos referentes a recolhimentos que não tenham sido efetuados e que venham a ser apurados pela Secretaria Municipal da Fazenda, conforme prerrogativa legal prevista nos Incisos de I a IX, do Artigo 149, da Lei Federal nº. 5.172, de 25/10/1966 – Código Tributário Nacional.*

*Conforme o Art. 215, § 3º, do Código Tributário Municipal – Lei Complementar de nº. 003, 22 de dezembro 2000, as certidões fornecidas não excluem o direito de a Fazenda Municipal cobrar, em qualquer tempo, os débitos que venham a ser apurados pela autoridade administrativa.*

*A autenticidade deste documento pode ser comprovada através do site da Secretaria Municipal da Fazenda pelo endereço eletrônico: http://www.sefaz.feiradesantana.ba.gov.br/certidao.*

*Esta **CERTIDÃO** abrange, apenas, a propriedade vinculado a(s) inscrição(ões) supracitada(s) do contribuinte e refere-se apenas aos **TRIBUTOS MUNICIPAIS**. É válida pelo prazo de **60 DIAS**, contado a partir da data da sua emissão.*

**Código de verificação de autenticidade:**

d1d7303f0cbf8fbcdc1653bdb4746474

*Certidão emitida gratuitamente.*

*Atenção: qualquer rasura ou emenda invalidará este documento.*

www.sefaz.feiradesantana.ba.gov.br/index.php?pg=servicosonline&iptu=1&tipo_inscricao=certidao&view=tela1&inscricao=238163 1/1

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

2PV 94648
002/084656

2º OFÍCIO DO REGISTRO DE IMÓVEIS E HIPOTECAS
FEIRA DE SANTANA - BAHIA

REGISTRO GERAL - ANO: 2013 -1 - Frente-

Oficial Titular

MATRÍCULA Nº: -33.844- DATA: 22/05/2013 IDENTIDADE DO IMÓVEL

Transporte Integral da Matricula 33844, fls. 196, livro 2-EJ, em 22/05/2013.

IMOVEL - Área de terra desmembrada da Chácara Primavera, antigo Subaé e ainda Deus Dará, nesta cidade, cuja área de terra fica a margem da Estrada de Rodagem (traçado Novo); medindo 91,00m de frente, por 20,00m de largura, no fundo, do lado Poente mede 81,00m de comprimento e ao lado nascente mede 122,50m de comprimento; limitando a frente a Avenida Presidente Dutra, fundo com a Avenida Santo Antonio, conforme projeto da Prefeitura, ao poente com propriedade do Espólio de Raymundo Fraga Maia e nascente com terrenos de Denise e Irma de Lima Caribé; terrenos próprios. Inscrição Municipal nº 01031440466009.

PROPRIETARIO: Espólios de MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA.

REGº ANTº Nº: 33834 livro 3AZ fls. 107, do Cartório do 1º Oficio de Imóveis desta Comarca.

R-1-33844. PROT. 66968 de 21.08.09. TRANSMITENTE: Espólios de MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA, representados por seu inventariante Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 15671437504, residente em Salvador-Ba, conforme alvará do Juizo de Direito da 14ª Vara de Família de Salvador-Ba, assinado pela Dra. Maria das Graças Guerra de Santana Hamilton, Juiza de Direito da 14ª Vara de família, Sucessões, Órfãos, Interditos e Ausentes da comarca de Salvador-BA; processo nº 140007374592. ADQUIRENTE: RICARDO LUIZ FERREIRA FRAGA MAIA, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 15671437504; e MÔNICA FRAGA MAIA ALVES, brasileira, nutricionista, RG 173490603, CPF 24800546591, casada com VITOR LÚCIO DE OLIVEIRA ALVES, residentes em Salvador- BA. Titulo: Compra e Venda. Forma: Instrumento Público datado de 10 de agosto de 2009 do Cartório do 6º Oficio de Notas de Salvador- BA; livro 1078, fls. 110. Valor R$1.220.865,00. Daj 362643. Dou fé. Feira de Santana, 21 de agosto de 2009. A Oficial- Vera Lúcia Matos Lopes.

R-2-33844. PROT. 77039 de 22/09/11. TRANSMITENTE: MÔNICA FRAGA MARIA ALVES, e seu VITOR LÚCIO DE OLIVEIRA ALVES, e RICARDO LUIZ FERREIRA FRAGA MAIA, já qualificados. ADQUIRENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, com sede em Salvador- BA, CNPJ 09559333/0001-20, representada por João Gabriel Cruz Pinto Rodrigues da Costa, solteiro, CPF 35548142534; e Ricardo Luiz Ferreira Fraga Maia, já qualificado. Titulo: Compra e Venda. Forma: Instrumento Público datado de 28/10/10 do Cartório do 6º Oficio de Notas de Salvador-BA, livro 1136, fls. 123; e Escritura Pública de Aditamento de 12/09/11 do Cartório do 6º Oficio de Notas de Salvador-BA, livro 1179, fls. 068. Valor R$2.400.000,00. Daj 324933. Dou fé. Feira de Santana, 22/09/11. A Oficial- Vera Lúcia

C.V 007

continua no verso

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Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

1

Matos Lopes.

AV-3-33844. PROT 77116 de 29/09/11. Certifico que fica averbada a retificação da área total do imóvel descrito nesta matrícula, que na verdade mede 6.300,00m², com a seguinte descrição: inicia-se a descrição deste terreno, identificado como ÁREA A, no vértice A1, de coordenadas N8.644.009,7648m e E506.417,8162m; limitando por muro deste segue confrontando com Rua São Sebastião, com os seguintes azimutes e distâncias: 126°19'10" e 14,33m até o vértice A2, 127°09'27" e 60,50m até o vértice A3, limitando por muro deste, segue confrontando com Rua São Pedro, com os seguintes azimutes e distâncias: 217°32'55" e 83,15m, até o vértice A4, limitando-se por muro deste segue confrontando com a Avenida Presidente Dutra, com os seguintes azimutes e distâncias: 307°23'34" e 48,27m até o vértice A5, 307°27'50" e 26,81m até o vértice A6, limitando-se por muro deste, segue confrontando com o terreno vizinho, identificando como área B, também de propriedade da empresa Castelo de Rocamandur Empreendimentos LTDA, com os seguintes azimutes e distâncias: 37°43'50" e 81,00m até o A-1, ponto inicial da descrição deste perímetro. Documentos arquivados. Daj 338239. Dou fé. Feira de Santana, 29/09/11. A Oficial- Vera Lúcia Matos Lopes. A REFERIDA MATRICULA É CÓPIA INTEGRAL E FIEL. Dou fé. Feira de Santana, 22 de maio de 2013. A Oficial Bela.

R-4-33844 protocolo 91324 de 22.05.2013. TRANSMITENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, empresa inscrita no CNPJ/MF 09.559.333/0001-20, sediada em Salvador- BA na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade, sala 1812, Caminho das Árvores, representada pelos sócios João Gabriel Cruz Pinto Rodrigues da Costa, brasileiro, solteiro, maior, advogado, RG nº 2858341 SSP/BA, e inscrito na OAB/BA nº 12.526 e CPF 355.481.425-34, residente e domiciliado na cidade de Salvador/Ba, na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade sala 1812, Caminho das Árvores e Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador- BA, na Alameda dos Jasmins nº 88, apt 303. ADQUIRENTE: SÉ SUPERMERCADOS LTDA, com sede na Avenida Brigadeiro Luis Antônio nº3.172, Jardim Paulista/SP CNPJ nº 01.545.828/0001-98, neste ato representado por seus diretores Paulo Gualtieri, brasileiro, casado, economista, RG nº 7513.210 SSP/SP e do CPF nº 020.230.868-50 e Vitor Fagá de Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do RG nº 020.230.868-50 e Vitor Fagá De Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do CPF nº204.156.108-42, ambos domiciliados e residentes nesta capital com endereço comercial na Avenida Brigadeiro Luis Antônio, nº 3.172. TÍTULO: Compra e Venda. FORMA: Escritura Pública Lavrada no Cartório do 22º Ofício de Notas da Capital/SP, datado de 28/03/2013, Livro 4.152 e fls 325, Notas nº 12906, com Escritura Pública de Ato Retificatório, datado de 02/04/2013, Livro 4.152 e fls 339, Notas nº 12975. Valor R$ 6.600.000,00. DAJ 005-394333. Dou Fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela ass-

Av-5-33844. Protocolo 132228 datado de 29.01.2018. Nos termos do provimento 39/2014 do CNJ, o qual dispõe sobre a Central Nacional de Indisponibilidade de Bens (CNIB). Fica decretada a indisponibilidade do imóvel na presente matrícula da PROPRIETÁRIO: SE SUPERMERCADOS LTDA, CNPJ nº 01.545.828/0001-98, tendo como emissão da ordem e continua na ficha nº 2

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Certidão na última página

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 3BA2BD32-5D4A-48AE-9A5F-4B0FB4D8669B

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

2º OFÍCIO DE REGISTRO DE IMÓVEIS E HIPOTECA DE FEIRA DE SANTANA - BAHIA
Oficiala Belª Vera Lúcia Matos Lopes
-2 - Frente

REGISTRO GERAL - ANO: ______ Oficial Titular

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

MATRÍCULA Nº: -33.844- DATA: 02/02/2018 IDENTIDADE DO IMÓVEL

aprovação de indisponibilidade o Sr. FELIX SEABRA DE LEMOS NETO - PALMAS/TO. Processo nº 00004694520155100801. Protocolo da Indisponibilidade 201712.0510.00415170-IA-990. Data do pedido 05.12.2017. DAJE 0039/002/044891 (isento). Dou fé. Feira de Santana, 02 de Fevereiro de 2018. A Oficial Bela.

**2º Ofício de Registro de Imóveis de Feira de Santana**
**Certifico que o imóvel da presente matricula tem a sua situação com referência a constituições de ônus reais e que até a presente data não consta registros de ações reais pessoais e nem reipersecutória.**

BELA. VERA LUCIA MATOS LOPES - OFICIAL

Selo de Autenticidade
Tribunal de Justiça do Estado da Bahia
Ato Notarial ou de Registro
0039.AB173669-3
N4ONPS1RZQ
Consulte:
www.tjba.jus.br/autenticidade

C.V 007

Emolumentos: R$ 40,92 Fiscal: R$ 29,06 FECOM: R$ 11,18 Defensoria: R$ 1,08 PGE: R$ 1,63 FMMPBA: R$ 0,85
Total: R$ 84,72 Daje: 39-002-84656
Pag.: 003/003
SELOS E CONTRIBUIÇÕES RECOLHIDOS POR VERBA

Certidão expedida às 13:21:42 horas do dia 24/03/2020.
O prazo de validade desta certidão é de 30(trinta) dias.
Art. 829(Código de Normas de Serviços dos Ofícios Extrajudiciais Bahia).
Pedido Nº 94648

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 18AF314E-2FCF-4D5D-B3C2-506E92F9B1FC

2º Oficio de Registro de Imóveis de Feira de Santana - BA

Bel.ª Vera Lúcia Matos Lopes

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

2AV 94654
002/084663

2º OFICIO DO REGISTRO DE IMÓVEIS E HIPOTECAS
FEIRA DE SANTANA - BAHIA

OFICIAL Bel.ª Vera Lúcia Matos Lopes

REGISTRO GERAL - ANO: 2012 -1 - Frente-

Oficial Titular

MATRÍCULA Nº: -33.846- DATA: 22/05/2013 IDENTIDADE DO IMÓVEL

Transporte integral da matricula 33846, fls. 197, livro 2-EJ em 22/05/2013.

IMÓVEL: Prédio s/nº situado na Avenida Presidente Dutra, nesta cidade, composta de: um só pavimento, possui internamente 03 salas, sendo 02 taqueadas, dependências com entrada (vestibulo), copa, cozinha, despensa, sanitário, circulação, depósito, varandas, garagem, toda forrada, área coberta de 265,00m², edificado em terreno próprio desmembrado dos terrenos da Chácara Primavera, antiga Subaé e ainda Deus Dará, de forma retangular, medindo de frente para a Avenida Presidente Dutra 75,00m por 81,00m de frente a fundo; com área total de 6.075,00m²; limitando ao norte com a Avenida Santo Antonio, sul com a Avenida Presidente Dutra, nascente com terrenos de DR. Antonio Barbosa Caribé e poente com a Rua Primavera. Inscrição Municipal nº 01031440466009.

PROPRIETÁRIO: ESPÓLIOS DE MARIA DA CONCEIÇÃO FERREIRA MAIA e RAYMUNDO FRAGA MAIA.

REGº ANTº Nº: 32.689 do livro 3AX fls. 54, do Cartório do 1º Oficio de Imóveis desta Comarca.

R-1-33846. PROT. 66969 de 21.08.09. TRANSMITENTE: ESPÓLIOS DE MARIA DA CONCEIÇÃO FERREIRA MAIA E RAYMUNDO FRAGA MAIA, representados por seu inventariante Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador-Ba; conforme alvará do Juizo de Direito da 14ª vara de família da Comarca de Salvador-Ba; assinado pela Dra. Maria das Graças Guerra de Santana Hamilton, Juiza de Direito da 14ª vara de Familia, Sucessões, Orfãos, Interditos e Ausentes da Comarca de Salvador-Ba; processo nº 140007374592. ADQUIRENTE: RICARDO LUIZ FERREIRA FRAGA MAIA, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04 e MÔNICA FRAGA MAIA ALVES, brasileira, nutricionista, RG 173490603, CPF 248.005.465-91, casada com VITOR LÚCIO DE OLIVEIRA ALVES, residentes em Salvador-Ba. Titulo: Compra e Venda. Forma: Instrumento Público datado de 10 de agosto de 2009 do Cartório do 6º Oficio de Notas desta digo Notas da Comarca de Salvador-Ba, livro 1078, fls117. Valor R$1.179.135,00. Daj 362636. Dou fé. Feira de Santana, 21 de agosto de 2009. A Oficial-Vera Lúcia Matos Lopes.

R-2-33846. PROT 77040 de 22/09/11. TRANSMITENTE: MÔNICA FRAGA MAIA ALVES, seu esposo VITOR LUCIO DE OLIVEIRA ALVES e RICARDO LUIZ FERREIRA FRAGA MAIA, já qualificados. ADQUIRENTE: CASTELO DE ROCAMANDUR EMPRENDIMENTOS LTDA, com sede em Salvador-Ba, CNPJ 095.593.33/0001-20, representada por João Gabriel Cruz Pinto Rodrigues da Costa, solteiro, CPF 355.481.425-34, e Ricardo Ferreira digo Ricardo Luiz Ferreira Fraga Maia, já qualificado. Título: Compra e Venda. Forma: Instrumento Público datado de 28/10/10 do Cartório do 6º oficio de Notas desta comarca, livro 1136, fls digo Notas de Salvador-Ba, livro 1136, fl. 123, e Escritura pública de aditamento datado de 12/09/11 do Cartório do 6º oficio de Notas de Salvador-Ba, livro 1179, fls 068. Valor

C.V 007

Pag.: 001/002
Certidão na última página

Para verificar a autenticidade, acesse https://certidao.registroimobiliario.org.br/validacao
Informe o código: 18AF314E-2FCF-4D5D-B3C2-506E92F9B1FC

2º Ofício de Registro de Imóveis de Feira de Santana - BA

Belª Vera Lúcia Matos Lopes

Avenida Santo Antônio, nº 617, Bairro Capuchinhos
Fone: (75) 3021-2697 - CEP: 44076-050 -Feira de Santana - BA
E-mail: segundooficioimoveisfsa@gmail.com

TRIBUNAL DE JUSTIÇA DO ESTADO DA BAHIA

1

R$2.400.000,00. Daj 324925. Dou fé. Feira de Santana, 22/09/11. A Oficial-Vera Lúcia Matos Lopes. A REFERIDA MATRÍCULA É CÓPIA INTEGRAL E FIEL. Dou fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela. Vera Lúcia Matos Lopes

R-3-33846 protocolo 91325 de 22.05.2013. TRANSMITENTE: CASTELO DE ROCAMANDUR EMPREENDIMENTOS LTDA, empresa inscrita no CNPJ/MF 09.559.333/0001-20, sediada em Salvador- BA na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade, sala 1812, Caminho das Árvores, representada pelos sócios João Gabriel Cruz Pinto Rodrigues da Costa, brasileiro, solteiro, maior, advogado, RG nº 2858341 SSP/BA, e inscrito na OAB/BA nº 12.526 e CPF 355.481.425-34, residente e domiciliado na cidade de Salvador/Ba, na Avenida Tancredo Neves nº 1.189, Edifício Guimarães Trade sala 1812, Caminho das Árvores e Ricardo Luiz Ferreira Fraga Maia, brasileiro, separado judicialmente, engenheiro civil, RG 0101973705, CPF 156.714.375-04, residente em Salvador- BA, na Alameda dos Jasmins nº88, apt 303. ADQUIRENTE: SÉ SUPERMERCADOS LTDA, com sede na Avenida Brigadeiro Luis Antônio nº3.172, Jardim Paulista/SP CNPJ nº 01.545.828/0001-98, nesta ato representado por seus diretores Paulo Gualtieri, brasileiro, casado, economista, RG nº 7513.210 SSP/SP e do CPF nº 020.230.868-50 e Vitor Fagá de Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do RG nº 020.230.868-50 e Vitor Fagá De Almeida, brasileiro, casado, economista, RG nº 25.209.660-5 SSP/SP e do CPF nº204.156.108-42, ambos domiciliados e residentes nesta capital com endereço comercial na Avenida Brigadeiro Luis Antônio, nº 3.172. TÍTULO: Compra e Venda. FORMA: Escritura Pública Lavrada no Cartório do 22º Ofício de Notas da Capital/SP, datado de 28/03/2013, Livro 4.152 e fls 325, Notas nº 12906. com Escritura Pública de Ato Retificatório, datado de 02/04/2013, Livro 4.152e fls 339, Notas nº12975. Valor R$ 6.400.000,00. DAJ 005-394400. Dou Fé. Feira de Santana, 22 de Maio de 2013. A Oficial Bela ass- Vera Lúcia Matos Lopes

Av-4-33846. Protocolo 132229 datado de 29.01.2018. Nos termos do provimento 39/2014 do CNJ, o qual dispõe sobre a Central Nacional de Indisponibilidade de Bens (CNIB). Fica decretada a indisponibilidade do imóvel na presente matrícula da PROPRIETÁRIO: SE SUPERMERCADOS LTDA, CNPJ nº 01.545.828/0001-98, tendo como emissão da ordem e aprovação de indisponibilidade o Sr. FELIX SEABRA DE LEMOS NETO - PALMAS/TO. Processo nº 00004694520155100801, Protocolo da Indisponibilidade 201712.0510.00415170-IA-990. Data do pedido 05.12.2017. DAJE 0039/002/044892 (isento). Dou fé. Feira de Santana, 02 de Fevereiro de 2018. A Oficial Bela. Vera Lúcia Matos Lopes

**2º Ofício de Registro de Imóveis de Feira de Santana**

**Certifico que o imóvel da presente matricula tem a sua situação com referência a constituições de ônus reais e que até a presente data não consta registros de ações reais pessoais e nem reipersecutória.**

BELA. VERA LUCIA MATOS LOPES - OFICIAL

Selo de Autenticidade
Tribunal de Justiça do Estado da Bahia
Ato Notarial ou de Registro
**0039.AB173670-7**
**8ZOBBQO42E**
**Consulte:**
www.tjba.jus.br/autenticidade

Emolumentos: R$ 40,92 Fiscal: R$ 29,06 FECOM: R$ 11,18 Defensoria: R$ 1,08 PGE: R$ 1,63 FMMPBA: R$ 0,85
Total: R$ 84,72 Daje: 39-002-84663
Pag.: 002/002
SELOS E CONTRIBUIÇÕES RECOLHIDOS POR VERBA

Certidão expedida às 13:25:29 horas do dia 24/03/2020.
O prazo de validade desta certidão é de 30(trinta) dias.
Art. 829(Código de Normas de Serviços dos Ofícios Extrajudiciais Bahia).
Pedido Nº 94654

amaral d'avila
engenharia de avaliações

Ex: 931 / Ex: 581

CARTÓRIO DE REGISTRO DE IMÓVEIS 2ª ZONA
COMARCA DE FORTALEZA - CEARÁ

RUA PEDRO I, 761 - FONE 231.9877

ANA TERESA ARAÚJO MELLO FIUZA - Oficiala
HAROLDO PROENÇA FIUZA - Substituto

| MATRICULA | 44.795 |
|---|---|
| REGISTRO GERAL | DATA 08/DEZEMBRO/88 |
| RUBRICA | FICHA 1 |

**IMÓVEL** - Um prédio comercial situado nesta Capital, com frente para a Av. dos Expedicionários, nº **11.350**, no distrito de Parangaba no lugar denominado Itaperi, encravado em terreno que mede e extrema: **AO NORTE**, 122,00m com terras do Comendador Valentim dos Santos Diniz' e sua mulher, e outros; **AO SUL**, 100,00m com o Grupo Cassimiro Montenegro; **AO NASCENTE**, 180,00m com a Av. dos Expedicionários, prolongamento da Rua Senador Pompeu; e, **AO POENTE**, 181,50m com a Estrada de Parangaba.

PROPRIETÁRIA - ANSA - AUTO SERVIÇOS DO NORDESTE S/A., inscrita no CGC MF sob o nº 07.612.971/0001-31.

TÍTULO AQUISITIVO - Transcrição nº 42.645, deste Cartório.

**R.01/44.795** - Conforme requerimento datado de 16 de agosto de 1988, apresentado e arquivado neste Cartório, e Ata de Assembléia Geral Extraordinária publicada no Diário Oficial de São Paulo,' em 03 de dezembro de 1981, a proprietária, ANSA - Auto Serviços do Nordeste S/A, já qualificada, juntamente com outras, foram fusionadas, tendo sido em consequência constituida uma nova sociedade que passará a girar sob a denominação de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CGC MF sob o nº 47.508.411/0001-56, com sede em São Paulo, à Av. Brigadeiro Luiz Antonio, nº 3142. Fortaleza, 08 de dezembro de 1988. Eu, [assinatura], Escrevente compromissada, datilografei. Subscrevo, [assinatura], Substituto da Oficaila.

TALÃO: 07/121281
TALÃO COMPL.
EMOL/FERMOJU/ACM/FERC 13,01
2º OFÍCIO DE IMÓVEIS

CERTIDÃO VALIDA POR 30 DIAS, EXCETO PARA OS FINS DE INCORPORAÇÃO IMOBILIÁRIA E PARCELAMENTO DO SOLO URBANO, CUJA VALIDADE É DE 90 DIAS PROVIMENTO Nº 01/2003 - CGJCE

Selo de Autenticidade
VÁLIDO SOMENTE COM O SELO DE AUTENTICIDADE
CERTIDÃO Segunda Via Segundo Traslado
FERC AB 972164

2º OFÍCIO DE REGISTRO DE IMÓVEIS
CERTIDÃO
Certifico que a presente cópia contém todos os assentamentos lançados na ficha original da matricula nº 44795
Fortaleza/CE, 13/07/2006
Titular/Substituto
Ana Teresa Araújo Mello Fiúza
Haroldo Proença Fiúza
Cláudia Mesquita Rocha
Escrevente

BUSCA / PRENOTAÇÃO E EXP JUDICIAIS
CONFERIDO POR
13/07/06 11:00h

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

**ART de Obra ou Serviço**
Localizador: LC28479866

1. Responsável Técnico

**CELSO DE SAMPAIO AMARAL NETO**
Título Profissional: **Engenheiro Civil** RNP: **2605634914**
Registro: **0601330522-SP**
Empresa Contratada: **AMARAL D'AVILA ENGENHARIA DE AVALIACOES LTDA** Registro: **0388093-SP**

2. Dados do Contrato

Contratante: **CIA BRASILEIRA DE DISTRIBUIÇÃO** CPF/CNPJ: **47.508.411/0001-56**
Endereço: **Avenida BRIGADEIRO LUÍS ANTÔNIO** Nº: **3172**
Complemento: Bairro: **JARDIM PAULISTA**
Cidade: **São Paulo** UF: **SP** CEP: **01402-000**
Contrato: **27544** Celebrado em: **06/10/2020** Vinculada à Art nº:
Valor: R$ **34.600,00** Tipo de Contratante: **Pessoa Jurídica de Direito Privado**
Ação Institucional:

3. Dados da Obra Serviço

Endereço: **Avenida AVENIDA PAULISTA 1159** Nº: **1159**
Complemento: **CJ 713** Bairro: **BELA VISTA**
Cidade: **São Paulo** UF: **SP** CEP: **01311-921**
Data de Início: **06/10/2020**
Previsão de Término: **16/10/2020**
Coordenadas Geográficas:
Finalidade: **Comercial** Código:
CPF/CNPJ:

4. Atividade Técnica

| | | | | Quantidade | Unidade |
|---|---|---|---|---|---|
| **Coordenação 1** | **Avaliação** | **Edificação** | **Alvenaria** | **6,00000** | **unidade** |

Após a conclusão das atividades técnicas o profissional deverá proceder a baixa desta ART

5. Observações

**LAUDOS 38.542 ao 38.547**

6. Declarações

**Acessibilidade: Declaro que as regras de acessibilidade previstas nas normas técnicas da ABNT, na legislação específica e no Decreto nº 5.296, de 2 de dezembro de 2004, não se aplicam às atividades profissionais acima relacionadas.**

7. Entidade de Classe

INSTITUTO BRASILEIRO DE AVALIAÇÕES E PERÍCIAS DE ENGENHARIA DE SÃO PAULO - IBAPE

Impresso em: 06/10/2020 15:55:37

Impressão sem validade, apenas para simples conferência

Ribeirão Preto

332706 07/06/2006 09:32:04 1/3

cartório de registro de imóveis e anexo
ribeirão preto SP
"cartório naccarato"
oficial: aldemar spínola - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55832 — FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Arnaldo Vitaliano, denominada como área "A", desmembrada de parte do Sítio São Manoel, com as seguintes medidas, confrontações e rumos magnéticos: inicia-se no ponto nº 01, situado no alinhamento predial de numeração ímpar, da rua Arnaldo Vitaliano e distante 249,00 metros, da esquina formada entre o referido alinhamento predial da rua Arnaldo Vitaliano e a rua Orestes Morandini; deste ponto segue em reta, com o rumo magnético de 43º51'NE e distância de 23,63 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 02, deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 26º27'NW e distancia de 53,42 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 03; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'NE e distancia de 111,32 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "B", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto deflete à direita e segue em reta, com o rumo magnético de 28º53'SE e distância de 64,54 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "C", de propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 13; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 82,34 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 14; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 28º53'SE e distância de 14,00 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 15; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 15,46 metros, confrontando nesta extensão com o conjunto Residencial Boa Vista, até encontrar o ponto nº 16; deste ponto deflete à esquerda e segue em reta com o rumo magnético 51º12'SW e distância de 21,03 metros, confrontando nesta extensão com o conjunto Residencial Boa Vista, até encontrar o ponto nº 17, situado no alinhamento predial de numeração ímpar da rua Arnaldo Vitaliano; deste ponto deflete à direita e segue em reta, pelo alinhamento predial da rua Arnaldo Vitaliano, com o rumo magnético de 67º58'NW e distância de 28,00 metros, até encontrar o ponto nº 01, onde iniciou-se a presente descrição, encerrando-se assim uma área de 8.104,62ms2. Cadastrado sob nº 170.199, na Prefeitura Municipal local.-

PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:04 2/3

MATRÍCULA 55832 | FICHA 01 VERSO

TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.2/55831).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

==========================================================================

AV.1/55832
Vide AV.3/29115, transportada,para AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

==========================================================================pei

AV.2/55832 (INCORPORAÇÃO)
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA,** já qualificada, o imóvel objeto desta matrícula, avaliado em R$ 48.395,92, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA,** com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais, emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$175.465,02).-
**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut.
Egídia Beatriz L. de Moraes.-

==========================================================================

AV.3/55832 (CORREÇÃO)
Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24,** e não como constou na AV.2/55832.-
**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.

(continua ficha 02)

332706 07/06/2006 09:32:04 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"

MATRÍCULA 55832 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

Paulo de Tarso Oliveira.-

---

**R.4/55832** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO,** inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$526.582,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.__________

Paulo de Tarso Oliveira.-

---

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55832 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu__________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 4 | Guia - 23/06
Emolumentos R$16,63 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61 | Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

Ribeirão Preto

332706 07/08/2006 09:32:12 1/3

2º cartório de registro de imóveis e anexo
ribeirão preto SP
"cartório naccarato"
oficial: aldemar spínola - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55833 — FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Joaquim Pinto Ferraz, denominada como área "C", com as seguintes medidas, rumos magnéticos e confrontações: Inicia-se no ponto nº 07, situado no final do alinhamento predial de numeração par da rua Joaquim Pinto Ferraz e distante 20,00 metros, do ponto de intersecção (PI) formado entre os alinhamentos prediais das ruas Joaquim Pinto Ferraz e a rua Orestes Morandini; deste ponto segue em reta, pelo alinhamento predial de fecho da rua Joaquim Pinto Ferraz, na divisa entre a área "C" e COHAB - Conjunto Residencial Castelo Branco, com o rumo magnético de 61º02'NE e distância de 14,00 metros, até encontrar o ponto nº 08, situado no final do alinhamento predial de numeração ímpar da rua Joaquim Pinto Ferraz; deste ponto deflete à direita e segue em reta, com o rumo magnético de 60º14'SE e distância de 28,48 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 09; deste ponto deflete à direita e segue em reta, com o rumo magnético de 33º04'SW e distância de 14,00 metros, confrontando nesta extensão com a propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 10; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 56º56'SE e distância de 122,43 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 11; deste ponto segue, em arco de curva à direita com raio de 14,00 metros e desenvolvimento de 28,84 metros, confrontando nesta extensão com a propriedade de ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 12; deste ponto segue em reta, com o rumo magnético de 61º07'SW e a distância de 101,00 metros, confrontando nesta extensão com a propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 13; deste ponto deflete à direita e segue em reta, com o rumo magnético de 28º53'NW e distância de 64,54 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "A", da propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto segue em reta, com o rumo magnético de 28º53'NW e distância de 95,00 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "B", propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 06; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º02'NE e distância de 39,36 metros, confrontando nesta extensão com a COHAB- Conjunto Residencial Castelo Branco, até encontrar o ponto nº 07; onde iniciou-se a presente descrição, encerrando-se assim uma área de 13.345,81ms2. Cadastrado sob

(continua no verso)

332706 07/06/2005 09:32:12 2/3

MATRÍCULA 55833 | FICHA 01 VERSO

nº 156.997, na Prefeitura Municipal local.-
PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-
TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.4/55831).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-

AV.1/55833
Vide AV.3/29115, transportada para AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-
Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior
Francisco Xavier P. Naccarato.-
pei

**AV.2/55833** **(INCORPORAÇÃO)**
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matricula, avaliado em R$ 79.693,16, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$140.397,92).-
**Ribeirão Preto,07 de agosto de 2000**. A Escr. Aut.
Egídia Beatriz L. de Moraes.-

**AV.3/55833** **(CORREÇÃO)**
Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF** sob nº **67.414.102/0001-24**, e não como constou na

(continua folha 02)

332706 07/06/2006 09:32:12 3/3

22 oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier picciolotto naccarato - oficial substituto: napoleão mazzarelli

MATRÍCULA 55833 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

AV.2/55833.-

**Ribeirão Preto, 28 de agosto de 2000.** O Escr. Aut. ______________
Paulo de Tarso Oliveira.-

---

R.4/55833 **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$867.118,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto, 28 de agosto de 2000.** O Escr. Aut. ______________
Paulo de Tarso Oliveira.-

---

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55833 e que foi extraída nos termos do artigo 19 §1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu______________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

Ultimo ato - 4 | Guia - 23/06
Emolumentos R$16,62 | Estado R$4,73 | IPESP R$3,50
Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61
Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

Ribeirão Preto

332706 07/06/2006 09:32:24 1/3

2º cartório de registro de imóveis e anexo
ribeirão preto SP
"cartório naccarato"
oficial: aldemar ephóla - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55834 — FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Cyrillo Laguna, denominada como área "B", desmembrada de parte do Sitio São Manoel, com as seguintes medidas, rumos magnéticos e confrontações: Inicia-se no ponto nº 04, situado no final do alinhamento predial de numeração par da rua Cyrillo Laguna e distante 20,00 metros, do ponto de intersecção (PI) formado entre os alinhamentos prediais das ruas Cyrillo Laguna e rua Orestes Morandini; deste ponto segue em reta, pelo alinhamento de fecho da rua Cyrillo Laguna, na divisa entre a área "B" e a COHAB- Conjunto Residencial Castelo Branco; com o rumo magnético de 61º38'NE e a distância de 15,87 metros até encontrar o ponto nº 05; situado no final do alinhamento predial de numeração ímpar da rua Cyrillo Laguna; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 61º02'NE e distância de 91,39 metros, confrontando nesta extensão com a COHAB- Conjunto Residencial Castelo Branco, até encontrar o ponto nº 06; deste ponto deflete à direita e segue em reta com o rumo magnético de 28º53'SE e distância de 95,00 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "C", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 111,32 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "A", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 03; deste ponto deflete à direita e segue em reta, com o rumo magnético de 26º27'NW e distância de 95,02 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 04, onde iniciou-se a presente descrição, encerrando-se assim uma área de 10.372,67ms2. Cadastrado sob nº 170.198, na Prefeitura Municipal local.-

PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.3/55831).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior Naccarato
Francisco Xavier P. Naccarato.-

---

AV.1/55834

Vide AV.3/29115, transportada para a AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior Naccarato

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:24 2/3

MATRICULA 55834 | FICHA 01 VERSO

Francisco Xavier P. Naccarato.-

R.2/55834 (PENHORA)
Conforme mandado de 10 de junho de 1996, passado pelo Cartório do Anexo Fiscal II, procedente pelo Juizo de Direito do Anexo Fiscal II, desta Comarca, extraido dos autos de nº 22396/94, da ação de execução fiscal, movida pela **DURSARP**, contra **ASD-EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, **FOI PENHORADO** à favor da **exequente**, o **imóvel** objeto da presente matricula, para garantia da execução, no valor de R$ 692,51, em 01/12/94. Foi nomeado como depositário, Manoel Saraiva. Funciona no feito como Juiz de Direito, o Exmo. Sr. Dr. Ivan Rodrigues de Andrade.-
Ribeirão Preto, 30 de julho de 1.998. A Escr. Aut. Claudia F. de Lima dos Santos.-

AV.3/55834 (CANCELAMENTO)
Fica cancelado o R.2/55834, referente a penhora, em cumprimento ao Mandado de 27 de outubro de 1999, expedido pelo Cartório do Serviço Anexo das Fazendas II e assinado pelo MM. Juiz de Direito do Serviço Anexo das Fazendas II, desta Comarca, extraido dos **autos nº 22.396/94** da ação de Execução Fiscal movida pelo **DURSARP** contra **ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, que determinou a proceder este cancelamento.-
Ribeirão Preto, 09 de Novembro de 1999. O Escr. Autº Luiz Antonio da Silva.-

AV.4/55834 (INCORPORAÇÃO)
Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matricula, avaliado em R$ 61.939,36, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em

(continua ficha 02)

332706 07/06/2006 09:32:24 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier pinciotto naccarato - oficial substituto: napoleão marzarelli

MATRÍCULA 55834 | FICHA 02
LIVRO Nº 2 - REGISTRO GERAL

São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$167.726,07).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. ____________
Egídia Beatriz L. de Moraes.-

---

**AV.5/55834** **(CORREÇÃO)**

Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24**, e não como constou na AV.4/55834.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ____________
Paulo de Tarso Oliveira.-

---

**R.6/55834** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.**, já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$673.944,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI.-**

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut. ____________
Paulo de Tarso Oliveira.-

---

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 55834 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu ____________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

| | | |
|---|---|---|
| Ultimo ato - 6 | Guia - 23/06 | |
| Emolumentos R$16,82 | Estado R$4,73 | IPESP R$3,50 |
| Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61 |

Protocolo 332706 07/06/2006

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

Mod. 14

Ribeirão Preto

332706 07/06/2006 09:32:24 1/3

cartório de registro de imóveis e anexo
ribeirão preto sp
"cartório naccarato"
oficial: aldemar aphiola - oficial maior: francisco xavier piccolotto naccarato

MATRÍCULA 55834

FICHA 01

LIVRO N.º 2 — REGISTRO GERAL

IMÓVEL: Uma gleba de terras, situada nesta cidade, com frente para a rua Cyrillo Laguna, denominada como área "B", desmembrada de parte do Sitio São Manoel, com as seguintes medidas, rumos magnéticos e confrontações: Inicia-se no ponto nº 04, situado no final do alinhamento predial de numeração par da rua Cyrillo Laguna e distante 20,00 metros, do ponto de intersecção (PI) formado entre os alinhamentos prediais das ruas Cyrillo Laguna e rua Orestes Morandini; deste ponto segue em reta, pelo alinhamento de fecho da rua Cyrillo Laguna, na divisa entre a área "B" e a COHAB- Conjunto Residencial Castelo Branco; com o rumo magnético de 61º38'NE e a distância de 15,87 metros até encontrar o ponto nº 05; situado no final do alinhamento predial de numeração ímpar da rua Cyrillo Laguna; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 61º02'NE e distância de 91,39 metros, confrontando nesta extensão com a COHAB- Conjunto Residencial Castelo Branco, até encontrar o ponto nº 06; deste ponto deflete à direita e segue em reta com o rumo magnético de 28º53'SE e distância de 95,00 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "C", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 18; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º07'SW e distância de 111,32 metros, confrontando nesta extensão com parte da mesma gleba, denominada como área "A", de propriedade da ASD - Empreendimentos e Participações Ltda., até encontrar o ponto nº 03; deste ponto deflete à direita e segue em reta, com o rumo magnético de 26º27'NW e distância de 95,02 metros, confrontando nesta extensão com a propriedade de Vicente Vendruscolo Filho e outros, até encontrar o ponto nº 04, onde iniciou-se a presente descrição, encerrando-se assim uma área de 10.372,67ms2. Cadastrado sob nº 170.198, na Prefeitura Municipal local.-

PROPRIETÁRIA: ASD - Empreendimentos e Participações Ltda., com sede em São Paulo-Capital, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

TÍTULO AQUISITIVO: Registrado sob nºs. R.5/29115 e R.1/38505, neste Registro. (Ver AV.3/55831).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior [signature] Francisco Xavier P. Naccarato.-

---

AV.1/55834

Vide AV.3/29115, transportada para a AV.1/55831 - (Servidão de passagem de rede de agua e esgoto).-

Ribeirão Preto, 24 de fevereiro de 1.992. O Oficial Maior [signature]

(continua no verso)

Mod. 14

332706 07/06/2008 09:32:24 2/3

MATRICULA 55834 | FICHA 01 VERSO

Francisco Xavier P. Naccarato.-

----------------------------------------------------------------pn

**R.2/55834** **(PENHORA)**

Conforme mandado de 10 de junho de 1996, passado pelo Cartório do Anexo Fiscal II, procedente pelo Juizo de Direito do Anexo Fiscal II, desta Comarca, extraído dos autos de nº 22396/94, da ação de execução fiscal, movida pela **DURSARP**, contra **ASD-EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, **FOI PENHORADO** à favor da **exequente**, o imóvel objeto da presente matrícula, para garantia da execução, no valor de R$ 692,51, em 01/12/94. Foi nomeado como depositário, Manoel Saraiva. Funciona no feito como Juiz de Direito, o Exmo. Sr. Dr. Ivan Rodrigues de Andrade.-

**Ribeirão Preto**, **30 de julho de 1.998**.A Escr. Aut. Claudia F. de Lima dos Santos.-

----------------------------------------------------------------

**AV.3/55834** **(CANCELAMENTO)**

**Fica cancelado o R.2/55834, referente a penhora**, em cumprimento ao Mandado de 27 de outubro de 1999, expedido pelo Cartório do Serviço Anexo das Fazendas II e assinado pelo MM. Juiz de Direito do Serviço Anexo das Fazendas II, desta Comarca, extraído dos **autos nº 22.396/94** da ação de Execução Fiscal movida pelo **DURSARP** contra **ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, que determinou a proceder este cancelamento.-

**Ribeirão Preto,09 de Novembro de 1999. O Escr. Autº**

**Luiz Antonio da Silva.-**

----------------------------------------------------------------

**AV.4/55834** **(INCORPORAÇÃO)**

Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, **é feita esta averbação para constar** que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matrícula, avaliado em R$ 61.939,36, foi **INCORPORADO** ao patrimônio da empresa **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em

(continua ficha 02)

Ribeirão Preto

332706 07/06/2006 09:32:49 1/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier piccolotto naccarato - oficial substituto: napoleão mazzirelli

MATRÍCULA 79480

FICHA 01

LIVRO Nº 2 - REGISTRO GERAL

**IMÓVEL: UMA GLEBA DE TERRAS situada nesta cidade, à Rua Emilio Moço**, com as seguintes medidas e confrontações: "Inicia-se no ponto nº 09, localizado no final do alinhamento predial da Rua Emilio Moço e distante 36,63 metros do ponto de intersecção (PI) formado entre os alinhamentos prediais das Ruas Emilio Moço e Orestes Morandini; deste ponto segue confrontando com a Via Auxiliar da Avenida Castelo Branco, em curva à direita de raio de 85,00 metros e desenvolvimento de 75,01 metros até o ponto 9-A, segue em reta no rumo 49º 31'SE e distância de 294,83 metros até o ponto 9-B, onde inicia a curva de concordância com a Rua Aldo Focosi, com raio a direita de 7,00 metros e desenvolvimento de 13,85 metros até o ponto 9-C, segue confrontando com a Rua Aldo Focosi no rumo de 63º 49'SW e distância de 6,04 metros até o ponto 13-A; deste ponto deflete à direita e segue em reta, com rumo magnético de 51º 04'NW e distância de 52,45 metros, confrontando nesta extensão com a propriedade de Antonio Ferreira Ferro e Florinda Ferreira Ferro, até encontrar o ponto nº 13; deste ponto deflete à esquerda e segue em reta, com o rumo magnético de 60º 38'SW e distância de 250,00 metros confrontando tambem nesta extensão com propriedade de Antonio Ferreira Ferro e Florinda Ferro, até encontrar o ponto nº 14, deste ponto deflete à direita e segue em reta, com rumo magnético de 45º 51'NW e distância de 112,55 metros, confrontando ainda nesta extensão com propriedade de Manoel Ferreira Ferro e outros, até encontrar o ponto nº 15; deste ponto deflete à esquerda e segue em reta, com rumo magnético de 61º 07'SW e distância de 209,12 metros, confrontando nesta extensão com o Conjunto Residencial Boa Vista, até encontrar o ponto nº 16; deste ponto deflete à direita e segue em reta, com rumo magnético de 28º 53'NW e distância de 14,00 metros confrontando nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 19; deste ponto deflete à direita e segue em reta, com rumo magnético de 61º 07'NE e distância de 137,21 metros, confrontando tambem nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 20; deste ponto segue em reta, com rumo magnético de 61º 07'NE e distância de 46,13 metros, confrontando nesta extensão, tambem com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 21; deste ponto segue em arco de curva à esquerda, com raio de 14,00 metros e desenvolvimento de 28,84 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 22; deste ponto segue em reta, com o rumo

(continua no verso)

Mod. 14

332706 07/06/2006 09:32:49 2/3

MATRÍCULA 79480 | FICHA 01 VERSO

magnético de 56º 56'NW e distância de 122,43 metros, confrontando nesta extensão também com ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 23; deste ponto deflete à direita e segue em reta, com rumo magnético de 33º 04'NE e distância de 14,00 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 24; deste ponto deflete à esquerda e segue em reta, com rumo magnético de 60º 14'NW e distância de 28,48 metros, confrontando ainda nesta extensão com propriedade de ASD - Empreendimentos e Participações Ltda, até encontrar o ponto nº 08, localizado no final do alinhamento predial da numeração impar da Rua Joaquim Pinto Ferraz; deste ponto deflete à direita e segue em reta, com o rumo magnético de 61º 02'NE e distância de 215,91 metros, confrontando nesta extensão com a COHAB - Conjunto Residencial Castelo Branco, até encontrar o ponto nº 09, onde iniciou a presente descrição, encerrando uma área de 75.913,86 m². **Cadastrado sob nº 126.048-0, na Prefeitura Municipal local.-**

**PROPRIETÁRIA: ASD - EMPREENDIMENTOS E PARTICIPAÇÕES LTDA,** empresa com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00.-

**TÍTULO AQUISITIVO:** Registrado sob nºs **R.5/29115; R.1/38505,** em 09.10.1985; e **AV.6/29115** e **AV.2/38505,** em 10.08.1989, atualmente matriculado sob nº 54580, neste Registro de Imóveis. (Ver AV.5/54580).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. Egidia Beatriz L. de Moraes.-

---

**AV.1/79480 (TRANSPORTE DE SERVIDÃO)**

**Vide AV.3/29115** - (Servidão de passagem de rede de água e esgoto).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. Egidia Beatriz L. de Moraes.-

---

**AV.2/79480 (INCORPORAÇÃO)**

Conforme requerimento datado em São Paulo-SP, em 01 de agosto de 2.000, acompanhado de Laudo de Avaliação; protocolo de incorporação e justificação datado em são Paulo, em 23 de julho de 1.998; Ata de reunião e Alteração contratual devidamente registrada pela JUCESP sob nº 125.306/98-2, é feita esta averbação para constar que em virtude da extinção da proprietária **ASD EMPREENDIMENTOS E PARTICIPAÇÕES LTDA**, já qualificada, o imóvel objeto desta matrícula, avaliado em R$ 453.312,02, foi **INCORPORADO** ao patrimônio da empresa **BRADISH**

(continua ficha 02)

332706 07/06/2006 09:32:49 3/3

oficial de registro de imóveis, títulos e documentos e civil de pessoa jurídica
"cartório naccarato"
oficial interino: francisco xavier picciotto naccarato - oficial substituto: napoleão meazzarelli

MATRÍCULA 79480 | FICHA 02

LIVRO Nº 2 - REGISTRO GERAL

**REPRESENTAÇÃO E PARTICIPAÇÕES LTDA**, com sede em São Paulo-SP, à Avenida Europa nº 267, inscrita no CGC/MF sob nº 58.121.542/0001-00. Foram apresentadas a CND do INSS sob nº 941358, série H, expedida em São Paulo-SP, em 05.05.1998, bem como a certidão de baixa pelo encerramento, com referência a tributos federais, emitida em 21.01.1999, pela 8ª RF/DRF-São Paulo, em nome da empresa transmitente. (Valor venal de R$1.755.952,52).-

**Ribeirão Preto,07 de agosto de 2000.** A Escr. Aut. ______ Egídia Beatriz L. de Moraes.-

================================================================

**AV.3/79480** **(CORREÇÃO)**

Mediante verificação procedida no título microfilmado neste Registro de Imóveis, é feita esta averbação para ficar constando que, a proprietária **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.** está inscrita no **CNPJ/MF sob nº 67.414.102/0001-24,** e não como constou na AV.2/79480.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.______ Paulo de Tarso Oliveira.-

================================================================

**R.4/79480** **(VENDA E COMPRA)**

Conforme escritura de 15 de agosto de 2.000, lavrada no 22º Tabelião de Notas da Capital-SP, Livro nº 3.248, página 389, a proprietária, **BRADISH REPRESENTAÇÃO E PARTICIPAÇÕES LTDA.,** já qualificada, **VENDEU** à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO,** inscrita no CNPJ/MF sob nº 47.508.411/0001-56, com sede em São Paulo-SP, à Avenida Brigadeiro Luiz Antonio, nº 3.142, o **imóvel** objeto da presente matrícula, pelo valor de R$4.932.356,00. Consta do título que foram acessadas via "internet", as certidões em nome da transmitente, a saber: Certidão Negativa de Débito - CND, emitida em 25 de julho de 2.000, sob nº 236282000-21606001, válida por 60 dias; e a Certidão Negativa de Débitos de Tributos e Contribuições Federais, emitida em 15 de agosto de 2.000, válida por 30 dias. Consta ainda do título a emissão da **DOI**.-

**Ribeirão Preto,28 de agosto de 2000.** O Escr. Aut.______ Paulo de Tarso Oliveira.-

================================================================

** FIM DOS ATOS PRATICADOS NESTA MATRICULA **
** VIDE COTA NO VERSO **

Mod. 14

332706 07/06/2006 09:32:49 3/3

Matrícula 79480

Folha 02

**República Federativa do Brasil**
**Estado de São Paulo**
**2º Oficial de Registro de Imóveis da Comarca de Ribeirão Preto**
Mari Lucia Carraro - oficiala
Dorval Trindade de Souza - oficial substituto

Certifico e dou fé que esta certidão reproduz os atos da matrícula nº 79480 e que foi extraída nos termos do artigo 19 § 1º da Lei 6.015/73.
Ribeirão Preto, 07 de junho de 2006.
Eu_______________, Silvio Cardoso de Araújo Lima, escrevente autorizado, assino.

| | | | |
|---|---|---|---|
| Ultimo ato - 4 | Guia - 23/06 | | |
| Emolumentos R$16,62 | Estado R$4,73 | IPESP R$3,50 | |
| Sinoreg R$0,88 | Trib.Jça. R$0,88 | Valor pago R$26,61 | Protocolo 332706 07/06/2006 |

Avenida Presidente Vargas, 1600, Jardim Sumaré, CEP: 14025-700 Telefone (16) 3913-1600

MATRÍCULA Nº 67954

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

# REGISTRO DE IMÓVEIS
REGISTRO GERAL

MANOEL GOMES
OFICIAL

**MATRÍCULA Nº** 67954

Data 23 de fevereiro de 1999.-
Oficial

FLS. 1

## IMÓVEL

Nº CADASTRO 24.0700.0010 da Prefeitura Municipal de Americana.-
Uma Gleba de terras urbana, sem benfeitorias, denominada "REMANESCENTE - 01", destacada do Sitio Recanto, em Americana, com as seguintes medidas e confrontações: Inicia-se no ponto 1 e segue numa distância de 50,44 metros, com rumo 4º14'SE, até encontrar o ponto 2; deste deflete à direita e segue numa distância de 254,26 metros, com rumo de 1º08'21"NW, até encontrar o ponto 3, divisando nestes alinhamentos com a FEPASA (Ferrovia Paulista S/A), alinhamentos esses que distam 15,00 metros do eixo dos -' trilhos; daí deflete à direita e segue em linha tortuosa, pelo eixo do - Córrego Recanto, numa distância de 294,50 metros, até encontrar o ponto 4, divisando neste alinhamento com o remanescente 02, deste deflete à direita e segue em curva (raio 500m), numa distância de 183,92 metros até encontrar o ponto 5; daí deflete novamente à direita e segue em linha re

(continua no verso)

## AQUISIÇÕES

PROPRIETÁRIO FRANCISCO PINTO DUARTE FILHO e ANTONIO PINTO DUARTE, brasileiros, casados, proprietários, residentes em Americana. (Registro Anterior: Transcrição nº 19.512 de 28/12/1951, Livro 3-0, fls. 259 da 1ª Circunscrição Imobiliária de Campinas-SP.). Americana, 23 de fevereiro de -' 1999. O escrevente autorizado, ________. O Of. Substº. -' ________.

AV.1/67.954- Procede-se a esta averbação, para ficar constando que o proprietário Francisco Pinto Duarte Filho, é casado com Magdalena Ranieri -' Duarte, no regime da comunhão de bens, em 10/06/1933; nos termos do requerimento de 27/01/99, prenotado e microfilmado sob nº 132.456 e cópia autenticada da certidão de casamento expedida em 06/07/83 pelo Cartório do Registro Civil de Americana, microfilmada anteriormente sob nº 95.235. -' Americana, 23 de fevereiro de 1999. O esc. aut. ________.

AV.2/67.954- Procede-se a esta averbação, para ficar constando que o pro-

(continua no verso)

## ÔNUS

A escrituração deste campo continua a fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

**MATRÍCULA Nº** 67954

VERSO DA FOLHA Nº 1 - MATRÍCULA

MANOEL GOMES
OFICIAL

## IMÓVEL

ta numa distância de 203,00 metros, com rumo de 3º34'40"SW, até encontrar o ponto 6; daí deflete à direita e segue em linha reta numa distância de 158,85 metros, com rumo de 82ºNE, até encontrar o ponto 7; deste deflete à direita e segue em linha reta numa distância de 152,78 metros com rumo 86º13'52"NE até encontrar o ponto 1, início desta descrição, divisando - nestes pontos com o DER- Departamento de Estradas de Rodagem, perfazendo a área superficial de **104.848,50 metros quadrados.**

A escrituração deste campo continua a fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

## AQUISIÇÕES

prietário Antonio Pinto Duarte, é casado com Anna Chinellato Duarte, - ' no regime da comunhão de bens, em 14/02/1936; nos termos do requerimento de 27/01/1999, prenotado e microfilmado sob nº 132.456 e cópia autenticada da certidão de casamento expedida em 10/04/84 pelo Cartório do Registro Civil de Americana, microfilmada anteriormente sob nº 95.236. Americana, 23 de fevereiro de 1999. O esc. aut. [assinatura] . -'

R.3/67.954- Nos termos do requerimento da interessada de 27/01/1999, - ' guia do ITBI devidamente recolhido, Ata de Assembléia Geral Extraordinária realizada em 23/12/1997, devidamente registrada na Junta Comercial - do Estado de São Paulo sob nº18.767/98-9- JUCESP, Instrumento Particular de Alteração Contratual de 08/02/1999, devidamente registrado na Junta - Comercial do Estado de São Paulo- JUCESP sob nº 24.628/99-2, certidão -' sob nº 109/99 expedida em 10.02.99 da Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 132.456; e Ata da Assembléia Geral - '

(continua na folha número dois)

## ÔNUS

**REGISTRO DE IMÓVEIS**
REGISTRO GERAL

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

MATRÍCULA Nº 67954

REGISTRO DE IMÓVEIS
REGISTRO GERAL

MANOEL GOMES
OFICIAL

**MATRÍCULA Nº** 67954

Folha Nº dois — AQUISIÇÕES

Oficial

AQUISIÇÕES

(continuação de fls. 01- verso- Matrícula 67.954).-
Extraordinária realizada em 22/12/80, publicada no Diario Oficial de 08/-05/1981, devidamente arquivada na Junta Comercial do Estado de São Paulo, em 29/01/1981, sob nº 786.907/81, microfilmada anteriormente sob número -50.768, os proprietários Francisco Pinto Duarte Filho, e sua mulher Magdalena Ranieri Duarte, do lar, ambos brasileiros, portadores do CIC. sob nº 013.789.968-87; e Antonio Pinto Duarte, industrial e sua mulher Anna - Chinelatto Duarte, do lar, ambos brasileiros, portadores do CIC. sob nº - 013.789.888/68, incorporaram à DUNIL S/A- EMPREENDIMENTOS E PARTICIPAÇÕES estabelecida em Americana, à Rua Dr. Candido Cruz, nº 902, inscrita no - CGC/MF sob nº 43.744.267/0001-04; o imóvel objeto desta matrícula, pelo - valor de CR$ 34.763.769,70. Americana, 23 de fevereiro de 1999. O esc. - aut. ________.

AV.4/67.954- Procede-se a esta averbação, para ficar constando que a proprietária Dunil S/A.-Empreendimentos e Participações, alterou a sua denominação social para "DUNIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA"; bem como o endereço de sua sede, que passa a ser à Rua Sebastião Antas, nº 36,- centro, em Americana-SP; nos termos do requerimento de 27/01/1999 e cópia autenticada da Ata da Assembléia Geral Extraordinária realizada em 23/12/1997, devidamente registrada na Junta Comercial do Estado de São Paulo, - JUCESP sob nº 18.767/98-9; prenotados e microfilmados sob nº 132.456. Americana, 23 de fevereiro de 1999. O esc. aut. ________.

R.5/67.954- Nos termos do requerimento da interessada de 31/03/1999, - certidão de não incidencia expedida em 23.03.1999 nº 0203/99 da Prefeitura Municipal de Americana, cópia autenticada da Ata da Assembléia Geral Ordinária e Extraordinária realizada em 10/02/1997, registrada na Junta Comercial do Estado de São Paulo- Jucesp sob nº 32.670/97-6, Ata da - Assembléia Geral Extraordinária realizada em 09,03,1999, registrada na Jucesp sob nº 39.166/99-5, e cópias autenticadas da CND nº 309.678-Série I, expedida em 30.03.99 pela Agência local do INSS e da Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nº E-2.445.270, expedida em 04.03.99 pela Agência local da Receita Federal; prenotados e microfilmados sob nº 133.437, a - firma proprietária Dunil S/A- Empreendimentos e Participações, já qualificada, incorporou para integralização de capital à firma DUFORT S/A PARTICIPAÇÕES E COMÉRCIO, inscrita no CGC/MF sob nº 59.202.390/0001-25, com - sede social na Praça Liraucio Gomes, nº 22, Bairro Girassol, em Americana SP; o imóvel objeto desta matrícula, pelo valor de R$ 565.524,49. Americana, 07 de abril de 1999. O esc. aut. ________.

AV.6/67.954 - Procede-se a esta averbação para ficar constando que a empresa proprietária Dufort S/A Participações e Comercio, qualificada no - R. 5, foi incorporada pela " A.R. FORTUN EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., com sede em Americana/SP., à Rua Presidente Vargas, nº 430, Vila

Cont. no verso

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

**MATRÍCULA Nº** 67954

Verso folha Nº dois - AQUISIÇÕES

AQUISIÇÕES

Medon, cadastrada na CNPJ sob nº 01.691.812/0001-93, nos termos do requerimento de 13/04/1999, cópias autenticadas, da Certidão Negativa de Débito (CND) nº 309030, Série "I", expedida em 25/11/1998, pela Agência local do INSS; da Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nºE-2.477.433, expedida em 17.03.1999, pela Agência local da Receita Federal; da Ata de Reunião celebrada em 29/01/1999, devidamente registrada na Junta Comercial do Estado de São Paulo sob nº 44.993/99-7 e, Certidão da Unid.de Arrec. da S.F., nº 0713/99, expedida em 20.05.1999, pela Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 134.589.- Americana, 21 de maio de 1999 O escr. aut. ______.-

AV.7/67.954 - Procede-se a esta averbação para ficar constando que a empresa proprietária A. R. Fortun Empreendimentos e Participações Ltda., qualificada na Av. 6, foi incorporada pela FANNIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., com sede em Americana-SP., à Rua Primo Picolli, nº 359, cadastrada na CNPJ sob nº 02.971.520/0001-77, nos termos do requerimento de 13/04/1999, cópias autenticadas, da Certidão Negativa de Débito (CND) nº 309031, Série "I", expedida em 25/11/1998, pela Agência local do INSS; da Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal nº E-2.497.290, expedida em 24/03/1999, pela Agência local da Receita Federal; da Ata de Reunião celebrada em 28/02/1999, registrada na Junta Comercial do Estado de São Paulo sob nº 44.995/99-4 e, Certidão de não incidência do ITBI, nº0631/99, expedida em 10/05/1999, pela Prefeitura Municipal de Americana, prenotados e microfilmados sob nº 134.707.- Americana, 21 de maio de 1.999.- O escrevente autorizado ______.-

R.8/67.954 - Nos termos da escritura pública de 28/05/1999, do 2º Tabelião local (Lº 372, fls. 255), constando da mesma, a apresentação da Certidão Negativa de Débito (CND) nº 0099199-21624001, expedida em 25/05/99 pelo Instituto Nacional do Seguro Social e, a Certidão de Quitação de Tributos e Contribuições Federais Administrados pela Secretaria da Receita Federal expedida sob nº E-2.532.273, em data de 09.04.1999, pela agencia da "SRF" de Americana, prenotada e microfilmada sob nº 135.109, a proprietária Fannil Empreendimentos e Participações Ltda., já qualificada, vendeu à COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, estabelecida em São Paulo-SP., com sede na Avenida Brigadeiro Luiz Antonio, nº 3.142, inscrita no CNPJ nº 47.508.411/0001-56, o imóvel objéto desta, pelo preço de R$ 1.827.932,29.- Americana, 04 de junho de 1.999.- O escrevente autorizado ______.-

A escrituração deste campo continua a fls. 03 sob a forma de ficha corrida, estando extinta a subdivisão da presente matrícula em colunas (Imóvel, Aquisições e Ônus)

MANOEL GOMES
OFICIAL

**REGISTRO DE IMÓVEIS**
REGISTRO GERAL

COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

LIVRO 2 - REGISTRO GERAL

REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

Código CNS: 11930-9
Carlos Roberto Buriti
Oficial Delegado

MATRÍCULA Nº 67.954

**MATRÍCULA Nº 67.954**

Data 24 de outubro de 2014

Oficial

FLS 03

**AV. 09 / 67.954**

Americana, 24 de outubro de 2014.

**AVERBAÇÃO DE ALTERAÇÃO DA FORMA DE ESCRITURAÇÃO DOS LANÇAMENTOS NA PRESENTE MATRÍCULA**. Procede-se a esta averbação para esclarecer que a escrituração desta matrícula, a partir desta averbação, será feita sem a distinção dos campos "Imóvel", "Aquisições" e "Ônus", como era feito até então, de forma que os atos nela lançados seguirão apenas uma sequência de fichas.

O escrevente autorizado ________ (Rogerio Fernando Grazzi).

**AV. 10 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 286.465 de 20/10/2014)**

Americana, 24 de outubro de 2014.

De acordo com o registro feito sob nº **4.715**, em 24/10/2014, no Livro de Registro das Indisponibilidades, consta a indisponibilidade dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/1502-04, conforme protocolo nº 201410.0117.00039554-IA-840 da Central de Indisponibilidade publicada no domínio https://www.indisponibilidade.org.br, processo nº 00010669220115150064, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho – TRT – Tribunal Regional do Trabalho da 15ª Reg. – Itanhaem – Vara do Trabalho de Itanhaem-SP.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 11 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 289.563 de 16/01/2015)**

Americana, 20 de janeiro de 2015.

Da averbação nº 01, desta data, feita no registro nº 4.715 no Livro de Registro das Indisponibilidades, consta que pela Central de Indisponibilidades de Bens publicada no domínio https://www.indisponibilidade.org.br, protocolo 201501.1314.00046172-TA-980, datado de 16.01.2015, extraido dos autos do Processo nº 00010669220115150064, tendo como emissor da ordem o TST Tribunal Superior do Trabalho – TRT 15ª – Tribunal Regional do Trabalho da 15ª Reg. Itanhaém – Vara do Trabalho de Itanhaém, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.10**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/1502-04.

Escrevente Autorizado ________ (Clodoaldo Shmidt Tofaneli).

**AV. 12 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 304.003 de 07/04/2016)**

Americana, 13 de abril de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0001-56, conforme protocolo da indisponibilidade nº 201604.0713.00125674-IA-060, processo nº 00009944520154036123, tendo como emissor da ordem o TRF3 – Tribunal Regional Federal da Terceira Região Bragança Paulista – 1ª Vara Federal de Bragança Paulista-SP.

O Escrevente Autorizado ________ (Clodoaldo Shmidt Tofaneli)

Continua no verso

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

**MATRÍCULA Nº 67.954** FLS 03 VERSO

LIVRO 2 - REGISTRO GERAL

ESTADO DE SÃO PAULO

REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA

**AV. 13 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 304.670 de 29/04/2016)**

Americana, 05 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0125-96, conforme protocolo da indisponibilidade nº 201604.2908.00132440-IA-090, processo nº 84432013012090105, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Reg. Curitiba-PR – 12ª Vara do Trabalho de Curitiba-PR.

O escrevente autorizado ______ (Rogerio Fernando Grazzi)

**AV. 14 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 305.206 de 13/05/2016)**

Americana, 18 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https./www.indisponibilidade.org.br, protocolo 201605.1309.00137326-TA-150, datado de 13/05/2016, extraído dos autos do Processo nº 84432013012090105, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho - PR – Tribunal Regional do Trabalho da 9ª Região-PR – Curitiba-PR – 12ª Vara do Trabalho de Curitiba, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.13**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0125-96.

O escrevente autorizado ______ (Rogerio Fernando Grazzi)

**AV. 15 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 305.313 de 16/05/2016)**

Americana, 18 de maio de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https./www.indisponibilidade.org.br, protocolo 201605.1614.00138071-TA-630, datado de 16/05/2016, extraído dos autos do Processo nº 00009944520154036123, tendo como emissor da ordem o TRF3 – Tribunal Regional Federal da Terceira Região-SP – São Paulo – 1ª Vara Federal de Bragança Paulista, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.12**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0001-56.

O escrevente autorizado ______ (Rogerio Fernando Grazzi)

**AV. 16 / 67.954 / INDISPONIBILIDADE**
**(Prenotação nº 311.337 de 21/11/2016)**

Americana, 25 de novembro de 2016.

Da Central de Indisponibilidade de Bens publicada no domínio https://www.indisponibilidade.org.br, verifica-se a **INDISPONIBILIDADE** dos bens de **COMPANHIA BRASILEIRA DE DISTRIBUICAO**, CNPJ nº 47.508.411/0125-96, conforme protocolo da indisponibilidade nº 201611.1815.00212777-IA-860, processo nº 34589201265109004, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Região-PR – Curitiba-PR – 17ª Vara do Trabalho de Curitiba.

O escrevente autorizado ______ (Rogerio Fernando Grazzi)

continua na ficha nº04

Carlos Roberto Bueno
Oficial Delegado

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

LIVRO 2 - REGISTRO GERAL

REGISTRO DE IMÓVEIS
COMARCA DE AMERICANA
ESTADO DE SÃO PAULO

Código CNS: 11990-9
Carlos Roberto Buriti
Oficial Delegado

MATRÍCULA Nº 67.954

República Federativa do Brasil

**MATRÍCULA Nº 67.954**

Data 13 de janeiro de 2017 | FLS 04

Oficial

**AV. 17 / 67.954 / AVERBAÇÃO DE CANCELAMENTO DE INDISPONIBILIDADE**
**(Prenotação nº 312.946 de 10/01/2017)**

Americana, 13 de janeiro de 2017.

Central de Indisponibilidade de Bens publicada no domínio https.//www.indisponibilidade.org.br, protocolo 201701.1008.00226744-TA-730, datado de 10.01.2017, extraído dos autos do Processo nº 34589201265109004, tendo como emissor da ordem o TST – Tribunal Superior do Trabalho-PR – Tribunal Regional do Trabalho da 9ª Região Curitiba-PR – 17ª Vara do Trabalho de Curitiba, foi determinado o **cancelamento da indisponibilidade dos bens**, a que se refere a **Av.16**, em nome de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ nº 47.508.411/0125-96.

O escrevente autorizado ________ (Rogerio Fernando Grazzi)

**AV. 18 / 67.954**
**(Prenotação nº 320.719 de 31/08/2017)**

Americana, 14 de setembro de 2017.

**AVERBAÇÃO DE ARROLAMENTO DE BENS E DIREITOS.** Procede-se a esta averbação para constar que, conforme o parágrafo 5° do artigo 64 da Lei nº.9.532, de 10/12/1997, **o imóvel desta matricula**, foi arrolado pela **RECEITA FEDERAL DO BRASIL**, nos termos da Requisição nº 17.00.02.14.91, expedido em 11/08/2017 pelo Ministério da Fazenda/Secretaria da Receita Federal do Brasil/Delegacia da Receita Federal em São Paulo-SP, tendo como sujeito passivo **Companhia Brasileira de Distribuição, CNPJ nº 47.508.411/0001-56.**

A escrevente autorizada ________ (Heloisa Lana Giubbina).

CONSULTA NÃO VALE COMO CERTIDÃO - PARA SIMPLES CONSULTA

Visualização disponibilizada pela Central Registradores de Imóveis(www.registradores.org.br)-Visualizado em:21/03/2019 15:44:05

21/03/2019 Prefeitura Eletrônica - Emissão de Documentos

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**PREFEITURA MUNICIPAL DE AMERICANA**
**Secretaria de Planejamento**
**Unidade de Cadastro Técnico Municipal**
**Certidão Cadastral 2019**
**Requerente: COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO - CNPJ: 47.508.411/0001-56**

SPE - 21/03/2019 15:49 - Pág. 1

| Nº do Documento | Código Verificação | Data de Emissão | Data de Validade | Processo |
|---|---|---|---|---|
| 1000506955 | PJBF-ABT6 | 21/03/2019 | ---- | ---- |

## IDENTIFICAÇÃO DO IMÓVEL

| Contribuinte | Identificação |
|---|---|
| COMPANHIA BRASILEIRA DE DISTRIBUICAO | 24.0700.0010.0000 |
| Endereço<br>VIA LUIZ DE QUEIROZ 2365 Quadra:GLEBA<br>JARDIM RECANTO - Americana/SP - CEP: 13467-800 | Tipo Proprietário<br>03 - Compromissário Principal |
| Endereço de Correspondência<br>AV. BRIG LUIZ ANTONIO 3142<br>JD PAULISTA - São Paulo/SP - CEP: 01402-000 | |

## LOCALIZAÇÃO DO IMÓVEL

| Endereço | Tipo Proprietário |
|---|---|
| VIA LUIZ DE QUEIROZ 2365 Quadra:GLEBA - JARDIM RECANTO - Americana/SP - CEP: 13467-800 | 03 - Compromissário Principal |

| Largura da Rua | Largura Variável | Nº do prédio a ser construído |
|---|---|---|
| 50,00 | Não | ESTRADA AMERICANA-NOVA ODESSA, 2.365 |

## INFORMAÇÕES GERAIS SOBRE O IMÓVEL

| | | |
|---|---|---|
| Status: 00 - Normal | Data do Cadastro: 07/03/1979 | Condomínio: |
| Matrículas CRI: 67954 | | |

| ZONEAMENTO | Tipo de Via |
|---|---|
| ZAE2-Zona Atividade Economica 2 (P)<br>UAV-Unidade de Area Verde | Via Estrutural |

## CARACTERÍSTICAS DO IMÓVEL

| | |
|---|---|
| Área do Terreno: 104.848,50000000 | Tipo: 03 - territorial-predial |
| Área da Construção: 406,08000000 | Uso: 01 - residencial |
| Testada: 311,55000000 | Classificação: 02 - media |
| Fundos: 294,50000000 | Viela :01 - nao possui viela |
| Lado Direito: 304,70000000 | Lado Esquerdo: 386,92000000 |
| Área Planejamento: 10 - AP10 | Curva: 0,00000000 |

## HISTÓRICO DO IMÓVEL

CTM - CERT.AVERB.PROT. 036013/92,

CTM - 406,08M2:AREA CONSTR.RES.DO BIC DE 06.03.79.

CTM - ALT.MEDIDAS EM FUNCAO DO LEVANT.PLANIMETRICO LOCAL

CTM - ANEXO AO PROT.25056/90,EM 23.08.90.

CTM - CERT.AVERB.PROT.25056/90,20416/83,4718/85.

CTM - DESAPROPRIACAO,PROT.28850/85.

CTM - CERT.VISTORIA,PROT.22089/87.

CTM - ANOT.END.P/AVISOS E COMPR.CONF.PROT.4877/90.

DPFU - CERT. DE REINT./INST. PROT.20350/93

https://nfse.americana.sp.gov.br/base/doc.aspx?tributo=11&exercicio=2019&divida=0&tipo=235&documento=1000506955&verificacao=PJBFABT6&returnURL=

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# 2.ª Circunscrição de Registro de Imoveis

MATRÍCULA -1.319- FOLHA -1- LIVRO N. 2 - REGISTRO GERAL

COMARCA DE CAMPO GRANDE
ESTADO DE MATO GROSSO
imóvel

IMÓVEL: Lote de terreno situado na Fazenda Bandeira, nesta cidade, com 20,00 (vinte) metros de frente para a rua Constantino, - ao Norte; 20,00 (vinte) metros de frente para a rua Pajé, ao Sul 100,00 (cem) metros na divisa com terreno de propriedade de Laudelina Machado Lopes ou quem de direito, ao Nascente e 100,00 - (cem) metros defrente para a rua Alexandre Fleming, ao Poente e área total de 1.569,00 metros quadrados, dentro do seguinte caminhamento: partindo do marco I cravado na rua Alaexandre Fleming, seguindo no rumo 82º20'SE na rua Pajé (20,00 metros) até ao marco II; daí no rumo 46º00'NE, divisa com área de Laudelina Machado Lopes, ou quem de direito (100,00) metros até o marco III, - daí no rumo 82º20'NW (20,00 metros) frente para a Avenida Constantino até o marco nº IV, seguindo no rumo 46º00'SW (100,00 metros) na rua Alexandre Fleming, até o marco nº 1, fechando o perimetro. PROPRIETÁRIO: LAERTE FERNANDES BARRETO, brasileiro, casado com Auta Rojas Barreto, médico, residente à rua Conde Baependi, 39, aptº 202, Rio de Janeiro, RJ, portador do cic nº .... 001 066 233-20. TITULO AQUISITIVO: transcrito sob nº 6.042, livro 3-L, folhas 160, no Registro de Imóveis da 1ª Circunscrição desta Comarca. Campo Grande, 21 de julho de 1976. Oficial ______ (Gilka Martins).

GILKA MARTINS
OFICIAL

MICROFILMADO

AV. 04 - Campo Grande, 18 de março de 2008. O imóvel objeto desta matricula, passou a designar-se **LOTE 02**, situado em PARTE DA FAZENDA BANDEIRA - **BAIRRO BANDEIRANTES**, localiza-se com frente para a Rua Alexandre Fleming, lado impar, esquina com a Avenida Constantino, possui a área total de 2.757,48 metros quadrados e a seguinte descrição perimétrica: partindo do marco 01, cravado em comum com a Rua Alexandre Fleming e Avenida Constantino, segue com a distância de 35,00 metros e AZ

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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MATRÍCULA 1.319 | FÔLHA 1 VERSO

91°20'00" até o marco 02; daí segue com a distância de 99,96 metros e o AZ de 213°15'49" até o marco 03; daí segue com a distância de 45,00 metros e o AZ de 271°10'09" até o marco 04; daí segue com a distância de 100,03 metros e o AZ de 39°14'42" até o marco 01, o ponto inicial. CONFRONTAÇÕES: frente, do marco 04 ao 01, com a Rua Alexandre Fleming; fundos, do marco 02 ao 03, com o lote 01, matrícula nº 25.760, parte da Fazenda Bandeira; lado direito, do marco 01 ao 02, com a Avenida Constantino; e lado esquerdo, do marco 03 ao 04, com a Rua Pagé, nos termos da Lei nº 10.931/04 e de conformidade com Planta e Memorial Descritivos, elaborados pelo engenheiro cartógrafo, Antonio Eduardo Livramento, CREA 8.317/D-PR Vt: 3.043-MS, em 09.01.2008, Certidão nº 170/2008, expedida pela Municipalidade local em 03.03.2008, ART nº 1810000083170014112, datada de 09.01.2008, e Requerimento datado de 06.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Oficial

EM BRANCO
7 REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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## 2.ª Circunscrição de Registro de Imoveis

MATRÍCULA -1.319- | FÔLHA 1-A | LIVRO N. 2 - REGISTRO GERAL

COMARCA DE CAMPO GRANDE
ESTADO DE MATO GROSSO

R. 1/1.319 - Campo Grande, 21 de julho de 1976. TRANSMITENTE: - LAERTE FERNANDES BARRETO e sua mulher AUTA ROJAS BARRETO, brasileiros, casados, ele médido e ela professora, residentes à rua - Conde Bappendi, 39, aptº 202, Rio de Janeiro, RJ, portadores do-cic nº 001 066 233-20. ADQUIRENTE: AUTO PEÇAS CHACHA LIMITADA, - com sede nesta cidade, à rua Dom Aquino, 549, inscrita no cgc - sob nº 03 230 844/0001-17. TÍTULO: Escritura pública lavrada pelo 6º Tabelião desta cidade, às folhas 111 do livro nº 25, em .. 12.05.76. Imposto de transmissão guia nº 0149065. VALOR: Cr$ ... 70.000,00 (setenta mil cruzeiros). Oficial
(Gilka Martins).

MICROFILMADO

Av. 2/1.319 - Campo Grande, 03 de Julho de 1985. A Adquirente no registro nº 01, supra, sofreu cisão parcial de - seu capital social, passando o imóvel objeto desta matrícula a pertencer a MARIA BASMAGI CHACHA & FILHOS LTDA, com - sede nesta Capital, à Rua Dom Aquino, 1.483, inscrita no - cgc sob nº 00 206 318/0001-23, conforme certidão da JUCEMS do instrumento particular de alteração contratual nº 10 e de cisão parcial, datado de 25.10.83 e requerimento datado de 29.05.85, arquivados neste Cartório. Oficial
'Gilka Martins'

GILKA MARTINS
OFICIAL

AV. 03 - Campo Grande, 04 de abril de 2005. À vista de Requerimento da proprietária, datado de 11.02.2006, e Instrumento Particular de Primeira Alteração Contratual, datado de 31.03.95, registrado na JUCEMS sob nº 54.034.320, em 17.08.95, a adquirente na averbação nº 02, teve sua razão social alterada para **IRMÃOS CHACHA LTDA**. Emolumentos: R$ 25,74; Tabela J: R$ 9,90; FUNJECC: R$ 0,77. Oficial

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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MATRÍCULA 1.319 | FÔLHA 1-A VERSO

R. 06 - Prenotação nº 201314, de 13.05.2009. TRANSMITENTE: **IRMÃOS CHACHA LTDA**, já qualificada. ADQUIRENTE: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15, brasileira, solteira, empresária, residente e domiciliada nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; **JANETE CHACHA CHAE**, CI RG nº 47.989-SSP/MS, CPF nº 022.542.711-72, brasileira, viúva, empresária, residente e domiciliada nesta Capital, na Rua Sete de Setembro, nº 2.027, apto. 2.202, Bairro Aclimação, correspondente a 25% do imóvel; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20, brasileiro, divorciado, pecuarista, residente e domiciliado nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; e **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, brasileiro, casado, médico, residente e domiciliado nesta Capital, na Rua Marajó, nº 171, Vila Leda, correspondente a 25% do imóvel. Imposto de Transmissão: isento. TÍTULO: Distrato. FORMA DO TÍTULO: Instrumento Particular de Distrato Social, datado de 16.03.2009, registrado na JUCEMS sob nº 54247961, em 24.03.2009. VALOR: R$ 44.120,00 (quarenta e quatro mil, cento e vinte reais). Emolumentos: R$ 2.200,00; FUNJECC (10%): R$ 220,00; FUNJECC (3%): R$ 66,00; Selo de Autenticidade ADA 67144. Campo Grande, 14 de maio de 2009. Oficial

AV. 07 - Prenotação nº 224186, de 09.02.2011. O adquirente no registro nº 05, JORGE JOÃO CHACHA, é casado sob o regime da comunhão universal de bens, antes da Lei nº 6.515/77, com **NEUZA FIORDA CHACHA**, consoante Certidão

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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## 2ª Circunscrição de Registro de Imóveis

**LIVRO Nº 2 - REGISTRO GERAL**

| MATRÍCULA | FOLHA |
| --- | --- |
| 1.319 | 2-A |

Campo Grande-MS, ____/____/____

COMARCA DE CAMPO GRANDE ESTADO DE MATO GROSSO DO SUL - RUA XV DE NOVEMBRO, 960 - FONE/FAX: (67) 3384-1404 - CAMPO GRANDE - MS

Continuação da folha 1-A, verso. de Casamento extraída da Matrícula nº 117549 01 55 1975 2 00106 105 0030206-67, em 26.01.2011, pelo Oficial do Registro Civil das Pessoas Naturais e Tabelião de Notas do 29º Subdistrito Santo Amaro da Comarca de São Paulo, SP, e requerimento contido em Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. Emolumentos: R$ 17,00; FUNJECC (10%): R$ 1,70; FUNJECC (3%): R$ 0,51; Selo de Autenticidade AAE 05175-783. Campo Grande, 10 de fevereiro de 2011. Oficial

R. 08 - Prenotação nº 224186, de 09.02.2011. TRANSMITENTES: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15; **JANETE CHACHA CESE**, CI RG nº 47.989-SSP/MT, CPF nº 022.542.711-72; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20; **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, e sua mulher **NEUZA FIORDA CHACHA**, CI RG nº 4.607.399-SSP/SP, CPF nº 365.452.281-53, já qualificados. ADQUIRENTE: **COMPANHIA BRASILEIRA DE DISTRIBUIÇAO**, inscrita no CNPJ sob nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio, nº 3.142. Imposto de Transmissão DAM nº 701580/010-98. TÍTULO: Compra e Venda. FORMA DO TÍTULO: Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. VALOR: R$ 570.000,00 (quinhentos e setenta mil reais). Emolumentos: R$ 2.481,00; FUNJECC (10%): R$ 248,10; FUNJECC (3%): R$ 74,43; Selo de Autenticidade AAE 05176-030. Campo Grande, 10 de fevereiro de 2011. Oficial

Continuação no verso

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

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# 2ª Circunscrição de Registro de Imóveis

MATRÍCULA: 1.319 | FOLHA: 1-B

**LIVRO Nº 2 - REGISTRO GERAL**

Campo Grande-MS, ___/___/___

AV. 05 - Campo Grande, 06 de maio de 2008. Procede-se a esta averbação, para constar a existência da Ação de Demarcação, extraída dos autos nº 001.08.010002-4, na qual figura como requerente OSMUNDINA PIERROT DE QUEIROZ e requerido IRMÃOS CHACHA LTDA, em cumprimento à determinação judicial contida no Ofício nº 392/2008, subscrito pelo Diretor de Cartório da 6ª Vara Cível desta Comarca, Edson Caires Simões, em 26.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Selo de Autenticidade ACT 93837. Oficial

REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

CERTIDÃO

Certifico que a presente é copia fiel da, matricula N.: M001.319 Selo Digital: AHF4321A - 981
Composta de : 04 folhas
Campo Grande

| 2ª CRI | | |
|---|---|---|
| | Certidão | R$ 23,00 |
| | FUNJECC | R$ 2,30 |
| | ISSQN | R$ 1,15 |

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

COMARCA DE CAMPO GRANDE ESTADO DE MATO GROSSO DO SUL - RUA XV DE NOVEMBRO, 940 - FONE/FAX (67) 3384-1454 - CAMPO GRANDE - MS

Continuação no verso

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

## 2.ª Circunscrição de Registro de Imóveis

MATRÍCULA -25.760- | FOLHA -1- | LIVRO Nº 2 - REGISTRO GERAL

COMARCA DE CAMPO GRANDE – ESTADO DE MATO GROSSO DO SUL – IMÓVEL

IMOVEL: Lote de terreno situado no lugar denominado BANDEIRA, nesta Capital, com 7.061,35 metros quadrados, assim - descrito: o MP-I, está cravado no cruzamento das Avenidas-Constantino e Bandeirantes; o MP-II, está cravado a 90,00-metros do MP-I, ao rumo NW 83930', comum com terras de Laudelina Machado Lopes; o MP-III, está cravado a 100,00 metros do MP-II, ao rumo SW 44950', comum com terras de Laudelina Machado Lopes; o MP IV, está cravado a 90,00 metros do MP-III, ao rumo de SE 83930' e a 100,00 metros do MP-I, ao rumo NE 44950', confrontando-se: ao Norte, com a Avenida Constantino, Sul, com uma rua Projetada; Leste, com a - Avenida Bandeirantes e Oeste, com terras de Laudelina Machado Lopes, onde se acha edificado um prédio comercial - composto de salão de exposição, salão para escritório, almoxarifado, salão para oficina, copa e três sanitários, - com área construída de 1.788,23 metros quadrados, situado-à Avenida Bandeirantes, 3.270. PROPRIETÁRIA: MARIA BASMAGI CHACHA & FILHOS LTDA, com sede nesta Capital, à Rua Dom - Aquino, 1.483, inscrita no cgc sob nº00 206 318/0001-23. - TÍTULO AQUISITIVO: transcrito sob nº 10.469, livro 3-B, - neste Registro. Campo Grande, 03 de Julho de 1985. Oficial 'Gilka Martins'

Av. 1/25.760 - Campo Grande, 03 de Julho de 1985. Matrícula efetuada a vista de requerimento datado de 28.05.85, arquivado neste Cartório. Oficial 'Gilka Martins'

AV. 02 - Campo Grande, 04 de abril de 2005. À vista de Requerimento da proprietária, datado de 11.02.2006, e Instrumento Particular de Primeira Alteração Contratual, datado de 31.03.95, registrado na JUCEMS sob nº

GILKA MARTINS

EM BRANCO
7º REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

MATRÍCULA 25.760 | FOLHA 01 VERSO

IMÓVEL

54.034.320, em 17.08.95, a proprietária do imóvel objeto desta matrícula, teve sua razão social alterada para **IRMÃOS CHACHA LTDA**. Emolumentos: R$ 25,74; Tabela J: R$ 9,90; FUNJECC: R$ 0,77. Oficial

AV. 03 - Campo Grande, 18 de março de 2008. O imóvel objeto desta matrícula, passou a designar-se **LOTE 01**, situado em PARTE DA FAZENDA BANDEIRA - **BAIRRO BANDEIRANTES**, localiza-se com frente para a Avenida Bandeirantes, lado par, esquina com a Avenida Constantino, possui a área total de 9.130,28 metros quadrados e a seguinte descrição perimétrica: partindo do marco 01, cravado em comum com a Avenida Constantino e Avenida Bandeirantes, segue com a distância de 99,88 metros e AZ 219°31'57" até o marco 02; daí segue com a distância de 116,06 metros e o AZ de 271°10'09" até o marco 03; daí segue com a distância de 99,96 metros e o AZ de 39°16'49" até o marco 04; daí segue com a distância de 116,36 metros e o AZ de 91°20'00" até o marco 01, o ponto inicial. <u>CONFRONTAÇÕES</u>: frente, do marco 01 ao 02, com a Avenida Bandeirantes; fundos, do marco 03 ao 04, com o lote 02, matrícula nº 1.319, parte da Fazenda Bandeira; lado direito, do marco 02 ao 03, com a Rua Pagé; e lado esquerdo, do marco 04 ao 01, com a Avenida Constantino, nos termos da Lei nº 10.931/04 e de conformidade com Planta e Memorial Descritivos, elaborados pelo engenheiro cartógrafo, Antonio Eduardo Livramento, CREA 8.317/D-PR VT: 3.043-MS, em 09.01.2008, Certidão nº 119/2008, expedida pela Municipalidade local em 03.03.2008, ART nº 18100(0008317)0014112, datada de 09.01.2008, e Requerimento datado de 06.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Oficial

Cont. na Fls.

EM BRANCO
7º REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
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## 2ª Circunscrição de Registro de Imóveis

MATRÍCULA 25.760 | FOLHA 1-A

**LIVRO Nº 2 - REGISTRO GERAL**

Campo Grande-MS, ___/___/___

R. 05 - Prenotação nº 201314, de 13.05.2009. TRANSMITENTE: **IRMÃOS CHACHA LTDA**, já qualificada. ADQUIRENTE: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15, brasileira, solteira, empresária, residente e domiciliada nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; **JANETE CHACHA CESE**, CI RG nº 47.989-SSP/MT, CPF nº 022.542.711-72, brasileira, viúva, empresária, residente e domiciliada nesta Capital, na Rua Sete de Setembro, nº 2.027, apto. 2.202, Bairro Aclimação, correspondente a 25% do imóvel; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20, brasileiro, divorciado, pecuarista, residente e domiciliado nesta Capital, na Rua Frederico Korndorfer, nº 91, Jardim dos Estados, correspondente a 25% do imóvel; e **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, brasileiro, casado, médico, residente e domiciliado nesta Capital, na Rua Marajó, nº 171, Vila Leda, correspondente a 25% do imóvel. Imposto de Transmissão: isento. TÍTULO: Distrato. FORMA DO TÍTULO: Instrumento Particular de Distrato Social, datado de 16.03.2009, registrado na JUCEMS sob nº 54247961, em 24.03.2009. VALOR: R$ 44.120,00 (quarenta e quatro mil, cento e vinte reais). Emolumentos: R$ 1.600,00; FUNJECC (10%): R$ 160,00; FUNJECC (3%): R$ 48,00; Selo de Autenticidade ADA 47185. Campo Grande, 14 de maio de 2009. Oficial

AV. 06 - Prenotação nº 224186, de 09.02.2011. O adquirente no registro nº 04, JORGE JOÃO CHACHA, é casado sob o regime da comunhão universal de bens, antes da Lei nº 6.515/77, com **NEUZA FIORDA CHACHA**, consoante Certidão

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

**São Paulo - SP**
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

**Rio de Janeiro - RJ**
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
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MATRÍCULA 25.760 | FOLHA 1-A

de Casamento extraída da Matrícula nº 117549 01 55 1975 2 00106 105 0030206-67, em 26.01.2011, pelo Oficial do Registro Civil das Pessoas Naturais e Tabelião de Notas do 29º Subdistrito Santo Amaro da Comarca de São Paulo, SP, e requerimento contido em Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. Emolumentos: R$ 17,00; FUNJECC (10%): R$ 1,70; FUNJECC (3%): R$ 0,51; Selo de Autenticidade AAE 05177-450. Campo Grande, 10 de fevereiro de 2011. Oficial

R. 07 - Prenotação nº 224186, de 09.02.2011. TRANSMITENTES: **IZAURA CHACHA**, CI RG nº 092513-SSP/MS, CPF nº 022.542.471-15; **JANETE CHACHA CESE**, CI RG nº 47.989-SSP/MT, CPF nº 022.542.711-72; **LUIZ JOÃO CHACHA**, CI RG nº 728.196-SSP/MS, CPF nº 007.530.411-20; **JORGE JOÃO CHACHA**, CI RG nº 3.573.872-SSP/SP, CPF nº 073.551.901-30, e sua mulher **NEUZA FIORDA CHACHA**, CI RG nº 4.607.399-SSP/SP, CPF nº 365.452.281-53, já qualificados. ADQUIRENTE: **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, inscrita no CNPJ sob nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio, nº 3.142. Imposto de Transmissão DAM nº 701579/010-9. TÍTULO: Compra e Venda. FORMA DO TÍTULO: Escritura Pública lavrada nas notas do 22º Serviço Notarial de São Paulo, SP, livro 3.989, folhas 145, em 29.11.2010. VALOR: R$ 1.880.000,00 (um milhão, oitocentos e oitenta mil reais). Emolumentos: R$ 2.481,00; FUNJECC (10%): R$ 248,10; FUNJECC (3%): R$ 74,43; Selo de Autenticidade AAE 05179-145. Campo Grande, 10 de fevereiro de 2011. Oficial

EM BRANCO
7 REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

amaral d'avila
engenharia de avaliações

# 2ª Circunscrição de Registro de Imóveis

**LIVRO Nº 2 - REGISTRO GERAL**

MATRÍCULA: 25.760 | FICHA: 1-B

Campo Grande-MS, ___/___/___

AV. 04 - Campo Grande, 06 de maio de 2008. Procede-se à esta averbação, para constar a existência da Ação de Demarcação, extraída dos autos nº 001.08.010002-4, na qual figura como requerente OSMUNDINA PIERROT DE QUEIROZ e requerido IRMÃOS CHACHA LTDA, em cumprimento à determinação judicial contida no Ofício nº 392/2008, subscrito pelo Diretor de Cartório da 6ª Vara Cível desta Comarca, Edson Chaves Simões, em 26.03.2008. Emolumentos: R$ 30,00; FUNJECC: R$ 3,90. Selo de Autenticidade ACT 93837. Oficial

| | |
|---|---|
| Certidão | R$ 23,00 |
| FUNJECC | R$ 2,30 |
| ISSQN | R$ 1,15 |

CERTIDÃO

Certifico que a presente é cópia fiel da matrícula N.: [illegible] Selo Digital: [illegible] - 290
Composta de [illegible] folhas.
Campo Grande - MS, [illegible]/02/2011

EM BRANCO
REGISTRO DE IMÓVEIS 2ª CIRCUNSCRIÇÃO

São Paulo - SP
Av. Paulista, 1.159 - 7º Andar - Conjunto. 713 - Jardim Paulista
CEP: 01311-921 - PABX/FAX: (11) 5904- 7572
contato@amaraldavila.com.br

Rio de Janeiro - RJ
Av. Presidente Wilson, 231 - 9º Andar - Centro
CEP: 20031-021 - TEL: (21) 4560- 3000
contato@amaraldavila.com.br

EXHIBIT 6
COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Description of the real estate property located at Av. Tancredo Neves

DESCRIPTION OF PROPERTIES TO BE DELIVERED FOR CAPITAL CONTRIBUTION

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

PLINIO ANTONIO CHAGAS, Bacharel em Direito, **Décimo Primeiro Oficial de Registro de Imóveis da Comarca da Capital do Estado de São Paulo,** República Federativa do Brasil, **C E R T I F I C A,** a pedido do(a,s) interessado(a,s), que, revendo o Livro 2 (dois) de Registro Geral do Serviço de Registro de Imóveis a seu cargo, dele consta a **matrícula** do teor seguinte:

**LIVRO Nº 2 - REGISTRO GERAL**

**11º CARTÓRIO DO REGISTRO DE IMÓVEIS**
**de São Paulo**

| matrícula | ficha | |
|---|---|---|
| 338.378 | 01 | São Paulo, **02 de dezembro de 2005.** |

**IMÓVEL:- *TERRENO* situado na Avenida Engenheiro Eusébio Stevaux e Rua Galeno de Castro, constituído pelo lote "B" (resultante do desdobro dos lotes 01 a 05 e 29 a 33 da quadra nº 20), do loteamento denominado Centro Industrial e Residencial Jurubatuba, no *29º Subdistrito - Santo Amaro*, com a área total de 1.451,58m², medindo 20,00m de frente para a Avenida Engenheiro Eusébio Stevaux, 73,10m da frente aos fundos do lado direito de quem da referida avenida o olha, confrontando com o lote "A", 73,10m da frente aos fundos do lado esquerdo, confrontando com o prédio nº 1.244 da Avenida Engenheiro Eusébio Stevaux, e 20,00m nos fundos para a Rua Galeno de Castro.-**
**CONTRIBUINTE:- 088.156.0002-7, em área maior.**

**PROPRIETÁRIAS:- *J. DUARTE EMPREENDIMENTOS LTDA.*, CNPJ/MF nº 46.348.603/0001-80, com sede nesta Capital, na Rua das Baiadeiras, nº 406, Sala 01, na proporção de 43%; e *CORPUS COSMÉTICOS INDÚSTRIA E COMÉRCIO LTDA.*, CNPJ/MF nº 53.703.898/0001-20, com sede nesta Capital, na Rua das Baiadeiras, nº 406, na proporção de 57%.**

**REGISTRO ANTERIOR:- Registro nº 9, feito em 15/06/2000, na matrícula nº 274.768, deste Serviço Registral.**

**Tarsis Calemi Emmerick**
**Escrevente Substituto**

**R.1/338.378:- Por escritura de divisão de 09 de novembro de 2005, do 5º Tabelião de Notas desta Capital, livro 2.621, páginas 051/056, o imóvel ficou pertencendo exclusivamente a *J. DUARTE EMPREENDIMENTOS LTDA.*, CNPJ/MF nº 46.348.603/0001-80, com sede nesta Capital, na Avenida Eusébio Stevaux, nº 1.180, Sala 01, Jurubatuba, Santo Amaro, pelo valor estimativo de R$193.500,00.- Data da matrícula.**

**Tarsis Calemi Emmerick**
**Escrevente Substituto**

**R.2/338.378:- Por escritura de 30 de agosto de 2006, do 10º Tabelião de Notas desta - Capital, livro 2038 folhas 101, J. DUARTE EMPREENDIMENTOS LTDA, inscrita no CNPJ/MF sob o nº 46.348.603/0001-80, já qualificada, hipotecou o imóvel ao BANCO ABN AMRO REAL S/A, inscrito no CNPJ/MF sob o nº 33.066.408/0001-15, com sede nesta Capital, na Avenida Paulista, nº 1.374, para garantia do contrato de empréstimo/financiamento nº 57854251.5 celebrado em**

**- Continua no verso -**

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd
Verificador: Grasiela Gomes Cardoso Oliveira
Integram a circunscrição imobiliária de competência deste Serviço de Registro de Imóveis o 29º Subdistrito - SANTO AMARO e 32º Subdistrito - CAPELA DO SOCORRO, desde 07 de outubro de 1939; - e o Distrito de PARELHEIROS, desde 15 de maio de 1944.
Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D
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Registradores Central Registradores de Imóveis

01887813
Pág: 00001 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd

Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D

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matrícula: 338.378 | ficha: 01 verso

30/08/2006, pelo qual o credor concedeu a devedora um empréstimo no valor de R$ 700.000,00, destinado ao reforço do capital de giro dela devedora, para ser pago ao credor , no prazo de 24 meses, através de 24 parcelas mensais e sucessivas no valor principal de R$ 31.123,54, nas quais já se encontra incluída a taxa de juros de 0,526% ao mês, mais a taxa de variação do CDI, pagável em qualquer agência do credor, no dia 30 de cada mês, ocorrendo o vencimento da primeira prestação no dia 30 de setembro de 2006, e as demais sucessivamente, no mesmo dia dos meses subseqüentes, na forma do título: Valor de Avaliação R$ 930.000,00.
Data:- 20 de setembro de 2006.

Roberto Batista da Costa
Escrevente Substituto

Av.3/338.378:- Por instrumento particular de 11 de janeiro de 2007, procede-se o cancelamento do R.2 de hipoteca, por autorização do credor BANCO ABN AMRO REAL S/A.
Data: 16 de fevereiro de 2007.

Roberto Batista da Costa
Escrevente Substituto

R.4/338.378:- Por escritura de 11 de janeiro de 2007, do 10º Tabelião de Notas desta Capital, livro 2.056, fls. 033, J. DUARTE EMPREENDIMENTOS LTDA, já qualificada, hipotecou o imóvel ao BANCO ABN AMRO REAL S/A, CNPJ. 33.066.408/0001-15, com sede nesta Capital, à Avenida Paulista, nº 1.374, para garantia assumida através de um Contrato de Empréstimo/Financiamento nº 60/0786644, celebrado em 11/01/2007, onde o credor concedeu à devedora um empréstimo no valor de R$ 1.090.000,00, destinado ao reforço do capital de giro dela devedora, para ser pago pela devedora ao credor no prazo de 36 meses, através de 36 parcelas mensais e sucessivas no valor principal de R$ 32.033,90, nas quais já se encontra incluída a taxa de juros de 0,301% ao mês, mais a taxa de variação do CDI, pagável em qualquer agência do credor, no dia 24 de cada mês, ocorrendo o vencimento da primeira delas no dia 24/02/2007 e as demais sucessivamente, no mesmo dia dos meses subseqüentes, na forma do título. Valor de avaliação do imóvel: R$ 1.200.000,00.
Data: 16 de fevereiro de 2007.

Roberto Batista da Costa
Escrevente Substituto

- Continua na ficha 02 -

Pág: 00002 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

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Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D

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www.registradores.org.br
Registradores
Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

11º CARTÓRIO DO REGISTRO DE IMÓVEIS
de São Paulo

matrícula: 338.378 — ficha: 02

Continuação

**Av.5/338.378:- Por escritura de 10 de março de 2009, do 10º Tabelião de Notas desta Capital, livro nº 2150 – páginas 391, de um lado J. DUARTE EMPREENDIMENTOS LTDA., já qualificada, na qualidade de devedora; e de outro lado, BANCO ABN AMRO REAL S/A, também já qualificado, na qualidade de credor, ADITARAM a escritura de pública que deu origem ao registro nº 4, desta matrícula, para constar que o contrato de Empréstimo/ Financiamento nº 60/0786644, foi objeto de consolidação e reescalonamento, sem ânimo de novar, tendo em consta a impossibilidade da devedora liquidar na forma originalmente convencionada, as partes contratantes, celebraram em 27/02/2009, o instrumento particular de aditamento ao contrato de empréstimo, através do qual ficou consolidada a dívida da devedora no montante de R$592.024,42, a ser pago no prazo de 24 meses, nestes incluído a carência de 04 meses, mediante o pagamento de 20 parcelas nos seguintes valores: 24/07/2009 R$24.049,86; 24/08/2009 R$31.219,21; 24/09/2009 R$31.065,09; 24/10/2009 R$30.916,67; 24/11/2009 R$30.764,04; 24/12/2009 R$30.617,06; 24/01/2010 R$30.465,91; 24/02/2010 R$30.315,51; 24/03/2010 R$30.180,31; 24/04/2010 R$30.031,32; 24/05/2010 R$29.887,84; 24/06/2010 R$29.740,29; 24/07/2010 R$29.598,20; 24/08/2010 R$29.452,08; 24/09/2010 R$29.306,69; 24/10/2010 R$29.166,67; 24/11/2010 R$29.022,68; 24/12/2010 R$28.884,02; 24/01/2011 R$28.741,43; 24/02/2011 R$28.599,54, nas quais já se encontra incluída a taxa de juros de 6,000% ao ano, será incluída nas parcelas a taxa de variação do CDI, pagável em qualquer agência do credor, ocorrendo o vencimento da primeira delas no dia 24/07/2009 e as demais sucessivamente, no mesmo dia dos meses subsequentes, vencendo-se a última em 24 de fevereiro de 2011, sendo que o empréstimo deverá ser resgatado pela devedora e/ou hipotecante, na forma e condições referidas na presente escritura, ficando ratificada em todos os seus demais termos e dizeres.-**
**Data:- 26 de março de 2009.**

VICENTE DE AQUINO CALEMI
Oficial Substituto

**AV.6/338.378:- CANCELAMENTO DE HIPOTECA**

**Pelo instrumento particular de 03 de janeiro de 2011, o BANCO ABN AMRO REAL S/A deu quitação à devedora e autorizou a presente averbação para constar o cancelamento do registro nº 4 de hipoteca e averbação nº 5 de aditamento.**

**Data:- 24 de janeiro de 2011.**

- Continua no verso -

Rogê Ferraz de Campos
Escrevente Autorizado

Pág: 00003 / 00010

11RI 01887813
0001

Etiqueta Arisp
S20100084903D#01-15*00*

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash 859bd39a-1699-4cee-bc02-7d4bc17d24cd

Certidão emitida pelo SREI
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Central Registradores de Imóveis

Esse documento foi assinado digitalmente por GRASIELA GOMES CARDOSO OLIVEIRA - 16/10/2020 09:21 PROTOCOLO: S20100084903D

matrícula **338.378** | ficha **02** verso

**Av.7/338.378:- CONTRIBUINTE**
**Pela escritura lavrada em 31 de março de 2011, pelo 22º Tabelião de Notas desta Capital, livro 4.017, página 293, foi autorizada a presente averbação a fim de constar que o imóvel é atualmente cadastrado pelo contribuinte 088.156.0011-6, conforme prova a certidão de dados cadastrais do Imóvel expedida em 28/04/2011, através do site da Prefeitura do Município de São Paulo.**
**Data:- 29 de abril de 2011.**

Rogê Ferraz de Campos
Escrevente Autorizado

---

**R.8/338.378:- VENDA E COMPRA**
**Pela escritura lavrada em 31 de março de 2011, pelo 22º Tabelião de Notas desta Capital, livro 4.017, página 293, J. DUARTE EMPREENDIMENTOS LTDA, já qualificada, vendeu o imóvel a COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, inscrita no CNPJ/MF sob o nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio, nº 3.142, pelo preço de R$3.200.000,00, em cumprimento ao instrumento particular de compromisso de venda e compra de 09/12/2010, não registrado.**
**Data:- 29 de abril de 2011.**

Rogê Ferraz de Campos
Escrevente Autorizado

---

**Av.9/338.378:- INDISPONIBILIDADE (Prenotação 1.094.199 - 23/10/2014)**
**Procede-se a presente averbação para ficar constando que, por decisão proferida pelo Vara do Trabalho da Comnarca de Itanhaém - Estado de São Paulo - Tribunal Regional do Trabalho da 15ª. Região, nos autos do Processo n. 00010669220115150064, conforme Protocolo da Central de Indisponibilidade de Bens n. 201410.0117.00039554-IA-840, foi decretada a INDISPONIBILIDADE DOS BENS E DIREITOS de COMPANHIA BRASILEIRA DE DISTRIBUICAO, CNPJ/MF nº 47.508.411/1502-04.**
**Data: 28 de outubro de 2014**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889 - 27/10/2014*
*Hash: 50CCA3CA2B25B113EF8E3C0D37B37CDD*
*(Matricula em Serviços Online - www.11ri.com.br)*

---

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LIVRO Nº 2 - REGISTRO GERAL

## 11º REGISTRO DE IMÓVEIS DE SÃO PAULO

CNS Nº 11.117-9

matrícula: 338.378 | ficha: 03 | Continuação

**Av.10/338.378 – CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação 1.146.299 - 13/04/2016)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da Vara do Trabalho da Comarca de Itanhaém – Tribunal Regional do Trabalho da Décima Quinta Região, Estado de São Paulo – Processo n. 00010669220115150064, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 201501.1314.00046172-TA-980, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/1502-04, averbada sob o nº. 9.**
**Data: 18 de abril de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: B20C0CC0FB55471274D80FABF9624E88*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.11/338.378 – INDISPONIBILIDADE DE BENS (Prenotação 1.146.433 - 14/04//2016)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 1ª Vara Federal da Comarca de Bragança Paulista – Tribunal Regional Federal da Terceira Região – Estado de São Paulo – Processo n. 00009944520154036123, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 201604.0713.00125674-IA-060, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56.**
**Data: 18 de abril de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: 2BE17ED5A2A58BEAFF73486FA8787099*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.12/338.378 - CANCELAMENTO DE INDISPONIBILIDADE DE BENS ( Prenotação nº. 1.149.845 – 18/05/2016.**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 1ª Vara Federal da Comarca de Bragança Paulista – Tribunal Regional Federal da Terceira Região – Estado de São Paulo – Processo nº. 00009944520154036123, conforme protocolo da Central Nacional de Indisponibilidade nº. 201605.1614.00138071-TA-630, foi determinado o **Cancelamento Da Indisponibilidade de Bens e Direitos de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56, averbada sob o nº. 11.**
**Data: 20 de maio de 2016.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ANDRESSA CAMILA DOS SANTOS SILVA:39239615881*
*Hash: 566CAFE60E4AE127B8ED9F06FE4392D6*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**- Continua no verso -**

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matrícula 338.378 | ficha 03 verso

Av.13/338.378: **ARROLAMENTO DE BENS** (Prenotação nº 1.197.215 - 29/08/2017) Pelo requerimento de 11 de agosto de 2017, da Secretaria da Receita Federal do Brasil - Ministério da Fazenda, foi determinada a presente averbação, nos termos do parágrafo 5º do artigo nº 64 e 64-A da Lei 9.532, de 10 de dezembro de 1997, relativamente ao processo de arrolamento de bens - requisição nº 17.00.02.14.69, para constar que o imóvel desta matrícula, **juntamente com outros**, **passou a integrar o termo de arrolamento de bens e direitos do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, CNPJ/MF nº 47.508.411/0988-81; sendo certo ainda, que na ocorrência de alienação, transferência ou oneração de qualquer dos bens ou direitos relacionados, deverá ser comunicada, via ofício, a unidade da Secretaria da Receita Federal do Brasil, no prazo de 48 (quarenta e oito) horas. O descumprimento dessa obrigação implicará a imposição da penalidade prevista no artigo 9º do Decreto-lei nº 2.303, de 21/11/1986, observada a conversão a que se refere o inciso I do artigo 3º da Lei nº 8.383 de 30/12/1991, e o artigo 30 da Lei nº 9.249, de 26/12/1995, independentemente de outras comunicações legais, inclusive em decorrência de dano ao Erário que vier a ser causado pela omissão ou inexatidão da comunicação.
**Data: 31 de agosto de 2017.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*ELDER HAGA:16754715847*
*Hash: 0BB25DE8FB676ABFAB9195861A2D0409*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**Av.14/338.378: INDISPONIBILIDADE DE BENS (Prenotação 1.273.087-25/07/2019)** Procede-se a presente para ficar constando que por decisão proferida pelo Juízo da 4ª. Vara do Trabalho da Comarca de Goiânia – Tribunal Superior do Trabalho - Tribunal Regional do Trabalho da Décima Oitava Região - Estado de Goiânia – Processo nº. 00104322120155180004, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 201907.1813.00872105-IA-380, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº. 47.508.411/0001-56.**
**Data: 30 de julho de 2019.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 49D194614D61785A7DAAA54D75C33C55*
*(Matrícula em Serviços Online - www.11ri.com.br)*

**- Continua na ficha 04 -**

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Etiqueta Arisp
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LIVRO Nº 2 - REGISTRO GERAL

# 11º REGISTRO DE IMÓVEIS DE SÃO PAULO

CNS Nº 11.117-9

matrícula 338.378 | ficha 04 | Continuação

**Av.15/338.378:** **CANCELAMENTO DE ARROLAMENTO DE BENS** **(Prenotação nº 1.293.430 - 09/01/2020)**
Pelo requerimento de 03 de janeiro de 2020, e com base no disposto nos artigos 64 e 64-A da Lei 9.532, de 10/12/1997, foi solicitada a presente averbação para constar o **cancelamento** da averbação nº 13 de arrolamento de bens
**Data: 10 de janeiro de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*TARSIS CALEMI EMMERICK:04252709806*
*Hash: 22FE8C28E787A0DD6619502ABD84A421*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.16/338.378:CANCELAMENTO DE INDISPONIBILIDADE DE BENS(Prenotação 1.299.684– 04/03/2020)**
Procede-se a presente para ficar constando que por decisão proferida pelo Juízo da 4ª. Vara do Trabalho da Comarca de Goiânia - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Décima Oitava Região – Estado de Goiás - Processo nº.: 00104322120155180004, conforme Protocolo da Central Nacional de Indisponibilidade de Bens nº. 201909.2510.00942551-TA-560, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56, averbada sob o nº. 14.**
**Data: 31 de março de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 4EC08A24889142527A6C2FCBBD028A08*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.17/338.378: INDISPONIBILIDADE DE BENS-(Prenotação 1.306.003- 29/05/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 14º. Vara do Trabalho da Comarca de Fortaleza - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Sétima Região – Estado do Ceará - Processo nº. 00014529020175070014, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202005.2115.01154865-IA-809, foi decretado a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**
**Data: 09 de junho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 72906AD77D6B10DF39F99A263A3B680E*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**- Continua no verso -**

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matrícula 338.378 | ficha 04 verso

**Av.18/338.378: INDISPONIBILIDADE DE BENS (Prenotação 1.307.363 – 16/06/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo Auxiliar de Conciliação em Execução da Comarca de São Paulo – Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Segunda Região – Estado de São Paulo – Processo nº. 10012475120165020068, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202006.0500.01171233-IA-740, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**
**Data: 24 de junho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*VICENTE DE AQUINO CALEMI:89290151820*
*Hash: 364049CB7B52077E4A720877A4C9E580*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.19/338.378: CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação nº. 1.311.152 – 22/07/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 14ª. Vara do Trabalho da Comarca de Fortaleza - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Sétima Região – Estado do Ceará - Processo nº.: 00014529020175070014, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 202006.0419-01170977-PA-730, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56,** averbada sob o nº. 17.
**Data: 28 de julho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 802F3327B44D3DBE696F4008A40F4005*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av.20/338.378: CANCELAMENTO DE INDISPONIBILIDADE DE BENS (Prenotação nº. 1.311.153 – 22/07/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo Auxiliar de Conciliação em Execução da Comarca de São Paulo - Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Segunda Região – Estado de São Paulo - Processo nº.: 10012475120165020068, conforme Protocolo de Cancelamento da Central Nacional de Indisponibilidade de Bens n. 202006.0915-01175951-TA-209, foi decretado o **CANCELAMENTO DA INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF 47.508.411/0001-56,**

**- Continua na ficha 05 -**

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LIVRO Nº 2 - REGISTRO GERAL

# 11º REGISTRO DE IMÓVEIS DE SÃO PAULO

CNS Nº 11.117-9

matrícula 338.378 | ficha 05 | Continuação

averbada sob o nº. 18.
**Data: 28 de julho de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: 270EE29057C729A6153DDD55F9A5C82F*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

**Av:21/338.378: INDISPONIBILIDADE DE BENS (Prenotação nº. 1.317.812 – 10/09/2020)**
Procede-se a presente para ficar constando que, por decisão proferida pelo Juízo da 6º Vara do Trabalho da Comarca de Maceió – Tribunal Superior do Trabalho – Tribunal Regional do Trabalho da Decima Nova Região – Processo nº. 00009172120185190006, conforme Protocolo da Central Nacional de Indisponibilidade de Bens n. 202009.0409.01209972-IA-910, foi decretada a **INDISPONIBILIDADE DOS BENS E DIREITOS** de **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ/MF nº 47.508.411/0001-56.**
**Data: 17 de setembro de 2020.**

*Este ato foi verificado, conferido e assinado digitalmente por*
*SANDRA APARECIDA DOS SANTOS:14654532889*
*Hash: E59BC2FCF6C8D64E9FB3243630E263EF*
*(Matrícula em Serviços Online - www.11ri.com.br)*

---

*ENCERRAMENTO DESTA CERTIDÃO NO VERSO* ⇨

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11RI 01887813
0001

**Etiqueta Arisp**
**S20100084903D#01-15*00***

*CERTIFICO, para fins de autenticação, conforme faculta o parágrafo 1° do artigo 19 da Lei n° 6.015, de 31.12.1973, que foi extraída por meio reprográfico a presente CERTIDÃO COMPLETA E ATUALIZADA DO REGISTRO, retratando fielmente o que se contém no original da matrícula, refletindo a situação jurídica da propriedade, abrangendo alienações e ônus reais, bem como citações em ações reais ou pessoais reipersecutórias, enfim todos os atos relativos ao imóvel e direitos sobre ele constituídos, bem como a indicação de títulos contraditórios devidamente prenotados até 14/10/2020 além do que foi integralmente nela(s) noticiado(s).*
*CERTIFICO, mais, que sendo a data de abertura da matrícula, ou do registro anterior,de 20 anos atrás, servirá a presente como certidão vintenária (prov. 20/93 da CGJ, Cap. XX das Normas de Serviço da Corregedoria Geral da Justiça).*
*O referido é verdade e dou fé.*

*São Paulo, 16 de Outubro de 2020*

*Grasiela Gomes Cardoso Oliveira*
*Escrevente Autorizada*

**11° OFICIAL DE REG.DE IMÓVEIS**

| | | |
|---|---|---|
| Cartório | R$ | 32,97 |
| Estado | R$ | 9,37 |
| Sefaz | R$ | 6,41 |
| Registro Civil | R$ | 1,74 |
| Tribunal de Justiça | R$ | 2,26 |
| Min. Público | R$ | 1,58 |
| Imposto s/serviços | R$ | 0,67 |
| T O T A L | R$ | 55,00 |

Custas ao Estado e à Secretaria da Fazenda recolhidas por verba.

Valores correspondentes ao custeio do Registro Civil e ao Tribunal de Justiça repassados aos órgãos arrecadadores.

**Solicite Certidões também pelo nosso site: www.11ri.com.br**
**11º Oficial de Registro de Imóveis - PLINIO ANTONIO CHAGAS**
**Rua Nelson Gama de Oliveira, 235 - V.Andrade - CEP 05734-150 - São Paulo - SP**
**Tel.: (11)3779-0000**

*Para conferir a procedência deste documento efetue a leitura do QR Code impresso ou acesse o endereço eletrônico https://selodigital.tjsp.jus.br*

1111793C3000000057115320C

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14º RI 20100045353D

# 14º Registro de Imóveis

Ricardo Nahat, Oficial do 14º Registro de Imóveis da Comarca da Capital do Estado de São Paulo, República Federativa do Brasil,
**CERTIFICA, a pedido de parte interessada, que revendo o Livro 2 de Registro Geral ou o Livro 3 de Registro Auxiliar do serviço registral a seu cargo, dele verificou constar a matrícula do teor seguinte:**

LIVRO N.º 2 - REGISTRO GERAL

14.º REGISTRO DE IMÓVEIS DE S. PAULO

matrícula: 124.872 — ficha: 01

São Paulo, 05 de setembro de 1995.

**IMOVEL**:- Rua Abagiba nº 24, Rua Alcides Boscolo, Avenida Presidente Tancredo Neves e Rua Nossa Senhora das Merces, na Saúde - 21º Subdistrito.

**UMA CASA E RESPECTIVO TERRENO** medindo 100,60m de frente para a Rua Abagiba, do lado direito de quem da rua o olha mede 77,00m para a Rua Alcides Boscolo, 25,40m para a Avenida Presidente Tancredo Neves e 13,70m de profundidade em duas retas quebradas, uma de 11,70m e outra de 2,00m, confinando com o Córrego do Charquinho, do lado esquerdo mede 84,00m e confronta com o prédio nº 406 da Rua Abagiba, nos fundos por uma linha irregular confronta com o Córrego Charquinho, lançado atualmente pela Avenida Nossa Senhora das Merces. Esta matricula foi aberta em virtude de unificação dos imóveis, objetos das transcrições e matrícula, abaixo mencionadas.

**PROPRIETARIA**:- INDUSTRIA PEREZ ARTEFATOS DE BORRACHA S/A, CGC. nº 61.074.886/0001-02, com sede nesta Capital, à Avenida Nossa Senhora das Merces nº 29.

**REGISTROS ANTERIORES**:- Transcrições números: 57.894, de 14 de abril de 1958; 63.487 e 63.488, ambas de 13 de agosto de 1960 e R.2/matr.120.296, todas deste Registro.

**CONTRIBUINTE**:-

A Escr. Autª ____ (Liliana Asturiano Costa).

Av.1, em 02 de outubro de 1.995.

Do requerimento de 02 de setembro de 1.995, do Certificado de Regularidade da Edificação nº 01.268.730 de 01 de novembro de 1.978, e do Recibo nº 087.429 do exercicio de 1.983, ambos expedidos pela Prefeitura do Municipio de São Paulo, apresentados em cópias autenticadas pelo 17º Escrivão de Notas desta Capital, e 4º Escrivão de Notas de São Caetano do Sul/SP, respectivamente, verifica-se que o prédio nº 24 da Rua Abagiba, até 1.983, tinha a área construida de 4.650,00m².

A Escr. Autª ____ (Liliana Asturiano Costa)

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OBSERVAÇÃO: integram a Circunscrição deste serviço registral os seguintes subdistritos:
(a) Saúde, a partir de 21 de novembro de 1942 (Dec nº 13.012 de 24 de outubro de 1.942).
(b) Indianópolis, a partir de 14 de maio de 1.954 (Lei nº 2.532, de 13 de janeiro de 1.954).
Ambos tendo pertencido anteriormente ao 11º Registro de Imóveis desta Capital, antes 1º Registro de Imóveis.

Verificador: Raphael da Silva Balduino
PARA FINS NOTARIAIS, O PRAZO DE VALIDADE DESTA CERTIDÃO É DE 30 DIAS, A PARTIR DA DATA DA SUA EXPEDIÇÃO (PROV. 58/89 CAP. XIV, 12, D).

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14º RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 ficha 01 verso -continuação-

Av.2, em 02 de outubro de 1.995.

Do requerimento de 02 de setembro de 1.995, e da Certidão nº 240.973/95-1, de 22 de setembro de 1.995, expedida pela Prefeitura do Municipio de São Paulo, verifica-se que o imóvel desta matricula, atualmente é lançado pelo nº 29 da Rua Nossa Senhora das Merces.

A Escr. Autª [signature] (Liliana Asturiano Costa)

Av.3, em 25 de outubro de 1.995.

Do requerimento de 17 de outubro de 1.995, e da Certidão nº 220140/95-2 expedida pela Prefeitura do Municipio de São Paulo, em 25 de agosto de 1.995, verifica-se que em virtude de ampliação de 1.181,00m² de área construída, o prédio nº 29 da Rua Nossa Senhora das Merces, passou a ter 5.831,00m² de área construída; estado quite perante o INSS, conforme CND nº 768694, Série "F", de 16 de outubro de 1.995.

A Escr. Autª [signature] (Liliana Asturiano Costa)

R.4, em 15 de março de 1.996.
TITULO:- **VENDA E COMPRA.**

Por escritura de 04 de março de 1.996, do 4º Escrivão de Notas de Guarulhos/SP, (Lº. 485, fls. 175/177), a proprietária R.2 já qualificada, transmitiu por venda feita a **PAULO GASPAR LEMOS**, empresário, RG. nº 2.690.224/SSP-SP, CIC nº 069.923.828-53, casado no regime da comunhão de bens, antes da Lei 6.515/77, com **CECILIA ANA LEMOS**, do lar, RG. nº 3.474.768/SSP-SP, CIC. nº 195.290.248-78, brasileiros, residentes e domiciliados nesta Capital, à Rua Castro Alves nº 488, aptº 31, pelo valor de R$1.600.000,00, (hum milhão e seiscentos mil reais), os imóveis, desta e da matricula nº 120.297. Sendo o imóvel desta, lançado atualmente pelo contribuinte nº 049.056.0058-8.

O Escr. Autº [signature] (Guimerio Scaquetti).

R.5, em 03 de julho de 1.997.
ONUS:- **HIPOTECA.**

--> Por escritura de 18 de março de 1.997, do 12º Escrivão de

-continua na ficha nº 02-

Pág: 00002/00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO N.º2 - REGISTRO GERAL

**14º SERVIÇO DE REGISTRO DE IMÓVEIS DE SÃO PAULO**

matrícula 124.872 — ficha 02

São Paulo, 03 de julho de 1.997.

Notas desta Capital, (Lº 1383, fls. 280), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, empresária, já qualificados, **deram em primeira e única hipoteca à FIAT SERVIÇOS TECNICOS EM ADMINISTRAÇAO LTDA**, CGC. nº 53.053.567/0001-92, com sede na Cidade de Barueri-SP, à Alameda Araguaia nº 180, parte, Centro Empresarial e Industrial de Alphaville, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$694.449,08, (seiscentos e noventa e quatro mil, quatrocentos e quarenta e nove reais e oito centavos), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF. nº 51.759.389/0001-94, com sede nesta Capital, à Avenida Fagundes Filho nº 830, correspondentes aos valores de US$660.311,00, (seiscentos e sessenta mil, trezentos e onze dólares americanos), a serem pagos em 36 meses, vencíveis de 120 à 120 dias, no valor unitário de R$104.580,81, vencendo-se a primeira delas em 03 de julho de 1.997 e a última em 18 de fevereiro de 2.000 (através do contrato de cessão de crédito exportação de nº 038.705-3, de 05 de março de 1.997, com prazo de vigência até 18 de fevereiro de 2.000); e as demais condições constantes do título, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.6, em 03 de julho de 1.997.
ONUS:- **HIPOTECA.**

Por escritura de 18 de março de 1.997, do 12º Escrivão de Notas desta Capital, (Lº 1383, fls. 280), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, empresária, já qualificados, **deram em hipoteca de segundo grau à FIAT SERVIÇOS TECNICOS EM ADMINISTRAÇAO LTDA**, CGC. nº 53.053.567/0001-92, com sede na Cidade de Barueri-SP, à Alameda Araguaia nº 180, parte, Centro Empresarial e Industrial de Alphaville, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$385.397,57, (trezentos e oitenta e cinco mil, trezentos e noventa e sete reais e cinquenta e sete centavos), concedido à **GPV VEICULOS E PEÇAS LTDA**, CGC/MF. nº 67.452.128/0001-67, com sede nesta Capital, à Rua Teodoro Sampaio nº 637, correspondentes aos valores de US$366.452,00, (trezentos e sessenta e seis mil, quatrocentos e cinquenta e dois dólares americanos), a serem pagos em 36 meses, vencíveis de 120 à 120 dias, no valor unitário de R$58.039,08, vencendo-se a primeira delas em 03

-continua no verso-

Pág: 00003/00022

14º RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 | ficha 02 verso

-continuação-

de julho de 1.997 e a última em 18 de fevereiro de 2.000 (através do contrato de cessão de crédito exportação de nº 038.706-7, de 05 de março de 1.997, com prazo de vigência até 18 de fevereiro de 2.000); e as demais condições constantes do título, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.7, em 04 de março de 1.998.
ONUS:- **HIPOTECA.**

Por escritura de 21 de janeiro de 1.998, do 12º Serviço Notarial desta Capital (Lº 1443, fls. 024), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 3º grau** ao **BANCO FIAT S/A**, CGC/MF. nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$1.200.000,00, (hum milhão e duzentos mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, a ser pago por meio de 12 parcelas, no valor unitário de R$115.572,48, corrigidos com base na variação da TR ocorrida entre a data da liberação dos recursos e a data dos efetivos pagamentos, vencendo a primeira delas em 15 de fevereiro de 1.998 e a última em 15 de janeiro de 1999, e demais condições do título, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

R.8, em 24 de abril de 1.998.
ONUS:- **HIPOTECA.**

Por escritura de 27 de março de 1.998, do 12º Tabelião de Notas desta Capital (Lº 1443, fls. 228), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 4º grau** ao **BANCO FIAT S/A**, CGC/MF. nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$500.000,00, (quinhentos mil reais), concedido à **GPV**

-continua na ficha nº 03-

Pág: 00004 /00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO N.º2 - REGISTRO GERAL

**14º SERVIÇO DE REGISTRO DE IMÓVEIS DE SÃO PAULO**

matrícula 124.872 — ficha 03

São Paulo, 24 de abril de 1.998.

**COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de crédito nº 91.297-2, celebrado em 25 de março de 1998, a ser pago nos termos, forma, cláusulas e condições constantes do referido contrato, cujo microfilme fica arquivado nesta Serventia.

O Escr. Autº ________ (Guimerio Scaquetti)

Av.9, em 15 de junho de 1.999.

Por instrumento particular de 14 de abril de 1.998, o BANCO FIAT S/A, tendo recebido a quantia que lhe era devida, autorizou o cancelamento das hipotecas R. 7 e 8.

O Escr. Autº ________ (Guimerio Scaquetti)

R.10, em 15 de junho de 1.999.
**ONUS:- HIPOTECA.**

Por escritura de 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 3º grau ao BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matricula nº 120.297, para garantia de um crédito no valor de R$1.878.000,00, (hum milhão, oitocentos e setenta e oito mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, a ser pago por meio de 20 parcelas, no valor unitário de R$118.201,32, corrigidos com base na variação da Taxa Referencial (TR), vencendo a primeira delas em 13 de maio de 1.998 e a última em 13 de dezembro de 1.999, e demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ________ (Guimerio Scaquetti)

R.11, em 15 de junho de 1.999.
**ONUS:- HIPOTECA.**

Por escritura 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR

-continua no verso-

Pág: 00005/00022

14º RI 20100045353D

14º Registro de Imóveis

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matrícula 124.872 — ficha 03 verso — -continuação-

LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 4º grau** ao **BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$1.300.000,00, (hum milhão e trezentos mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de crédito nº 091.297-2A, celebrado em 25 de março de 1.998, a ser pago nos termos, forma, cláusulas e condições constantes do referido contrato, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ________ (Guimerio Scaquetti)

R.12, em 15 de junho de 1.999.
ONUS:- **HIPOTECA.**

Por escritura 28 de abril de 1.999, do 12º Tabelião de Notas desta Capital, (Lº 1.560, fls. 145 a 150), PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, já qualificados, **deram em hipoteca de 5º grau** ao **BANCO FIAT S/A**, CNPJ/MF nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 14º andar, os imóveis, desta e da matrícula nº 120.297, para garantia de um crédito no valor de R$770.000,00, (setecentos e setenta mil reais), concedido à **GPV COMERCIO DE VEICULOS LTDA**, CGC/MF nº 51.759.389/0001-94, com sede nesta Capital, na Avenida Fagundes Filho nº 830, o qual destina-se a garantir o contrato de abertura de crédito nº 091.297-2B, celebrado em 07 de abril de 1.999, a ser pago nos termos, forma, cláusulas e condições constantes do referido contrato, cujo microfilme fica arquivado neste Registro.

O Escr. Autº ________ (Guimerio Scaquetti)

Av.13, em 28 de junho de 1.999.

Nos termos do artigo 213, parágrafo 1º da Lei nº. 6.015/73, diante da reapresentação do título que originou a averbação nº 9, procede-se a esta averbação, para consignar que o cancelamento das hipotecas R.7 e 8, feito pela Av.9, se

-continua na ficha nº 04-

Pág: 00006/00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO N.º2 - REGISTRO GERAL

**14º OFICIAL DE REGISTRO DE IMÓVEIS DE SÃO PAULO**

matrícula: 124.872 — ficha: 04

São Paulo, 28 de junho de 1.999.

deveu à constituição de nova hipoteca e não à quitação do débito, tudo como constou do titulo.

A Oficial Designada ________ (Izaura de Andrade Pinzan)

Av.14, em 29 de agosto de 2000.

Por escritura de 02 de agosto de 2000, do 12º Tabelião de Notas desta Capital, (Lº 1664, fls. 185/187), BANCO FIAT S/A, na qualidade de credor; GPV COMÉRCIO DE VEÍCULOS LTDA, na qualidade de devedora; PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, na qualidade de hipotecantes, todos já qualificados, de comum acordo **aditaram** a escritura de constituição de garantia hipotecária de 4º grau, R.11, para ficar constando o aumento do limite de crédito referente ao contrato de abertura de crédito nº 091-297-2-A, de R$1.300.000,00, (hum milhão e trezentos mil reais), para R$2.500.000,00, (dois milhões e quinhentos mil reais), a ser pago, nos termos, forma, cláusula e condições do referido contrato, cujo microfilme fica arquivado neste Registro; e ratificaram-no em todos os demais termos.

O Escr. Autº. ________ (Guimério Scaquetti).

Av.15, em 29 de agosto de 2000.

Por escritura de 02 de agosto de 2000, do 12º Tabelião de Notas desta Capital, (Lº 1664, fls. 185/187), BANCO FIAT S/A, na qualidade de credor; GPV COMÉRCIO DE VEÍCULOS LTDA, na qualidade de devedora; PAULO GASPAR LEMOS e sua mulher CECILIA ANA LEMOS, na qualidade de hipotecantes, todos já qualificados, de comum acordo **aditaram** a escritura de constituição de garantia hipotecária de 5º grau, R.12, para ficar constando o aumento do limite de crédito referente ao contrato de abertura de crédito nº 091-297-2B, de R$770.000,00, (setecentos e setenta mil reais), para R$2.500.000,00, (dois milhões e quinhentos mil reais), a ser pago, nos termos, forma, cláusula e condições do referido contrato, cujo microfilme fica arquivado neste Registro; e ratificaram-no em todos os demais termos.

O Escr. Autº. ________ (Guimério Scaquetti).

Av.16, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, FIAT SERVIÇOS TÉCNICOS EM ADMINISTRAÇÃO LTDA, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.5.

O Escr. Autº. ________ (Milton de Souza).

**- continua no verso -**

Pág: 00007 /00022

14º RI 20100045353D

14º Registro de Imóveis

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matrícula **124.872** | ficha **04** verso

**- continuação -**

Av.17, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, FIAT SERVIÇOS TÉCNICOS EM ADMINISTRAÇÃO LTDA, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.6.

O Escr. Autº. (Milton de Souza).

Av.18, em 29 de setembro de 2000.

Por instrumento particular de 19 de junho de 2000, o BANCO FIAT S/ A, tendo recebido a quantia que lhe era devida, autorizou o cancelamento da hipoteca R.10.

O Escr. Autº. (Milton de Souza).

R.19/124.872, em 04 de março de 2.004.
ÔNUS: **HIPOTECA**.

Por escritura de 21 de outubro de 2003, do 12º Tabelião de Notas desta Capital (Lº 2.000, págs. 203/210), PAULO GASPAR LEMOS, brasileiro, empresário, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53 e sua mulher CECÍLIA ANA LEMOS, brasileira, empresária, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Castro Alves nº 488, apto. 31, **deram em hipoteca de 3º grau** ao BANCO FIDIS DE INVESTIMENTO S/A, CNPJ nº 62.237.425/0001-76, com sede nesta Capital, na Avenida Paulista nº 967, 13º andar - parte, os imóveis desta e da matrícula 120.297, para garantia do cumprimento de todas obrigações assumidas, principais e acessórias, por GPV VEÍCULOS E PEÇAS LTDA, CNPJ/MF nº 67.452.128/0001-67, com sede nesta Capital, na Rua Teodoro Sampaio nº 637/653, Pinheiros, decorrentes de: **I – contrato de capital de giro nº 945.051-7** celebrado em 30/12/02 com prazo de vigência até 30/12/04, no valor de até R$2.097.000,00, a serem pagos em 24 parcelas, sendo que da 1ª a 11ª, da 13ª a 17ª e da 19ª a 23ª, serão no valor unitário de R$40.500,00 e a 12ª, 18ª e 24ª, serão no valor unitário de R$491.500,00, incidindo sobre as mesmas e sobre o saldo devedor a variação do CDI, vencendo-se a 1ª em 30 de janeiro de 2003 e a última em 30 de dezembro de 2004, conforme os termos, formas, cláusulas e condições do referido contrato; **II – contrato de capital de giro nº 945.046-3**, celebrado em 27/09/02, com prazo de vigência até 27/09/06, no valor de até R$242.110,41, a serem pagos em 48 parcelas, no valor unitário de R$5.423,27, incidindo sobre as mesmas e sobre o saldo devedor a variação do CDI, vencendo-se a 1ª em 27 de outubro de 2003 e a última em 27 de setembro de 2006, conforme os termos, formas, cláusulas e condições do referido contrato; **III – contrato de abertura de crédito nº 91.534-8**, celebrado na data do título, referente a um limite de crédito no valor de até → R$5.000.000,00, a ser pago nos termos, formas, cláusulas e condições do referido

**- continua na ficha nº 05 -**

Pág: 00008 /00022

14º RI 20100045353D

14º Registro de Imóveis

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LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 | ficha 05

São Paulo, **04 de março de 2.004**

contrato. Nos termos do contrato citado na cláusula 1º desta, o crédito aberto será utilizado única e exclusivamente na aquisição de bens móveis, estoque de veículos que se destinam às revendas no âmbito estrito do objeto social das DEVEDORAS; **IV – contrato de capital de giro nº 945.196-9**, celebrado em 16/10/2003, com prazo de vigência até 17/10/2005, no valor de até R$5.633.000,00, a serem pagos em 24 parcelas, sendo que da 1ª a 5ª, 7ª a 11ª, 13ª a 17ª, 19ª a 23ª serão no valor unitário de R$125.000,00, e a 6ª, 12ª, 18ª e 24ª, serão no valor unitário de R$882.500,00, incidindo sobre as mesmas e sobre saldo devedor a variação do CDI, vencendo-se a 1ª em 17 de novembro de 2003 e a última em 17 de outubro de 2005, conforme termos, formas, cláusulas e condições do referido contrato, ficando as partes sujeitas, ainda, às demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

O Escr. Autº. ____________ (Paulo Fernando de Mello Pires)

---

R.20/124.872, em 10 de maio de 2.005.
ÔNUS: **HIPOTECA**.

Por escritura de 31 de março de 2005, do 12º Tabelião de Notas desta Capital (Lº 2.158, págs. 275/281), PAULO GASPAR LEMOS, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53 e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, empresários, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Castro Alves nº 488, aptº 31, **deram em hipoteca de 4º grau** ao BANCO FIDIS DE INVESTIMENTO S/A, CNPJ nº 62.237.425/0001-76, com sede na Cidade de Betim/MG, na Rodovia Fernão Dias, BR 381, quilômetro 429, Distrito Industrial Paulo Camilo, os imóveis desta e da matrícula nº 120.297, para garantia do cumprimento das obrigações assumidas pela GPV VEÍCULOS E PEÇAS LTDA, CNPJ/MF nº 67.452.128/0001-67, com sede nesta Capital, na Rua Teodoro Sampaio nº 637/653, Pinheiros, por meio do contrato de capital de giro nº 963.516-7, referente à abertura de crédito no valor de R$9.441.191,06 (nove milhões, quatrocentos e quarenta e um mil, cento e noventa e um reais e seis centavos), a ser pago nos termos, forma, cláusulas e condições contidas no referido contrato, tendo sido os imóveis avaliados em R$9.075.830,00, ficando as partes sujeitas, ainda, às demais condições constantes do título, cujo microfilme fica arquivado neste Registro.

A Escr. Autª. ____________ (Eliane Mora De Marco)

---

R.21/124.872, em 12 de janeiro de 2.006.
TÍTULO: **CONFERÊNCIA DE BENS**.

Por requerimento de 19 de outubro de 2005 e dos contratos sociais de 31 de agosto de 2004 e 18 de maio de 2005 registrados respectivamente na Junta Comercial do Estado de São Paulo – JUCESP sob nºs 352I94I8852 em 24 de setembro de 2004 e 222.904/05-7 em 15 de agosto de 2005 (2ª alteração), PAULO GASPAR LEMOS, RG nº 2.690.224-

**- continua no verso -**

Pág: 00009/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis

matrícula 124.872 | ficha 05 verso

- continuação -

SSP/SP, CPF nº 069.923.828-53 e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, comerciantes, casados no regime da comunhão universal de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Bloco B, Jardim da Saúde, transmitiram à **JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA**, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim Saúde, o imóvel desta matrícula pelo valor de **R$1.701.595,00** (um milhão, setecentos e um mil, quinhentos e noventa e cinco reais).

O Escr. Autº. ______ (Valdir de Santana)

Av.22/124.872, em 01 de março de 2.006.

À vista da certidão de 10 de fevereiro de 2006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 da ação de procedimento ordinário em geral, movida por LUIZ ALCIDES MAGALHÃES SETUBAL em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, faço constar que foi declarada a ineficácia das alienações a que se referem os R.s 4 e 21, em relação ao exeqüente, por terem sido efetivadas em fraude à execução.

O Escr. Autº. ______ (Geraldo José Derrico)

R.23/124.872, em 01 de março de 2.006.
ÔNUS: **PENHORA**.

Conforme certidão de 10 de fevereiro de 2006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 da ação de procedimento ordinário em geral, movida por LUIZ ALCIDES MAGALHÃES SETÚBAL, brasileiro, solteiro, CP 069743, série 383ª, assistido por sua irmã Adelaide Maria Setúbal, brasileira, maior, residente e domiciliada nesta Capital, na Rua 20 nº 43-B, Jardim Maria Estela, Ipiranga, em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, CNPJ nº 61.074.886/0001-02, com sede nesta Capital, na Avenida Nossa Senhora das Mercês nº 29, Ipiranga, o imóvel desta matrícula **foi penhorado**. Valor da causa: Cr$30.000,00 (trinta mil cruzeiros). Juiz do Feito: Dr. José Wagner de Oliveira Melatto Peixoto.

O Escr. Autº. ______ (Geraldo José Derrico)

Av.24/124.872, em 31 de maio de 2.006.

À vista da certidão de 19 de maio de 2.006 expedida pelo Juízo de Direito da 5ª Vara Cível do Foro Central desta Capital, extraída dos autos nº 000.80.112377-4 e da consulta ao extrato do portal do Tribunal de Justiça, da ação de procedimento ordinário (em geral)

- continua na ficha nº 06 -

Pág: 00010/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 ficha 06

São Paulo, 31 de maio de 2.006.

movida por LUIZ ALCIDES MAGALHÃES SETUBAL, brasileiro, solteiro, CP nº 069743 série 383ª, assistido por sua irmã ADELAIDE MARIA SETUBAL, brasileira, maior, residente e domiciliada nesta Capital, na Rua 20 nº 43-B, Jardim Maria Estela, Ipiranga, em face de INDÚSTRIA PEREZ ARTEFATOS DE BORRACHAS S/A, CNPJ nº 61.074.886/0001-02, com sede nesta Capital, na Avenida Nossa Senhora das Mercês nº 29, Ipiranga faço constar que fica cancelada a ineficácia da alienação a que se refere a Av.22, em virtude da extinção de execução.

O Escr. Autº. ________ (Paulo Fernando de Mello Pires)

Av.25/124.872, em 31 de maio de 2.006.

À vista da mesma certidão, faço constar que fica cancelada a penhora a que se refere o R.23.

O Escr. Autº. ________ (Paulo Fernando de Mello Pires)

R.26/124.872, em 03 de outubro de 2.006.
ÔNUS: - **HIPOTECA**.

Por escritura de 27 de julho de 2006 do 12º Tabelião de Notas desta Capital (Lº 2281, págs. 299/326), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim da Saúde, com anuência de PAULO GASPAR LEMOS, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53, e sua mulher CECÍLIA ANA LEMOS, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, empresários, casados no regime da comunhão de bens antes da Lei 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100; TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.586/0001-71, com sede nesta Capital, na Rua Nossa Senhora das Mercês nº 29; e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.553/0001-21, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, **deu em hipoteca de quinto grau** ao **BANCO FIDIS DE INVESTIMENTO S/A**, CNPJ nº 62.237.425/0001-76, com sede em Betim/MG, na Rodovia Fernão Dias BR 381, quilômetro 429, Distrito Industrial Paulo Camilo, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até R$21.080.000,00 (vinte e um milhões e oitenta mil reais), por prazo indeterminado, correspondente em 25 de julho de 2006 à 620 veículos comercializados pela FIAT AUTOMÓVEIS S/A, CNPJ nº 16.701.716/0001-56, com sede em Betim/MG, no Km 429 da Rodovia Fernão Dias, em favor da devedora VENICE VEÍCULOS E PEÇAS LTDA, CNPJ nº 01.597.957/0001-20, com sede nesta Capital, na Avenida Presidente Tancredo Neves nº 1401, Vila das Mercês, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo

**- continua no verso -**

Pág: 00011/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Certidão emitida pelo SREI www.registradores.org.br

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Registradores Central Registradores de Imóveis

matrícula 124.872 | ficha 06 verso | - continuação -

microfilme fica arquivado neste Registro. Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050 emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. ________ (Fábio Cristians Franciulli).

R.27/124.872, em 03 de outubro de 2.006.
ÔNUS: - **HIPOTECA**.

Pela mesma escritura JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, com a anuência de PAULO GASPAR LEMOS, e sua mulher CECÍLIA ANA LEMOS, TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, todos já qualificados, **deu em hipoteca de sexto grau** ao **BANCO FIDIS DE INVESTIMENTO S/A,** também já qualificado, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até R$4.080.000,00 (quatro milhões e oitenta mil reais), a serem utilizados única e exclusivamente na aquisição de bens móveis (veículos usados), estoque de veículos que se destinam as revendas no âmbito estrito do objeto social da devedora VENICE VEÍCULOS E PEÇAS LTDA, já qualificada, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo microfilme fica arquivado neste Registro. Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050 emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. ________ (Fábio Cristians Franciulli).

R.28/124.872, em 03 de outubro de 2.006.
ÔNUS: - **HIPOTECA**.

Por escritura de 27 de julho de 2006 do 12º Tabelião de Notas desta Capital (Lº 2281, págs. 299/326), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, com anuência de PAULO GASPAR LEMOS e sua mulher CECÍLIA ANA LEMOS, TERION ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA e SRT ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, todos já qualificados, **deu em hipoteca de sétimo grau** à **FIAT AUTOMÓVEIS S/A**, CNPJ nº 16.701.716/0001-56, com sede em Betim/MG, no Km 429 da Rodovia Fernão Dias, os imóveis desta e das matrículas nºs 118.849, 120.297, 181.607 e 181.608 deste Registro e outros localizados em outras Comarcas, para garantia do limite de crédito no valor de até R$2.000.000,00 (dois milhões de reais), por prazo indeterminado, para compra de peças de comercialização da devedora VENICE VEÍCULOS E PEÇAS LTDA, já qualificada, ficando as partes sujeitas, ainda, às demais condições constantes da escritura, cujo microfilme fica arquivado neste Registro.
→ Consta da escritura que a hipotecante apresentou a CND do INSS nº 164632006-21004050

**- continua na ficha nº 07 -**

Pág: 00012/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 — ficha 07

São Paulo, **03 de outubro de 2.006.**

emitida em 26 de junho de 2006 e a certidão conjunta código de controle nº CB85.8045.EA62.98EC emitida em 26 de junho de 2006, pela PGFN/SRF.

O Escr. Autº. ............ (Fábio Cristians Franciulli).

R.29/124.872, em 08 de maio de 2.009.
ÔNUS:- **PENHORA.**

Conforme certidão de 03 de abril de 2009, expedida pelo Juízo de Direito da Vara das Execuções Fiscais Municipais desta Capital, extraída dos autos nº 91.554/01 da ação de execução fiscal da dívida ativa nº 553.573-5/01-9 movida pela PREFEITURA DO MUNICÍPIO DE SÃO PAULO em face de PAULO GASPAR LEMOS, empresário, RG nº 2.690.224-SSP/SP, CPF nº 069.923.828-53, e sua mulher CECÍLIA ANA LEMOS, do lar, RG nº 3.474.768-SSP/SP, CPF nº 195.290.248-78, brasileiros, casados no regime da comunhão de bens antes da Lei nº 6.515/77, residentes e domiciliados nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Saúde, o imóvel desta matrícula de propriedade de JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, sucessora dos executados, **foi penhorado**. Valor da causa: R$117.457,40 (cento e dezessete mil, quatrocentos e cinqüenta e sete reais e quarenta centavos), atualizada até 18 de julho de 2008. Depositário: Paulo César Bettini, RG nº 13.741.064-SSP/SP, CPF nº 055.898.128-36, residente e domiciliado nesta Capital, na Rua Maria Paula nº 136, Centro. Juíza do Feito: Drª. Ana Cecília Marques Faria.

O Escr. Autº ............ (Fábio Cristians Franciulli).

Av.30/124.872, em 05 de novembro de 2.009.

À vista do instrumento particular de 26 de agosto de 2009, e da ata da assembléia geral extraordinária realizada em 20 de janeiro de 2009, devidamente registrada sob nº 4107385, na Junta Comercial do Estado de Minas Gerais, apresentada em cópia autenticada pelo 2º Tabelião de Notas de Betim/MG, faço constar que o BANCO FIDIS DE INVESTIMENTO S/A passou a denominar-se BANCO FIDIS S/A.

O Escr. Autº. ............ (Fábio Cristians Franciulli).

Av.31/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.19, nesta matrícula e R.18, na matrícula nº 120.297.

O Escr. Autº. ............ (Fábio Cristians Franciulli).

**- continua no verso -**

Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis
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Pág: 00013/00022

14º RI 20100045353D

# 14º Registro de Imóveis

matrícula 124.872 | ficha 07 verso | - continuação -

Av.32/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.20, nesta matrícula e R.19, na matrícula nº 120.297.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.33/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R.26, nesta e R.21, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.34/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, o BANCO FIDIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R27, nesta e R.22, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.35/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, a FIAT AUTOMÓVEIS S/A, tendo recebido parte da quantia que lhe era devida, autorizou o **cancelamento** das hipotecas a que se referem o R.28, nesta e R.23, na matrícula nº 120.297, permanecendo em vigor quanto aos demais imóveis.

O Escr. Autº.________(Fábio Cristians Franciulli).

Av.36/124.872, em 05 de novembro de 2.009.

À vista do instrumento particular de 26 de agosto de 2009, aditado em 26 de outubro de 2009, e da ata da assembléia geral extraordinária realizada em 01 de outubro de 2002, devidamente registrada sob nº 285.792/02-7, na Junta Comercial do Estado de São Paulo – JUCESP, apresentada em cópia autenticada pelo 2º Tabelião de Notas de Betim/MG, faço constar que o BANCO FIAT S/A, passou a denominar-se BANCO FIDIS S/A.

- continua na ficha nº 08 -

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Certidão emitida pelo SREI www.registradores.org.br

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Pág: 00014 /00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores
Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

matrícula 124.872 | ficha 08

São Paulo, **05 de novembro de 2.009.**

O Escr. Autº. (Fábio Cristians Franciulli).

Av.37/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, aditado em **26 de outubro de 2009,** o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.11, nesta e R.10, na matrícula nº 120.297.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.38/124.872, em 05 de novembro de 2.009.

Por instrumento particular de 26 de agosto de 2009, aditado em **26 de outubro de 2009,** o BANCO FIDIS S/A, autorizou o **cancelamento** das hipotecas a que se referem o R.12, nesta e R.11, na matrícula nº 120.297.

O Escr. Autº. (Fábio Cristians Franciulli).

R.39/124.872, em 06 de novembro de 2.009.
ÔNUS:- **ARRESTO.**

Conforme auto de arresto, avaliação e depósito de 19 de outubro de 2009, expedido pelo Setor de Execuções Fiscais da Fazenda Pública desta Capital, extraído dos autos nº 581.685-8/05-1 da ação de execução fiscal, movida pela MUNICIPALIDADE DE SÃO PAULO, em face de JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, o imóvel desta matrícula, de propriedade da executada, avaliado em R$5.137.037,00, **foi arrestado**. Valor do débito: R$103.967,12 (cento e três mil, novecentos e sessenta e sete reais e doze centavos), atualizado até 01 de julho de 2005. Depositária: Valéria Aparecida Freitas, brasileira, divorciada, funcionária pública, RG nº 13.190.137-SSP/SP, CPF nº 033.408.708-29, domiciliada nesta Capital, residente na Rua Alcides Góis nº 32, Vila Matilde. Juiz do Feito: Setor de Execuções Fiscais da Fazenda Pública da Capital.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.40/124.872, em 18 de janeiro de 2.010.

À vista do ofício nº **04/2010 de** 07 de janeiro de 2010 expedido pelo Juízo de Direito da Vara das Execuções Fiscais Municipais, Seção de Processamento II, extraído dos autos nº 91.554/01 da dívida ativa **nº** 553.573-5/01-9 da execução fiscal movida pela PREFEITURA DO MUNICÍPIO DE SÃO PAULO em face de PAULO GASPAR LEMOS e sua mulher CECÍLIA ANA LEMOS, faço constar o **cancelamento** da penhora R.29.

**- continua no verso -**

Pág: 00015/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores
Central Registradores de Imóveis

matrícula 124.872 | ficha 08 verso

- continuação -

O Escr. Autº. (Fábio Cristians Franciulli).

Av.41/124.872, em 18 de janeiro de 2.010.

À vista do ofício nº 002/10-wd de 07 de janeiro de 2010 expedido pelo Juízo de Direito da Vara das Execuções Fiscais Municipais, Seção de Processamento III, extraído dos autos nº 89.386/05 da dívida ativa 581.685-8/05-1 da execução fiscal movida pela PREFEITURA DO MUNICÍPIO DE SÃO PAULO em face de JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, faço constar o **cancelamento** do arresto R.39.

O Escr. Autº. (Fábio Cristians Franciulli).

R.42/124.872, em 29 de março de 2.010.
TÍTULO:- **VENDA E COMPRA.**

Por escritura de 26 de janeiro de 2010 do 22º Tabelião de Notas desta Capital (Lº 3.910, pág. 365), JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, com sede nesta Capital, na Rua Vitor Costa nº 822, aptº 100, Jardim da Saúde, transmitiu à **COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO**, CNPJ nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio nº 3.142, o imóvel desta matrícula, em cumprimento ao compromisso de venda e compra de 29 de setembro de 2009 não registrado, pelo valor de R$15.000.000,00 (quinze milhões de reais) Consta da escritura que a vendedora apresentou a CND relativas às contribuições e às de terceiros nº 005522009-21200587 emitida em 31 de agosto de 2009 pelo MF/SRF e a certidão conjunta código de controle nº 8CF6.79B0.57E5.F9E7 emitida em 26 de outubro de 2009 pela PGFN/SRF.

O Escr. Autº. (Fábio Cristians Franciulli).

Av.43/123.872, em 29 de outubro de 2.014.

À vista do protocolo da indisponibilidade nº 201410.0117.00039554-IA-840 de 17 de outubro de 2014, expedido pela Central de Indisponibilidade, extraído dos autos nº 00010669220115150064, solicitado pelo Juízo da Vara do Trabalho da Comarca de Itanhaém/SP – TRT 15ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, qualificada no título com o CNPJ nº 47.508.411/1502-04, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

O Escr. Autº. (Marcos Tadeu Lins de Queiroz Mello).

Av.44/124.872, em 02 de fevereiro de 2.015.

- continua na ficha nº 09 -

Pág: 00016 /00022

14º RI 20100045353D

# 14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

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Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo
CNS DO CONSELHO NACIONAL DE JUSTIÇA 11.121-1

matrícula **124.872** — ficha **09**

São Paulo, **02 de fevereiro de 2.015.**

À vista do protocolo de cancelamento nº 201501.1314.00046172-TA-980 de 16 de janeiro de 2015, expedido pela Central de Indisponibilidade, extraído dos autos nº 00010669220115150064, solicitado pela Vara do Trabalho de Itanhaém/SP - TRT 15ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, qualificada no título com o CNPJ nº 47.508.411/1502-04, faço constar o **cancelamento** da indisponibilidade Av.43.

O Escr. Autº. (Manoel Antonio de Albuquerque Ferreira).

Av.45/124.872, em 02 de fevereiro de 2.015.

Conforme certidão de 29 de janeiro de 2015 **(extraída por ofício eletrônico, nos termos do parágrafo 6º do artigo 659 do CPC e Provimento CG 6/2009 da Corregedoria Geral da Justiça, publicado no DOE de 14 de abril de 2009)**, expedida pelo Juízo da 63ª Vara do Trabalho desta Capital, TRT - 2ª Região, extraída dos autos nº 0955/2005 da ação de execução trabalhista movida por JOSÉ DILSON DA PAZ, CPF nº 202.349.295-53, em face de RGN PARTICIPAÇÕES LTDA, CNPJ nº 06.279.197/0001-26, PAULO GASPAR LEMOS, CPF nº 069.923.828-53, JKL ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.188.587/0001-53, LUME ADMINISTRAÇÃO DE BENS E PARTICIPAÇÕES LTDA, CNPJ nº 07.378.591/0001-84, GPV VEÍCULOS E PEÇAS LTDA, CNPJ nº 67.452.128/0001-67, o imóvel desta matrícula, **foi penhorado**. Valor da dívida: R$342.632,33 (trezentos e quarenta e dois mil, seiscentos e trinta e dois reais e trinta e três centavos). Depositário: Paulo Gaspar Lemos, já qualificado. Juízo do Feito: Juízo da 63ª Vara do Trabalho desta Capital, TRT - 2ª Região.

A Escr. Autª. (Marcia Cristina da Rocha Gensen Martins).

Av.46/124.872, em 19 de março de 2.015.

À vista do comunique-se nº 298/DECONT-2/2014, publicado em 28 de novembro de 2014 no Diário Oficial do Estado de São Paulo, faço constar que a COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, com sede nesta Capital, na Avenida Brigadeiro Luiz Antonio nº 3142, nos termos do processo nº 2010.0.243.835-3, foi comunicado pelo Departamento de Áreas Contaminadas no Estado de São Paulo da CETESB, que o imóvel desta matricula, foi classificado como área contaminada, e, atualmente, encontra-se reabilitado para uso comercial, com o estabelecimento de medida de controle institucional (restrições de uso das águas subterrâneas).

O Escr. Autº. (Fábio Cristians Franciulli).

Av.47/124.872, em 27 de abril de 2.015.

- continua no verso -

Pág: 00017/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-4200-48af-b054-230503e5a2b5

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matrícula 124.872 | ficha 09 verso

- continuação -

À vista do ofício nº 084/CAAR/2015 de 31 de março de 2015, faço constar que a CETESB - COMPANHIA AMBIENTAL DO ESTADO DE SÃO PAULO constatou que o imóvel desta matrícula ainda não foi considerado reabilitado, ficando, portanto, **cancelada** a averbação nº 46.

O Escr. Autº (Renan Magrini Silva).

Av.48/124.872, em 27 de abril de 2.016.

À vista do protocolo de indisponibilidade nº 201604.0713.00125674-IA-060 de 07 de abril de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 00009944520154036123 solicitado pela 1ª Vara Federal da Comarca de Bragança Paulista/SP – TRF 3ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

O Escr. Autº (Antonio Henriques da Silva Mendes).

Av.49/124.872, em 24 de maio de 2.016.

À vista do protocolo de indisponibilidade nº 201604.2908.00132440-IA-090 de 29 de abril de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 8443201301209105, solicitado pelo Juízo da 12ª Vara do Trabalho de Curitiba/PR – TRT 9ª Região, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar que os bens da executada, inclusive os imóveis desta e das matrículas nºs 126.939, 99.219, 93.994, 93.992, 35.198, 190.786, 164.375, 188.766, 39.938, 64.935, 36.907, 93.993, 25.886, 42.801, 163.660, e 31.390, tornaram-se **indisponíveis**.

O Escr. Autº (Antonio Henriques da Silva Mendes).

Av.50/124.872, em 02 de junho de 2.016.

À vista do protocolo de indisponibilidade nº 201605.1614.00138071-TA-630 de 16 de maio de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 00009944520154036123, solicitado pelo Juiz da 1ª Vara Federal da Comarca de Bragança Paulista/SP, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO,CNPJ nº 47.508.411/0001-56, faço constar o **cancelamento** da indisponibilidade Av.48.

A Escr. Autª. (Karina de Souza Valor).

Av.51/124.872, em 02 de junho de 2.016.

- continua na ficha nº 10 -

Pág: 00018/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

CNS DO CONSELHO NACIONAL DE JUSTIÇA: 11.121-1

| matrícula | ficha |
|---|---|
| 124.872 | 10 |

São Paulo, **02 de junho de 2.016.**

À vista do protocolo de indisponibilidade nº 201605.1309.00137326-TA-150 de 13 de maio de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 84432013012090105, solicitado pelo Juízo da 12ª Vara do Trabalho da Comarca de Curitiba/PR – TRT 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar o **cancelamento** da indisponibilidade Av.49.

A Escr. Autª. (Karina de Souza Valor).

Av.52/124.872, em 30 de novembro de 2.016.

À vista do protocolo de indisponibilidade nº 201611.1815.00212777-IA-860 de 18 de novembro de 2016, expedido pela Central de Indisponibilidade, extraído dos autos nº 34589201265109004, solicitado pela 17ª Vara do Trabalho da Comarca de Curitiba/PR – Tribunal Regional do Trabalho da 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis**.

A Escr. Autª. (Siméia Lorena da Silva Galhardo).

Av.53/124.872, em 20 de janeiro de 2.017.

À vista do protocolo de cancelamento nº 201701.1008.00226744-TA-730 de 10 de janeiro de 2017, expedido pela Central de Indisponibilidade, extraído dos autos nº 34589201265109004, referente ao protocolo de indisponibilidade nº 201611.1815.00212777-IA-860, solicitado pelo Juízo da 17ª Vara do Trabalho da Comarca de Curitiba/PR - TRT da 9ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0125-96, faço constar o **cancelamento** da indisponibilidade Av.52.

A Escr. Autª. (Karina de Souza Valor).

Av.54/124.872, em 12 de setembro de 2.017.

À vista do ofício expedido em 11 de agosto de 2017, pela Delegacia da Receita Federal/SP, nos termos da requisição nº 17.00.02.14.64 de arrolamento de bens e direitos em nome do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que o imóvel desta matrícula foi arrolado, nos termos do parágrafo 5º e art. 64 e 64-A da Lei nº 9.532 de 10 de dezembro de 1997 e de acordo com o citado preceito legal, na ocorrência de alienação, transferência ou oneração do imóvel, deverá ser comunicada à referida Delegacia no prazo de 48 horas.

→ O Escr. Autº (Manoel Antonio de Albuquerque Ferreira).

**- continua no verso -**

Pág: 00019/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI www.registradores.org.br Registradores Central Registradores de Imóveis

matrícula 124.872 | ficha 10 verso

- continuação -

Prenotação nº 772.731 de 22 de julho de 2019
Av.55/124.872, em 05 de agosto de 2.019.

À vista do protocolo de indisponibilidade nº 201907.1813.00872105-IA-380 de 18 de julho de 2019, expedido pela Central de Indisponibilidade, extraída dos autos nº 00104322120155180004, pelo Juízo da 4ª Vara do Trabalho de Goiânia/GO – TRT 18ª Região, movida em face da COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar que os bens da executada, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis.**

O Escr. Autº. (Leonardo Ramos da Silva).

Prenotação nº 777.885 de 30 de setembro de 2019
Av.56/124.872, em 14 de outubro de 2.019.

À vista do protocolo de cancelamento de indisponibilidade nº 201909.2510.00942551-TA-560 de 25 de setembro de 2019 expedido pela Central de Indisponibilidade, extraído dos autos nº 00104322120155180004, solicitado pelo Juízo da 4° Vara do Trabalho da Comarca de Goiânia/GO - TRT 18ª Região, referente ao protocolo nº 201907.1813.00872105-IA-380, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, faço constar o **cancelamento** da indisponibilidade Av.55.

O Escr. Autº. (Leonardo Ramos da Silva).

Prenotação nº 785.615 de 10 de janeiro de 2020.
Av.57/124.872, em 27 de janeiro de 2.020.

À vista do ofício de 03 de janeiro de 2020, expedido pela Secretaria da Receita Federal do Brasil, nos termos da requisição nº 20.00.00.02.60 (processo nº 19515.720135/2017-70), da ação de arrolamento de bens e direitos em nome do sujeito passivo COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, faço constar o **cancelamento** do arrolamento a que se refere Av.54.

A Escr. Autª. (Marcia Cristina da Rocha Gensen Martins).

Prenotação nº 793.184 de 27 de maio de 2020.
Av.58/124.872, em 11 de junho de 2.020.

À vista do protocolo de indisponibilidade nº 202005.2115.01154865-IA-809 de 21 de maio de 2020, expedido pela Central de Indisponibilidade, extraído dos autos nº 00014529020175070014, do Juízo da 14ª Vara do Trabalho de Fortaleza/CE – TRT 7ª Região, movida em face de EFRAPARK ESTACIONAMENTOS LTDA – ME (EFRAPARK ESTACIONAMENTOS LTDA-ME), CNPJ nº 21.559.012/0001-20,

- continua na ficha nº 11 -

Pág: 00020/00022

14º RI 20100045353D

14º Registro de Imóveis

Para verificar a autenticidade, acesse https://www.registradores.org.br/validacao.aspx e digite o hash a74fbc96-42c0-48af-b054-230503e5a2b5

Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

Certidão emitida pelo SREI
www.registradores.org.br
Registradores Central Registradores de Imóveis

LIVRO Nº 2 - REGISTRO GERAL

14º Oficial de Registro de Imóveis de São Paulo

CNS DO CONSELHO NACIONAL DE JUSTIÇA: 11.121-1

| matrícula | ficha |
|---|---|
| 124.872 | 11 |

São Paulo, **11 de junho de 2.020.**

EFRAIM BARBOSA DA SILVA OLIVEIRA, CPF nº 729.169.905-34, LUCIANA ALMEIDA DE FARIAS OLIVEIRA, CPF nº 818.267.884-68, e COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56 faço constar que os bens dos executados, inclusive o imóvel desta matrícula, tornaram-se **indisponíveis.**

O Escr. Autº ______ (Leonardo Ramos da Silva).

Prenotação nº 793.728 de 09 de junho de 2020.
Av.59/124.872, em 18 de junho de 2.020.

À vista do protocolo de cancelamento nº 202006.0419.01170977-PA-730 de 04 de junho de 2020, expedido pela Central de Indisponibilidade, extraído dos autos nº00014529020175070014, solicitado Juízo da 14ª Vara da do Trabalho da Comarca de Fortaleza/CE – TRT 7ª Região, referente ao protocolo de indisponibilidade 202005.2115.01154865-IA-809, movida em face de COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, CNPJ nº 47.508.411/0001-56, faço constar o **cancelamento** da indisponibilidade Av.58.

O Escr. Autº ______ (Leonardo Ramos da Silva).

Pág: 00021/00022

# 14º Registro de Imóveis

14º RI 20100045353D

**Certidão**

**14º Registro de Imóveis**

Rua Jundiaí, 50 - 7º andar - Ibirapuera - Telefone 3885.6891

**Pedido nº: 20100045353D/0001**

São Paulo, 08/10/2020 12:06:00

Oficial: Ricardo Nahat

Substituta: Eunice dos Santos Bomfim

Nada mais consta com relação ao imóvel da matrícula certificada, refletindo a situação jurídica do imóvel com respeito às alienações, ônus reais, inclusive aqueles decorrentes de citações em ações reais ou pessoais reipersecutórias e prenotações, não existe também indicação de títulos contraditórios devidamente prenotados até 06/10/2.020, podem existir títulos prenotados posteriormente a 06/10/2.020 e até o momento da assinatura desta certidão, que ainda estão sendo lançados em nosso sistema. A presente certidão foi extraída sob a forma de documento eletrônico mediante processo de certificação digital disponibilizado pela ICP-Brasil, nos termos da Medida Provisória nº 2.200-2, de 24/08/01, devendo para validade ser conservado em meio eletrônico, bem como comprovada a autoria e integridade. O referido, nos termos do artigo 19 da Lei nº 6.015 de 31/12/73, é verdade e dá fé. São Paulo, 08/10/2.020. O Escrevente Autorizado, Raphael da Silva Balduino.

Emolumentos = R$ 32,97 - Estado = R$ 9,37 - Sefaz = R$ 6,41 - Registro Civil = R$ 1,74 - Tribunal de Justiça = R$ 2,26 - Ministério Público = R$ 1,58 - (Custas do Estado e da Secretaria da Fazenda recolhidas por verba.) - Imposto s/serviços = R$ 0,66 - TOTAL: R$ 54,99

Para conferir a procedência deste documento efetue a leitura do QRCode impresso ou acesse o endereço eletrônico https://selodigital.tjsp.jus.br

1112113C3000000049774220E

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Esse documento foi assinado digitalmente por RAPHAEL DA SILVA BALDUINO - 08/10/2020 12:07 PROTOCOLO: S20100045353D

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Central Registradores de Imóveis

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EXHIBIT 7
COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Adjustments related to barters between CBD and Sendas
(amounts in reais)

An agreed condition to make the spin-off and merger feasible is the exchange of assets and the increase in capital of CBD in SENDAS. As a result of the exchange, the need arises to make certain adjustments, as listed below. The balance sheet which serves as the basis for the assessment needs to reflect these exchange and capital increases in order to include the impacts on equity resulting from them.

Order	Accounts	Debit	Credit
1	Investment (Éxito – exchange)	231,351,906.62
	Investments (Éxito – shareholders’ equity)	701,306,238.67
	Fixed asset (Lands)		24,793,024.31
	Investments (Bellamar)		188,558,882.31
	Equity Adjustment - PL		701,306,238.67

	CBD records the successful shares received in exchange for the book value of the properties (R$ 24,793,024.31) and the value of the investment in Bellamar (R $ 188,558,882.31). Éxito's shares are currently adjusted for the equity method (R $ 699,826,802.69)

2	Investments – Sendas	684,679,887.09
	Active balance on current account with Sendas		140,142,381.00
	Fixed assets – real estate property Tancredo Neves		44,537,506,09
	Cash and cash equivalents		500,000,000.00

	Capital increase to be carried out in December/20.

3	Equity adjustments	701,306,238.67
	Investments -Sendas		701,306,238.67

	Adjustment in equity in Sendas resulting from the exchange of shares of Éxito

4	Investments	701,306,238.67
	Other consolidated results		701,306,238.67

	Exclusion of internal goodwill in Sendas created in the exchange

5	Investments – Bellamar	580,489,262.99
	Liabilities – Deferred IR		145,122,315.75
	Other consolidated results		435,366,947.24

	Adjustment to fair value of the investment in Bellamar, since with the spin-off, it is no longer a controlled company

6	Liabilities – Deferres IR CSLL	15,561,349.81
	Accrued Profits		15,561,349.81
	[texto da tabela a ser traduzido]

EXHIBIT 8

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on 09/30/2020 adjusted by the exchanges and capital increase in the investee

(amounts in reais)

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on 09/30/2020 adjusted by the exchanges and capital increase in the investee

(amounts in reais)

	Balance on 09.30.20	Commitment for spin-off				Preliminary balance
		No.	Debit	No.	Credit	
LIABILITIES AND SHAREHOLDERS' EQUITY						
LIABILITIES						
Current						
Social and Labor Obligations	480,852,113.12					480,852,113.12
Suppliers	3,761,667,989.03					3,761,667,989.03
Tax Obligations	325,879,815,48					325,879,815,48
Loans and Financings	2,475,241,776.49					2,475,241,776.49
Financial Lease	533,327,423.01					533,327,423.01
Liabilities with Related Parties	215,520,513.80					215,520,513.80
Others	338,651,332.52					338,651,332.52
Provisions	5,754,394.47					5,754,394.47
Total liabilities current	8,136,895,357.92					8,136,895,357.92
Noncurrent						
Loans and Financings	5,019,267,991.68					5,019,267,991.68
Financial Lease	4,761,946,776.20					4,761,946,776.20
Other Obligations	1,177,484,930.30					1,177,484,930.30
Provisions	941,787,540.27					941,787,540.27
Profits and Revenues To Be Accrued	20,679,161.54					20,679,161.54
Total non-current liabilities	11,921,166,399.99					11,921,166,399.99
TOTAL LIABILITIES	20,058,061,757.91					20,058,061,757.91
SHAREHOLDERS' EQUITY						
Capital Stock	6,865,220,140.02					6,865,220,140.02
Capital Reserves	468,596,176.77					468,596,176.77
Profits Reserves	3,694,504,243.96					3,964,504,243.96
Accumulated Profits	575,648,174.84					575,648,174.96
Other Consolidated Results	1,488,080,865.68	3	701,306,238.67	1	701,306,238.67	1,488,080,865.68
SHAREHOLDERS' EQUITY	13,092,049,601.27					13,092,049,601.27
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	33,150,111,359.18		2,300,644,271.05		2,300,644,271.05	33,150,111,359.18

EXHIBIT 9

SENDAS DISTRIBUIDORA S.A.

Net asset related to the operations of gas stations

to be spun-off and merged by CBD

(amounts in reais)

(amounts in reais)

| | |
|---|---|
| **ASSETS** | |
| **Current** | |
| Cash and Cash Equivalents | 12,946,577.35 |
| Receivable Accounts | 1,049,556.78 |
| Inventories | 1,152,687.19 |
| Recoverable taxes | 1,050,319.43 |
| Prepaid Expenses | 34,266.71 |
| Others | 20,767.15 |
| **Total assets current** | 16,254,174.61 |
| **Noncurrent** | |
| **Noncurrent receivables** | |
| Recoverable Taxes | 1,244,848.12 |
| **Total long-term receivables** | 1,244,848.12 |
| Fixed asset | 9,007,093.67 |
| Intangible assets | 242,998.21 |
| **Total noncurrent assets** | 10,494,940.00 |
| **TOTAL ASSETS** | 26,749,114.61 |
| **LIABILITIES AND SHAREHOLDERS' EQUITY** | |
| **LIABILITIES** | |
| **Current** | |
| Social and Labor Obligations | 674,934,70 |
| Suppliers | 3,212,179.58 |
| Tax Obligations | 148,876.04 |
| Loans and Financings | - |
| Financial Lease | 579,958.57 |
| Liabilities with Related Parties | - |
| Others | 105,198,04 |
| Provisions | - |
| **Total liabilities current** | 4,721,146.93 |

EXHIBIT 10

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Merger of the net asset arising from spin-off of SENDAS

(amounts in reais)

	Balance after merger	Merge of Sendas's assets		Balance after spin-off
		Debit	Credit	
ASSETS				
Current				
Cash and Cash Equivalent	2.789.869.127,78	12.946.577,35		2,802,815,705.13
Receivable Accounts	358.583.895,93	1.049.556,78		359,633,452,71
Inventories	3.389.884.553,06	1.152.687,19		3,391,037,240.25
Recoverable taxes	656.605.453,35	1.050.319,43		657,655,772.78
Prepaid Expenses	137.718.590,51	34.266,71		137,752,857.22
Noncurrent Assets for Sale	78.243.682,00			78,243,682.00
Receivable Dividends	263,499,999.99			263,499,999.99
Others	18.432.134,54	20.767,15		18,452,901.69
Derivative Financial Instruments – Foreign Currency	232.943.584,56			232,943,584.56
Total assets current	7.925.781.021,72			7,942,035,196.33
Noncurrent				
Noncurrent receivables				
Receivable Accounts	672,060,106.92			672,060,106.92
Deferred Income Tax and Social Contribution	273,630,684.19			273,630,684.19
Prepaid Expenses	5,884,199.22			5,884,199.22
Credits with Related Parties	290,903,708.52			290,903,708.52
Recoverable Taxes	1.557.038.485,51	1.244.848,12		1,558,283,333.63
Deposits for Judicial Resources	611,251,028.85			611,251,028.85
Financial Instruments – Fair value hedge	85,121,577.06			85,121,577.06
Total long-term receivables				
Investments	3.495.889.790,27			3,497,134,638.39
Fixed asset	10.986.155.827,89	9.159.301.935,29	9.179.401.918,45	10.966.055.844,73
Intangible assets	8.768.656.322,99	9.007.093,67		8,777,663,416.66
	1.973.628.396,31	242.998,21		1,973,871,394.52
Total noncurrent assets	25.224.330.337,46			25.214.725.294,30
TOTAL ASSETS	33.150.111.359,18			33.156.760.490,63

EXHIBIT 11

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Statement of interest on SENDAS’ capital

(amounts in reais)

EXHIBIT 12

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet after merger, adjustments and spin-off

(amounts in reais)

(amounts in reais)

	Balance after merger	Adjustments				Spin-off		Balance after spin-off
		No.	Debit	Nº	Credit	Debit	Credit	
ASSETS								
Current								
Cash and Cash Equivalent	2,802,815,705.13							2,802,815,705.13
Receivable Accounts	359,633,452.71							359,633,452.71
Inventories	3,391,037,240.25							3,391,037,240.25
Recoverable taxes	657,655,772.78							657,655,772.78
Prepaid Expenses	137,752,857.22							137,752,857.22
Noncurrent Assets for Sale	78,243,682.00							78,243,682.00
Receivable dividends	263,499,999.99							263,499,999.99
Others	18,452,901.69							18,452,901.69
Derivative Financial Instruments – Foreign Currency	232,943,584.56							232,943,584.56
Total assets current	7,942,035,196.33							7,942,035,196.33
Noncurrent								
Noncurrent receivables								
Receivable Accounts	672,060,106.92							672,060,106.92
Deferred Income Tax and Social Contribution	273,630,684.19							273,630,684.19
Prepaid Expenses	5,884,199.22							5,884,199.22
Credits with Related Parties	290,903,708.52							290,903,708.52
Recoverable Taxes	1,558,283,333.63							1,558,283,333.63
Deposits for Judicial Resources	611,251,028.85							611,251,028.85
Financial Instruments – Fair value hedge	85,121,577.06							85,121,577.06
Total long-term receivables	3,497,134,638.39							3,497,134,638.39
Investments	10,966,055,844,73	4.5	1,281,795,501.66				1,215,962,963.38	11,031,888,383.01
Fixed asset	8,777,663,416.66							8,777,663,416.66
Intangible assets	1,973,871,394.52							1,973,871,394.52
Total noncurrent assets	25,214,725,294.30							25,280,557,832.58
TOTAL ASSETS	33,156,760,490.63							33,222,593,028.91

Balance after merger	Adjustments				Spin-off		Balance after spin-off
		No.	Debit	Nº	Credit	Debit	Credit	
LIABILITIES AND SHAREHOLDERS' EQUITY								
LIABILITIES								
Current								
Social and Labor Obligations	481,527,047.82							481,527,047.82
Suppliers	3,764,880,168.61							3,764,880,168.61
Tax Obligations	326,028,691.52							326,028,691.52
Loans and Financings	2,475,241,776.49							2,475,241,776.49
Financial Lease	533,907,381.58							533,907,381.58
Liabilities with Related Parties	215,520,513.80							215,520,513.80
Others	338,756,530.56							338,756,530.56
Provisions	5,754,394.47							5,754,394.47
Total liabilities current	8,141,616,504.85							8,141,616,504.85
Noncurrent								
Loans and Financings	5,019,267,991.68							5,019,267,991.68
Financial Lease	4,763,874,760.72							4,763,874,760.72
Other Obligations	1,177,484,930.30			5,6	160,683,665.56			1,338,168,595.86
Provisions	941,787,540.27							941,787,540.27
Profits and Revenues To Be Accrued	20,679,161.54							20,679,161.54
Total non-current liabilities	11,923,094,384.51							12,083,778,050.07
TOTAL LIABILITIES	20,064,710,889.36							20,225,394,554.92
SHAREHOLDERS' EQUITY								
Capital Stock	6,865,220,140.02					1,215,962,963.38		5,649,257,176.64
Capital Reserves	468,598,176.77							468,596,176.77
Profits Reserves	3,694,504,243.96							3,694,504,243.96
Accumulated Profits	575,648,174.84	6	15,561,349.81	5	435,366,947.27			995,453,772.27
Other Consolidated Results	1,488,080,865.68			4	701,306,238.67			2,189,387,104.35
TOTAL SHAREHOLDERS' EQUITY	13,092,049,601.27							12,997,198,473.99
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	33,156,760,490.63		1,297,356,851.47		1,297,356,851.47	1,215,962,963.38	1,215,962,963.38	33,222,593,028.91

EXHIBIT 13

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Distribution of capital stock due to spin-off

Shareholders	Shares
	Amount	Increase on 10/28/2020	Amount	Interest
Wilkes Participações S/A	94,019,178	-	94,019,178	35.04%
Jean-Charles Naouri	1	-	1	0.00%
Geant International BV	9,423,742	-	9,423,742	3.51%
Segisor	5,600,050	-	5,600,050	2.09%
Casino Guichard Perrachon	2	-	2	0.00%
King LCC	852,000	-	852,000	0.32%
Helicco Participações Ltda	581,600	-	581,600	0.22%
BlackRock, Inc.	13,396,829	-	13,396,829	4.99%
Board of Direcotrs	563,804	-	563,804	0.21%
Board of Executive Officers	241,807	-	241,807	0.09%
Fiscal Council	37,078	-	37,078	0.01%
In Treasury	239,060	-	239,060	0.09%
Others	143,381,075	15,341	143,396,416	53.44%

Total	268,336.226	15,341	268,351,567	100.0000%

As commented, the spin-off from CBD will not imply in a reduction in equity capital or in the number of shares.

Exhibit 4.2

CBD’s Base Balance Sheet

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COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on September 30, 2020

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Balance sheet on September 30, 2020

Exhibit V
Sendas Pro Forma Financial Information

SENDAS DISTRIBUIDORA S.A.

Unaudited condensed pro-forma financial information for the balance sheet as of September 30, 2020 and income statements for the nine-month periods ended September 30, 2020 and the year ended December 31, 2019 and reasonable assurance report of the independent auditor

A free translation from Portuguese into English of Assurance Report issued by Independent Auditor on the compilation of pro forma condensed financial information to comply with CVM’s Instruction No. 565

Assurance Report issued by Independent Auditor on the compilation of pro forma condensed financial information to comply with CVM’s Instruction No. 565

To the Board Members and Directors of

Sendas Distribuidora S.A

São Paulo - SP

We have concluded our assurance work for the issuance of a report on the compilation of pro forma condensed financial information of Sendas Distribuidora S.A (“the Company”), prepared under the management responsibility, in compliance with Instruction No. 565, issued by Comissão de Valores Mobiliários (“CVM”). The pro forma condensed financial information includes the pro forma condensed balance sheet as of September 30, 2020, the pro forma condensed statements of operations for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, and the related explanatory notes. The applicable assumptions which Company’s management based on to compile the pro forma condensed financial information are specified in CTG 06 - Presentation of Pro Forma Financial Information and summarized in the explanatory notes that are included in the pro forma condensed financial information.

The pro forma condensed financial information has been compiled by management of the Company for informational purposes to give effect the transaction presented in Note 1.1 on the balance sheet of the Company as of September 30, 2020, as if the transaction had occurred on September 30, 2020; and on its statements of operations for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, as if the transaction had occurred on January 1, 2019. As part of this process, information on the financial position and the operating performance of the Company was derived by the Company’s management from: (i) the interim consolidated financial information for the nine-month period ended September 30, 2020 reviewed by us, with an unqualified review report dated on December 12, 2020. and (ii) from the consolidated financial statements for the year ended December 31, 2019, audited by us, with an unqualified audit report dated on December 12, 2020.

Responsibility of the Company’s management for the pro forma financial information

The Company’s management is responsible for compiling the pro forma condensed financial information based on CTG 06.

Independent auditor’s responsibility

Our responsibility is to express an opinion, as required by Comissão de Valores Mobiliários, on whether the pro forma condensed financial information has been compiled by the Company’s management in all material respects based on CTG 06 – Presentation of Pro Forma Financial Information.

We conduct our work in accordance with NBC TO 3420 - Assurance Work on the Compilation of Pro Forma Financial Information Included in the Prospectus, issued by the Conselho Federal de Contabilidade equivalent to the International Standard issued by the International Federation of Accountants (ISAE 3420). These standards require that auditors comply with ethical requirements and that audit procedures be designed and performed to obtain reasonable assurance that the Company’s management has, in all material respects, compiled the pro forma condensed financial information based on the CTG 06 - Presentation of Pro Forma Financial Information.

For the purposes of this work, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in the compilation of pro forma condensed financial information.

The purpose of the pro forma condensed financial information is solely for informational purpose to give effect the relevant event or transaction on the entity’s historical financial information, as if the event or transaction had occurred on the prior date intended to purport. Therefore, we do not provide any assurance that the actual result of the event or transaction for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, would have been as presented.

A reasonable assurance work as whether the pro forma condensed financial information has been compiled, in all material respects, based on applicable assumption, involves performing procedures to assess whether the applicable assumption adopted by the Company’s management in compiling the pro forma condensed financial information provide a reasonable basis for presenting the material effects directly attributable to the event or transaction, and for obtaining sufficient appropriate evidence as to whether:

•	the corresponding pro forma adjustments provide an appropriate effect to these assumptions; and

•	the pro forma condensed financial information reflects the appropriate application of these adjustments to historical financial information.

The selected procedures depend on the independent auditor’s judgment, considering the understanding of the Company, the nature of the event or transaction for which the pro forma condensed financial information was compiled, as well as other material circumstances of the work. The work also involves assessing the overall presentation of the pro forma condensed financial information.

We believe the evidence obtained is sufficient and appropriate to support our opinion on the compilation of the pro forma condensed financial information.

Opinion

In our opinion, the pro forma condensed financial information has been compiled, in all material respects, based on CTG 06 – Presentation of Pro Forma Financial Information.

São Paulo, December 12, 2020.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP034519/O-6

/s/ Stela de Aguiar Cerqueira

Stela de Aguiar Cerqueira

Accountant CRC-1SP258643/O-4

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

		Pro-forma Adjustments
		Corporate Reorganization
ASSET	Sendas Distribuidora S.A.	Distribuição de Almacenes Éxito S.A. and other assets Nota 2.1(a)	Assets received in exchange Nota 2.1(b)	Capital Increase Nota 2.1(c)	Corporate Separation Agreement Nota 2.1(d)	Pro-forma Total
Current
Cash and cash equivalents	3.898	(1.621)	-	500	-	2.777
Receivables accounts	472	(282)	-	-	-	190
Other receivables	252	(221)	-	-	-	31
Inventories	6.383	(3.071)	-	-	-	3.312
Recoverable taxes	1.090	(511)	-	-	-	579
Derivative financial instruments	90	-	-	-	-	90
Assets held for sales	31	(31)	-	-	-	-
Other current assets	202	(167)	-	-	-	35
Total of current assets	12.418	(5.904)	-	500	-	7.014
Non-current
Other receivables	53	(53)	-	-	-	-
Recoverable taxes	868	(1)	-	-	-	867
Derivative financial instruments	12	(1)	-	-	-	11
Related parties	91	(68)	-	-	151	174
Judicial deposits	114	(2)	-	-	41	153
Other non-current assets	85	(84)	-	-	-	1
Investments	452	(452)	769	-	-	769
Properties for Investment	3.624	(3.624)	-	-	-	-
Fixed assets	17.303	(10.388)	146	45	-	7.105
Intangible assets	4.953	(3.917)	-	-	-	1.036
Total non-current asset	27.555	(18.591)	915	45	192	10.116
TOTAL ASSETS	39.973	(24.495)	915	545	192	17.130

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

The accompanying notes are an integral part of the pro-forma condensed financial information.

		Pro-forma Adjustments
		Corporate Reorganization
LIABILITIES	Sendas Distribuidora S.A.	Distribuição de Almacenes Éxito S.A. and other assets Nota 2.1(a))	Assets received in exchange Nota 2.1(b)	Capital Increase Nota 2.1(c).	Corporate Separation Agreement Nota 2.1(d)	Pro-forma Total
Current
Suppliers	8.138	(4.196)	-	-	-	3.942
Loans and financing	3.702	(1.597)	-	-	-	2.105
Payable salaries, social charges, taxes and social contributions	1.239	(562)	-	-	-	677
Lease liabilities	498	(341)	-	-	-	157
Related parties	226	(75)	-	(140)	41	52
Early revenues	202	(91)	-	-	-	111
Dividends and interest on own capital payable	277	(13)	-	-	-	264
Minority interest obligation to buy	581	(581)	-	-	-	-
Other current liabilities	311	(175)	-	-	-	136
Total current liabilities	15.174	(7.631)	-	(140)	41	7.444
Non-current
Loans and financing	6.198	(518)	-	-	-	5.680
Deferred income and social contribution taxes	1.029	(928)	-	-	59	160
Provision for legal claims	375	(124)	-	-	(22)	229
Lease liabilities	4.458	(2.066)	-	-	-	2.392

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

Other non-current liabilities	41	(33)	-	-	-	8
Total non-current liabilities	12.101	(3.669)	-	-	37	8.469
Controlling shareholders interest	9.548	(10.045)	915	685	114	1.216
Non-controlling shareholders interest	3.150	(3.150)	-	-	-	-
Total net equity	12.698	(13.195)	915	685	114	1.216

TOTAL LIABILITY AND NET EQUITY	39.973	(24.495)	915	545	192	17.130

The accompanying notes are an integral part of the pro-forma condensed financial information.

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

		Pro-forma Adjustments
		Corporate Reorganization
	Sendas Distribuidora S.A.	Distribuição de Almacenes Éxito S.A. and other assets Note 2.2(a)	Assets received in exchange Note 2.2(b)	Capital Increase Note 2.2(c)	Corporate Separation Agreement Note 2.2(d)	Pro-forma Total

Net operating revenue	40.983	(15.723)	-	-	-	25.260
Cost of goods sold	(33.059)	11.881	-	-	-	(21.178)
Gross profit	7.924	(3.842)	-	-	-	4.082
Transactional expenses
Selling expenses	(4.141)	2.165	-	-	-	(1.976)
General and administrative expenses	(949)	645	-	-	-	(304)
Depreciation and amortization	(889)	529	-	(1)	-	(361)
Equity result	17	(17)	44	-	-	44

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

Other transactional expenses, net	(294)	137	-	-	-	(157)
Operating profit before the net financial result	1.668	(384)	44	(1)	-	1.327
Net financial result	(671)	254	-	-	5	(413)
Profit before income tax and social contribution	997	(130)	44	(1)	5	915
Income tax and social contribution	(167)	(8)	-	-	(2)	(176)
Net profit for the period	830	(138)	44	(1)	3	738
Attributable:
Company’s controlling shareholders	712	(20)	44	(1)	3	738
Non-controlling shareholders interest	118	(118)	-	-	-	-

Basic and diluted earnings per share (*)	R$2,6532					R$2,7520
Weighted average of shares used in the calculation of basic and diluted earnings per share	268.352.221					352.221

The accompanying notes are an integral part of the pro-forma condensed financial information.

(*) The historical pro-forma, basic and diluted earnings per share was calculated considering the grouping of shares approved on a shareholders’ agreement held on November 10, 2020.

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

		Pro-forma Adjustments
		Corporate Reorganization
	Sendas Distribuidora S.A.	Distribuição de Exito and other assets Note 2.2(a)	Assets received in exchange Note 2.2(b)	Capital Increase Note 2.2(c)	Corporate Separation Agreement Note 2.2(d)	Pro-forma Total

Net operating revenue	30.232	(2.279)	-	-	-	27.953
Cost of goods sold	(24.891)	1.663	-	-	-	(23.228)
Gross profit	5.341	(617)	-	-	-	4.724
Transactional expenses
Selling expenses	(2.782)	516	-	-	-	(2.266)
General and administrative expenses	(166)	(186)	-	-	-	(352)
Depreciation and amortization	(454)	68	-	(1)	-	(387)
Equity result	(5)	5	51	-	-	51
Other transactional expenses, net	(206)	34	-	-	-	(172)
Operating profit before the net financial result	1.728	(179)	51	(1)	-	1.598

SENDAS DISTRIBUIDORA S.A.
Unaudited pro-forma condensed balance sheet
September 30, 2020
(In million reais – R$)

Net financial result	(257)	68	-	-	6	(183)
Profit before income tax and social contribution	1.471	(111)	51	(1)	6	1.415
Income tax and social contribution	(411)	31	-	-	(2)	(382)
Net profit for the year	1.060	(81)	51	(1)	4	1.033
Attributable:
Company’s controlling shareholders	1.047	(68)	51	(1)	4	1.033
Non-controlling shareholders interest	13	(13)	-	-	-	-

Basic and diluted earnings per share (*)	R$4,0624					R$ 4,0079
Weighted average of shares used in the calculation of basic and diluted earnings per share	257.730.518					257.730.518

The accompanying notes are an integral part of the pro-forma condensed financial information.

(*)The historical pro-forma, basic and diluted earnings per share was calculated considering the grouping of shares approved on a shareholders’ agreement held on November 10, 2020.

1.	Description of transaction and basis for the preparation of the unaudited pro-forma condensed financial information

1.1.	Transaction description

The unaudited pro-forma condensed balance sheet as of September 30, 2020 and the unaudited pro-forma condensed income statements for the nine-month period ended September 30, 2020 and the year ended December 31, 2019 reflect the transaction described below:

The Board of Directors’ meeting, held on September 9, 2020, authorized the beginning of the studies for separation of Sendas Distribuidora S.A. (“Company” or “Sendas”), by means of the partial spin-off of its parent company Companhia Brasileira de Distribuição (“CBD” or “GPA”), (“Potential Transaction”).

The purpose of the Potential Transaction is segregating the Company’s Cash & Carry (Wholesale and Retail) and traditional retail businesses allowing them to operate autonomous, with separate management, focused on the business model and market opportunities. In addition, the Potential Transaction shall ensure the direct access to the capital market and other financing sources.

Upon implementation of the Potential Transaction, the shares issued by the Company held by CBD will be distributed to CBD’s shareholders, in the exact proportion of the shares they hold in CBD's capital stock. Such distribution shall take place after the listing, by the Company, of the shares issued in the “Novo Mercado” segment of B3 S.A - Brasil, Bolsa, Balcão, which registry requested on October 7, 2020, in conjunction with the request for listing of the ADSs representing the Sendas’ shares in the New York Stock Exchange (NYSE).

The Potential Transaction also provides the following

•	The shareholding interest in subsidiary Almacenes Éxito S.A. (“Éxito”) currently held directly by Sendas shall be transferred to the CBD; 9.07% of the shareholding interest in exchange for the assets described in item “2.1.b“ and in the next paragraph, and the remaining percent of 87.49% of the shareholding interest through a spin-off on behalf of CBD;
•	The assignment received from CDB corresponding to: 1) the shareholding interest corresponding to 50% of the capital stock of Bellamar Empreendimentos e Participações Ltda. (“Bellamar”), which holds 35.76% of the shareholding interest in Financeira Itaú CBD S.A. Crédito, Financiamento e Investimento (“FIC”); and ii) the land described in Exhibit 4 on the appraisal report of Sendas’ spin-off, in exchange of the 9.07% of shareholding interest of Éxito;
•	The assignment of other operating assets linked to the retail activity with historical amount of R$20;
•	The contribution of capital by CDB in the Company through (i) the receipt of the net assets for future development, in the amount of R$45; (ii) the credits held by CBD, in the amount of R$140; and (iii) cash, in the amount of R$500, all described in the Company and CDB Spin-off Agreement, which shall be approved by the relevant Shareholders’ Meeting;

•	In addition, pursuant to the terms of the Corporate Separation Agreement entered into between CBD and Sendas, and by virtue of the Potential Transaction, certain assets and liabilities are recognized in connection with the transactions between CBD and the Company which are being documented, representing an increase in the Company’s net equity of R$114.

1.2.	Basis for the preparation of the unaudited pro-forma condensed financial information

The unaudited pro-forma condensed financial information has been prepared and is presented according to the Communication CTB 06 – “Presentation of the Pro-forma Financial Information” issued by the Federal Accounting Council (“CPC”), approved by CVM.

The unaudited pro-forma condensed balance sheet as of September 30, 2020 is based on the Sendas’ consolidated historical balance sheet, on a pro-forma basis, as if such Potential Transaction had been concluded on September 30, 2020. The unaudited pro-forma condensed income statements for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019 are based on the Sendas’ consolidated historical income statements, as if the Potential Transaction had taken place on January 1, 2019.

The unaudited pro-forma condensed financial information was based on the following:

•	Sendas’ consolidated historical financial statements for the nine-month period ended September 30, 2020, prepared under technical pronouncement CPC 21 – Interim Financial Reporting issued by CPC and international accounting standard IAS 34 – Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”), revised by Ernst & Young Auditores Independentes S.S, which issued a review report, without changes, on December 12, 2020;
•	Sendas’ consolidated financial statements for the year ended on December 31, 2019, prepared in accordance with the accounting practices adopted in Brazil, including the accounting pronouncements, interpretations and guidelines issued by CPC, approved by the Brazilian Securities and Exchange Commission (“CVM”) and the Federal Accounting Council (“CFC”), and the International Financial Reporting Standards (“IFRS”), issued by the International Accounting Standards Board (“IASB”), audited by Ernst & Young Auditores Independentes S.S, which issued an audit report, without changes, on December 12, 2020;

The unaudited pro-forma condensed financial information must be read in conjunction with the consolidated historical accounting information notes related thereto mentioned above.

The pro-forma adjustments are based on the currently available information and certain assumptions and estimates, as described in note 2 below. Actual results may differ from the pro-forma adjustments. However, Management believes that these assumptions and estimates provide a reasonable basis to present the significant effects of the respective transactions and that the pro-forma adjustments are supported by the facts and properly reflect these assumptions and estimates.

The unaudited pro-forma condensed financial information has been presented for purposes of information only and does not intend to represent the Sendas’ actual consolidated results from operations or financial position if the Potential Transaction had taken place on the assumed dates and, therefore, does not necessarily indicate the results from operations in future periods or the financial position.

The unaudited pro-forma condensed financial information has been prepared on a recurring basis and, therefore, does not include eventual non-recurring gains or losses arising from the Potential Transaction.

2.	Pro-forma adjustments

The unaudited pro-forma condensed financial information includes the following adjustments:

2.1.	Pro-forma adjustments to the historical condensed consolidated balance sheet as at September 30, 2020

(a)	It reflects Éxito’s spun-off equity balances at historical values arising from the distribution of the shareholding interest in Éxito to CBD, by means of the spin-off and the exchange, as described in paragraph 1.1 above.

(b)	It referred to the recognition of the assets received as a contra entry for the exchange of the shareholding interest in Éxito, as described in paragraph 1.1 above. The assets received correspond to the 50% stake in Bellamar and land and were recognized for the amounts of R$769 and R$146, respectively, under CPC 18/IAS 28– Investment in Associate, Subsidiary and Joint Venture and CPC 27/IAS 16 – Fixed Assets, and considering the values agreed between CBD and the Company, which are based on the fair value of the Assets. Under CPC 18/IAS 28, the acquisition of the shareholding interest in Bellamar may be subject to adjustments in the allocation of the preliminary acquisition price and result in changes in the unaudited pro-forma financial information. According to the Company’s management, such potential adjustments would not significantly impact the unaudited pro-forma information.
(c)	It represents the capital increase through the: (i) cash contribution, in the amount of R$500, (ii) debt capitalization (credit receivable from CDB), in the amount of R$140, and (iii) contribution of fixed assets (stores for future development), in the residual amount of R$ 45, as described in note 1.1 above.
(d)	Recognition of balances of assets and liabilities in connection with the Corporate Separation Agreement entered into between CBD and Sendas, related to relevant contingencies and judicial deposits which the parties agreed to be responsible after the spin-off. Such indemnification effects shall be recorded in the accounts of the related parties, with the net effect of R$114 in the shareholders’ equity.

2.2.	Pro-forma adjustments to the historical consolidated income statement for the 9-month period ended on September 30, 2020 and the year ended on December 31, 2019.
(a)	It represents the spin-off of Éxito’s result, at historical values, for the period from the acquisition date (November 27, 2019) to December 31, 2019 relating to the pro-forma income statement for the year ended December 31, 2019 and for the nine-month period ended September 30, 2020, and relating to the pro-forma income statement for the nine-month period ended September 30, 2020.

(b)	It represents the inclusion of the shareholding interest equivalent to 50% of Bellamar’s result, as if the shareholding interest had been acquired on January 1, 2019. Such accounting complies with the determination CPC 19/IFRS 11.

	Year ended on December 31, 2019	9-month period ended on September 30, 2020

Adjustment by equity result for 50% participation of Bellamar	51	44

(c)	It represents the adjustment related to the amortization of the assets assigned to Sendas as capital contribution, assuming that such assets were assigned on January 01, 2019: :
	Historical Cost	Annual depreciation rate	Pro-forma Adjustment Depreciation Year ended on December 31, 2019	9-month period ended on September 30, 2020
Land	15	N/A	-	-
Buildings	16	2,50%	(0)	(0)
Improvements	20	4,17%	(1)	(1)
Facilities	1	8,19%	(0)	(0)
Total	53		(1)	(1)

(d)	It represents the indemnity of interest that Sendas must pay to CBD on the assets recorded and described in paragraph “2.1.d”, assuming that such assets were recorded on January 01, 2019.
	Indemnifiable liabilities			Adjustment for inflation
	01/01/2019	12/31/2019	09/30/2020	Year ended on December 31, 2019	9-month period ended on September 30, 2020
Tax contingencies	97	101	105	4	4
Civil/labor contingencies	65	67	68	2	1
Total	162	168	173	6	5

Exhibit VI
Company Pro Forma Financial Information

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Unaudited consolidated condensed pro-forma financial information for the balance sheet as of September 30, 2020 and income statements for the nine-month periods ended September 30, 2020 and the year ended December 31, 2019 and reasonable assurance report of the independent auditor

A free translation from Portuguese into English of Assurance Report issued by Independent Auditor on the compilation of pro forma condensed consolidated financial information to comply with CVM’s Instruction No. 565

Assurance Report issued by Independent Auditor on the compilation of pro forma consolidated financial information to comply with CVM’s Instruction No. 565

To the Board Members and Directors of

Companhia Brasileira de Distribuição

São Paulo - SP

We have concluded our assurance work for the issuance of a report on the compilation of pro forma condensed consolidated financial information of Companhia Brasileira de Distribuição (“the Company”), prepared under the management responsibility, in compliance with Instruction No. 565, issued by Comissão de Valores Mobiliários (“CVM”). The pro forma condensed consolidated financial information includes the pro forma condensed consolidated balance sheet as of September 30, 2020, the pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, and the related explanatory notes. The applicable assumptions which Company’s management based on to compiled the pro forma condensed consolidated financial information are specified in CTG 06 - Presentation of Pro Forma Financial Information and summarized in the explanatory notes that are included in the pro forma condensed consolidated financial information.

The pro forma condensed consolidated financial information has been compiled by management of the Company for informational purposes to give effect the transaction presented in Note 1.1 on the balance sheet of the Company as of September 30, 2020, as if the transaction had occurred on September 30, 2020; and on its statements of operations for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, as if the transaction had occurred on January 1st, 2019. As part of this process, information on the financial position and the operating performance of the Company was derived by the Company’s management from: (i) the interim consolidated financial information for the nine-month period ended September 30, 2020, reviewed by us, with an unqualified review report dated on October 28, 2020. and (ii) from the consolidated financial statements for the year ended December 31, 2019, audited by us, with an unqualified audit report dated on October 28, 2020,

Information on the financial position and the operating performance of Sendas Distribuidora S.A. was derived by the Company’s management from: (i) the interim consolidated financial information for the nine-month period ended September 30, 2020, reviewed by us, with an unqualified review report dated on December 12, 2020. and (ii) from the consolidated financial statements for the year ended December 31, 2019, audited by us, with an unqualified audit report dated on December 12, 2020.

Responsibility of the Company’s management for the pro forma financial information

The Company’s management is responsible for compiling the pro forma condensed consolidated financial information based on CTG 06.

Independent auditor’s responsibility

Our responsibility is to express an opinion, as required by Comissão de Valores Mobiliários (CVM), on whether the pro forma condensed consolidated financial information has been compiled by the Company’s management in all material respects based on CTG 06 – Presentation of Pro Forma Financial Information.

We conduct our work in accordance with NBC TO 3420 - Assurance Work on the Compilation of Pro Forma Financial Information Included in the Prospectus, issued by the Conselho Federal de Contabilidade equivalent to the International Standard issued by the International Federation of Accountants (ISAE 3420). These standards require that auditors comply with ethical requirements and that audit procedures be designed and performed to obtain reasonable assurance that the Company’s management has, in all material respects, compiled the pro forma consolidated financial information based on the CTG 06 - Presentation of Pro Forma Financial Information.

For the purposes of this work, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in the compilation of pro forma condensed consolidated financial information.

The purpose of the pro forma condensed consolidated financial information is solely for informational purpose to give effect the relevant event or transaction on the entity’s historical financial information, as if the event or transaction had occurred on the prior date intended to purport. Therefore, we do not provide any assurance that the actual result of the event or transaction for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, would have been as presented.

A reasonable assurance work as whether the pro forma condensed consolidated financial information has been compiled, in all material respects, based on applicable assumption, involves performing procedures to assess whether the applicable assumption adopted by the Company’s management in compiling the pro forma condensed consolidated financial information provide a reasonable basis for presenting the material effects directly attributable to the event or transaction, and for obtaining sufficient appropriate evidence as to whether:

•	the corresponding pro forma adjustments provide an appropriate effect to these assumptions; and

•	the pro forma condensed consolidated financial information reflects the appropriate application of these adjustments to historical financial information.

The selected procedures depend on the independent auditor’s judgment, considering the understanding of the Company, the nature of the event or transaction for which the pro forma condensed consolidated financial information was compiled, as well as other material circumstances of the work. The work also involves assessing the overall presentation of the pro forma condensed consolidated financial information.

We believe the evidence obtained is sufficient and appropriate to support our opinion on the compilation of the pro forma condensed consolidated financial information.

Opinion

In our opinion, the pro forma condensed consolidated financial information has been compiled, in all material respects, based on CTG 06 – Presentation of Pro Forma Financial Information.

São Paulo, December 12, 2020.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP034519/O-6

/s/ Clinton Leandro Fernandes

Clinton Leandro Fernandes

Accountant CRC-1SP205541/O-2

		Corporate reorganization
	Companhia Brasileira de Distribuição	Spin-off of Sendas Distribuidora S.A.	Assets transferred in exchange	Contribution of capital to Sendas Distribuidora S.A.	Corporate Separation Agreement	Total Pro-forma
ASSETS		Note 2.1(a)	Note 2.1(b)	Note 2.1(c)	Note 2.1(d)
Current assets
Cash and cash equivalents	7.283	(2.277)	(16)	(500)	-	4.490
Trade receivables	717	(189)	-	-	-	528
Other receivables	365	(31)	-	-	-	334
Inventories	9.870	(3.312)	-	-	-	6.558
Recoverable taxes	1.791	(579)	-	-	-	1.211
Derivative financial instruments	313	(80)	-	-	-	233
Other current assets	370	(43)	-	-	-	327
Held-for-sale assets	110	-	-	-	-	110
Total current assets	20.819	(6.513)	(16)	(500)	-	13.791
Non-current assets
Trade receivables	48	-	-	-	-	48
Other receivables	678	-	-	-	-	678
Recoverable taxes	2.442	(867)	-	-	-	1.575
Derivative financial instruments	14	(11)	-	-	-	3
Deferred income tax and social contribution	339	-	-	-	43	382
Related parties	109	(23)	-	(127)	41	0
Escrow deposits	760	(112)	-	-	(41)	607
Other non-current assets	173	(1)	-	-	-	172
Investments in subsidiaries and associates	816	-	407	-	-	1.223
Investment properties	3.624	-	-	-	-	3.624
Property, plant and equipment	26.438	(6.915)	(25)	(45)	-	19.454
Intangible assets	6.979	(1.037)	-	-	-	5.943
Total non-current assets	42.420	(8.964)	382	(172)	43	33.710
Total assets	63.239	(15.477)	366	(672)	43	47.500

The accompanying notes are an integral part of the pro-forma condensed consolidated financial information.

		Pro-forma adjustments
		Corporate reorganization
	Companhia Brasileira de Distribuição	Spin-off of Sendas Distribuidora S.A.	Assets transferred in exchange	Contribution of capital to Sendas Distribuidora S.A.	Corporate Separation Agreement	Total Pro-forma
LIABILITIES		Note 2.1(a)	Note 2.1(b)	Note 2.1(c)	Note 2.1(d)
Current liabilities
Trade payables	11.971	(3.941)	-	-	-	8.029
Borrowings and financing	6.178	(2.106)	-	-	-	4.072
Lease liability	1.031	(157)	-	-	-	874
Payroll and related charges	1.291	(398)	-	-	-	892
Taxes payable	797	(278)	-	-	-	519
Related parties	194	(150)	-	13	151	208
Proposed dividends	14	(264)	-	-	-	(249)
Financed purchase of assets	128	(51)	-	-	-	77
Unaccrued income	268	(111)	-	-	-	157
Onlending	34	(0)	-	-	-	34
Acquired companies	581	-	-	-	-	581
Other current liabilities	465	(85)	-	-	-	380
Total current liabilities	22.950	(7.541)	-	13	151	15.573
Non-current liabilities
Borrowings and financing	11.217	(5.680)	-	-	-	5.537
Lease liability	9.221	(2.392)	-	-	-	6.829
Related parties	-	-	(1)	-	-	(1)
Deferred income tax and social contribution	1.037	(100)	145	-	-	1.082
Taxes payable	314	-	-	-	-	314
Provision for contingencies	1.331	(252)	-	-	22	1.101
Unaccrued income	22	(1)	-	-	-	21
Provision for investment losses in associates	618	-	-	-	-	618
Other non-current liabilities	287	(8)	-	-	-	279
Total non-current liabilities	24.046	(8.433)	144	-	22	15.780

Equity attributable to controlling shareholders	13.092	497	222	(685)	(130)	12.997
Non-controlling interest	3.151	-	-	-	-	3.151
Total equity	16.243	497	222	(685)	(130)	16.148

Total liabilities and equity	63.239	(15.477)	366	(672)	43	47.500

The accompanying notes are an integral part of the pro-forma condensed consolidated financial information.

		Pro-forma adjustments
		Corporate reorganization
	Companhia Brasileira de Distribuição	Spin-off of Sendas Distribuidora S.A.	Assets transferred in exchange	Contribution of capital to Sendas Distribuidora S.A.	Corporate Separation Agreement	Total Pro-forma
		Note 2.2(a)	Note 2.2(b)	Note 2.2(c)	Note 2.2(d)
Continued operations
Sales revenue	61.737	(25.259)	-	-	-	36.478
Cost of sales and/or services	(48.466)	21.178	-	-	-	(27.288)
Gross profit	13.271	(4.082)	-	-	-	9.189
Operating income (expenses)
Sales expenses	(7.589)	1.977	-	-	-	(5.612)
General and administrative expenses	(1.526)	304	-	-	-	(1.222)
Depreciation and amortization	(1.680)	360	-	1	-	(1.319)
Equity in subsidiaries	55	-	(44)	-	-	11
Other operating income (expenses), net	(341)	157	-	-	-	(184)
	(11.080)	2.798	(44)	1	-	(8.326)
Operating income before finance income (costs)	2.191	(1.284)	(44)	1	-	864

Finance income (costs), net	(1.385)	417	-	-	(5)	(973)

Income (loss) before income tax and social contribution	805	(867)	(44)	1	(5)	(109)

Income tax and social contribution	(212)	175	-	-	1	(37)

Net income (loss) from continued operations	593	(692)	(44)	1	(4)	(146)
Attributable to:
Company’s controlling shareholders - Continued operations	481	(692)	(44)	1	(4)	(258)
Non-controlling interest - Continued operations	112					112

Basic earnings per share:
Continued operations - Group	R$ 1,79					R$ (0,97)
Continued operations - Non-controlling	R$ 0,42					R$ 0,42

Continued operations - Total	R$ 2,21	R$ (0,55)
Weighted average of shares used to calculate the basic earnings per share	267.865.387	267.865.387

Diluted earnings per share (*):
Continued operations - Group	R$ 1,79
Continued operations - Non-controlling	R$ 0.42
Continued operations - Total	R$ 2,21
Weighted average of shares used to calculate the diluted earnings per share	268.198.592

The accompanying notes are an integral part of the pro-forma condensed consolidated financial information.

(*) The pro-forma diluted loss per share was not presented due to the non-diluted effect

		Pro-forma adjustments
		Corporate reorganization
	Companhia Brasileira de Distribuição	Spin-off of Sendas Distribuidora S.A.	Assets transferred in exchange	Contribution of capital to Sendas Distribuidora S.A.	Corporate Separation Agreement	Total Pro-forma
		Note 2.2(a)	Note 2.2(b)	Note 2.2(c)	Note 2.2(d)
Continued operations
Sales revenue	56.635	(27.952)	-	-	-	28.683
Cost of sales and/or services	(44.444)	23.228	-	-	-	(21.216)
Gross profit	12.191	(4.724)	-	-	-	7.467
Operating income (expenses)
Sales expenses	(7.431)	2.265	-	-	-	(5.166)
General and administrative expenses	(923)	353	-	-	-	(569)
Depreciation and amortization	(1.413)	386	-	1	-	(1.027)
Equity in subsidiaries	2	-	(51)	-	-	(48)
Other operating income (expenses), net	(459)	171	-	-	-	(287)
	(10.223)	3.176	(51)	1	-	(7.097)
Operating income before finance income (costs)	1.968	(1.548)	(51)	1	-	370

Finance income (costs), net	(1.206)	189	-	-	(6)	(1.023)

Income (loss) before income tax and social contribution	761	(1.359)	(51)	1	(6)	(653)

Income tax and social contribution	(272)	379	-	-	2	109

Net income (loss) from continued operations	490	(980)	(51)	1	(4)	(544)
Attributable to:
Company’s controlling shareholders - Continued operations	478	(980)	(51)	1	(4)	(556)
Non-controlling interest - Continued operations	12					12

Basic earnings per share:
Continued operations - Group	R$ 1,79					R$ (2,08)
Continued operations - Non-controlling	R$ 0,05					R$ 0,05
Continued operations - Total	R$ 1,83					R$ (2,04)
Weighted average of shares used to calculate the basic earnings per share	267.068.422					267.068.422

Diluted earnings per share(*):
Continued operations – Group	R$ 1,78
Continued operations - Non-controlling	R$ 0,05
Continued operations – Total	R$ 1,83
Weighted average of shares used to calculate the diluted earnings per share	267.573.996

The accompanying notes are an integral part of the pro-forma condensed consolidated financial information.

(*) The pro-forma diluted loss per share was not presented due to the non-diluted effect

1.	Description of transaction and basis for the preparation of pro-forma condensed consolidated unaudited financial information

1.1.	Transaction Description

The pro-forma condensed consolidated unaudited balance sheet as of September 30, 2020 and the pro-forma condensed consolidated unaudited income statements for the nine-month period ended September 30, 2020 and the year ended December 31, 2019 reflect the transaction described below:

The Board of Directors’ meeting, held on September 9, 2020, authorized the beginning of the studies for separation of Sendas Distribuidora S.A. (“Sendas”), by means of the partial spin-off of Companhia Brasileira de Distribuição (“Company” or “CBD”) (“Potential Transaction”).

The purpose of the Potential Transaction is segregating the Company’s Cash & Carry (Wholesale and Retail) and traditional retail businesses allowing them to operate autonomous, with separate management, focused on the business model and market opportunities. In addition, the Potential Transaction shall ensure the direct access to the capital market and other financing sources to each of the business.

Upon implementation of the Potential Transaction, the Company’s shareholders shall receive the shares issued by Sendas and held by the Company, proportionally to the shareholding interest held by the shareholders in the Company’s capital. Such distribution shall take place after the listing, by Sendas, of the shares issued in the “Novo Mercado” segment of B3 S.A - Brasil, Bolsa, Balcão; the ADSs are expected to be listed, representing the Sendas’ shares in the New York Stock Exchange (NYSE).

The Potential Transaction also provides for the following:

•	The shareholding interest in Almacenes Éxito S.A. (“Éxito”) currently held by Sendas shall be transferred to the Company; 9.07% of the shareholding interest in exchange for the assets described in item “2.1.b“ and in the next paragraph, and the remaining percent of 87.49% of the shareholding interest by means of a spin-off on behalf of the Company;
•	The assignment by CBD to Sendas of: (i) the shareholding interest corresponding to 50% of the capital stock of Bellamar Empreendimentos e Participações Ltda. (“Bellamar”), which holds 35.76% of the shareholding interest in Financeira Itaú CBD S.A. Crédito, Financiamento e Investimento (“FIC”), (ii) lands, in the amount of R$25 described in exhibit 5 of the accounting report of CBD spin-off, in exchange of the 9.07% of shareholding interest of Éxito;
•	The assignment of other operational assets linked to the retail activity with the historical amount of R$20;
•	The Company’s contribution to Sendas through: (i) net assets for future development in the amount of R$45; (ii) credits held by CBD, in the amount of R$140; and (iii) cash, in the amount of R$500, all described in the Company and Sendas Spin-off Agreement, which shall be approved in the relevant Shareholders’ Meeting, including those which will approve the Potential Transaction;

•	In addition, in conformity with the terms of the Corporate Separation Agreement entered into between CBD and Sendas, and by virtue of the Potential Transaction, certain assets and liabilities are recognized in connection with the transactions performed between the Company and Sendas, which are being documented, representing a decrease in net equity of R$130.

1.2.	Basis of Preparation of the unaudited pro-forma condensed consolidated financial information

The unaudited pro-forma condensed consolidated financial information has been prepared and is being presented under Communication 06 – Presentation of Pro-forma Financial Information, issued by the Federal Accounting Council, approved by CVM.

The unaudited pro-forma condensed consolidated balance sheet as at September 30, 2020 is based on the CBD’s and Sendas’ consolidated balance sheets, on a pro-forma basis, as if such Potential Transaction had been concluded on September 30, 2020. The pro-forma condensed consolidated income statement for the nine-month unaudited period ended September 30, 2020 and for the year ended December 31, 2019, based on the CBD’s and Sendas’ consolidated historical income statements, as if such Potential Transaction had been concluded on January 1, 2019.

The unaudited pro-forma condensed consolidated financial information was based on the following:

•	CBD’ consolidated historical financial information for the nine-month period ended September 30, 2020, prepared under technical pronouncement CPC 21 – Interim Financial Reporting issued by CPC and international accounting standard IAS 34 – Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”), revised by Ernst & Young Auditores Independentes S.S, which issued a review report, without changes, on October 28, 2020;

•	CBD’s consolidated historical financial statements for the year ended December 31, 2019, prepared in accordance with accounting practices adopted in Brazil, which comprise the accounting pronouncements, interpretations and guidelines issued by the CPC, approved by the Brazilian Securities Commission (“CVM”) and the Federal Accounting Council (“CFC”), and also with the international financial reporting standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), audited by Ernst & Young Auditores Independentes SS, which issued an audit report, without changes, on October 28, 2020;

•	Sendas’ consolidated historical interim financial information for the nine-month period ended on September 30, 2020, prepared in accordance with technical pronouncement CPC 21 – Interim Statement issued by CPC and the international accounting standard IAS 34 –

Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”), reviewed by Ernst & Young Auditores Independentes SS, which issued a review report, without changes, on December 12, 2020;

•	Sendas’ historical condensed consolidated historical financial statements for the year ended December 31, 2019, prepared in accordance with the accounting practices adopted in Brazil, which comprise the accounting pronouncements, interpretations and guidelines issued by the CPC, approved by the Brazilian Securities and Exchange Commission (“CVM”) and the Federal Accounting Council (“CFC”), and also the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), audited by Ernst & Young Auditores Independentes S.S, which issued an audit report, without changes, on December 12, 2020

The unaudited pro-forma condensed consolidated financial information must be read in conjunction with the consolidated historical accounting information notes related thereto, mentioned above.

The pro-forma adjustments are based on the currently available information and certain assumptions and estimates, as described in note 2 below. Actual results may differ from the pro-forma adjustments. However, Management believes that these assumptions and estimates provide a reasonable basis to present the significant effects of the respective transactions and that the pro-forma adjustments are supported by the facts and properly reflect these assumptions and estimates.

The unaudited pro-forma condensed consolidated financial information has been presented for purposes of information only and does not intend to represent the Sendas’ actual consolidated results from operations or consolidated financial position if the Potential Transaction had taken place on the assumed dates and, therefore, does not necessarily indicate the results from operations in future periods or the consolidated financial position.

The unaudited pro-forma condensed consolidated financial information has been prepared on a recurring basis and, therefore, does not include eventual non-recurring gains or losses arising from the Potential Transaction.

The Potential Transaction, as described above, includes the receipt by CBD of 100% of the shareholding interest held by Sendas in Éxito’s capital stock. The transfer of the Éxito’s shares to CBD does not impact the unaudited pro-forma condensed consolidated financial information, as the CBD’s historical consolidated balances include the Éxito’s historical balances of the balance sheet and income statement, as Éxito is an indirect subsidiary.

3.	Pro-forma Adjustments

The unaudited pro-forma condensed consolidated financial information includes the following adjustments:

3.1.	Pro-forma adjustments to the historical unaudited condensed consolidated balance sheet as of September 30, 2020
(e)	It represents Sendas' historical spun-off equity balances at historical values by virtue of the separation of the GPA’s Wholesale and Retail operation, as described in Sendas’ spin-off appraisal report, included in the form of Exhibit 8. As explained in paragraph 1.2 above, Sendas’ spun-off amounts do not include Éxito’s balances, as they are already included in the consolidated balances of CBD and will continue to be part of CBD’s operations.
(f)	According to the application of CPC 36 (R3)/IFRS 10 — Consolidated Financial Statements, within the scope of the Potential Transaction for the assignment of shareholding corresponding to 50% of Bellamar's share capital, and consequently joint control of it in accordance with CPC 19 (R2)/IFRS 11 – Joint Ventures, Bellamar’s deconsolidation in the net assets of R$(377). Then, the registration of the remaining 50% interest in Bellamar is made at fair value, in the amount of R$769 in application of the principles of IFRS10. The revaluation gain net of tax, in the amount of R $ 435, is not being shown in the pro-forma adjustments to the result, as it is considered as a non-recurring gain. Such gain was calculated by the difference between fair value of the investment at 50% in Bellamar in the amount net of income tax of R$624 and the book value of such investment, represented by 50% of R$377.

The adjustment in the balance sheet is composed of the following assets transferred in exchange of 9.07% of shareholding interest in Éxito:

	De-consolidation of Bellamar consolidated balances	Acknowledgment of 50% of investment at fair price in Bellamar	Assignment of lands	Total Pro-forma adjustment
Assets
Cash and cash equivalents	(16)			(16)
Investments in subsidiaries and associated companies	(362) (*)	769		407
Fixed assets			(25)	(25)
	(378)	769	(25)	366
Liabilities
Related Parties	1			1
Deferred income Tax e social contribution		(145)		(145)
	-	(145)	-	(145)
	(377)	624	(25)	222

(*) Refers to the equity interest held in FIC recognized by the equity method.

(g)	It represents the contribution of capital increase of CBD in Sendas through (i) the cash contribution, in the amount of R$500, (ii) the net debt capitalization (credit receivable net from payable liabilities CBD) in the amount of R$140, and (iii) contribution of fixed assets (stores for future development) with residual amount of R$ 45, as described in note 1.1 above.
(h)	Recognition of balances of assets and liabilities in connection with the Corporate Separation Agreement entered into between CBD and Sendas, related to relevant contingencies and judicial deposits which the parties agreed to be responsible after the spin-off. These indemnification effects will be registered in the related parties’ accounts, and the net effect in CBD shall be R$130 in the net shareholders’ equity.

3.2.	Pro-forma adjustments to the unaudited historical condensed consolidated income for the 9-month period ended on September 30, 2020 and December 31, 2019
(a)	It represents the spin-off of Sendas’ historical income lines at historical value, for the year 2019 for the pro-forma income statement for the fiscal year ended on December 31, 2019, and for the nine-month period ended on September 30, 2020 for the pro-forma income statement for the nine-month period ended September 30, 2020. As explained in paragraph 1.2 above, the Sendas’ spun-off amounts do not include Éxito’s results, as they are already included in the consolidated balances of CBD and will continue to be part of CBD’s operations.

(b)	It represents the elimination of the shareholding interest equivalent to 50% of Bellamar’s result, as if the shareholding interest had been acquired on January 1, 2019. Such accounting and the subsequent acquisition of the joint shareholding control in Bellamar are addressed under CPC 19/IFRS 11.
	Year ended on December 31, 2019	9-month period ended on September, 30 2020
Elimination of Bellamar historical net income in CBD’s consolidated books	(101)	(88)
Adjustment by equity results for 50% participation of Bellamar	50	44

(c)	It represents the adjustment related to the amortization of the assets assigned to SENDAS as contribution of capital, assuming that these assets were transferred on January 1, 2019:

	Historical Cost	Annual depreciation rate	Pro-forma adjustment depreciation Year ended on December 31, 2019	Depreciation 9-month period ended on September, 30 2020
Land	15	N/A	-	-
Buildings	16	2,50%	0	0
Improvements	20	4,17%	1	1
Facilities	1	8,19%	0	0
Total	53		1	1

(d)	It represents the indemnity of interest that CBD must pay to Sendas on the liabilities recorded and described in paragraph “2.1.d”, assuming that these liabilities were registered on January 1, 2019:
	Indemnifiable liabilities			Adjustment for inflation
	01/01/2019	12/31/2019	09/30/2020	Year ended on December 31, 2019	9-month period ended on September, 30 2020
Tax contingencies	(97)	(101)	(105)	(4)	(4)
Civil/labor contingencies	(65)	(67)	(68)	(2)	(1)
Total	(162)	(168)	(173)	(6)	(5)

Exhibit VII(a)
Report Detailing the Origin and Justification of the Proposed Amendments

Below is a comparative table between the version currently in effect and the proposed changes to the Company's Bylaws.

Current Wording	Proposed wording	Comparative Wording	Economic or Legal Effects
ARTICLE 4 - The Company's capital stock is six billion, eight hundred and fifty-eight million, nine hundred and fifty-six thousand, nine hundred and eighty-four Brazilian Reais and thirty-four cents (R$ 6,858,956,984.34), fully subscribed and paid up, divided into two hundred and sixty-eight million, forty-five thousand, seven hundred and twenty-two (268,045,722) common shares, all registered, book-entry and without par value.	ARTICLE 4 - The Company's capital stock is five billion, six hundred and forty-nine million, eight hundred and sixty-six thousand, five hundred and eighty-five reais and sixty-nine cents (R$ 5,649,866,585.69), fully subscribed and paid up, divided into two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) common shares, all registered, book-entry and without par value.

ARTICLE 4 - The Company's capital stock is ~~six billion, eight hundred and fifty-eight million, nine hundred and fifty-six thousand, nine hundred and eighty-four reais and thirty-four cents (5,858,956,984.34)~~ five billion, six hundred and forty nine million, eight hundred and sixty-six thousand, five hundred and eighty-five reais and sixty nine cents (5,649,866,585.69), fully subscribed and paid up, divided into ~~two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,045,722)~~ two hundred and sixty-eight million, three hundred and fifty-one thousand, five hundred and sixty-seven (268,351,567) common shares, all registered, book-entry and without par value.

Reduction of the capital stock as a result of the CBD Spin-off.

Updating of the number of shares into which the capital stock is divided as a result of the capital increase approved at the meeting of the Board of Directors held on October 28, 2020.

Exhibit VII(b)
Amended and restated bylaws of the Company, reflecting the amendments proposed

Restated Bylaws

This document is a free translation of the Estatuto Social of Companhia Brasileira de Distribuição. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation.

Consolidated Bylaws

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Corporate Taxpayers’ Registry (CNPJ/ME) No. 47.508.411/0001-56

Commercial Registry (NIRE) No. 35.300.089.901

CHAPTER I

NAME, HEAD OFFICE, PURPOSE AND DURATION

ARTICLE 1 – COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO (“Company”) is a publicly held company with head offices and jurisdiction at Av. Brigadeiro Luís Antonio, 3142, in the City of São Paulo, Federative Republic of Brazil, hereinafter governed by these By-laws, by Law 6,404 dated December 15th, 1976 (“Law No. 6,404/76”) as amended, and other applicable legal provisions.

Sole Paragraph – Upon the Company’s admission to the B3 S.A. – Brasil, Bolsa, Balcão (“B3”) Novo Mercado, the Company, and its shareholders, including controlling shareholders, officers and members of the Fiscal Council, when installed, will be subject to the provisions of B3’s Novo Mercado Regulations.

ARTICLE 2 – The corporate purpose of the Company is the sale of manufactured, semi- manufactured or raw products, both Brazilian and foreign, of any type or species, nature or quality.

First Paragraph – The Company may also engage in the following activities:

(a)       manufacturing, processing, handling, transformation, exporting, importing and representation of food or non-food products either on its own or through third parties;

(b)       international trade, including that involving coffee;

(c)       importing, distribution and sale of cosmetic products for hygienic or make-up purposes, toiletries, sanitary and related products and food supplements;

(d)       sale of drugs and medicines, pharmaceutical and homeopathic specialties, chemical products, accessories, dental care equipment, tools and equipment for surgery, production of chemical products and pharmaceutical specialties, with the possibility that such activities of the Company are specialized as Drugstore, Allopathic Drugstore, Homeopathic Drugstore or Compounding Drugstore of each specialty;

(e)       sale of oil products, filling up of fuels of any kind, rendering of technical assistance services, garage, repair, washing, lubrication, sale of accessories and other similar services, of any vehicles;

(f)       sale of products, drugs and general veterinary medicines; veterinary consultation, clinic and hospital and pet shop with bath and shearing service;

(g)       rental of any recorded media;

(h)       provision of photo, film and similar studio services;

(i)       execution and administration of real estate transactions, purchasing, promoting subdivisions and incorporations, leasing and selling real estate properties on the Company’s own behalf as well as for third parties;

(j)       acting as distributor, agent and representative of merchants and industrial concerns established in Brazil or abroad and, in such capacity, for consignors or on its own behalf acquiring, retaining, possessing and carrying out any operations and transactions in its own interests or on behalf of such consignors;

(k)       provision of data processing services;

(l)       building and construction services of all kinds, either on its own behalf or for third parties, purchase and sale of construction materials and installation and maintenance of air conditioning systems, cargo loaders and freight elevators;

(m)       use of sanitary products and related products;

(n)       general municipal, state and interstate ground freight transportation for its own products and those of third parties, including warehousing, depositing, loading, unloading, packaging and guarding any such products, and subcontracting the services contemplated in this item;

(o)       communication services, general advertising and marketing, including for bars, cafes and restaurants, which may extend to other compatible or connected areas, subject to any legal restrictions;

(p)       purchase, sale and distribution of books, magazines, newspapers, periodicals and similar products;

(q)       performance of studies, analysis, planning and markets research;

(r)       performance of market testing for the launching of new products, packaging and labels;

(s)       creation of strategies and analysis of “sales behavior in specific sectors”, of special promotions and of advertising;

(t)       provision of management services of food, meal, drugstore, fuel and transportation vouchers/cards and other cards resulting from the activities related to its corporate purpose;

(u)       lease and sublease of its own or third-party furnishings;

(v)       provision of management services;

(w)       representation of other companies, both Brazilian and foreign, and participation as a partner or shareholder in the capital stock of other companies irrespective of their form or object, and in commercial enterprises of any nature;

(x)       agency, brokerage or intermediation of coupons and tickets;

(y)       services related to billing, receipts or payments, of coupons, bills or booklets, rates, taxes and for third parties, including those made by electronic means or by automatic teller machines; supply of charging position, receipt or payment; issuing of booklets, payment forms, printed documents and documents in general;

(z)       provision of services in connection with parking lot, permanence and the safeguarding of vehicles;

(aa) import of beverages, wines and vinegars;

(bb) sale of seeds and seedlings;

(cc) trade of telecommunications products; and

(dd) import, distribution and trade of toys, metallic pans, household ladders, baby strollers, party articles, school articles, tires, household appliances, bikes, monoblock plastic chairs and lamps.

Second Paragraph – The Company may provide guarantees or collateral for business transactions in its interest, although it must not do so merely as a favor.

ARTICLE 3 – The Company’s term of duration shall be indefinite.

CHAPTER II

CAPITAL STOCK AND SHARES

ARTICLE 4 – The Company Capital is R$ 5,649,866,585.69 (five billion, six hundred and forty-nine million, eight hundred and sixty six thousand, five hundred and eighty five reais and sixty nine cents), fully subscribed and paid in, divided into 268,351,567 (two hundred sixty-eight million, three hundred fifty-one thousand, five hundred sixty-seven) common shares, all registered with no par value.

First Paragraph – The shares of capital stock are indivisible in relation to the Company and each common share entitles its holder to one vote at the General Shareholders’ Meetings.

Second Paragraph – The shares shall be recorded in book-entry systems and be kept in deposit accounts on behalf of their holders with the authorized financial institution designated by the Company, without issuance of share certificates.

Third Paragraph – The cost of the service of transferring the ownership of the book-entry shares charged by the depositary financial institution may be passed on to the shareholder, pursuant to the third paragraph of Article 35 of Law No. 6,404/76, subject to the maximum limits established by the Brazilian Securities Commission ("Comissão de Valores Mobiliários", or “CVM”).

Fourth Paragraph - The Company shall not issue preferred and founders' shares.

ARTICLE 5 – The Company is authorized to increase its capital stock by resolution of the Board of Directors without the need to amend the Company By-laws, up to the limit of four hundred million (400,000,000) common shares.

First Paragraph – The limit of the Company’s authorized capital shall only be modified by decision of a General Shareholders’ Meeting.

Second Paragraph – Within the limit of the authorized capital and in accordance with a plan approved by the General Shareholders’ Meeting, the Company may grant stock options to the members of its management bodies or employees, or to individuals providing services to the Company.

ARTICLE 6 – The issuance of shares, subscription bonuses or debentures convertible into shares up to the limit of the authorized capital, may be approved by the Board of Directors, with the exclusion or reduction of the term for the exercise of preemptive rights, as provided in Article 172 of Law No. 6,404/76.

Sole Paragraph – Except for the provision set out in the caput of this Article, the shareholders shall be entitled to preemptive rights, in proportion to their respective equity interests, in the subscription of any Company’s capital increases, which exercise shall be governed by the legislation applicable thereto.

CHAPTER III

GENERAL SHAREHOLDERS’ MEETING

ARTICLE 7 – The General Shareholders’ Meeting is the meeting of the shareholders, which shareholders may attend in person or by appointing and constituting their representatives under the provisions of the Law, in order to resolve on matters of interest to the Company.

ARTICLE 8 – The General Shareholders' Meeting shall be called, installed and chaired by the Chairman of the Board of Directors, or in his absence, by any of the Co-Vice-Chairmen of the Board of Directors or, in their absence, by an Officer appointed by the Chairman of the Board of Directors and shall have the following powers:

(I)       the amendment to the Company's By-laws;

(II)       the appointment and removal of members of the Company's Board of Directors at any time;

(III)       the appointment and removal of the Chairman and the Co-Vice-Chairmen of the Company's Board of Directors;

(IV)       the approval, annually, of the accounts of management and financial statements prepared by the Company´s management;

(V)       the approval of any issuance of shares, bonuses, debentures convertible into its shares or securities or other rights or interests which are convertible or exchangeable into or exercisable for its shares, without limiting the powers of the Board of Directors provided in Article 5 and Article 17(g);

(VI)       the approval of any appraisals of assets which the shareholders may contribute for the formation of the Company's capital;

(VII)       the approval of any proposal for change the corporate form, amalgamation, merger (including absorption of shares), spin-off or split of the Company, or any other form of restructuring of the Company;

(VIII)       the approval of any proposal for dissolution or liquidation of the Company, or for appointing or replacement of its liquidator(s);

(IX)       the approval of the accounts of the liquidator(s); and

(X)       the establishment of the global annual compensation of the members of the Board of Directors and of the Executive Board.

ARTICLE 9 – Any resolution of the General Shareholders’ Meeting shall be taken by the approval of shareholders representing at least the majority of votes of the shareholders present at the General Shareholders’ Meeting, excluding all the blank votes, except as otherwise required by the exemptions set forth by law and applicable regulation.

ARTICLE 10 – The Annual General Shareholders’ Meeting shall have the powers set forth in the law and shall take place during the first four months following the end of each fiscal year.

Sole Paragraph – Whenever necessary, the General Shareholders’ Meeting may be installed extraordinarily, and may be carried out subsequently to the Annual General Shareholders’ Meeting.

CHAPTER IV

MANAGEMENT

ARTICLE 11 – The Company shall be managed by a Board of Directors and an Executive Board.

First Paragraph – The investiture of the members of the Company’s management will be subject to the prior execution of an instrument of investiture which shall contemplate the arbitration clause provided for in Article 38.

Second Paragraph – The term of office of the Directors and Executive Officers shall be extended until their respective successors take office.

Third Paragraph – The minutes of the meetings of the Board of Directors and of the Executive Board shall be record in the proper book, which shall be signed by the present Directors and Executive Officers, as the case may be.

Section I

Board of Directors

ARTICLE 12 – The Board of Directors consists of at least seven (7) and no more than nine (9) members, elected and removed by the General Shareholders’ Meeting, with a unified term of office of two (2) years, reelection being allowed.

First Paragraph – In the event of permanent vacancy of a Director´s office, the Board of Directors shall elect a substitute to fulfill such position permanently, until the end of the relevant term in office. In the event of simultaneous vacancy of the majority of the positions, a General Shareholders’ Meeting shall be called in order to proceed with a new election.

Second Paragraph – Out of the members of the Board of Directors, at least two (2) members or twenty per cent (20%) of the members, whichever is higher, shall be Independent Directors, complying with the Novo Mercado Regulation, and the characterization of those appointed to the Board of Directors as Independent Directors must be deliberated at the General Shareholders’ Meeting that had elected them, provided that those members of the Board of Directors elected as set forth by Article 141, paragraphs 4 and 5 of Law No. 6,404/76, in the event of the existence of a controlling shareholder, shall be deemed as independent.

Third Paragraph – When, as a result of complying with the percentage set forth above, such calculation gives a fractional number, this fractional number shall be rounded up.

ARTICLE 13 – The Board of Directors shall have 1 (one) Chairman and up to 2 (two) Co-Vice-Chairmen, both appointed by the General Shareholders’ Meeting.

First Paragraph – The positions of Chairman of the Board of Directors and of Chief Executive Officer or main executive of the Company cannot be held by one and the same person.

Second Paragraph – In the event of vacancy or impediment of the Chairman of the Board of Directors, the Co-Vice-Chairman with the highest number of consecutive terms in the Company shall automatically take such position, remaining in office until the end of the respective term or, in the event of the convening of a General Shareholders’ Meeting for the appointment of a new Chairman, until its respective investiture.

Third Paragraph – In the event of vacancy or impediment of any of the Co-Vice-Chairman of the Board of Directors, such position shall remain vacant until the General Shareholders’ Meeting that decides on the appointment of a new Co-Vice-Chairman.

Fourth Paragraph – In the event of absence of the Chairman of the Board of Directors, the Board of Directors’ meetings shall be chaired, alternatively and successively, by the Co-Vice-Chairmen, starting such rotation with the Co-Vice-Chairman with the greater number of successive terms in the Company.

ARTICLE 14 – The Board of Directors shall ordinarily meet at least six times every year, to review the financial and other results of the Company and to review and follow-up on the annual operating plan, and shall extraordinarily meet whenever necessary.

First Paragraph – The Chairman, or, in his absence, any of the Co-Vice-Chairmen, shall call the meetings of the Board of Directors, by his or her initiative or at the written request of any Director.

Second Paragraph – The calls for the meetings of the Board of Directors shall be made by electronic means or letter, at least seven (7) days in advance, including the agenda of the meeting and specifying the place and date to be held on first call and, as the case may be, on second call. Any proposal of resolutions and all necessary documentation related thereto shall be at the Board of Directors disposal. The meetings shall be held regardless of the timeliness of the respective call notice in the case of attendance of all Directors in office at such time, or with the prior written consent of the absents Directors.

Third Paragraph – The presence of at least half of the members of the Board of Directors shall be required for the installation of a meeting of the Board of Directors on first call, and the presence of any number of the members of the Board of Directors shall be required for the installation of a meeting on second call. For purposes of the quorum required in this paragraph, the number of members present shall include the members represented as authorized by these By-laws.

ARTICLE 15 – The Board of Directors meetings shall be presided over by the Chairman of the Board of Directors, or in his absence, he shall be replaced by any of the Co-Vice-Chairmen of the Board of Directors, in accordance to the alternation rule set forth in the fourth paragraph of Article 1413.

First Paragraph – The resolutions of the Board of Directors shall be taken by the majority of votes cast by its members. Board members may participate in the meetings of the Board of Directors through e-conferencing, through video-conferencing or through any other means of electronic communications allowing the identification of the director and simultaneous communication with all the other ones attending the meeting. In this case, directors will be considered as present at the meeting and shall execute the corresponding minutes of such meeting afterwards.

Second Paragraph – In case of absence or temporary impediment of any member of the Board of Directors, the absent member may appoint, in writing, from among the other members of the Board of Directors, his or her substitute. In this case, the member who is replacing the temporarily absent or impeded member, in addition to his own vote, shall cast the vote of the substituted member.

ARTICLE 16 – The Board of Directors shall approve any modification of its Internal Regulations and appoint an Executive Secretary, who shall perform the duties defined in the Internal Regulations, as well as issue certificates and confirm, to third parties, the authenticity of resolutions taken by the Board of Directors.

ARTICLE 17 – In addition to the powers provided for in the applicable law, the Board of Directors shall have the powers to:

(a)       set forth the general guidelines of the Company’s business;

(b)       approve or amend the annual operating plan of the Company;

(c)       appoint and remove the Executive Officers of the Company, establishing their duties and titles;

(d)       supervise action of the Executive Officers of the Company, examine, at any time, the records and books of the Company, request information on agreements executed or to be executed and on any other acts or matters;

(e)       call the General Shareholders’ Meeting;

(f)       issue an opinion on the report of the management, the accounts of the Executive Board and the financial statements of the Company;

(g)       approve the issuance of shares, bonuses, debentures convertible into its shares up to the limit of the authorized capital and establish the respective price and payment conditions;

(h)       appoint and remove the independent public accountants, observing the Audit Committee’s recommendation;

(i)       issue an opinion on any and all proposals of the Executive Board to be submitted to the General Shareholders’ Meetings;

(j)       authorize the acquisition of shares of the Company for purposes of cancellation or maintenance in treasury, observing the applicable regulation;

(k)       develop, jointly with the Executive Board, and approve a profit sharing and additional benefits program for the members of the management bodies and for the employees of the Company (a “Profit Sharing Program”);

(l)       define the share of Company's profits to be allocated to the Profit Sharing Program in due compliance with the applicable legal provisions, these By-laws and the Profit Sharing Program in effect at such time. The amounts expensed or accrued in each fiscal year by way of profit sharing in addition to granting options to purchase shares of the Company’s stock shall be limited to fifteen per cent (15%) or less of the profit recorded in each fiscal year after the pertinent deductions have been effected in accordance with Article 189 of Law No. 6,404/76;

(m)       set forth the number of shares to be issued under the stock option plan previously approved by the General Shareholders’ Meeting, provided that the limit established in item "l" above is duly observed;

(n)       set up Committees that shall be responsible for making proposals or recommendations and giving their opinions to the Board of Directors and set forth each Committees’ respective powers, in accordance with the provisions of these By-laws;

(o)       approve the acquisition, sale, disposal or creation of any lien on any asset, including any real estate, of the Company or any other investments made by the Company in an individual amount or cumulated over a fiscal year in excess of the amount in Reais equivalent to twenty million U.S. Dollars (US$20,000,000.00)

or in excess of an amount equal to one percent (1%) of the net worth of the Company as determined in its latest annual balance sheet or quarterly financial statements, whichever is greater;

(p)       approve any financial arrangement involving the Company, including the lending or borrowing of funds and the issuance of non-convertible debentures, in excess of an individual amount equivalent to one half (0.5) of EBITDA, as determined in the consolidated financial statements related to the preceding fiscal year;

(q)       approve the joint venture of the Company with third parties involving an individual investment or cumulated over a fiscal year. in excess of the amount in Reais equivalent to twenty million U.S. Dollars (US$20,000,000.00) or in excess of an amount equal to one percent (1%) of the net worth of the Company as determined in its latest annual balance sheet or quarterly financial statements, whichever is greater;

(r)       give favorable or unfavorable opinions on any takeover bid the object of which is the shares issued by the Company, by means of a well-grounded prior opinion, as set forth by the Novo Mercado Regulation; and

(s)       the approval of any change in the Company's dividend policy.

First Paragraph – In case a resolution is to be taken by the corporate bodies of companies controlled by the Company or companies of which the Company elect its directors or executive officers, the Board of Directors shall instruct the vote to be cast by the Company’s management, in the case of decisions set forth in General Shareholders’ Meetings or in any equivalent body of such companies, or the vote to be cast by the members elected or appointed by the Company to the corporate management bodies of such companies if the matter of such resolution refers to the items (o), (p) and (q) of this Article, with the parameters referred to therein being calculated in accordance with the latest annual balance sheet or quarterly financial statements of such companies.

Second Paragraph – The Board of Directors shall approve a policy for related party transactions and may establish limits, authority and specific procedures for the approval of such transactions.

Section II

Audit Committee and Other Management’s Auxiliary Bodies

ARTICLE 18 – The audit committee, an advisory body to the Company’s Board of Directors, shall have, at least, three (3) members, which shall have at least one (1) independent Director and at least one (1) whom must have recognized experience in business accounting matters.

First Paragraph – The same member of the Audit Committee may accumulate the qualifications referred in the caput.

Second Paragraph – The members of the Audit Committee, subject to the provisions established in Article 20 and in Chapter V of these By-laws, shall be elected by the Board of Directors and meet all the applicable independence requirements as set forth in the rules of the Brazilian Securities Commission and the Novo Mercado Listing Regulation of B3.

Third Paragraph – The activities of the coordinator of the Audit Committee are defined in its internal regulations, approved by the Board of Directors.

ARTICLE 19 – The members of the Audit Committee shall be elected by the Board of Directors for a term of office of two (2) years, with reelection being permitted for successive terms, in accordance with the conditions set forth in the Audit Committee’s Internal Regulation.

First Paragraph - During their term of office, the members of the Audit Committee may not be replaced except for the following reasons:

(a)       death or resignation;

(b)       unjustified absence from three (3) consecutive meetings or six (6) alternate meetings per year; or

(c)       a substantiated decision of the Board of Directors.

Second Paragraph – In the event of a vacancy in the Audit Committee, the Board of Directors shall elect a person to complete the term of office of the replaced member.

Third Paragraph – The Audit Committee has the following duties, among other:

(a)       issue its opinion on the engagement or dismissal of the independent outside auditor;

(b)       review the management report and the financial statements, periodic financial statements and quarterly financial information of the Company, and provide the recommendations it deems necessary to the Board of Directors;

(c)       oversee the activities of the Company’s internal auditing and internal control departments;

(d)       appraise and monitor the Company’s risk exposure;

(e)       appraise and monitor the Company’s internal policies, including its policy on related-party transactions, and recommending corrections or enhancements; and

(f)       have means to receive and treat information on noncompliance with the laws and regulations applicable to the Company, and with its internal rules and codes, including provision for specific procedures to protect whistleblowers and assure the confidentiality of such information.

ARTICLE 20 – In the event the Fiscal Council is established as set forth in Law 6,404/76 and in Chapter V below, the Audit Committee shall maintain its functions, subject to the powers granted to the Fiscal Council by law.

ARTICLE 21 – The Board of Directors may constitute other Committees and decide their composition, which shall have the function of receiving and analyzing information, elaborating proposals or making recommendations to the Board of Directors, in their specific areas, in accordance with their internal regulations to be approved by the Board of Directors.

Sole Paragraph – The members of the Committees created by the Board of Directors shall have the same duties and liabilities as the management of the Company.

Section III

Executive Board

ARTICLE 22 – The Executive Board shall be composed of at least two (2) and no more than fourteen (14) members, shareholders or not, resident in Brazil, appointed and removed by the Board of Directors, being necessarily appointed one (1) as the Chief Executive Officer (the “CEO”), one (1) as the Investor Relations Executive Officer and the others as Vice Chief Executive Officers and Officers.

Sole Paragraph – The mandate period of the Executive Board is of two (2) years, reelection being permitted.

ARTICLE 23 – The Executive Officers shall be in charge of the general duties set forth in these By-laws and those establish by the Board of Directors and shall keep mutual cooperation among themselves and assist each other in the performance of their duties and functions.

First Paragraph – The duties and titles of each Executive Officer shall be established by the Board of Directors.

Second Paragraph – In the event of absences, occasional impairments and vacancy, the Executive Officers shall be replaced in the following manner:

(a)       in the event of absences and occasional impairments of the CEO, he shall be replaced by another Executive Officer indicated by him and in the event of permanent vacancy, the Board of Directors shall appoint the CEO’s replacement within thirty (30) days, who shall complete the term of office of the CEO;

(b)       in the event of absences and occasional impairments of the remaining Executive Officers, they shall be replaced by the CEO and, in the event of permanent vacancy, the Board of Directors shall appoint the Executive Officer’s replacement within thirty (30) days, who shall complete the term of office of the replaced Executive Officer.

ARTICLE 24 – The Executive Board shall meet upon call of the CEO or of half of the Executive Officers in office.

Sole Paragraph – The minimum quorum required for the installation of a meeting of the Executive Board is the presence of at least one-third (1/3) of the Executive Officers in office at such time. The resolutions of the Executive Board shall be approved by the majority of the votes of the Executive Officers present at the meeting. In the event of a tie in connection of any matter subject to the Executive Officers approval, such matter shall be submitted to the Board of Directors.

ARTICLE 25 – In addition to the duties that may be attributed to the Executive Board by the General Shareholders’ Meeting and by the Board of Directors, and without prejudice to the other legal duties, the Executive Board shall have the power to:

(i)       manage the Company’s business and ensure compliance with these By-laws;

(ii)       ensure that the Company’s purpose is duly performed;

(iii)       approve all plans, programs and general rules of operation, management and control for the development of the Company, in accordance with the guidelines determined by the Board of Directors;

(iv)       prepare and submit to the Annual General Shareholders’ Meeting a report on the corporate business activities, including the balance sheet and financial statements required by law for each fiscal year, as well as the respective opinions of the Fiscal Council, as the case may be;

(v)       guide all Company's activities under the guidelines set forth by the Board of Directors and appropriate to the fulfillment of its purposes;

(vi)       suggest investment and operating plans or programs to the Board of Directors;

(vii)       authorize the opening and closing of branches, agencies or depots and/or institute delegations, offices and representations in any location of the national territory or abroad;

(viii)       render an opinion on any matter to be submitted to the Board of Directors approval; and

(ix)       develop and carry out, jointly with the Board of Directors, the Profit Sharing Program.

ARTICLE 26 – The Chief Executive Officer, in particular, is entitled to:

(a)       plan, coordinate, conduct and manage all Company’s activities, as well as perform all executive and decision-making functions;

(b)       carry out the overall supervision of all Company’s activities, coordinating and guiding the other Executive Officers’ activities;

(c)       call and install the meetings of the Executive Board;

(d)       coordinate and conduct the process of approval of the annual/multi-annual budget and of the investment and expansion plans together with the Board of Directors; and

(e)       suggest functions and respective candidates for the Executive Officers positions of the Company and submit such suggestion to the Board of Directors approval.

ARTICLE 27 – It is incumbent upon the Executive Officers to assist and support the CEO in the administration of the Company, in accordance with duties determined by the Board of Directors, and perform all acts necessary for the Company’s regular activities, as long as these acts have been duly authorized by the Board of Directors.

ARTICLE 28 – The Executive Officers shall represent the Company actively and passively, in court and outside courts and before third parties, performing and signing all acts that result in obligations to the Company.

First Paragraph – For the granting of powers-of-attorney, the Company shall be represented by two (2) Executive Officers, acting jointly, and all powers-of-attorney shall have a validity term, except for powers-of-attorney granted for judicial purposes, in addition to the description of the powers granted which may cover any and all acts, including those related to banking operations.

Second Paragraph – In case of acts that entail any kind of acquisition, sale, disposal or creation of any lien on any of the Company’s asset, including any real estate, as well as, for the granting of powers-of-attorney for the practice of such acts, the Company is required to be represented jointly by two (2) Executive Officers, by two (2) attorneys-in-fact or by one (1) Executive Officer and one (1) attorney-in-fact of whom one must always be the CEO or an attorney-in-fact duly appointed by two (2) Executive Officers of whom one must be the CEO.

Third Paragraph – The Company shall be considered duly represented:

(a)       jointly by two Executive Officers;

(b)       jointly by one Executive Officer and one attorney-in-fact, duly appointed pursuant the provisions of these By-laws;

(c)       jointly by two attorneys-in-fact, duly appointed pursuant the provisions of these By-laws; or

(d)       solely by an attorney-in-fact or Executive Officer, in specific cases, when so determined by the respective power-of-attorney and in accordance with the powers contained therein.

CHAPTER V

FISCAL COUNCIL

ARTICLE 29 – The Company shall have a non-permanent Fiscal Council composed of three (3) members and equal number of alternates.

First Paragraph – The Fiscal Council shall only be installed at the shareholders’ request in accordance with the applicable legislation.

Second Paragraph – The Fiscal Council, if installed, shall approve its internal regulation, which shall provide for the general rules for its functioning, structure organization and activities.

Third Paragraph – The investiture of the members of the Fiscal Council will be subject to the prior execution of the instrument of investiture which shall contemplate the arbitration clause provided for in Article 38 below.

CHAPTER VI

FISCAL YEAR AND FINANCIAL STATEMENTS

ARTICLE 30 – The fiscal year ends on December 31 of each year, when the balance sheet and financial statements required by applicable law shall be prepared.

ARTICLE 31 – The Company may, at the discretion of the Executive Board, prepare quarterly or semi-annual balance sheets.

CHAPTER VII

DESTINATION OF PROFITS

ARTICLE 32 – Upon the preparation of the balance sheet, the following rules shall be observed with respect to the distribution of the profits:

(i)       from the profits of the fiscal year shall be deducted, before any allocation of net profits, the accumulated losses and the provision of the income tax;

(ii)       after deducting the portions described in item (i) above, the portion to be distributed in the form of employee and management profit sharing shall be deducted, as determined by the Board of Directors, in compliance with the Profit Sharing Program and under the terms and according to the limits provided in items "k" and "l" of Article 17 herein;

(iii)       the remaining net profits shall have the following destination:

(a)       5% (five per cent) shall be allocated to the legal reserve fund until such reserve reaches the limit of 20% (twenty per cent) of the capital stock;

(b)       amounts to the formation of the reserve for contingencies reserve, if so decided by the General Shareholders’ Meeting;

(c)       25% (twenty five per cent) shall be allocated to the payment of the mandatory dividends pursuant to first paragraph below;

(d)       the profit not provisioned in the reserve described in second paragraph below and not allocated in accordance with the provisions of Article 196 of Law No. 6,404/76 shall be distributed as additional dividends.

First Paragraph – The mandatory dividends shall be calculated and paid in accordance with the following rules:

(a)       the basis for calculation of the dividends payable shall be the net profit of the fiscal year, less the amounts allocated to the legal reserve and the contingency reserves and plus the amount obtained from the reversion of the reserves of contingencies formed in the previous fiscal years;

(b)       the payment of the dividend calculated in accordance with the provisions of the previous item may be limited to the amount of the net profit of the fiscal year effectively realized pursuant to the law, provided that the difference is registered as reserve for profits to be realized;

(c)       the profits registered in the reserve for profits to be realized, when realized and if such profits have not been absorbed by the losses in the subsequent fiscal years, shall be added to the first declared dividend after such realization.

Second Paragraph – It is hereby created, the Reserve for Expansion, which purpose shall ensure resources for financing additional investments in fixed assets and working capital and to which shall be allocated up to 100% of the remaining profits after the deductions and destinations established in items "a", "b" and "c" of item (iii) above. The total amount provisioned in such reserve shall nor exceed the total amount of the Company’s capital stock.

Third Paragraph – If duly authorized by the Board of Directors, the Company may elect to distribute interim dividends, ad referendum by the General Shareholders’ Meeting.

Fourth Paragraph – The Company may elect to pay or credit interest as remuneration on its own capital, calculated on the accounts of its net worth, in due observance of the rate and limits determined by law.

ARTICLE 33 – The amount of dividends shall be placed at the shareholders disposition within a maximum term of sixty (60) days as from the date of their allotment, and may be monetarily adjusted, if so determined by the Board of Directors, subject to the applicable legal provisions.

CHAPTER VIII

LIQUIDATION

ARTICLE 34 – The Company shall be liquidated in the cases provided by law, and the General Shareholders’ Meeting shall determine the form of liquidation, appoint the liquidator and the members of the Fiscal Council, which shall operate during the liquidation, and establish their compensation.

CHAPTER IX

SALE OF SHAREHOLDING CONTROL

ARTICLE 35 – The direct or indirect disposal of the power of control of the Company, whether through a single transaction or through continuous transactions, shall be contracted under the condition that the acquirer of control undertakes to perform a public tender offer for shares, having as subject matter shares issued by the Company held by other shareholders, subject to the terms and conditions provided by law and regulation in force and the Novo Mercado Regulation, in order to ensure treatment equal to the treatment provided to the seller.

CHAPTER X

ACQUISITION OF RELEVANT STAKE IN THE COMPANY

ARTICLE 36 – Any person, shareholder or Group of Shareholders that acquires, whether through a single transaction or through a series of transactions (“Purchasing Shareholder”): (a) direct or indirect ownership of an amount superior than 25% (twenty five percent) of the total of the Company shares, excluding shares kept in treasury; or (b) of any other shareholders rights, including usufructuary enjoyment or establishment of a trust, concerning an amount superior than 25% (twenty five percent) of the Company shares, excluding shares kept in treasury (“Significant Equity Interest”), shall undertake a tender offer to purchase up to the totality of the Company shares or to require registration with CVM and B3, as the case maybe, on the maximum deadline of 30 (thirty) days; The deadline shall begin on the date of the transaction that triggered the Significant Equity Interest and the tender offer, in addition to CVM’s and B3’s regulation, shall have the minimum requirements set forth in this article (“OPA”):

I. OPA shall be directed to all the Company shareholders and shall aim all the shares issued by the Company;

II. whichever is higher, the price of the OPA must not be less than: (i) the Economic Value determined in an appraisal report; (ii) the highest price paid by the Purchasing Shareholder during the 12 (twelve) months before the Purchasing Shareholder attained the Significant Equity Interest; and (iii) 125% of the weighted average unit price of the common shares issued by the Company during the period of 120 (one hundred twenty) trading sessions prior to the OPA; and

III. must be made in an auction to be held at B3.

Paragraph 1 – The pursuance of the OPA detailed in this article will not exclude the possibility of any other person, or shareholder to pursue a concurrent tender offer, as envisaged by the applicable regulation.

Paragraph 2 – The obligation set forth in Article 254-A of Law No. 6.404/76 and in Article 35 hereof shall not exempt the person, shareholder or Group of Shareholders from performing the obligations included in this Article.

Paragraph 3 – The person, shareholder or Group of Shareholders must comply with any standard requests or requirements of CVM and B3 related to the OPA, within the deadlines set forth in the applicable regulation.

Paragraph 4 – The provision of this Article 36 will not be applicable if the person, shareholder or Group of Shareholders becomes the holder of shares in an amount superior than the Significant Equity Interest as a result of: (a) merger with another company or merger of shares of another company into the Company; (b) if the Company purchases another company through private increase in corporate capital or subscription of shares by primary offering by any person who has pre-emption rights; or, if the Company purchases another company through private increase in corporate capital or subscription of shares by primary offering due to the lack of full payment by any person who has pre-emption rights or did not have enough interested parties in the respective offer; and (c) in the event of public offerings (including restricted efforts ones).

Paragraph 5 – For calculation of the amount of the Significant Equity Interest, involuntary increases of equity interest resulting from cancelation of treasury stocks, repurchasing of shares by the Company or reduction of the corporate capital through the cancelation of shares shall not be accounted.

Paragraph 6 – For the purposes set forth herein, the following capitalized terms shall have the following meanings:

“Group of Shareholders” means a group of persons: (i) tied together by a voting agreement (including, without limitation, any individual or legal entity, investment fund, condominium, securities portfolio, rights agreement or other form of organization, resident, domiciled or headquartered in Brazil or abroad), knowing that the agreement can be direct, through controlled entities, controlling entities or companies under the same control; (ii) between which there is some sort of control relation; (iii) under the same control; or (iv) which act under joint interests. Among the examples of persons representing the same interest is: (a) any person who is directly or indirectly holder of equity interest equal or higher than 15% (fifteen percent) of the corporate capital of the respective other; and (b) two persons who have a mutual investor that is holder, directly or indirectly, of equity interest equal or higher than 15% (fifteen percent) of the corporate capital of any of the two persons. Any joint venture, investment fund, condominium, foundation, association, trust, consortium, securities portfolios, rights agreement or other form of organization, resident, domiciled or headquartered in Brazil or abroad, will be considered part of the same Group of Shareholders if two or more persons are: (c) controlled or managed by the same legal person or by related parties of the same legal person; or (d) under the management of the same directors (or the majority of the directors is the same), considering that, in investment funds with the same directors, only will be considered as a Group of Shareholders the ones in which the decision about the exercise of voting rights in General Shareholders Meetings, in accordance with the respective bylaws, is made through discretionary power of the respective director.

“Economic Value” means the value of the Company and of its shares as may be determined by a financial institution of first class with transactions in Brazil using discounted cash flow method.

ARTICLE 37 – The OPA provisioned in Article 36 can be waived by the General Shareholders Meeting if the conditions set forth below are met.

Paragraph 1 – The General Shareholders Meeting must be opened at first convening with the attendance of shareholders that represent a minimum of 2/3 (two thirds) of the total shares traded in the market.

Paragraph 2 – If the quorum provisioned in Paragraph 1 above is not met, the General Shareholders Meeting can be opened at second convening with the attendance of any number of shareholders of shares traded in the market.

Paragraph 3 – The approval of the resolution for the waiver of the OPA must be approved by the majority of the shareholders of shares traded in the market, excluded the votes from the Purchasing Shareholder.

CHAPTER XI

FINAL PROVISIONS

ARTICLE 38 – The Company, its shareholders, managers, members of the Fiscal Council, effective or alternates, if any, undertake to solve by means of arbitration before the Chamber of Market Arbitration, in the manner of its regulation, any divergence which might arise among them, related to or arising from their condition of issuer, shareholders, managers and members of the Fiscal Council, especially arising from the provisions established in the Law 6,385, of December 7, 1976, in the Law No. 6,404/76, in the By-laws of the Company, in the regulation issued by the Brazilian National Monetary Council, by the Central Bank of Brazil and by the CVM, as well as in any regulation applicable to the operation of capital markets in general, in addition to those contained in the Novo Mercado Regulation, other regulations of B3, and the Participation Agreement of the Novo Mercado.

ARTICLE 39 – The values in U.S. Dollars mentioned herein shall be exclusively used as reference for monetary update and shall be converted into Reals using the closing sale exchange rate for the U.S. Dollar published by the Central Bank of Brazil.

ARTICLE 40 – The cases not regulated in these By-laws shall be solved in conformity with applicable legislation and regulation, including the Novo Mercado Regulation.

Exhibit VIII

Model of Power of Attorney

PROXY
[SHAREHOLDER], [QUALIFICATION] ("Grantor"), appoints and constitutes as its proxy MAYARA ZOLKO, Brazilian, single, lawyer, enrolled with the Individual Taxpayers’ Registry of the Ministry of Economy (VPF/ME) under No. 410.356.098-45 and with the Brazilian Bar Association (Section São Paulo) under number 402.194, resident and domiciled in the State and city of São Paulo, with business address at Avenida Brigadeiro Luis Antonio, 3142 to individually represent the Grantor, as a shareholder of COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO ("Company"), at the Extraordinary General Meeting of the Company, to be held on December 31, 2020, exclusively digitally through videoconferencing system Cisco WebEx Events (“Meeting”), being able to examine, discuss and vote on behalf of the Grantor, in accordance with the guidelines set out below, on the following matters on the Agenda:
AGENDA:
I. Ratify the appraisal firm’s appointment and contracting of Magalhães Andrade S/S Auditores Independentes, enrolled with CNPJ/ME under No. 62.657.242/0001-00 (“Appraisal Firm”), for the evaluation of the spun-off portion of Sendas Distribuidora S.A., enrolled with CNPJ/ME under No. 06.057.223/0001-71 (“Sendas”) to be merged into the Company (“Sendas’s Spun-off Portion”)
A For ( )	Against ( )	Abstention ( )
II. Approve Sendas’ Spun-off Portion appraisal report prepared by Appraisal Firm.
A For ( )	Against ( )	Abstention ( )
III. Ratify the “Partial Spin-off Protocol of Sendas with the Merger of the Spun-off Portion into the Company” (“Sendas’ Protocol”).
A For ( )	Against ( )	Abstention ( )
IV. Approve the merger of the Sendas’ Spun-off Portion into the Company, as well as other procedures set forth in the Sendas’ Protocol, as per the terms of the Sendas’s Protocol (“Sendas’ Spin-off”).
A For ( )	Against ( )	Abstention ( )
V. Authorize the Company’s Executive Board’s members to undertake any necessary, useful and/or convenient acts deemed necessary for the implementation of the Sendas’ Spin-off , as well as other procedures described in the Sendas Protocol, under the terms of the Sendas Protocol.
A For ( )	Against ( )	Abstention ( )
VI. Ratify the appointment and contracting of the Appraisal Firm for the evaluation of the spun-off portion of the Company to be merged into Sendas (“CBD’s Spun-off Portion”).
A For ( )	Against ( )	Abstention ( )

VII. Approve the CBD’s Spun-off Portion appraisal report prepared by Appraisal Firm.
A For ( )	Against ( )	Abstention ( )
VIII. Ratify the signature of the “Partial Spin-off Protocol of the Company with the Merger of the Spun-off Portion into Sendas” (“CBD’s Protocol”).
A For ( )	Against ( )	Abstention ( )
IX. Approve the Company’s partial spin-off with the merger of the CBD’s Spun-off Portion into Sendas, as well as other procedures set forth in the CBD’s Protocol, as per the terms of the CBD’s Protocol (“CBD’s Spin-off”).
A For ( )	Against ( )	Abstention ( )
X. Authorize the Company’s Executive Board’s members to undertake any necessary, useful and/or convenient acts deemed necessary for the implementation of the CBD’s Spin-off.
A For ( )	Against ( )	Abstention ( )
XI. Approve the amendment to Article 4 of the Company's Bylaws as a result of the capital reduction resulting from the CBD’s Spin-off, under the terms and conditions indicated in the CBD’s Protocol, if approved, as well as to reflect the capital increase approved at the meeting of the Board of Directors of Company held on October 28, 2020.
A For ( )	Against ( )	Abstention ( )
XII. Approve the consolidation of the Company’s Bylaws to include the abovementioned changes.
A For ( )	Against ( )	Abstention ( )
[CITY], [Month] [day], 2020.
___________________________________________ [SHAREHOLDER]